Exhibit 10.3

EXECUTION COPY

First Supplemental Indenture
First Supplemental Indenture, dated as of August 30, 2018 (the “First Supplemental Indenture”) to the Indenture dated as of June 26, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Indenture”) between Carlyle Direct Lending CLO 2015-1R LLC, a Delaware limited liability company (f/k/a Carlyle GMS Finance MM CLO 2015-1 LLC, the “Issuer”) and State Street Bank and Trust Company, as trustee (the “Trustee”). Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Indenture.
WITNESSETH:
WHEREAS, pursuant to Section 8.2(a) of the Indenture, with the consent of the Collateral Manager and a Majority of the Securities of each Class materially and adversely affected thereby (or in certain instances, 100% of the Outstanding Aggregate Amount of each Class materially and adversely affected thereby), subject to Section 8.2(b) and Section 8.2(c) of the Indenture, the Trustee and the Issuer may execute one or more indentures supplemental to the Indenture to add any provisions to, or change in any manner or eliminate any provisions of, the Indenture or modify in any manner the rights of the Holders of the Securities of any Class under the Indenture;
WHEREAS, the conditions set forth for an amendment to the Indenture pursuant to Article VIII of the Indenture have been satisfied; and
WHEREAS, the Issuer wishes to amend the Indenture as set forth below;
NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties agree as follows:
1.    Amendments.
(a)    As of the date hereof, the Indenture is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Indenture attached as Appendix A hereto.
(b)    As of the date hereof, the Exhibits to the Indenture are hereby amended, relabeled or removed, or new Exhibits to the Indenture are hereby added, as applicable, to conform to the terms of this First Supplemental Indenture.
2.    Noteholder Consent.
Written consents to this First Supplemental Indenture have been obtained from 100% of the Outstanding Aggregate Amount of the Preferred Interests. In addition, subject to the issuance of the First Refinancing Replacement Notes on the First Refinancing Date, each Holder of the Preferred Interests consenting to this First Supplemental Indenture agrees, and each Holder or beneficial owner of a First Refinancing Replacement Note, by its acquisition thereof on the First Refinancing Date, shall be deemed to agree to the Indenture, as supplemented by this First Supplemental Indenture and the execution by the Issuer and the Trustee hereof.

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3.    Governing Law.
THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
4.    Execution in Counterparts.
This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of this First Supplemental Indenture by electronic means (including email or telecopy) will be effective as delivery of a manually executed counterpart of this First Supplemental Indenture.
5.    Concerning the Trustee.
The recitals contained in this First Supplemental Indenture shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture (except as may be made with respect to the validity of the Trustee’s obligations hereunder). In entering into this First Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct of or affecting the liability of or affording protection to the Trustee.
6.    No Other Changes.
Except as provided herein, the Indenture shall remain unchanged and in full force and effect and each reference to the Indenture and words of similar import in the Indenture, as amended hereby, shall be a reference to the Indenture as amended hereby and as the same may be further amended, supplemented and otherwise modified and in effect from time to time.
7.    Execution, Delivery and Validity.
The Issuer represents and warrants to the Trustee that this First Supplemental Indenture has been duly and validly executed and delivered by the Issuer and constitutes its legal, valid and binding obligation, enforceable against the Issuer in accordance with its terms.
8.    Binding Effect.
This First Supplemental Indenture shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
9.    Amended and Restated Indenture.
This First Supplemental Indenture may be incorporated into an amended and restated Indenture.
10.    Limited Recourse.
The obligations of the Issuer hereunder are limited recourse obligations of the Issuer payable solely from the Assets in accordance with the Priority of Payments.

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11.    Non-Petition.
Each party and each Holder of the First Refinancing Replacement Notes agrees not to, prior to the date which is one year (or, if longer, the applicable preference period then in effect) plus one day after the payment in full of all Securities, institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency, winding-up, moratorium or liquidation proceedings, or other similar proceedings under U.S. federal or state bankruptcy or similar laws.
12.    Direction to Trustee.
The Issuer hereby directs the Trustee to execute this First Supplemental Indenture and acknowledges and agrees that the Trustee will be fully protected in relying upon the foregoing direction.

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.
CARLYLE DIRECT LENDING CLO 2015-1R LLC, as Issuer
Executed as a Deed

By:     /s/ Justin Plouffe
Name: Justin Plouffe
Title: Managing Director

STATE STREET BANK AND TRUST COMPANY, as Trustee
By:     /s/ Thomas M. Sheehan
Name: Thomas M. Sheehan
Title: Assistant Vice President

APPENDIX A

Conformed through the First Supplemental Indenture dated as of August 30, 2018

CARLYLE DIRECT LENDING CLO 2015‑1R LLC
Issuer
STATE STREET BANK AND TRUST COMPANY
Trustee
INDENTURE
Dated as of June 26, 2015

Page

PRELIMINARY STATEMENT	1

GRANTING CLAUSES	1

ARTICLE I DEFINITIONS	2

Section 1.1.	Definitions 2

Section 1.2.	Assumptions 72

ARTICLE II THE NOTES	76

Section 2.1.	Forms Generally 76

Section 2.2.	Forms of Notes 76

Section 2.3.	Authorized Amount; Stated Maturity; Denominations 78

Section 2.4.	Execution, Authentication, Delivery and Dating 79

Section 2.5.	Registration, Registration of Transfer and Exchange 80

Section 2.6.	Mutilated, Defaced, Destroyed, Lost or Stolen Note 95

Section 2.7.	Payment of Principal and Interest and Other Amounts; Principal and Interest Rights Preserved 96

Section 2.8.	Persons Deemed Owners 100

Section 2.9.	Cancellation 100

Section 2.10.	DTC Ceases to be Depository 100

Section 2.11.	Non‑Permitted Holders 101

Section 2.12.	Additional Issuance 102

Section 2.13.	Issuer Purchases of Notes 104

ARTICLE III CONDITIONS PRECEDENT	106

Section 3.1.	Conditions to Issuance of Notes on Closing Date 106

Section 3.2.	Conditions to Additional Issuance 109

Section 3.3.	Delivery of Assets 110

ARTICLE IV SATISFACTION AND DISCHARGE; ILLIQUID ASSETS; LIMITATION ON ADMINISTRATIVE EXPENSES	111

Section 4.1.	Satisfaction and Discharge of Indenture 111

Section 4.2.	Application of Trust Money 112

Section 4.3.	Repayment of Monies Held by Paying Agent 113

Section 4.4.	Disposition of Illiquid Assets 113

Section 4.5.	Limitation on Obligation to Incur Administrative Expenses 114

ARTICLE V REMEDIES	114

Section 5.1.	Events of Default 114

Section 5.2.	Acceleration of Maturity; Rescission and Annulment 116

Section 5.3.	Collection of Indebtedness and Suits for Enforcement by Trustee 117

Section 5.4.	Remedies 119

Section 5.5.	Optional Preservation of Assets 121

Section 5.6.	Trustee May Enforce Claims Without Possession of Notes 122

Section 5.7.	Application of Money Collected 123

(continued)
Page

Section 5.8.	Limitation on Suits 123

Section 5.9.	Unconditional Rights of Holders to Receive Principal and Interest 124

Section 5.10.	Restoration of Rights and Remedies 124

Section 5.11.	Rights and Remedies Cumulative 124

Section 5.12.	Delay or Omission Not Waiver 124

Section 5.13.	Control by Majority of Controlling Class 125

Section 5.14.	Waiver of Past Defaults 125

Section 5.15.	Undertaking for Costs 126

Section 5.16.	Waiver of Stay or Extension Laws 126

Section 5.17.	Sale of Assets 126

Section 5.18.	Action on the Notes 127

ARTICLE VI THE TRUSTEE	127

Section 6.1.	Certain Duties and Responsibilities 127

Section 6.2.	Notice of Default 130

Section 6.3.	Certain Rights of Trustee 130

Section 6.4.	Not Responsible for Recitals or Issuance of Notes 134

Section 6.5.	May Hold Securities 134

Section 6.6.	Money Held in Trust 134

Section 6.7.	Compensation and Reimbursement 134

Section 6.8.	Corporate Trustee Required; Eligibility 135

Section 6.9.	Resignation and Removal; Appointment of Successor 136

Section 6.10.	Acceptance of Appointment by Successor 137

Section 6.11.	Merger, Conversion, Consolidation or Succession to Business of Trustee 138

Section 6.12.	Co‑Trustees 138

Section 6.13.	Certain Duties of Trustee Related to Delayed Payment of Proceeds 139

Section 6.14.	Authenticating Agents 140

Section 6.15.	Withholding 140

Section 6.16.	Representative for Noteholders Only; Agent for each other Secured Party 141

Section 6.17.	Representations and Warranties of the Bank 141

ARTICLE VII COVENANTS	142

Section 7.1.	Payment of Principal and Interest 142

Section 7.2.	Maintenance of Office or Agency 142

Section 7.3.	Money for Note Payments to be Held in Trust 143

Section 7.4.	Existence of Issuer 144

Section 7.5.	Protection of Assets 145

Section 7.6.	Opinions as to Assets 147

Section 7.7.	Performance of Obligations 147

Section 7.8.	Negative Covenants 148

Section 7.9.	Statement as to Compliance 150

Section 7.10.	Issuer May Consolidate, etc., Only on Certain Terms 150

Section 7.11.	Successor Substituted 151

Section 7.12.	No Other Business 152

Section 7.13.	Maintenance of Listing 152

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(continued)
Page

Section 7.14.	Ratings; Review of Credit Estimates 152

Section 7.15.	Reporting 152

Section 7.16.	Calculation Agent 153

Section 7.17.	Certain Tax Matters 153

Section 7.18.	S&P CDO Monitor 159

Section 7.19.	Representations Relating to Security Interests in the Assets 159

Section 7.20.	Rule 17g‑5 Compliance 161

Section 7.21.	Contesting Insolvency Filings 162

ARTICLE VIII SUPPLEMENTAL INDENTURES	162

Section 8.1.	Supplemental Indentures Without Consent of Holders of Securities 162

Section 8.2.	Supplemental Indentures With Consent of Holders 166

Section 8.3.	Execution of Supplemental Indentures 167

Section 8.4.	Effect of Supplemental Indentures 170

Section 8.5.	Reference in Notes to Supplemental Indentures 171

Section 8.6.	Re‑Pricing Amendment 171

Section 8.7.	Reset Amendment 171

ARTICLE IX REDEMPTION OF NOTES	171

Section 9.1.	Mandatory Redemption 171

Section 9.2.	Optional Redemption 171

Section 9.3.	Tax Redemption 175

Section 9.4.	Redemption Procedures 175

Section 9.5.	Notes Payable on Redemption Date 177

Section 9.6.	Special Redemption 178

Section 9.7.	Clean‑Up Call Redemption 178

Section 9.8.	Optional Re‑Pricing 179

ARTICLE X ACCOUNTS, ACCOUNTING AND RELEASES	182

Section 10.1.	Collection of Money 182

Section 10.2.	Collection Account 183

Section 10.3.	Transaction Accounts 185

Section 10.4.	The Revolver Funding Account 188

Section 10.5.	Reinvestment of Funds in Accounts; Reports by Trustee 189

Section 10.6.	Accountings 191

Section 10.7.	Release of Assets 199

Section 10.8.	Reports by Independent Accountants 200

Section 10.9.	Reports to Rating Agencies and Additional Recipients 201

Section 10.10.	Procedures Relating to the Establishment of Accounts Controlled by the Trustee 202

Section 10.11.	Section 3(c)(7) Procedures 202

ARTICLE XI APPLICATION OF MONIES	203

Section 11.1.	Disbursements of Monies from Payment Account 203

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(continued)
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ARTICLE XII SALE OF COLLATERAL OBLIGATIONS; PURCHASE OF ADDITIONAL COLLATERAL OBLIGATIONS	217

Section 12.1.	Sales of Collateral Obligations 217

Section 12.2.	Purchase of Additional Collateral Obligations 220

Section 12.3.	Conditions Applicable to All Sale and Purchase Transactions 225

Section 12.4.	Optional Purchase of any Carlyle Collateral Obligation or Substitution 225

ARTICLE XIII HOLDERS’ RELATIONS	228

Section 13.1.	Subordination 228

Section 13.2.	Standard of Conduct 229

ARTICLE XIV MISCELLANEOUS	229

Section 14.1.	Form of Documents Delivered to Trustee 230

Section 14.2.	Acts of Holders 230

Section 14.3.	Notices, etc., to Certain Parties 231

Section 14.4.	Notices to Holders; Waiver 232

Section 14.5.	Effect of Headings and Table of Contents 234

Section 14.6.	Successors and Assigns 234

Section 14.7.	Severability 234

Section 14.8.	Benefits of Indenture 235

Section 14.9.	Legal Holidays 235

Section 14.10.	Governing Law 235

Section 14.11.	Submission to Jurisdiction 235

Section 14.12.	WAIVER OF JURY TRIAL 235

Section 14.13.	Counterparts 236

Section 14.14.	Acts of Issuer 236

Section 14.15.	Confidential Information 236

ARTICLE XV ASSIGNMENT OF COLLATERAL MANAGEMENT AGREEMENT	237

Section 15.1.	Assignment of Collateral Management Agreement 237

Section 15.2.	Standard of Care Applicable to the Collateral Manager 240

Schedules and Exhibits

Schedule 1	Approved Index List

Schedule 2	Moody’s Rating Definitions

Schedule 3	S&P Recovery Rate and Default Rate Tables; S&P Rating Definitions

Schedule 4	S&P Non‑Model Version CDO Monitor Definitions

Schedule 5	Fitch Rating Definitions

Schedule 6	S&P Industry Classifications

Exhibit A	Forms of Notes Exhibit A‑1 Form of Class A-1-1-R Note

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Exhibit A‑2    Form of Class A-1-2-R Note
Exhibit A‑3    Form of Class A-1-3-R Note
Exhibit A‑4    Form of Class A‑2‑R Note
Exhibit A‑5    Form of Class B Note
Exhibit A‑6    Form of Class C Note
Exhibit A‑7    Form of Reinvesting Holder Note

Exhibit B
Forms of Transfer and Exchange Certificates
Exhibit B‑1    Form of Transferor Certificate for Transfer to Rule 144A Global Note
Exhibit B‑2    Form of Transferor Certificate for Transfer to Regulation S Global Note
Exhibit B‑3    Form of Transferee Certificate for Transfer to Regulation S Global Note Exhibit B‑4    Form of Transferee Representation Letter for Certificated Notes (with ERISA Certificate Attached)

Exhibit C	Form of Note Owner Certificate

Exhibit D	Form of Account Agreement

Exhibit E	Form of Reinvestment Amount Direction

Schedule 3

INDENTURE, dated as of June 26, 2015, between Carlyle Direct Lending CLO 2015-1R LLC, a Delaware limited liability company (f/k/a Carlyle GMS Finance MM CLO 2015-1 LLC, the “Issuer”) and State Street Bank and Trust Company, as trustee (herein, together with its permitted successors and assigns in the trusts hereunder, the “Trustee”).
PRELIMINARY STATEMENT
The Issuer is duly authorized to execute and deliver this Indenture to provide for the Notes issuable as provided in this Indenture. Except as otherwise provided herein, all covenants and agreements made by the Issuer herein are for the benefit and security of the Secured Parties. The Issuer is entering into this Indenture, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.
All things necessary to make this Indenture a valid agreement of the Issuer in accordance with the agreement’s terms have been done.
GRANTING CLAUSES
I.Subject to the priorities and the exclusions, if any, specified below in this Granting Clause, the Issuer hereby Grants to the Trustee, for the benefit and security of Holders of the Rated Notes, the Trustee, the Collateral Manager, the Collateral Administrator and the Fiscal Agent (collectively, the “Secured Parties”) to the extent of such Secured Party’s interest hereunder, including under the Priority of Payments, all of its right, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising, in each case as defined in the UCC, accounts, chattel paper, commercial tort claims, deposit accounts, documents, financial assets, general intangibles, goods, instruments, investment property, letter‑of‑credit rights and other property of any type or nature in which the Issuer has an interest, including all proceeds (as defined in the UCC) with respect to the foregoing (subject to the exclusions noted below, the “Assets” or the “Collateral”). Such Grants include, but are not limited to the Issuer’s interest in and rights under:

(a)	the Collateral Obligations and Equity Securities and all payments thereon or with respect thereto,

(b)	each Account, and all Eligible Investments purchased with funds on deposit therein, and all income from the investment of funds therein,

(c)	the Collateral Management Agreement, the Collateral Administration Agreement, the Fiscal Agency Agreement and the Retention Undertaking Letter,

(d)	Cash,

(e)	any Selling Institution Collateral, subject to the prior lien of the relevant Selling Institution, and

(f)	all proceeds with respect to the foregoing;
Such Grants exclude (i) the amounts (if any) remaining from the proceeds of the issuance and allotment of the Issuer’s ordinary membership interests and (ii) the Preferred Interest Payment

Account and any funds deposited in or credited to any such account, including the proceeds from the issuance of the Notes designated by the Issuer for payment of the Initial Dividend (the amounts referred to in clauses (i) and (ii) collectively, “Excepted Property”).
The above Grants are made in trust to secure the Rated Notes equally and ratably without prejudice, priority or distinction between any Rated Note and any other Rated Note by reason of difference of time of issuance or otherwise, except as expressly provided in this Indenture, and to secure, in accordance with the priorities set forth in the Priority of Payments, (A) the payment of all amounts due on the Rated Notes in accordance with their terms, (B) the payment of all other sums payable under this Indenture to any Secured Party and (C) compliance with the provisions of this Indenture, all as provided in this Indenture (collectively, the “Secured Obligations”).
II.    The Trustee acknowledges such Grants, accepts the trusts hereunder in accordance with the provisions hereof, and agrees to perform the duties herein in accordance with the terms hereof.
ARTICLE I
DEFINITIONS
Section 1.1.    Definitions
Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms. Except as otherwise specified herein or as the context may otherwise require: (i) references to an agreement or other document are to it as amended, supplemented, restated and otherwise modified from time to time and to any successor document (whether or not already so stated); (ii) references to a statute, regulation or other government rule are to it as amended from time to time and, as applicable, are to corresponding provisions of successor governmental rules (whether or not already so stated); (iii) the word “including” and correlative words shall be deemed to be followed by the phrase “without limitation” unless actually followed by such phrase or a phrase of like import; (iv) the word “or” is always used inclusively herein (for example, the phrase “A or B” means “A or B or both,” not “either A or B but not both”), unless used in an “either … or” construction; (v) references to a Person are references to such Person’s successors and assigns (whether or not already so stated); (vi) all references in this Indenture to designated “Articles,” “Sections,” “subsections” and other subdivisions are to the designated articles, sections, subsections and other subdivisions of this Indenture; and (vii) the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular article, section, subsection or other subdivision.
“17g‑5 Website”: The Issuer’s website, which shall initially be located at https://www.structuredfn.com, or such other address as the Issuer may provide to the Trustee, the Collateral Administrator, the Collateral Manager and the Rating Agencies.
“Account Agreement”: An agreement in substantially the form of Exhibit D hereto.
“Accountants’ Report”: An agreed upon procedures report from the firm or firms appointed by the Issuer pursuant to Section 10.8(a).

“Accounts”: (i) the Payment Account, (ii) the Collection Account, (iii) the Ramp‑Up Account, (iv) the Revolver Funding Account, (v) the Expense Reserve Account, (vi) the Custodial Account, (vii) the Reinvestment Amount Account and (viii) the Interest Reserve Account.
“Accredited Investor”: Any person that, at the time of its acquisition, purported acquisition or proposed acquisition of Notes, is an “accredited investor” within the meaning of Rule 501(a) under Regulation D under the Securities Act that is not also a Qualified Institutional Buyer.
“Act” and “Act of Holders”: The meanings specified in Section 14.2.
“Adjusted Collateral Principal Amount”: As of any date of determination:

(a)
the Aggregate Principal Balance of the Collateral Obligations (other than Defaulted Obligations, Discount Obligations, Deferring Obligations, Long-Dated Obligations and Non‑Exempt Closing Date Participations); plus

(b)
without duplication, the amounts on deposit in the Collection Account, the Reinvestment Amount Account and the Ramp‑Up Account (including Eligible Investments therein) representing Principal Proceeds; plus

(c)
the lower of the S&P Collateral Value and the Fitch Collateral Value of all Defaulted Obligations; provided that the adjusted amount determined under this clause (c) will be zero for any Defaulted Obligation that the Issuer has owned for more than three years after its default date; plus

(d)	the S&P Collateral Value of all Deferring Obligations and Non‑Exempt Closing Date Participations; plus

(e)
the aggregate, for each Discount Obligation, of the product of (i) the ratio of the purchase price, excluding accrued interest, expressed as a Dollar amount, over the Principal Balance of the Discount Obligation as of the date of acquisition and (ii) the current Principal Balance of such Discount Obligation; minus

(f)	the Excess CCC Adjustment Amount; minus

(g)	the Purchased Discount Obligation Haircut Amount; plus

(h)
(1) for each Long-Dated Obligation with a stated maturity less than or equal to 12 months after the Stated Maturity of the Rated Notes, as follows, the lower of (i) its Market Value and (ii)(A) for each Long-Dated Obligation with a stated maturity less than or equal to six months after the Stated Maturity of the Rated Notes, 90% multiplied by its Principal Balance or (B) for each Long-Dated Obligation with a stated maturity greater than six months but less than or equal to 12 months after the Stated Maturity of the Rated Notes, 80% multiplied by its Principal Balance, (2) for each Long-Dated Obligation with a stated maturity greater than 12 months but less than or equal to 24 months after the Stated Maturity of the Rated Notes, 70% multiplied by its Principal Balance and (3) for each Long-Dated Obligation with a stated maturity greater than 24 months after the Stated Maturity of the Rated Notes, zero;
provided that, with respect to any Collateral Obligation that satisfies more than one of the definitions of Defaulted Obligation, Deferring Obligation, Discount Obligation, Purchased Discount Obligation, Long-Dated Obligation or Non‑Exempt Closing Date Participation or falls into the Excess CCC Adjustment Amount, such Collateral Obligation shall, for the purposes of this definition, be treated as belonging to the category of Collateral Obligations which results in the lowest Adjusted Collateral Principal Amount on any date of determination.
“Administrative Expense Cap”: An amount equal on any Payment Date (when taken together with any Administrative Expenses paid during the period since the preceding Payment Date or in the case of the first Payment Date, the period since the Closing Date), to the sum of (a) 0.02% per annum (prorated for the related Interest Accrual Period on the basis of a 360‑day year and the actual number of days elapsed) of the Fee Basis Amount on the related Determination Date and (b) U.S.$200,000 per annum (prorated for the related Interest Accrual Period on the basis of a 360‑day year and twelve 30‑day months) or, with respect to this clause (b), if an Event of Default has occurred and is continuing, such higher amount as may be agreed between the Trustee and a Majority of the Controlling Class; provided that (1) in respect of any Payment Date after the third Payment Date following the Closing Date, if the aggregate amount of Administrative Expenses paid pursuant to clause (A) of the Priority of Interest Proceeds, clause (A) of the Priority of Principal Proceeds and clause (A) of the Special Priority of Payments (including any excess applied in accordance with this proviso) on the three immediately preceding Payment Dates and during the related Collection Periods is less than the stated Administrative Expense Cap (without regard to any excess applied in accordance with this proviso) in the aggregate for such three preceding Payment Dates, then the excess may be applied to the Administrative Expense Cap with respect to the then‑current Payment Date; and (2) in respect of the third Payment Date following the Closing Date, such excess amount shall be calculated based on the Payment Dates preceding such Payment Date; provided, further, that Special Petition Expenses shall be paid without regard to the Administrative Expense Cap and shall be excluded from the foregoing calculations.
“Administrative Expenses”: The fees, expenses (including indemnities) and other amounts due or accrued with respect to any Payment Date (including, with respect to any Payment Date, any such amounts that were due and not paid on any prior Payment Date) and payable in the following order by the Issuer: first, to the Trustee pursuant to Section 6.7 and the other provisions of this Indenture, second, to the Bank (in each of its capacities other than in clause first) including as Collateral Administrator pursuant to the Collateral Administration Agreement and Fiscal Agent pursuant to the Fiscal Agency Agreement, third, to the payment of Special Petition Expenses, fourth, on a pro rata basis, the following amounts (excluding indemnities) to the following parties:

(i)	the Independent accountants, the Originator, agents (other than the Collateral Manager) and counsel of the Issuer for fees and expenses;

(ii)	the Rating Agencies for fees and expenses (including any annual fee, amendment fees and surveillance fees) in connection with any rating of the Rated Notes or in connection with the rating of (or provision of credit estimates in respect of) any Collateral Obligations;

(iii)
the Collateral Manager under this Indenture and the Collateral Management Agreement, including without limitation reasonable expenses of the Collateral Manager (including (x) actual fees incurred and paid by the Collateral Manager for its accountants, agents, counsel and administration of the Issuer, (y) reasonable costs and expenses incurred in connection with the Collateral Manager’s management of the Collateral Obligations, Eligible Investments and other assets of the Issuer (including, without limitation, costs and expenses incurred with respect to potential investments by the Issuer, even if such investment is not made by or on behalf of the Issuer, and brokerage commissions), and (z) data services fees of up to U.S.$100,000 per annum, which shall be allocated among the Issuer and other clients of the Collateral Manager to the extent such expenses are incurred in connection with the Collateral Manager’s activities on behalf of the Issuer and such other clients) actually incurred and paid in connection with the Collateral Manager’s management of the Collateral Obligations, but excluding the Management Fees;

(iv)	any expenses in connection with a Partial Redemption or Re‑Pricing (as a reserve for such expenses to be incurred prior to the next Payment Date);

(v)
any other Person in respect of any other fees or expenses permitted under this Indenture and the documents delivered pursuant to or in connection with this Indenture (including any expenses related to the payment of facility rating fees and all legal and other fees and expenses incurred in connection with the purchase or sale of any Collateral Obligations and any other expenses incurred in connection with the Collateral Obligations), the Fiscal Agency Agreement and the Securities, including but not limited to, Petition Expenses not constituting Special Petition Expenses and any amounts due in respect of the listing of the Securities on any stock exchange or trading system;

and fifth, on a pro rata basis, indemnities payable to any Person pursuant to any Transaction Document or the Purchase Agreement; provided that (x) amounts due in respect of actions taken on or before the Closing Date or in connection with the First Refinancing Date shall not be payable as Administrative Expenses, but shall be payable only from the Expense Reserve Account pursuant to Section 10.3(d), (y) for the avoidance of doubt, amounts that are expressly payable to any Person under the Priority of Payments in respect of an amount that is stated to be payable as an amount other than as Administrative Expenses (including, without limitation, interest and principal in respect of the Rated Notes and distributions on the Reinvesting Holder Notes or Preferred Interests) shall not constitute Administrative Expenses and (z) no amount shall be payable to the Collateral Manager as Administrative Expenses in reimbursement of fees or expenses of any third party unless the Collateral Manager shall have first paid the fees or expenses that are the subject of such reimbursement.

“Affected Class”: Any Class of Rated Notes that, as a result of the occurrence of a Tax Event described in the definition of Tax Redemption, has not received 100% of the aggregate amount of principal and interest that would otherwise be due and payable to such Class on any Payment Date.
“Affiliate”: With respect to a Person, (a) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (b) any other Person who is a director, Officer, employee or general partner (i) of such Person, (ii) of any subsidiary or parent company of such Person or (iii) of any Person described in clause (a) of this sentence. For the purposes of this definition, “control” of a Person means the power, direct or indirect, (x) to vote more than 50% of the securities having ordinary voting power for the election of directors of such Person or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. For purposes of this definition, no entity to which the Collateral Manager provides collateral management or advisory services shall be deemed an Affiliate of the Collateral Manager solely because the Collateral Manager acts in such capacity, unless either of the foregoing clauses (a) or (b) is satisfied as between such entity and the Collateral Manager. For the avoidance of doubt, an obligor will not be considered an Affiliate of any other obligor (A) solely due to the fact that each such obligor is under the control of the same financial sponsor or (B) if they have distinct corporate family ratings and/or distinct issuer credit ratings.
“Agent Members”: Members of, or participants in, DTC, Euroclear or Clearstream.
“Aggregate Coupon”: As of any Measurement Date, the sum of (A) the sum of the products obtained by multiplying, in the case of each Fixed Rate Obligation (other than Purchased Discount Obligations), (a) the stated coupon on such Collateral Obligation (excluding the unfunded portion of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation and, in the case of any security that in accordance with its terms is making payments due thereon “in kind” in lieu of Cash, any interest to the extent not paid in Cash) expressed as a percentage; and (b) the Principal Balance (including for this purpose any capitalized interest) of such Collateral Obligation plus (B) the Discount‑Adjusted Coupon.
“Aggregate Excess Funded Spread”: As of any Measurement Date, the amount obtained by multiplying: (a) the amount equal to the Reference Rate applicable to the Rated Notes during the Interest Accrual Period in which such Measurement Date occurs; by (b) the amount (not less than zero) equal to (i) the Aggregate Principal Balance (including for this purpose any capitalized interest) of the Collateral Obligations as of such Measurement Date minus (ii) the Reinvestment Target Par Balance.
“Aggregate Funded Spread”: As of any Measurement Date, the sum of

(a)
in the case of each Floating Rate Obligation (other than Purchased Discount Obligations) that bears interest at a spread over a London interbank offered rate based index, (i) the stated interest rate spread (excluding the unfunded portion of any Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation and, in the case of any security that in accordance with its terms is making payments due thereon “in kind” in lieu of Cash, any interest to the extent not paid in Cash) on such Collateral Obligation above such index multiplied by (ii) the Principal Balance

(including for this purpose any capitalized interest but excluding the unfunded portion of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation) of such Collateral Obligation; and

(b)
in the case of each Floating Rate Obligation (other than Purchased Discount Obligations) that bears interest at a spread over an index other than a London interbank offered rate based index, (i) the excess of the sum of such spread and such index (excluding the unfunded portion of any Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation and, in the case of any security that in accordance with its terms is making payments due thereon “in kind” in lieu of Cash, any interest to the extent not paid in Cash) over the Reference Rate as of the immediately preceding Interest Determination Date (which spread or excess may be expressed as a negative percentage) multiplied by (ii) the Principal Balance (including for this purpose any capitalized interest but excluding the unfunded portion of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation) of each such Collateral Obligation; and

(c)	the Discount‑Adjusted Spread;
provided that for purposes of this definition, the interest rate spread will be deemed to be, with respect to any Floating Rate Obligation that has a Reference Rate floor, the stated interest rate spread plus, if positive, (x) the Reference Rate floor value minus (y) the Reference Rate as in effect for the current Interest Accrual Period.
“Aggregate Outstanding Amount”: As of any date, with respect to any of the (i) Notes, the aggregate unpaid principal amount of such Notes Outstanding (including any Deferred Interest previously added to the principal amount of any Class of Rated Notes that remains unpaid) on such date and (ii) Preferred Interests, the amount represented by such Outstanding Preferred Interests, assuming an amount of $1.00 per Preferred Interest.
“Aggregate Principal Balance”: When used with respect to all or a portion of the Collateral Obligations or the Assets, the sum of the Principal Balances of all or of such portion of the Collateral Obligations or Assets, respectively.
“Aggregate Unfunded Spread”: As of any Measurement Date, the sum of the products obtained by multiplying (i) for each Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation (other than Defaulted Obligations), the related commitment fee then in effect as of such date and (ii) the undrawn commitments of each such Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation as of such date.
“AIFMD”: EU Directive 2011/61/EU on Alternative Investment Fund Managers, as amended from time to time and as implemented by Member States of the European Union.
“AIFMD Level 2 Regulation”: The European Union Commission Delegated Regulation (EU) 231/2013 supplementing the AIFMD, as amended from time to time.

“AIFMD Retention Requirements”: Article 17 of the AIFMD, as supplemented by Section 5 of the AIFMD Level 2 Regulation, together with any implementing or delegated regulations, technical standards and guidance related thereto as may be adopted, amended, replaced or supplemented from time to time, provided that any reference to the AIFMD Retention Requirements shall be deemed to include any successor or replacement provisions of Section 5 of the AIFMD Level 2 Regulation included in any European Union directive or regulation subsequent to the AIFMD or the AIFMD Level 2 Regulation (without prejudice to the availability and benefit of any grandfathering arrangements that are implemented in connection with the successor or replacement provisions in respect of securitisations issued or closed prior to the relevant provisions becoming effective).
“Alternative Reference Rate”: Any reference rate adopted in a Reference Rate Amendment.
“Approved Index List”: The nationally recognized indices specified in Schedule 1 hereto as amended from time to time by the Collateral Manager to delete any index or add any additional nationally recognized index that is reasonably comparable to the then‑current indexes, with prior notice of any amendment to the Rating Agencies in respect of such amendment and a copy of any such amended Approved Index List to the Collateral Administrator.
“Assets”: The meaning specified in the Granting Clauses hereof.
“Assumed Reinvestment Rate”: The Reference Rate determined for the Notes (as determined on the most recent Interest Determination Date relating to an Interest Accrual Period beginning on a Payment Date or the Closing Date, as applicable).
“Authenticating Agent”: With respect to the Notes or a Class of the Notes, the Person designated by the Trustee to authenticate such Notes on behalf of the Trustee pursuant to Section 6.14.
“Authorized Officer”: With respect to the Issuer, any Officer or any other Person who is authorized to act for the Issuer in matters relating to, and binding upon, the Issuer. With respect to the Collateral Manager, any Officer, employee, member or agent of the Collateral Manager who is authorized to act for the Collateral Manager in matters relating to, and binding upon, the Collateral Manager with respect to the subject matter of the request, certificate or order in question. With respect to the Collateral Administrator, any Officer, employee, partner or agent of the Collateral Administrator who is authorized to act for the Collateral Administrator in matters relating to, and binding upon, the Collateral Administrator with respect to the subject matter of the request, certificate or order in question. With respect to the Trustee or any other bank or trust company acting as trustee of an express trust or as custodian, a Trust Officer. With respect to any Authenticating Agent, any Officer of such Authenticating Agent who is authorized to authenticate the Notes. Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.
“Average Life”: The meaning specified in the definition of “Weighted Average Life.”
“Balance”: On any date, with respect to Cash or Eligible Investments in any account, the aggregate of the (i) current balance of Cash, demand deposits, time deposits, certificates of deposit and federal funds; (ii) principal amount of interest‑bearing corporate and government securities, money market accounts and repurchase obligations; and (iii) purchase price (but not greater than the face amount) of non‑interest‑bearing government and corporate securities and commercial paper.
“Bank”: State Street Bank and Trust Company, in its individual capacity and not as Trustee, or any successor thereto.
“Bankruptcy Event”: Either (a) the entry of a decree or order by a court having competent jurisdiction adjudging the Issuer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, winding‑up, arrangement, adjustment or composition of or in respect of the Issuer under the Bankruptcy Law or any other applicable law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, respectively, or ordering the winding‑up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or (b) the institution by the member of the Issuer of proceedings to have the Issuer adjudicated as bankrupt or insolvent, or the consent by the member of the Issuer to the institution of bankruptcy, winding‑up or insolvency proceedings against the Issuer, or the filing by the Issuer of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Law or any other similar applicable law, or the consent by the Issuer to the filing of any such petition or to the appointment in a proceeding of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, respectively, or the making by the Issuer of an assignment for the benefit of creditors, or the admission by the Issuer in writing of its inability to pay its debts generally as they become due, or the taking of any action by the Issuer in furtherance of any such action.
“Bankruptcy Exchange”: The exchange of a Defaulted Obligation (without the payment of any additional funds other than reasonable and customary transfer costs) for another debt obligation issued by another obligor which, but for the fact that such debt obligation is a Defaulted Obligation, would otherwise qualify as a Collateral Obligation and (i) in the Collateral Manager’s reasonable business judgment, at the time of the exchange, such debt obligation received on exchange has a better likelihood of recovery than the Defaulted Obligation to be exchanged, (ii) as determined by the Collateral Manager, at the time of the exchange, the debt obligation received on exchange is no less senior in right of payment vis‑à‑vis such obligor’s other outstanding indebtedness than the Defaulted Obligation to be exchanged vis‑à‑vis its obligor’s other outstanding indebtedness, (iii) as determined by the Collateral Manager, both prior to and after giving effect to such exchange, each of the Overcollateralization Ratio Tests is satisfied or, if any Overcollateralization Ratio Test was not satisfied prior to such exchange, such Overcollateralization Ratio Test will be maintained or improved by such exchange, (iv) as determined by the Collateral Manager, both prior to and after giving effect to such exchange, not more than 2.5% of the Collateral Principal Amount consists of obligations received in a Bankruptcy Exchange, (v) the period for which the Issuer held the Defaulted Obligation to be exchanged will be included for all purposes in this Indenture when determining the period for which the Issuer holds the debt obligation received on exchange, (vi) as determined by the Collateral Manager, such exchanged Defaulted Obligation was not acquired in a Bankruptcy Exchange, (vii) the exchange does not take place during the Restricted Trading Period, (viii) the Bankruptcy Exchange Test is satisfied, and (ix) the Aggregate Principal Balance of the assets acquired in Bankruptcy Exchanges since the First Refinancing Date is not more than 5% of the Target Initial Par Amount.
“Bankruptcy Exchange Test”: The test that will be satisfied if, in the Collateral Manager’s reasonable business judgment, the projected internal rate of return of the obligation obtained as a result of a Bankruptcy Exchange is greater than the projected internal rate of return of the Defaulted Obligation exchanged in a Bankruptcy Exchange, calculated by the Collateral Manager by aggregating all cash and the Market Value of any Collateral Obligation subject to a Bankruptcy Exchange at the time of each Bankruptcy Exchange; provided that the foregoing calculation will not be required for any Bankruptcy Exchange prior to and including the occurrence of the third Bankruptcy Exchange.
“Bankruptcy Filing”: Either of (i) the institution of any proceeding to have the Issuer adjudicated as bankrupt or insolvent or (ii) the filing of any petition seeking relief, reorganization, arrangement, adjustment or composition of or in respect of the Issuer under applicable bankruptcy law or other applicable law.
“Bankruptcy Law”: The federal Bankruptcy Code, Title 11 of the United States Code, as amended from time to time.
“Base Management Fee”: The fee payable to the Collateral Manager in arrears on each Payment Date pursuant to the Collateral Management Agreement and the Priority of Payments in an amount equal to the product of (i) 0.15% per annum (calculated on the basis of a 360‑day year and the actual number of days elapsed during the related Interest Accrual Period) of the Fee Basis Amount measured as of the first day of the Collection Period relating to each Payment Date, and (ii) if CGCIM (or an Affiliate thereof) is not the Collateral Manager, 1.0, otherwise (x) the Aggregate Outstanding Amount of Preferred Interests not held by the Carlyle Holders divided by (y) the Aggregate Outstanding Amount of the Preferred Interests.
“Benefit Plan Investor”: Any of (a) an employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, (b) a “plan” described in Section 4975(e)(1) of the Code to which Section 4975 of the Code applies or (c) any other entity whose underlying assets could be deemed to include “plan assets” by reason of an employee benefit plan’s or a plan’s investment in the entity within the meaning of the Plan Asset Regulation or otherwise.
“Board of Managers”: The board of managers of the Issuer.
“Bridge Loan”: Any loan or other obligation that (x) is incurred in connection with a merger, acquisition, consolidation, or sale of all or substantially all of the assets of a Person or similar transaction and (y) by its terms, is required to be repaid within one year of the incurrence thereof with proceeds from additional borrowings or other refinancings; provided, that any such loan or debt security that has a nominal maturity date of one year or less from the incurrence thereof may have a term‑out or other provision whereby (automatically or at the sole option of the obligor thereof) the maturity of the indebtedness thereunder can be extended to a later date.
“Broadly Syndicated Cov‑Lite Loan”: Any Cov‑Lite Loan that is a Broadly Syndicated Loan.

“Broadly Syndicated Loan”: Any debt obligation (a) that is part of a credit facility with a facility size on the date of origination thereof at least equal to U.S.$400,000,000 and (b) as to which, on the date of origination or acquisition by the Issuer thereof, Moody’s has assigned to such credit facility a monitored, publicly‑available rating.
“Business Day”: Any day other than (i) a Saturday or a Sunday or (ii) a day on which commercial banks are authorized or required by applicable law, regulation or executive order to close in New York, New York or in the city in which the Corporate Trust Office of the Trustee is located or, for any final payment of principal, in the relevant place of presentation.
“Calculation Agent”: The meaning specified in Section 7.16.
“Carlyle Collateral Obligations”: Originated Assets and other Collateral Obligations acquired from any Carlyle Entity.
“Carlyle Entities”: Collectively, the Originator, Middle Market Credit Fund, LLC and their respective subsidiaries, and each of their respective Affiliates.
“Carlyle Holders”: Each Holder of Preferred Interests that is not a Benefit Plan Investor and is (i) CGCIM, (ii) the Originator, (iii) TC Group, L.L.C., (iv) the managing members or employees of CGCIM or its Affiliates, (v) any entity controlled by any or all of the Persons described in clauses (i) through (iv) of this definition, (vi) persons whom, no later than the last Business Day of the Collection Period preceding the first Payment Date, CGCIM has notified the Trustee in writing, constitute Carlyle Holders, (vii) with respect to Persons described in clauses (iv) and (vi) of this definition, such Persons’ estates and heirs, and certain members of such persons’ families, (viii) trusts, partnerships, corporations or other entities, all of the beneficial interest of which is owned, directly or indirectly, by Persons described in clauses (iv), (vi) or (vii) of this definition, and (ix) any Persons who hold Preferred Interests identified with the following CUSIP numbers and ISIN numbers: CUSIP: 14311H 206, ISIN: US14311H2067; CUSIP: 14311H 305, ISIN: US14311H3057; provided that any person described in clauses (iv) or (vii) of this definition shall not constitute a Carlyle Holder if, no later than the last Business Day of the Collection Period preceding the first Payment Date, CGCIM has notified the Trustee in writing that such Person does not constitute a Carlyle Holder; provided further that, no later than 45 Business Days after the Closing Date, CGCIM shall certify to the Trustee and the Issuer as to the parties set forth above who are “Carlyle Holders” and thereafter notify the Trustee and the Issuer of any additions or deletions from such certification.
“Carlyle Holders Distribution Amounts”: Collectively, each of the Carlyle Holders First Distribution Amount, the Carlyle Holders Second Distribution Amount and the Carlyle Holders Third Distribution Amount.
“Carlyle Holders First Distribution Amount”: (a) With respect to any Payment Date and relating to any Collection Period (or a portion thereof) in which CGCIM (or any Affiliate of CGCIM) is the Collateral Manager, an amount equal to the product of (i) 0.15% per annum (calculated on the basis of a 360‑day year and the actual number of days elapsed during the related Interest Accrual Period) of the Fee Basis Amount measured as of the first day of the Collection Period relating to each

Payment Date, and (ii) (x) the Aggregate Outstanding Amount of Preferred Interests held by the Carlyle Holders divided by (y) the Aggregate Outstanding Amount of the Preferred Interests, and (b) with respect to any other Payment Date, zero. To the extent any accrued and unpaid Carlyle Holders First Distribution Amount is not paid on any Payment Date, such payment will be deferred and will not accrue interest.
“Carlyle Holders Second Distribution Amount”: (a) With respect to any Payment Date and relating to any Collection Period (or a portion thereof) in which CGCIM (or any Affiliate of CGCIM) is the Collateral Manager, an amount equal to the product of (i) 0.35% per annum (calculated on the basis of a 360‑day year and the actual number of days elapsed during the related Interest Accrual Period) of the Fee Basis Amount measured as of the first day of the Collection Period relating to each Payment Date, and (ii) (x) the Aggregate Outstanding Amount of Preferred Interests held by the Carlyle Holders divided by (y) the Aggregate Outstanding Amount of the Preferred Interests, and (b) with respect to any other Payment Date, zero. To the extent any accrued and unpaid Carlyle Holders Second Distribution Amount is not paid on any Payment Date as a result of insufficient funds, such payment will be deferred and will accrue interest at the Reference Rate (calculated in the same manner as the Reference Rate in respect of the Rated Notes) plus 0.35%; otherwise such accrued and unpaid amounts will not accrue interest; provided, however, that no interest shall accrue for any such payments not made on the first Payment Date.
“Carlyle Holders Third Distribution Amount”: (a) With respect to any Payment Date on which the Incentive Management Fee is eligible to be paid and relating to any Collection Period (or a portion thereof) in which CGCIM (or any Affiliate of CGCIM) is the Collateral Manager, an amount equal to the product of (i) 20% of any remaining Interest Proceeds and Principal Proceeds, as applicable, on such Payment Date in accordance with the Priority of Payments and (ii) (x) the Aggregate Outstanding Amount of Preferred Interests held by the Carlyle Holders divided by (y) the Aggregate Outstanding Amount of the Preferred Interests, and (b) with respect to any other Payment Date, zero.
“Carlyle Owner”: The meaning specified in Section 7.17(a).
“Carlyle SPV”: TCG BDC SPV LLC (f/k/a Carlyle GMS Finance SPV LLC).
“Cash”: Such money (as defined in Article 1 of the UCC) or funds denominated in currency of the United States of America as at the time shall be legal tender for payment of all public and private debts, including funds standing to the credit of an Account.
“CCC Collateral Obligation”: A CCC Fitch Collateral Obligation and/or a CCC S&P Collateral Obligation, as the context requires.
“CCC Excess”: The amount equal to the greater of:
i.    the excess of the Aggregate Principal Balance of all CCC Fitch Collateral Obligations over an amount equal to 17.5% of the Collateral Principal Amount as of the current Determination Date; and

ii.    the excess of the Aggregate Principal Balance of all CCC S&P Collateral Obligations over an amount equal to 17.5% of the Collateral Principal Amount as of the current Determination Date.
provided that, in determining which of the CCC Collateral Obligations shall be included in the CCC Excess, the CCC Collateral Obligations with the lowest Market Value (assuming that such Market Value is expressed as a percentage of the Aggregate Principal Balance of such Collateral Obligations as of such Determination Date) shall be deemed to constitute such CCC Excess.
“CCC Fitch Collateral Obligation”: A Collateral Obligation (other than a Defaulted Obligation or a Deferring Obligation) with a Fitch Rating of “CCC+” or lower.
“CCC S&P Collateral Obligation”: A Collateral Obligation (other than a Defaulted Obligation or a Deferring Obligation) with an S&P Rating of “CCC+” or lower.
“Certificate of Authentication”: The meaning specified in Section 2.1.
“Certificated Note”: Any Note issued in the form of a definitive, fully registered form without coupons registered in the name of the owner or nominee thereof, duly executed by the Issuer and authenticated by the Trustee as herein provided.
“Certificated Security”: The meaning specified in Article 8 of the UCC.
“CGCIM”: Carlyle Global Credit Investment Management L.L.C.
“Citigroup”: Citigroup Global Markets Inc.
“Class”: In the case of (a) the Rated Notes, all of the Rated Notes having the same Interest Rate, Stated Maturity and designation, (b)  the Preferred Interests, all of the Preferred Interests and (c) the Reinvesting Holder Notes, all of the Reinvesting Holder Notes. For purpose of exercising any rights to consent, give direction or otherwise vote, (i) pari passu Classes will be treated as a single Class, except as expressly provided in this Indenture and (ii) the Preferred Interests and the Reinvesting Holder Notes will be treated as a single Class and the Reinvesting Holder Notes shall be deemed to have a principal balance of zero.
“Class A Coverage Tests”: The Overcollateralization Ratio Test and the Interest Coverage Test, each as applied with respect to the Class A Notes (in the aggregate and not separately by Class).
“Class A Notes”: The Class A‑1 Notes and the Class A‑2 Notes, collectively.
“Class A‑1 Notes”: (i) Prior to the First Refinancing, the Class A‑1A Notes, the Class A‑1B Notes and the Class A‑1C Notes, collectively, and (ii) after the First Refinancing, the Class A‑1‑R Notes.
“Class A‑1A Notes”: The Class A‑1A Senior Secured Floating Rate Notes issued pursuant to this Indenture on the Closing Date and having the characteristics specified in Section 2.3.

“Class A‑1B Notes”: The Class A‑1B Senior Secured Floating Rate Notes issued pursuant to this Indenture on the Closing Date and having the characteristics specified in Section 2.3.
“Class A‑1C Notes”: The Class A‑1C Senior Secured Fixed Rate Notes issued pursuant to this Indenture on the Closing Date and having the characteristics specified in Section 2.3.
“Class A‑1‑R Notes”: The Class A-1-1-R Notes, the Class A-1-2-R Notes and the Class A-1-3-R Notes, collectively.
“Class A-1-1-R Notes”: The Class A-1-1-R Senior Secured Floating Rate Notes issued pursuant to this Indenture on the First Refinancing Date and having the characteristics specified in Section 2.3.
“Class A-1-2-R Notes”: The Class A-1-2-R Senior Secured Floating Rate Notes issued pursuant to this Indenture on the First Refinancing Date and having the characteristics specified in Section 2.3.
“Class A-1-3-R Notes”: The Class A-1-3-R Senior Secured Fixed Rate Notes issued pursuant to this Indenture on the First Refinancing Date and having the characteristics specified in Section 2.3.
“Class A‑2 Notes”: (i) Prior to the First Refinancing, the Class A‑2 Senior Secured Floating Rate Notes issued pursuant to this Indenture on the Closing Date and having the characteristics specified in Section 2.3 and (ii) after the First Refinancing, the Class A‑2‑R Notes.
“Class A‑2‑R Notes”: The Class A‑2‑R Senior Secured Floating Rate Notes issued pursuant to this Indenture on the First Refinancing Date and having the characteristics specified in Section 2.3.
“Class B Coverage Tests”: The Overcollateralization Ratio Test and the Interest Coverage Test, each as applied with respect to the Class B Notes.
“Class B Notes”: The Class B Senior Secured Deferrable Floating Rate Notes issued pursuant to this Indenture on the First Refinancing Date and having the characteristics specified in Section 2.3.
“Class Break‑even Default Rate”:  With respect to the Highest Ranking Class, the maximum percentage of defaults, as determined at any time through application of the applicable S&P CDO Monitor chosen by the Collateral Manager in accordance with the definition of S&P CDO Monitor that is applicable to the portfolio of Collateral Obligations, that the Current Portfolio or the Proposed Portfolio, as applicable, can sustain, which, after giving effect to S&P’s assumptions on recoveries, defaults and timing and to the Priority of Payments, will result in sufficient funds remaining for the payment of such Class of Notes in full.
“Class C Coverage Tests”: The Overcollateralization Ratio Test and the Interest Coverage Test, each as applied with respect to the Class C Notes.
“Class C Notes”: The Class C Senior Secured Deferrable Floating Rate Notes issued pursuant to this Indenture on the First Refinancing Date and having the characteristics specified in Section 2.3.

“Class Default Differential”: With respect to the Highest Ranking Class, at any time, the rate calculated by subtracting the Class Scenario Default Rate for such Class or Classes of Notes at such time from the Class Break‑even Default Rate for such Class or Classes of Notes at such time.
“Class Scenario Default Rate”: With respect to the Highest Ranking Class, at any time, (i) prior to the S&P CDO Monitor Formula Election Date, an estimate of the cumulative default rate for the Current Portfolio or the Proposed Portfolio, as applicable, consistent with S&P’s initial rating of such Class, determined by application by the Collateral Manager and the Collateral Administrator of the S&P CDO Monitor at such time and (ii) on or after the S&P CDO Monitor Formula Election Date, the rate equal to the value calculated based on the formula contained in the definition of S&P CDO Monitor SDR.
“Clean‑Up Call Redemption”: The meaning specified in Section 9.7(a).
“Clean‑Up Call Redemption Price”: The meaning specified in Section 9.7(b).
“Clearing Agency”: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.
“Clearing Corporation”: (i) Clearstream, (ii) DTC, (iii) Euroclear and (iv) any entity included within the meaning of “clearing corporation” under Article 8 of the UCC.
“Clearing Corporation Security”: Securities that are in the custody of or maintained on the books of a Clearing Corporation or a nominee subject to the control of a Clearing Corporation and, if they are “Certificated Securities” in registered form, properly endorsed to or registered in the name of the Clearing Corporation or such nominee.
“Clearstream”: Clearstream Banking, société anonyme, a corporation organized under the laws of the Duchy of Luxembourg (formerly known as Cedelbank, société anonyme).
“CLO Information Service”: Initially, Intex, and thereafter any third‑party vendor that compiles and provides access to information regarding CLO transactions and is selected by the Collateral Manager to receive copies of the Monthly Report and Distribution Report.
“Closing Date”: June 26, 2015.
“Closing Date Certificate”: A certificate of the Issuer delivered on the Closing Date pursuant to Section 3.1.
“Closing Date Committed Par Amount”: U.S.$380,000,000.
“Closing Date Originator Participation Interests”: Any participation interest in an asset contributed to the Issuer pursuant to the Contribution Agreement until elevated by assignment.
“Code”: The United States Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

“Collateral”: The meaning specified in the Granting Clauses hereof.
“Collateral Administration Agreement”: An agreement dated as of the Closing Date among the Issuer, the Collateral Manager and the Collateral Administrator, as amended from time to time.
“Collateral Administrator”: The Bank, in its capacity as collateral administrator under the Collateral Administration Agreement, and any successor thereto.
“Collateral Interest Amount”: As of any date of determination, without duplication, the aggregate amount of Interest Proceeds that has been received or that is expected to be received (other than Interest Proceeds expected to be received from Defaulted Obligations and Deferring Obligations, but including Interest Proceeds actually received from Defaulted Obligations and Deferring Obligations), in each case during the Collection Period in which such date of determination occurs (or after such Collection Period but on or prior to the related Payment Date if such Interest Proceeds would be treated as Interest Proceeds with respect to such Collection Period).
“Collateral Management Agreement”: The agreement dated as of the Closing Date entered into between the Issuer and the Collateral Manager relating to the management of the Collateral Obligations and the other Assets by the Collateral Manager on behalf of the Issuer, as amended from time to time in accordance with the terms hereof and thereof.
“Collateral Manager”: Carlyle Global Credit Investment Management L.L.C. (f/k/a Carlyle GMS Investment Management L.L.C.), a Delaware limited liability company, until a successor Person shall have become the Collateral Manager pursuant to the provisions of the Collateral Management Agreement, and thereafter Collateral Manager shall mean such successor Person.
“Collateral Obligation”: A Senior Secured Loan, Second Lien Loan or Unsecured Loan (including, but not limited to, interests in bank loans acquired by way of a purchase or assignment), or Participation Interest therein that, as of the date of commitment to acquire the asset by the Issuer:

(i)	is U.S. Dollar denominated and is neither convertible by the issuer thereof into, nor payable in, any other currency;

(ii)	is not a Defaulted Obligation or a Credit Risk Obligation, unless such obligation is being acquired in connection with a Bankruptcy Exchange or an Exchange Transaction;

(iii)	is not a lease (including a finance lease);

(iv)	is not an Interest Only Security;

(v)
provides (in the case of a Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation, with respect to amounts drawn thereunder) for a fixed amount of principal payable in Cash on scheduled payment dates and/or at maturity and does not by its terms provide for earlier amortization or prepayment at a price of less than par;

(vi)	does not constitute Margin Stock;

(vii)
entitles the Issuer to receive payments due under the terms of such asset and proceeds from disposing of such asset free and clear of withholding tax, other than (A) withholding tax with respect to FATCA, (B) withholding tax as to which the obligor or issuer must make additional payments so that the net amount received by the Issuer after satisfaction of such tax is the amount due to the Issuer before the imposition of any withholding tax and (C) withholding tax on (x) amendment, waiver, consent and extension fees and (y) commitment fees and other similar fees in respect of Revolving Collateral Obligations or Delayed Drawdown Collateral Obligations;

(viii)
has an S&P Rating of no lower than “CCC-” or a Fitch Rating of no lower than “CCC-” (or solely in the case of DIP Collateral Obligations, was assigned such a point‑in‑time rating by S&P or Fitch in the prior 12 months that was withdrawn);

(ix)	is not a debt obligation whose repayment is subject to substantial non‑credit related risk as determined by the Collateral Manager in its reasonable judgment;

(x)
except for Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations, is not an obligation pursuant to which any future advances or payments to the borrower or the obligor thereof may be required to be made by the Issuer;

(xi)	does not have an “f”, “p”, “pi”, “t” or “sf” subscript assigned by S&P or an “sf” subscript assigned by Moody’s;

(xii)	is not an obligation that is a Related Obligation, a Zero Coupon Bond or a Structured Finance Obligation;

(xiii)	will not require the Issuer or the pool of Assets to be registered as an investment company under the Investment Company Act;

(xiv)	is not an Equity Security or attached with a warrant to purchase Equity Securities and is not by its terms convertible into or exchangeable for an Equity Security;

(xv)	is not the subject of an Offer for a price less than its purchase price plus all accrued and unpaid interest;

(xvi)	unless such obligation is a Long-Dated Obligation, does not mature after the Stated Maturity of the Notes;

(xvii)
if a Floating Rate Obligation, accrues interest at a floating rate determined by reference to (a) the Dollar prime rate, federal funds rate or LIBOR or (b) a similar interbank offered rate or commercial deposit rate or (c) any other then‑customary index;

(xviii)	is Registered;

(xix)	is not a Synthetic Security;

(xx)	does not pay interest less frequently than semi‑annually;

(xxi)	does not include or support a letter of credit;

(xxii)	is not an interest in a grantor trust;

(xxiii)	is purchased at a price at least equal to 60.0% of its par amount;

(xxiv)	is issued by an obligor Domiciled in the United States, Canada, a Group I Country, a Group II Country, a Group III Country or a Tax Jurisdiction;

(xxv)
is not issued by a sovereign, or by a corporate issuer located in a country, which sovereign or country on the date on which the obligation is acquired by the Issuer imposed foreign exchange controls that effectively limit the availability or use of U.S. Dollars to make when due the scheduled payments of principal thereof and interest thereon;

(xxvi)
is not a Bond, Senior Secured Bond, Senior Secured Floating Rate Note, Senior Unsecured Bond, Step‑Down Obligation, Step‑Up Obligation, commodity forward contract, Bridge Loan, letter of credit or Letter of Credit Reimbursement Obligation;

(xxvii)	is not issued by obligors Domiciled in Greece, Ireland, Italy, Portugal, Spain, Anguilla, Curacao, Indonesia, Jamaica, Kazakhstan, Marshall Islands, Trinidad and Tobago, Sint Maarten and Turkey;

(xxviii)
is an obligation of an obligor that had earnings before interest, taxes, depreciation and amortization (as defined in the Underlying Instrument for such obligation) of at least $5,000,000 during its most recent fiscal year; and

(xxix)	is not an obligation of an obligor that is owned by or controlled by the Collateral Manager or any of its Affiliates that would result in violation of the Investment Company Act.
“Collateral Principal Amount”: As of any date of determination, the sum of (a) the Aggregate Principal Balance of the Collateral Obligations (other than Defaulted Obligations) plus (b) without duplication, the amounts on deposit in the Collection Account, the Reinvestment Amount Account and the Ramp‑Up Account (including Eligible Investments therein) representing Principal Proceeds.
“Collateral Quality Test”: A test satisfied on any date of determination on and after the first Payment Date after the First Refinancing Date if, in the aggregate, the Collateral Obligations owned (or in relation to a proposed purchase of a Collateral Obligation, proposed to be owned) by the Issuer satisfy each of the tests set forth below (or, if a test is not satisfied on such date of determination, the degree of compliance with such test is maintained or improved after giving effect to any purchase or sale effected on such date of determination or the relevant Trading Plan), calculated in each case as required by Section 1.2 herein:

(i)	the Minimum Floating Spread Test;

(ii)	the Minimum Weighted Average Coupon Test;

(iii)	at any time during an S&P CDO Monitor Model Election Period, so long as any outstanding Class of Notes is rated by S&P, the Minimum S&P Weighted Average Recovery Rate Test;

(iv)	the S&P CDO Monitor Test;

(v)	the Maximum Fitch Rating Factor Test;

(vi)	the Minimum Weighted Average Fitch Recovery Rate Test;

(vii)	the Minimum Fitch Floating Spread Test; and

(viii)	the Weighted Average Life Test.
“Collection Account”: The meaning specified in Section 10.2(a).
“Collection Period”: (i) With respect to the first Payment Date, the period commencing on the Closing Date and ending at the close of business on the eighth Business Day prior to the first Payment Date; and (ii) with respect to any other Payment Date, the period commencing on the day immediately following the prior Collection Period and ending (a) in the case of the final Collection Period preceding the latest Stated Maturity of any Class of Securities, on the day preceding such Stated Maturity, (b) in the case of the final Collection Period preceding an Optional Redemption or a Tax Redemption in whole of the Securities, on the day preceding the Redemption Date and (c) in any other case, at the close of business on the eighth Business Day prior to such Payment Date.
“Concentration Limitations”: Limitations satisfied on any date of determination on or after the first Payment Date after the First Refinancing Date and during the Reinvestment Period if, in the aggregate, the Collateral Obligations owned (or in relation to a proposed purchase of a Collateral Obligation, proposed to be owned) by the Issuer comply with all of the requirements set forth below (or in relation to a proposed purchase after the first Payment Date after the First Refinancing Date, if not in compliance, the relevant requirements must be maintained or improved after giving effect to the purchase), calculated in each case as required by Section 1.2 herein:

(i)
(a) not less than 90.0% of the Collateral Principal Amount may consist of Senior Secured Loans, Cash and Eligible Investments; (b) not more than 7.5% of the Collateral Principal Amount may consist, in the aggregate, of Second Lien Loans and Unsecured Loans and (c) not more than 7.5% of the Collateral Principal Amount may consist of First Lien Last Out Loans;

(ii)
(a) not more than 3.0% of the Collateral Principal Amount may consist of Collateral Obligations issued by a single obligor and its Affiliates, except that Collateral Obligations (other than DIP Collateral Obligations, Cov-Lite Loans, Second Lien Loans, Unsecured Loans and First Lien Last Out Loans) issued by up to three obligors and their respective Affiliates may each constitute up to 3.5% of the Collateral Principal Amount and (b) not more than 1.5% of the Collateral Principal Amount may consist of Collateral Obligations issued by a single obligor and its Affiliates that are First Lien Last Out Loans, Second Lien Loans or Unsecured Loans;

(iii)
(a) not more than 17.5% of the Collateral Principal Amount may consist of Collateral Obligations with a Fitch Rating of “CCC+” or below and (b) not more than 17.5% of the Collateral Principal Amount may consist of Collateral Obligations with an S&P Rating of “CCC+” or below;

(iv)	not more than 5.0% of the Collateral Principal Amount may consist of Collateral Obligations that pay interest less frequently than quarterly;

(v)	not more than 5.0% of the Collateral Principal Amount may consist of Fixed Rate Obligations;

(vi)	not more than 5.0% of the Collateral Principal Amount may consist of Current Pay Obligations;

(vii)	not more than 5.0% of the Collateral Principal Amount may consist of DIP Collateral Obligations;

(viii)
not more than 10.0% of the Collateral Principal Amount may consist, in the aggregate, of unfunded commitments under Delayed Drawdown Collateral Obligations and unfunded and funded commitments under Revolving Collateral Obligations;

(ix)	not more than 5.0% of the Collateral Principal Amount may consist of Deferrable Obligations, and not more than 2.5% of the Collateral Principal Amount may consist of Partial Deferring Obligations;

(x)
not more than 5.0% of the Collateral Principal Amount may consist of Participation Interests, provided that First Refinancing Date Participation Interests will be excluded for purposes of this clause (x) until the Monthly Report Determination Date of the December 2018 Monthly Report;

(xi)	the Third Party Credit Exposure Limits (determined without regard for any First Refinancing Date Participation Interests) are not exceeded;

(xii)	not more than 10.0% of the Collateral Principal Amount may consist of Collateral Obligations with an S&P Rating derived from a Fitch Rating or a Moody’s Rating;

(xiii)
(a) all of the Collateral Obligations must be issued by Non‑Emerging Market Obligors; and (b) no more than the percentage listed below of the Collateral Principal Amount may be issued by obligors Domiciled in the country or countries set forth opposite such percentage:

% Limit	Country or Countries
20.0%	All countries (in the aggregate) other than the United States;
15.0%	Canada;
15.0%	any individual Group I Country;
10.0%	all Group II Countries in the aggregate;
0.0%	all Group III Countries in the aggregate;
7.5%	all Tax Jurisdictions in the aggregate;
3.0%	any individual country other than the United States, the United Kingdom, Canada, the Netherlands, any Group II Country or any Group III Country; and
0.0%	Italy, Greece, Portugal and Spain.

(xiv)
not more than 12.0% of the Collateral Principal Amount may consist of Collateral Obligations that are issued by obligors that belong to any single S&P Industry Classification, except that (x) the largest S&P Industry Classification may represent up to 20.0% of the Collateral Principal Amount, (y) the second‑largest S&P Industry Classification may represent up to 17.0% of the Collateral Principal Amount and (z) the third‑largest S&P Industry Classification may represent up to 15.0% of the Collateral Principal Amount;

(xv)	not more than 17.5% of the Collateral Principal Amount may consist of Broadly Syndicated Cov‑Lite Loans;

(xvi)	not more than 2.5% of the Collateral Principal Amount may consist of Middle Market Cov‑Lite Loans; and

(xvii)
not more than 50.0% of the Collateral Principal Amount may consist of debt obligations that are part of a credit facility with a facility size on the date of origination thereof greater than U.S.$500,000,000.

“Confidential Information”: The meaning specified in Section 14.15(b).
“Contribution Agreement”: The Contribution Agreement dated as of the Closing Date between the Issuer and the Originator, as amended from time to time.
“Controlling Class”: The Class A‑1 Notes so long as any Class A‑1 Notes are Outstanding; then the Class A‑2 Notes so long as any Class A‑2 Notes are Outstanding; then the Class B Notes so long as any Class B Notes are Outstanding; then the Class C Notes so long as any Class C Notes are Outstanding; and then the Preferred Interests.
“Controlling Person”: A Person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to the assets of the Issuer or any Person who provides investment advice for a fee (direct or indirect) with respect to such assets or an affiliate of any such Person. For this purpose, an “affiliate” of a person includes any person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the person. “Control,”

with respect to a person other than an individual, means the power to exercise a controlling influence over the management or policies of such person.
“Corporate Trust Office”: The designated corporate trust office of the Trustee, currently located at 1 Iron Street, Boston, Massachusetts 02210, Attention: Structured Trust and Analytics, or such other address as the Trustee may designate from time to time by notice to the Holders, the Collateral Manager, the Issuer and the Fiscal Agent, or the principal corporate trust office of any successor Trustee.
“Cov‑Lite Loan”: A Senior Secured Loan whose Underlying Instrument (i) does not contain any financial covenants or (ii) does not require the borrower to comply with a Maintenance Covenant; provided that a Loan described in clause (i) or (ii) above which contains either a cross‐default provision to, or is pari passu with, another loan of the underlying obligor or cross‑acceleration that requires the underlying obligor to comply with an Incurrence Covenant or a Maintenance Covenant will be deemed not to be a Cov‐Lite Loan. For the avoidance of doubt, a loan that is capable of being described in clause (i) or (ii) above only (x) until the expiration of a certain period of time after the initial issuance thereof or (y) for so long as there is no funded balance in respect thereof, in each case as set forth in the related Underlying Instruments, will be deemed not to be a Cov‐Lite Loan; provided that (1) this sentence and (2) the proviso in the immediately preceding sentence shall not apply for purposes of calculating the S&P Recovery Rate.
“Coverage Tests”: The Overcollateralization Ratio Test and the Interest Coverage Test, each as applied to each specified Class of Rated Notes.
“Credit Amendment”: The meaning set forth in Section 12.2(e).
“Credit Improved Criteria”: The criteria that will be met if (a) with respect to any Collateral Obligation the change in price of such Collateral Obligation during the period from the date on which it was acquired by the Issuer to the date of determination by a percentage either is more positive, or less negative, as the case may be, than the percentage change in the average price of any index specified on the Approved Index List plus 0.25% over the same period, (b) with respect to a Fixed Rate Obligation only, there has been a decrease in the difference between its yield compared to the yield on the United States Treasury security of the same duration of more than 7.5% since the date of purchase, or (c) the Sale Proceeds (excluding Sale Proceeds that constitute Interest Proceeds) of such Collateral Obligation would be at least 101% of its purchase price.
“Credit Improved Obligation”: Any Collateral Obligation which, in the Collateral Manager’s judgment exercised in accordance with the Collateral Management Agreement, has significantly improved in credit quality after it was acquired by the Issuer, which improvement may (but need not) be evidenced by one of the following: (a) such Collateral Obligation satisfies the Credit Improved Criteria, (b) such Collateral Obligation has been upgraded at least one rating subcategory by either Rating Agency or has been placed and remains on credit watch with positive implication by either Rating Agency, (c) the issuer of such Collateral Obligation has raised equity capital or other capital subordinated to the Collateral Obligation, or (d) the issuer of such Collateral Obligation has, in the Collateral Manager’s reasonable commercial judgment, shown improved results or possesses less credit risk, in each case since such Collateral Obligation was acquired by the Issuer;

provided that during a Restricted Trading Period, in addition to the foregoing, a Collateral Obligation will qualify as a Credit Improved Obligation only if (i) it has been upgraded by any Rating Agency at least one rating subcategory or has been placed and remains on a credit watch with positive implication by Moody’s or S&P since it was acquired by the Issuer, (ii) the Credit Improved Criteria are satisfied with respect to such Collateral Obligation or (iii) a Majority of the Controlling Class votes to treat such Collateral Obligation as a Credit Improved Obligation.
“Credit Risk Criteria”: The criteria that will be met with respect to any Collateral Obligation if (a) the change in price of such Collateral Obligation during the period from the date on which it was acquired by the Issuer to the date of determination by a percentage either is more negative, or less positive, as the case may be, than the percentage change in the average price of any index specified on the Approved Index List less 0.25% over the same period, or (b) with respect to a Fixed Rate Obligation only, there has been an increase in the difference between its yield compared to the yield on the United States Treasury security of the same duration of more than 7.5% since the date of purchase.
“Credit Risk Obligation”: Any Collateral Obligation that, in the Collateral Manager’s judgment exercised in accordance with the Collateral Management Agreement, has a significant risk of declining in credit quality or price; provided that, during a Restricted Trading Period, a Collateral Obligation will qualify as a Credit Risk Obligation for purposes of sales of Collateral Obligations only if, in addition to the foregoing, (i) such Collateral Obligation has been downgraded by any Rating Agency at least one rating subcategory or has been placed and remains on a credit watch with negative implication by Moody’s or S&P since it was acquired by the Issuer, (ii) the Credit Risk Criteria are satisfied with respect to such Collateral Obligation or (iii) a Majority of the Controlling Class votes to treat such Collateral Obligation as a Credit Risk Obligation.
“Cross Transaction”: The meaning set forth in the Collateral Management Agreement.
“CRR”: Regulation (E.U.) No. 575/2013 of the European Parliament and of the Council (as the same may be amended from time to time).
“CRR Retention Requirements”: Part Five of the CRR, together with any implementing or supplemental delegated regulations, regulatory technical standards and guidance related thereto as may be adopted, amended, replaced or supplemented, from time to time, provided that any reference to the CRR Retention Requirements shall be deemed to include any successor or replacement provisions to Part Five of the CRR (without prejudice to the availability and benefit of any grandfathering arrangements that are implemented in connection with the successor or replacement provisions in respect of securitisations issued or closed prior to the relevant provisions becoming effective).
“Current Pay Obligation”: Any Collateral Obligation (other than a DIP Collateral Obligation) that would otherwise be treated as a Defaulted Obligation but as to which no payments are due and payable that are unpaid and with respect to which the Collateral Manager has certified to the Trustee (with a copy to the Collateral Administrator) in writing that it believes, in its reasonable business judgment, that (a) the issuer or obligor of such Collateral Obligation will continue to make scheduled payments of interest (and/or fees, as applicable, in the case of a Delayed Drawdown Collateral

Obligation or Revolving Collateral Obligation) thereon and will pay the principal thereof by maturity or as otherwise contractually due, (b) if the issuer or obligor is subject to a bankruptcy proceeding, it has been the subject of an order of a bankruptcy court that permits it to make the scheduled payments on such Collateral Obligation and all payments authorized by the bankruptcy court have been paid in cash when due, (c) the Collateral Obligation has a Market Value (such Market Value being determined, solely for the purposes of clause (c), without taking into consideration clause (iii) of the definition of Market Value) of at least 80.0% of its par value and (d) if the Rated Notes are then rated by S&P, satisfies the S&P Additional Current Pay Criteria.
“Current Portfolio”: At any time, the portfolio of Collateral Obligations and Eligible Investments representing Principal Proceeds (determined in accordance with this Indenture to the extent applicable) then held by the Issuer.
“Custodial Account”: The custodial account established pursuant to Section 10.3(b).
“Default”: Any Event of Default or any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.
“Defaulted Obligation”: Any Collateral Obligation included in the Assets as to which:

(a)
a default as to the payment of principal and/or interest has occurred and is continuing with respect to such Collateral Obligation (without regard to any grace period applicable thereto, or waiver or forbearance thereof, after the passage (in the case of a default that in the Collateral Manager’s judgment, as certified to the Trustee in writing, is not due to credit‑related causes) of five Business Days or seven days, whichever is greater);

(b)
a default known to the Collateral Manager as to the payment of principal and/or interest has occurred and is continuing on another debt obligation of the same issuer which is senior or pari passu in right of payment to such Collateral Obligation (without regard to any grace period applicable thereto, or waiver or forbearance thereof, except that, in the case of a default that in the Collateral Manager’s judgment is not due to credit-related causes, such default shall be subject to a grace period of five Business Days or seven calendar days, whichever is greater, but in no case beyond the passage of any grace period applicable thereto); and the holders of such Collateral Obligation have accelerated the maturity of all or a portion of such Collateral Obligation; provided that (x) such Collateral Obligation shall constitute a Defaulted Obligation under this clause (b) only until such acceleration has been rescinded and (y) both the Collateral Obligation and such other debt obligation are full recourse obligations of the applicable issuer or secured by the same collateral;

(c)
the issuer or others have instituted proceedings to have the issuer adjudicated as bankrupt or insolvent or placed into receivership and such proceedings have not been stayed or dismissed for a period of 60 consecutive days of filing or such issuer has filed for protection under Chapter 11 of the United States Bankruptcy Code;

(d)
such Collateral Obligation has a Fitch Rating of “D” or “RD” or had such rating immediately before such rating was withdrawn, such Collateral Obligation has an S&P Rating of “CC” or lower or “SD” or had such rating immediately before such rating was withdrawn; provided, further that, in the event a Current Pay Obligation received via a Bankruptcy Exchange is rated “SD” by S&P at the time it is received, such Current Pay Obligation shall not be considered a Defaulted Obligation hereunder but shall be considered a Current Pay Obligation (unless and until such Current Pay Obligation becomes a Defaulted Obligation for any other reason as set forth in this definition).

(e)
a default with respect to which the Collateral Manager has received notice or has actual knowledge that a default has occurred under the Underlying Instruments and any applicable grace period has expired and the holders of such Collateral Obligation have accelerated the repayment of the Collateral Obligation (but only until such acceleration has been rescinded) in the manner provided in the Underlying Instrument;

(f)	the Collateral Manager has in its reasonable commercial judgment otherwise declared such debt obligation to be a Defaulted Obligation;

(g)
such Collateral Obligation is a Participation Interest with respect to which the Selling Institution has defaulted in any respect in the performance of any of its payment obligations under the Participation Interest; or

(h)
such Collateral Obligation is a Participation Interest in a loan that would, if such loan were a Collateral Obligation, constitute a Defaulted Obligation or with respect to which the Selling Institution has an S&P Rating of “CC” or lower or “SD” or had such rating before such rating was withdrawn; or

(i)
(A) such Collateral Obligation has been subject to a Specified Amendment and (B) a Carlyle Entity owns any security or debt obligation of the obligor thereon that is not pari passu to such Collateral Obligation.

provided that (x) a Collateral Obligation shall not constitute a Defaulted Obligation pursuant to clauses (b) through (e) and (h) above if such Collateral Obligation (or, in the case of a Participation Interest, the underlying Senior Secured Loan, Second Lien Loan or Unsecured Loan) is a Current Pay Obligation (provided that the Aggregate Principal Balance of Current Pay Obligations exceeding 5.0% of the Collateral Principal Amount will be treated as Defaulted Obligations) and (y) a Collateral Obligation shall not constitute a Defaulted Obligation pursuant to any of clauses (b), (c), (d), (e) and (h) if such Collateral Obligation (or, in the case of a Participation Interest, the underlying Senior Secured Loan, Second Lien Loan or Unsecured Loan) is a DIP Collateral Obligation (other than a DIP Collateral Obligation that has an S&P Rating of “CC” or lower).
Each obligation received in connection with a Distressed Exchange that (a) would be a Collateral Obligation but for the fact that it is a Defaulted Obligation or (b) would satisfy the proviso in the definition of Distressed Exchange but for the fact that it exceeds the percentage limit therein, shall in each case be deemed to be a Defaulted Obligation, and each other obligation received in connection with a Distressed Exchange shall be deemed to be an Equity Security.
For the avoidance of doubt, each Purchased Defaulted Obligation and any Collateral Obligation received in connection with a Bankruptcy Exchange shall be deemed to be a Defaulted Obligation.
“Deferrable Obligation”: A Collateral Obligation (not including any Partial Deferring Obligation) which by its terms permits the deferral or capitalization of payment of accrued, unpaid interest.
“Deferred Base Management Fee”: The meaning specified in the Collateral Management Agreement.
“Deferred Base Management Fee Cap”: The meaning specified in the Collateral Management Agreement.
“Deferred Interest”: With respect to any specified Class of Deferred Interest Notes, the meaning specified in Section 2.7(a).
“Deferred Interest Notes”: The Notes specified as having “Interest Deferrable” in Section 2.3.
“Deferred Management Fee”: Each of the Deferred Base Management Fee and the Deferred Subordinated Management Fee.
“Deferred Subordinated Management Fee”: The meaning specified in the Collateral Management Agreement.
“Deferring Obligation”: A Deferrable Obligation that is deferring the payment of interest due thereon and has been so deferring the payment of interest due thereon (i) with respect to Collateral Obligations that have an S&P Rating of at least “BBB”, for the shorter of two consecutive accrual periods or one year, and (ii) with respect to Collateral Obligations that have an S&P Rating of “BB+” or below, for the shorter of one accrual period or six consecutive months, which deferred capitalized interest has not, as of the date of determination, been paid in cash.
“Delayed Drawdown Collateral Obligation”: A Collateral Obligation that (a) requires the Issuer to make one or more future advances to the borrower under the Underlying Instruments relating thereto, (b) specifies a maximum amount that can be borrowed on one or more fixed borrowing dates, and (c) does not permit the re‑borrowing of any amount previously repaid by the borrower thereunder; but any such Collateral Obligation will be a Delayed Drawdown Collateral Obligation only until all commitments by the Issuer to make advances to the borrower expire or are terminated or are reduced to zero.
“Deliver” or “Delivered” or “Delivery”: The taking of the following steps:

(a)
in the case of each Certificated Security or Instrument (other than a Clearing Corporation Security or a Certificated Security or an Instrument evidencing debt underlying a participation interest in a loan), (i) causing the delivery of such Certificated Security or Instrument to the Intermediary registered in the name of the

Intermediary or its affiliated nominee, (ii) causing the Intermediary to continuously identify on its books and records that such Certificated Security or Instrument is credited to the relevant Account and (iii) causing the Intermediary to maintain continuous possession of such Certificated Security or Instrument;

(b)
in the case of each Uncertificated Security (other than a Clearing Corporation Security), (i) causing such Uncertificated Security to be continuously registered on the books of the issuer thereof to the Intermediary and (ii) causing the Intermediary to continuously identify on its books and records that such Uncertificated Security is credited to the relevant Account;

(c)
in the case of each Clearing Corporation Security, (i) causing the relevant Clearing Corporation to continuously credit such Clearing Corporation Security to the securities account of the Intermediary at such Clearing Corporation and (ii) causing the Intermediary to continuously identify on its books and records that such Clearing Corporation Security is credited to the relevant Account;

(d)
in the case of any Financial Asset that is maintained in book‑entry form on the records of an FRB, (i) causing the continuous crediting of such Financial Asset to a securities account of the Intermediary at any FRB and (ii) causing the Intermediary to continuously identify on its books and records that such Financial Asset is credited to the relevant Account;

(e)
in the case of cash, causing (i) the deposit of such cash with the Intermediary and (ii) the Intermediary to continuously identify on its books and records that such cash is credited to the relevant Account;

(f)
in the case of each Financial Asset not covered by the foregoing clauses (a) through (e), causing (i) the transfer of such Financial Asset to the Intermediary in accordance with applicable law and regulation and (ii) the Intermediary to continuously identify on its books and records that such Financial Asset is credited to the relevant Account;

(g)
in the case of each general intangible (including any participation interest in a loan that is not, or the debt underlying which is not, evidenced by an Instrument or a Certificated Security, notifying the obligor thereunder, if any of the Grant to the Trustee (unless no applicable law requires such notice);

(h)
in the case of each participation interest in a loan as to which the underlying debt is represented by a Certificated Security or an Instrument, obtaining the acknowledgment of the Person in possession of such Certificated Security or Instrument (which may not be the Issuer) that it holds the Issuer’s interest in such Certificated Security or Instrument solely on behalf and for the benefit of the Trustee; and

(i)	in all cases, the filing of an appropriate Financing Statement in the appropriate filing office in accordance with the Uniform Commercial Code as in effect in any relevant jurisdiction.
“Determination Date”: The last day of each Collection Period.
“DIP Collateral Obligation”: A loan made to a debtor‑in‑possession pursuant to Section 364 of the U.S. Bankruptcy Code having the priority allowed by either Section 364(c) or 364(d) of the U.S. Bankruptcy Code and fully secured by senior liens.
“Discount Obligation”: Any Loan or Participation Interest in a Loan that (i) is a Senior Secured Loan that (a) if it has an S&P Rating below “B‑”, the purchase price thereof is less than 85% of its principal balance or (b) if it has an S&P Rating of “B‑” or higher, the purchase price thereof is less than 80% of its principal balance, in each case until the Market Value of the Collateral Obligation for any period of thirty (30) consecutive days equals or exceeds 90% of its principal balance or (ii) is not a Senior Secured Loan that (a) if it has an S&P Rating below “B‑”, the purchase price thereof is less than 80% of its principal balance or (b) if it has an S&P Rating of “B‑” or higher, the purchase price thereof is less than 75% of its principal balance, in each case until the Market Value of the Collateral Obligation for any period of thirty (30) consecutive days equals or exceeds 85% of its principal balance; provided that any Collateral Obligation that would otherwise be considered a Discount Obligation, but that is purchased in accordance with the Investment Criteria with the Sale Proceeds of a Collateral Obligation that was not a Discount Obligation at the time of its purchase, so long as such purchased Collateral Obligation (x) has an S&P Rating no lower than the S&P Rating of the previously sold Collateral Obligation, (y) is purchased or committed to be purchased within twenty (20) Business Days of such sale and (z) is purchased at a purchase price that equals or exceeds both (1) the sale price of the sold Collateral Obligation and (2) 50% of its principal balance, will not be considered to be a Discount Obligation; provided, that, to the extent that (i) the aggregate principal balance of Collateral Obligations purchased under this clause, as of any date of determination, exceeds 7.5% of the Collateral Principal Amount or (ii) the aggregate principal balance of Collateral Obligations purchased after the First Refinancing Date under this clause cumulatively exceeds 12.5% of the Target Initial Par Amount, in each case, such excess shall be considered Discount Obligations; provided, further, that such Collateral Obligation will cease to be a Discount Obligation at such time as the Market Value of the Collateral Obligation for any period of thirty (30) consecutive days equals or exceeds, (i) for Senior Secured Loans, 90% of its principal balance and (ii) for non‑Senior Secured Loans, 85% of its principal balance; provided, further that if such Collateral Obligation would otherwise be a Discount Obligation and was acquired pursuant to the Sale Agreement or the Contribution Agreement, then such Collateral Obligation will not be deemed to be a Discount Obligation.
“Discount‑Adjusted Coupon”: With respect to all Purchased Discount Obligations that are Fixed Rate Obligations, the lesser of (a) the number obtained by (i) dividing the current per annum rate of interest of each Purchased Discount Obligation by the purchase price (expressed as a percentage of such Purchased Discount Obligation) and multiplying the resulting number by the Principal Balance of such Purchased Discount Obligation and (ii) summing the amounts determined pursuant to clause (a)(i) above and (b) the number obtained by (i) multiplying the sum of the current per annum rate of interest of each Purchased Discount Obligation plus 0.50% by the Principal Balance of such Purchased Discount Obligation and (ii) summing the amounts determined pursuant to clause (b)(i) above.
“Discount‑Adjusted Spread”: With respect to all Purchased Discount Obligations that are Floating Rate Obligations, the lesser of (a) the number obtained by (i) dividing the “spread” (as calculated pursuant to the definition of “Aggregate Funded Spread”) of each Purchased Discount Obligation by the purchase price (expressed as a percentage of such Purchased Discount Obligation) and multiplying the resulting number by the Principal Balance of such Purchased Discount Obligation and (ii) summing the amounts determined pursuant to clause (a)(i) above and (b) the number obtained by (i) multiplying the sum of the “spread” of each Purchased Discount Obligation plus 0.50% by the Principal Balance of such Purchased Discount Obligation and (ii) summing the amounts determined pursuant to clause (b)(i) above.
“Dissolution Expenses”: The sum of (i) an amount not to exceed the greater of (a) U.S.$30,000 and (b) the amount (if any) reasonably certified by the Collateral Manager or the Issuer, including fees and expenses incurred by the Trustee and reported to the Collateral Manager, as the sum of expenses reasonably likely to be incurred in connection with the discharge of this Indenture, the liquidation of the Assets and the dissolution of the Issuer and (ii) any accrued and unpaid Administrative Expenses.
“Distressed Exchange”: In connection with any Collateral Obligation, a distressed exchange or other debt restructuring has occurred, as reasonably determined by the Collateral Manager, pursuant to which the obligor of such Collateral Obligation has issued to the holders of such Collateral Obligation a new security or obligation or package of securities or obligations that, in the sole judgment of the Collateral Manager, amounts to a diminished financial obligation or has the purpose of helping the obligor of such Collateral Obligation avoid default; provided that no Distressed Exchange shall be deemed to have occurred if the securities or obligations received by the Issuer in connection with such exchange or restructuring (i) are not a Letter of Credit Reimbursement Obligation and (ii) satisfy the definition of Collateral Obligation (provided that the Aggregate Principal Balance of all securities and obligations to which this proviso applies or has applied, measured cumulatively from the First Refinancing Date onward, may not exceed 10.0% of the Target Initial Par Amount).
“Distribution Report”: The meaning specified in Section 10.6(b).
“Dollar” or “U.S.$”: A dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for all debts, public and private.
“Domicile” or “Domiciled”: With respect to any issuer of, or obligor with respect to, a Collateral Obligation:

(a)	except as provided in clause (b) or (c) below, its country of organization;

(b)	if it is organized in a Tax Jurisdiction, each of such jurisdiction and the country in which, in the Collateral Manager’s good faith estimate, a substantial portion of its operations are located or from which a substantial portion of its revenue is derived, in each case directly or through subsidiaries (which shall be any jurisdiction and country known at the time of designation by the Collateral Manager to be the source of the majority of revenues, if any, of such issuer or obligor); or

(c)
if its payment obligations are guaranteed by a person or entity organized in the United States, then the United States; provided that (x) in the commercially reasonable judgment of the Collateral Manager, such guarantee is enforceable in the United States and the related Collateral Obligation is supported by U.S. revenue sufficient to service such Collateral Obligation and all obligations senior to or pari passu with such Collateral Obligation and (y) such guarantee satisfies the Domicile Guarantee Criteria.

“Domicile Guarantee Criteria”: The following criteria.

(a)	the guarantee is one of payment and not of collection;

(b)	the guarantee provides that the guarantor agrees to pay the guaranteed obligations on the date due and waives demand, notice and marshaling of assets;

(c)	the guarantee provides that the guarantor’s right to terminate or amend the guarantee is appropriately restricted;

(d)
the guarantee is unconditional, irrespective of value, genuineness, validity, or enforceability of the guaranteed obligations; the guarantee provides that the guarantor waives any other circumstance or condition that would normally release a guarantor from its obligations; and the guarantor also waives the right of set‑off and counterclaim;

(e)	the guarantee provides that it reinstates if any guaranteed payment made by the primary obligor is recaptured as a result of the primary obligor’s bankruptcy or insolvency; and

(f)	in the case of cross‑border transactions, the risk of withholding tax with respect to payments by the guarantor is addressed if necessary.
“DTC”: The Depository Trust Company, its nominee and their respective successors.
“Due Date”: Each date on which any payment is due on an Asset in accordance with its terms.
“Effective Date”: The earlier to occur of (a) the Effective Date Cut‑Off and (b) the first date on which the Collateral Manager certifies to the Trustee and the Collateral Administrator that the Target Initial Par Condition has been satisfied.
“Effective Date Cut‑Off”: September 15, 2015.

“Eligible Account”: Any account established and maintained (a) with a federal or state‑chartered depository institution that (i) has a long‑term debt rating of at least “A” and a short‑term debt rating of at least “A‑1” by S&P (or has a long‑term debt rating of at least “A+” if such institution has no short‑term rating) and (ii) so long as any Notes rated by Fitch remain Outstanding, has a short‑term credit rating of at least “F1” by Fitch and a long‑term credit rating of at least “A” by Fitch (or at least “A+” from Fitch if such institution has no short‑term rating) or (b) in segregated trust accounts with the corporate trust department of a federal‑ or state‑chartered deposit institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), (i) which institution has a long‑term debt rating of at least “BBB+” by S&P and (ii) that satisfies the Fitch rating requirements set forth in clause (a)(ii) above. If any such institution’s ratings fall below the ratings set forth in clause (a) or (b), the assets held in such account will be moved to another institution that satisfies such ratings within 30 calendar days.
“Eligible Custodian”: A custodian that satisfies, mutatis mutandis, the eligibility requirements set out in Section 6.8.
“Eligible Investment Required Ratings”: (a) If such obligation (i) has only a long‑term credit rating from S&P, such rating is “A+” or (ii) has only a short‑term credit rating from S&P, such rating is “A‑1” and (b) if such obligation has (x) if maturing in up to 30 days, a short‑term credit rating of at least “F1” and a long‑term credit rating of at least “A” (if such long‑term rating exists) from Fitch or (y) if maturing in more than 30 days but not in excess of 60 days, a short‑term credit rating of at least “F1+” and a long‑term credit rating of at least “AA‑” (if such long‑term rating exists) from Fitch.
“Eligible Investments”: (a) Cash or (b) any U.S. Dollar‑denominated investment that, at the time it is Delivered to the Trustee (directly or through an intermediary or bailee), (x) matures (or are redeemable at par) not later than the earlier of (A) the date that is 60 days after the date of Delivery thereof (or such shorter period required under this Indenture), and (B) the Business Day immediately preceding the Payment Date immediately following the date of Delivery, and (y) is both a “cash equivalent” for purposes of the loan securitization exclusion under the Volcker Rule and is one or more of the following obligations or securities including investments for which the Bank or an Affiliate of the Bank provides services and receives compensation therefor:

(i)
(A) direct Registered obligations (1) of the United States of America or (2) the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States of America or (B) Registered obligations (1) of any agency or instrumentality of the United States of America the obligations of which are expressly backed by the full faith and credit of the United States of America or (2) the timely payment of principal and interest on which is fully and expressly guaranteed by such agency or instrumentality, in each case so long as the obligors or such obligations have the Eligible Investment Required Ratings;

(ii)
demand and time deposits in, certificates of deposit of, trust accounts with, bankers’ acceptances issued by, or federal funds sold by any depository institution or trust company incorporated under the laws of the United States of America (including the Bank, Affiliates of the Bank and Affiliates of the Collateral Manager) or any state thereof and subject to supervision and examination by federal and/or state banking authorities, in each case payable within 183 days of issuance, so long as the commercial paper and/or the debt obligations of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the Eligible Investment Required Ratings, or such demand or time deposits are covered by an extended Federal Deposit Insurance Corporation (the “FDIC”) insurance program where 100% of the deposits are insured by the FDIC, which is backed by the full faith and credit of the United States (and, if a Class of Rated Notes is rated by Fitch, the United States meets the Eligible Investment Required Ratings); or

(iii)	shares or other securities of non‑U.S. registered money market funds which funds have, at all times, credit ratings of “AAAm” by S&P and “AAAmmf” by Fitch;
provided that Eligible Investments shall not include (a) any interest‑only security, any security purchased at a price in excess of 100% of the par value thereof or any security whose repayment is subject to substantial non‑credit related risk as determined in the sole judgment of the Collateral Manager, (b) any security whose rating assigned by S&P includes an “f,” “p,” “sf” or “t” subscript or whose rating assigned by Moody’s includes an “sf” subscript, (c) any security that is subject to an Offer, (d) any other security the payments on which are subject to withholding tax unless the issuer or obligor or other Person (and guarantor, if any) is required to make “gross‑up” payments that cover the full amount of any such withholding taxes, (e) any security secured by real property, (f) any Structured Finance Obligation or (g) such obligation or security is represented by a certificate of interest in a grantor trust.
“Enforcement Event”: The meaning specified in Section 5.4(a).
“Entitlement Order”: The meaning specified in Article 8 of the UCC.
“Equity Security”: Any security or debt obligation which at the time of acquisition, conversion or exchange does not satisfy the requirements of a Collateral Obligation and is not an Eligible Investment.
“ERISA”: The United States Employee Retirement Income Security Act of 1974, as amended.
“E.U. Retention Requirements”: The CRR Retention Requirements, the AIFMD Retention Requirements and the Solvency II Retention Requirements.
“Euroclear”: Euroclear Bank S.A./N.V.
“Event of Default”: The meaning specified in Section 5.1.
“Excepted Property”: The meaning specified in the Granting Clauses hereof.
“Excess CCC Adjustment Amount”: As of any date of determination, an amount equal to the excess, if any, of:

(a)	the Aggregate Principal Balance of all Collateral Obligations included in the CCC Excess; over

(b)	the sum of the Market Values of all Collateral Obligations included in the CCC Excess.
“Excess Interest”: Any Interest Proceeds distributed on the Preferred Interests pursuant to the Priority of Payments.
“Excess Par Amount”: An amount, as of any Determination Date, equal to (i) the Collateral Principal Amount less (ii) the Reinvestment Target Par Balance; provided, that such amount will not be less than zero.
“Excess Weighted Average Coupon”: A percentage equal as of any date of determination to a number obtained by multiplying (a) the excess, if any, of the Weighted Average Coupon over the Minimum Weighted Average Coupon by (b) the number obtained, including for this purpose any capitalized interest, by dividing the Aggregate Principal Balance of all Fixed Rate Obligations by the Aggregate Principal Balance of all Floating Rate Obligations.
“Excess Weighted Average Floating Spread”: A percentage equal as of any date of determination to a number obtained by multiplying (a) the excess, if any, of the Weighted Average Floating Spread over the Minimum Floating Spread by (b) the number obtained, including for this purpose any capitalized interest, by dividing the Aggregate Principal Balance of all Floating Rate Obligations by the Aggregate Principal Balance of all Fixed Rate Obligations.
“Exchange”: The meaning specified in Section 2.5(i).
“Exchange Act”: The United States Securities Exchange Act of 1934, as amended.
“Exchange Transaction”: The meaning specified in Section 12.2(a).
“Exchanged Defaulted Obligation”: The meaning specified in Section 12.2(a).
“Exercise Notice”: The meaning specified in Section 9.8(d).
“Expense Reserve Account”: The trust account established pursuant to Section 10.3(d).
“Fee Basis Amount”: As of any date of determination, the sum of (a) the Aggregate Principal Balance of the Collateral Obligations, (b) without duplication, the Aggregate Principal Balance of the Defaulted Obligations, (c) without duplication, the amounts on deposit in the Collection Account, the Reinvestment Amount Account and the Ramp‑Up Account (including Eligible Investments therein) representing Principal Proceeds and (d) the aggregate amount of all Principal Financed Accrued Interest.
“Financial Asset”: The meaning specified in Article 8 of the UCC.

“Financing Statement”: The meaning specified in Article 9 of the Uniform Commercial Code in the applicable jurisdiction.
“First Interest Determination End Date”: July 15, 2015.
“First Lien Last Out Loan”: A Senior Secured Loan that, prior to a default with respect to such Loan, is entitled to receive payments pari passu with other Senior Secured Loans of the same Obligor, but following a default becomes fully subordinated to other Senior Secured Loans of the same Obligor and is not entitled to any payments until such other Senior Secured Loans are paid in full.
“First Refinancing”: The redemption of the First Refinancing Replaced Notes and the issuance of the First Refinancing Replacement Notes on the First Refinancing Date.
“First Refinancing Date”: August 30, 2018.
“First Refinancing Date Assets”: All of the assets acquired by the Issuer from the Originator and Carlyle SPV pursuant to the Sale Agreement on the First Refinancing Date.
“First Refinancing Date Participation Interests”: Any participation interest in an asset sold to the Issuer on the First Refinancing Date pursuant to the Sale Agreement until elevated by assignment.
“First Refinancing Replaced Notes”: The Class A‑1A Notes, the Class A‑1B Notes, the Class A‑1C Notes and the Class A‑2 Notes.
“First Refinancing Replacement Notes”: The Class A‑1‑R Notes, the Class A‑2‑R Notes, the Class B Notes and the Class C Notes.
“Fiscal Agency Agreement”: The fiscal agency agreement dated as of the Closing Date among the Fiscal Agent, the Preferred Interest Registrar and the Issuer, as amended on the First Refinancing Date, and as further amended from time to time in accordance with the terms thereof.
“Fiscal Agent”: The Bank, solely in its capacity as fiscal agent under the Fiscal Agency Agreement, unless a successor Person shall have become the Fiscal Agent pursuant to the applicable provisions of the Fiscal Agency Agreement, and thereafter, the Fiscal Agent shall mean such successor Person.
“Fitch”: Fitch Ratings, Inc. and any successor thereto.
“Fitch Collateral Value”: With respect to any Defaulted Obligation, the lesser of (i) the product of the Fitch Recovery Rate of such Defaulted Obligation multiplied by its Principal Balance, in each case, as of the relevant Measurement Date and (ii) the Market Value of such Defaulted Obligation as of the relevant Measurement Date; provided that if the Market Value cannot be determined for any reason, the Fitch Collateral Value shall be determined in accordance with clause (i) above.
“Fitch Rating”: The meaning specified in Schedule 5 hereto.

“Fixed Rate Notes”: Any Class of Notes that accrues interest at a fixed rate for so long as such Class of Notes accrues interest at a fixed rate.
“Fixed Rate Obligation”: Any Collateral Obligation that bears a fixed rate of interest.
“Floating Rate Notes”: Any Class of Notes that accrues interest at a floating rate for so long as such Class of Notes accrues interest at a floating rate.
“Floating Rate Obligation”: Any Collateral Obligation that bears a floating rate of interest.
“Form 15‑E”: United States Securities and Exchange Commission Form ABS Due Diligence 15‑E, as amended, supplemented or modified from time to time and/or or any applicable successor form.
“FRB”: Any Federal Reserve Bank.
“GAAP”: The meaning specified in Section 6.3(j).
“Global Note”: Any Rule 144A Global Note, Temporary Global Note or Regulation S Global Note.
“Grant” or “Granted”: To grant, bargain, sell, alienate, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of set off against. A Grant of property shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including without limitation the immediate and continuing right to claim for, collect, receive and receipt for principal and interest payments in respect thereof, and all other amounts payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring legal or other proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.
“Group I Country”: The Netherlands, Australia, New Zealand and the United Kingdom (or such other country as may be specified in publicly available published criteria from Moody’s from time to time).
“Group II Country”: Germany, Ireland, Sweden and Switzerland (or such other country as may be specified in publicly available published criteria from Moody’s from time to time).
“Group III Country”: Austria, Belgium, Denmark, Finland, France, Hong Kong, Iceland, Liechtenstein, Luxembourg, Norway and Singapore (or such other country as may be specified in publicly available published criteria from Moody’s from time to time).
“Hedge Agreement”: The meaning specified in Section 8.3(d).
“Highest Ranking Class”: Solely with respect to any Class or Classes of Notes rated by S&P as of any date of determination, the outstanding Class of Notes that ranks higher in right of payment than each other Class of Notes in the Note Payment Sequence.

“Holder”: With respect to any Security, the Person whose name appears on the Register or the Preferred Interest Register, as applicable, as the registered holder of such Security.
“Illiquid Asset”: (a) A Defaulted Obligation, Equity Security, obligation received in connection with an Offer or other exchange or any other security or debt obligation that is part of the Assets, in respect of which (i) the Issuer has not received a payment in Cash during the preceding twelve calendar months and (ii) the Collateral Manager certifies that it is not aware, after reasonable inquiry, that the issuer or obligor of such asset has publicly announced or informed the holders of such asset that it intends to make a payment in Cash in respect of such asset within the next twelve calendar months or (b) any asset, claim or other property identified in a certificate of the Collateral Manager as having a Market Value of less than U.S.$1,000.
“Incentive Management Fee”: The fee payable to the Collateral Manager with the meaning set forth in the Collateral Management Agreement and pursuant thereto and to the Priority of Payments, on each Payment Date on and after which the Incentive Management Fee Threshold has been met, in an amount equal to the product of (i) 20% of any remaining Interest Proceeds and Principal Proceeds, as applicable, on such Payment Date pursuant to the Priority of Payments, and (ii) if CGCIM (or an Affiliate thereof) is not the Collateral Manager, 1.0, otherwise (x) the Aggregate Outstanding Amount of Preferred Interests not held by the Carlyle Holders divided by (y) the Aggregate Outstanding Amount of the Preferred Interests.
“Incentive Management Fee Threshold”: The threshold that will be satisfied on any Payment Date if the Holders of the Preferred Interests have received an annualized internal rate of return (computed using the “XIRR” function in Microsoft® Excel or an equivalent function in another software package and based on the respective dates of issuance and an aggregate purchase price for the Preferred Interests of 100% of their initial principal amount, and excluding the receipt of the Carlyle Holders Distribution Amounts, if any) of at least 12.0%, on the outstanding investment in the Preferred Interests as of such Payment Date (or such greater percentage threshold as the Collateral Manager may specify in its sole discretion on or prior to the first Payment Date following the Effective Date by written notice to the Issuer and the Trustee), after giving effect to all payments made or to be made in respect of the Preferred Interests on such Payment Date. Such calculation shall consider all Reinvestment Amounts transferred to the Reinvestment Amount Account on or prior to such Payment Date as payments on the related Preferred Interests (whether or not any relevant Reinvesting Holder continues to hold the applicable Preferred Interests).
“Incurrence Covenant”: A covenant by any borrower to comply with one or more financial covenants only upon the occurrence of certain actions of the borrower, including a debt issuance, dividend payment, share purchase, merger, acquisition or divestiture.
“Indenture”: This instrument as originally executed and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended.
“Independent”: As to any Person, any other Person (including, in the case of an accountant or lawyer, a firm of accountants or lawyers, and any member thereof, or an investment bank and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person, and (ii) is not connected with such Person as an Officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions. When used with respect to any accountant, “Independent” may include an accountant who audits the books of such Person if in addition to satisfying the criteria set forth above the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants.
Whenever any Independent Person’s opinion or certificate is to be furnished to the Trustee, such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.
Any pricing service, certified public accountant or legal counsel that is required to be Independent of another Person under this Indenture must satisfy the criteria above with respect to the Issuer, the Collateral Manager and their respective Affiliates.
“Independent Manager”: The Independent Manager under the Limited Liability Company Agreement.
“Index Maturity”: A term of three months; provided that for the period from the Closing Date to the First Interest Determination End Date, the Reference Rate will be determined by interpolating linearly (and rounding to five decimal places) between the rate for the next shorter period of time for which rates are available and the rate for the next longer period of time for which rates are available; provided further that for the first Interest Accrual Period following the First Refinancing Date, the Reference Rate will be determined by interpolating linearly (and rounding to five decimal places) between the rate for the next shorter period of time for which rates are available and the rate for the next longer period of time for which rates are available. If at any time the three month rate is applicable but not available, the Reference Rate will be determined by interpolating linearly (and rounding to five decimal places) between the rate for the next shorter period of time for which rates are available and the rate for the next longer period of time for which rates are available.
“Information Agent”: The meaning specified in Section 7.20(b).
“Initial Dividend”: The dividend authorized by the Issuer for distribution to the Originator on the Closing Date pursuant to the Resolution of the Issuer delivered under Section 3.1(a) of this Indenture, which shall not be in excess of U.S.$265,000,000.
“Initial Principal Amount”: With respect to any Class of Rated Notes, the U.S. dollar amount specified with respect to such Class in Section 2.3.
“Initial Purchaser”: Citigroup, in its capacity as initial purchaser of the Rated Notes under the Purchase Agreement.
“Initial Rating”: With respect to the Rated Notes, the rating or ratings, if any, indicated in Section 2.3.
“Instrument”: The meaning specified in Article 9 of the UCC.

“Interest Accrual Period”: (i) With respect to the initial Payment Date, the period from and including the Closing Date to but excluding such Payment Date; and (ii) with respect to each succeeding Payment Date, the period from and including the immediately preceding Payment Date to but excluding the following Payment Date until the principal of the Rated Notes is paid or made available for payment; provided that any interest‑bearing notes issued after the Closing Date in accordance with the terms of this Indenture shall accrue interest during the Interest Accrual Period in which such additional notes are issued from and including the applicable date of issuance of such additional notes to but excluding the last day of such Interest Accrual Period at the applicable Interest Rate. For purposes of determining any Interest Accrual Period, (i) in the case of the Fixed Rate Notes, the Payment Date shall be assumed to be the 15th day of the relevant month (irrespective of whether such day is a Business Day) and (ii) in the case of the Floating Rate Notes, if the 15th day of the relevant month is not a Business Day, then the Interest Accrual Period with respect to such Payment Date shall end on but exclude the Business Day on which payment is made and the succeeding Interest Accrual Period shall begin on and include such date.
“Interest Coverage Ratio”: For any designated Class or Classes of Rated Notes, as of any date of determination, the percentage derived from the following equation: (A – B) / C, where:
A = The Collateral Interest Amount as of such date of determination;
B = Amounts payable (or expected as of the date of determination to be payable) on the following Payment Date as set forth in clauses (A) and (B) under the Priority of Interest Proceeds; and
C = Interest due and payable on the Rated Notes of such Class or Classes and each Class of Rated Notes that rank senior to or pari passu with such Class or Classes (excluding Deferred Interest, but including any interest on Deferred Interest with respect to the Deferred Interest Notes) on such Payment Date.
“Interest Coverage Test”: A test that is satisfied with respect to any Class or Classes of Rated Notes as of any date of determination after the second Payment Date following the First Refinancing Date if (i) the Interest Coverage Ratio for such Class or Classes is at least equal to the Required Interest Coverage Ratio for such Class or Classes or (ii) such Class or Classes is no longer Outstanding.
“Interest Determination Date”: With respect to (a) the first Interest Accrual Period, (x) for the period from the Closing Date to but excluding the First Interest Determination End Date, the second London Banking Day preceding the Closing Date, and (y) for the remainder of the first Interest Accrual Period, the second London Banking Day preceding the First Interest Determination End Date, and (b) each Interest Accrual Period thereafter, the second London Banking Day preceding the first day of such Interest Accrual Period.
“Interest Diversion Test”: A test that shall be satisfied on any Measurement Date after the first Payment Date following the First Refinancing Date on which the Class C Notes remain outstanding, if the Overcollateralization Ratio for the Class C Notes is at least equal to 117.4%.

“Interest Only Security”: Any obligation or security that does not provide in the related Underlying Instruments for the payment or repayment of a stated principal amount in one or more installments on or prior to its stated maturity.
“Interest Proceeds”: With respect to any Collection Period or Determination Date, without duplication, the sum of:

(i)
all payments of interest and delayed compensation (representing compensation for delayed settlement) received in Cash by the Issuer during the related Collection Period on the Collateral Obligations and Eligible Investments, including the accrued interest received in connection with a sale thereof during the related Collection Period, less any such amount that represents Principal Financed Accrued Interest;

(ii)	all principal and interest payments received by the Issuer during the related Collection Period on Eligible Investments purchased with Interest Proceeds;

(iii)
all amendment and waiver fees, late payment fees and other fees and commissions received by the Issuer during the related Collection Period other than (A) fees and commissions received in connection with the purchase of Collateral Obligations or Eligible Investments, in connection with a Distressed Exchange or a Bankruptcy Exchange, in connection with Defaulted Obligations (including Purchased Defaulted Obligations), in connection with Specified Amendments or in connection with the extension of the maturity or the reduction of principal of a Collateral Obligation or Eligible Investment and (B) such other fees and commissions which the Collateral Manager elects to treat as Principal Proceeds upon written notice to the Trustee;

(iv)	commitment fees and other similar fees received by the Issuer during such Collection Period in respect of Revolving Collateral Obligations and Delayed Drawdown Collateral Obligations;

(v)
any amounts deposited in the Collection Account from (i) the Expense Reserve Account and/or Interest Reserve Account that are designated as Interest Proceeds pursuant to this Indenture in respect of the related Determination Date and (ii) the Ramp‑Up Account that are designated as Interest Proceeds pursuant to Section 10.3(c);

(vi)
all premiums (including prepayment premiums) paid above par received during such Collection Period on any Collateral Obligation purchased at a purchase price equal to or at a discount from par; provided that the Collateral Manager may in its sole discretion designate such premiums as Principal Proceeds, except that if at the time any premium is received the Overcollateralization Ratio Tests are not satisfied, such premium will be treated as Principal Proceeds;

(vii)
any amounts designated by the Collateral Manager as Interest Proceeds in connection with a direction by a Majority of the Preferred Interests to designate Principal Proceeds up to the Excess Par Amount as Interest Proceeds for payment on the

Redemption Date of a Refinancing upon a redemption of each Class of Rated Notes in whole but not in part; and

(viii)
at the direction of the Originator, and in an amount certified by the Originator to be the minimum amount necessary to avoid a Retention Deficiency, at any time on or after the one year anniversary of the Effective Date, any Trading Gains realized (and not previously distributed) in respect of any Collateral Obligations if (A) the Retention Basis Amount is greater than or equal to U.S.$22,000,000 as of such Determination Date (and after giving effect to any designation as Interest Proceeds pursuant to this clause (viii)), (B) the deposit of such amounts into the Collection Account as Principal Proceeds would, in the sole determination of the Collateral Manager, cause (or be likely to cause) a Retention Deficiency and (C) the Overcollateralization Ratio of the Class C Notes is at least 126.1% after giving effect to such designation, it being understood that the amount of Trading Gains that is not deposited into the Interest Collection Account as Interest Proceeds pursuant to this clause (viii) will constitute Principal Proceeds;

provided that (1) any amounts received in respect of any Defaulted Obligation or any asset received in exchange therefor will constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all collections in respect of such Defaulted Obligation since it became a Defaulted Obligation equals the outstanding Principal Balance of such Collateral Obligation at the time it became a Defaulted Obligation, (2) any amounts received in respect of any new security or obligation or package of securities or obligations issued in connection with a Distressed Exchange will constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all collections in respect of such new asset since it was issued equals the outstanding Principal Balance of the corresponding Collateral Obligation at the time it was subject to such Distressed Exchange and (3) any amounts received in respect of any asset received for a payment applied to a Permitted Use in connection with the workout or restructuring of a Collateral Obligation will constitute Principal Proceeds (and not Interest Proceeds); provided further that, for the avoidance of doubt, any fees or commissions set forth in clauses (iii)(A) and (iii)(B) above will constitute Principal Proceeds (and not Interest Proceeds).
“Interest Rate”: With respect to each Class of Rated Notes, the applicable per annum stated interest rate payable on such Class with respect to each Interest Accrual Period as specified in Section 2.3, which, if a Re‑Pricing has occurred with respect to such Class of Rated Notes, will be the applicable Re‑Pricing Rate.
“Interest Reserve Account”: The account established pursuant to Section 10.3(e).
“Interest Reserve Amount”: The meaning specified in Section 10.3(e).
“Intermediary”: The entity maintaining an Account pursuant to an Account Agreement.
“Intex”: Intex Solutions, Inc.
“Investment Company Act”: The United States Investment Company Act of 1940, as amended.

“Investment Criteria”: The meaning specified in Section 12.2(a).
“Investment Criteria Adjusted Balance”: With respect to each Collateral Obligation, the Principal Balance of such Collateral Obligation; provided that the Investment Criteria Adjusted Balance of any:

(a)	Deferring Obligation will be the S&P Collateral Value of such Deferring Obligation;

(b)
Discount Obligation will be the product of the (i) purchase price (expressed as a percentage of par and, for the avoidance of doubt, without averaging) and (ii) Principal Balance of such Discount Obligation;

(c)	Collateral Obligation included in the CCC Excess will be the Market Value of such Collateral Obligation; and

(d)	Purchased Discount Obligation will be the outstanding principal amount of such Purchased Discount Obligation minus the Purchased Discount Obligation Haircut Amount;
provided further that the Investment Criteria Adjusted Balance for any Collateral Obligation that satisfies more than one of the definitions of Deferring Obligation, Purchased Discount Obligation or Discount Obligation or is included in the CCC Excess will be the lowest amount determined pursuant to clauses (a), (b), (c) and (d) above.
“Irish Listing Agent”: Walkers Listing & Support Services Limited, in its capacity as Irish Listing Agent for the Issuer, and any successor thereto.
“Irish Stock Exchange”: The Irish Stock Exchange plc.
“Issuer”: The Person named as such on the first page of this Indenture until a successor Person shall have become the Issuer pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.
“Issuer Order” and “Issuer Request”: A written order or request (which may be a standing order or request) dated and signed in the name of the Issuer by an Authorized Officer of the Issuer, or by the Collateral Manager by an Authorized Officer thereof, on behalf of the Issuer. An instruction, order or request provided in an email by an Authorized Officer of the Issuer or by an Authorized Officer of the Collateral Manager on behalf of the Issuer will constitute an Issuer Order hereunder.
“Junior Class”: With respect to a particular Class of Securities, each Class of Securities that is subordinated to such Class, as indicated in Section 2.3.
“Knowledgeable Employee”: The meaning set forth in Rule 3c‑5 promulgated under the Investment Company Act (which includes an entity owned exclusively by knowledgeable employees).
“LC Commitment Amount”: With respect to any Letter of Credit Reimbursement Obligation, the amount which the Issuer could be required to pay to the LOC Agent Bank in respect thereof

(including, for the avoidance of doubt, any portion thereof which the Issuer has collateralized or deposited into a trust or with the LOC Agent Bank for the purpose of making such payments).
“Letter of Credit Reimbursement Obligation”: A facility whereby (i) a fronting bank (“LOC Agent Bank”) issues or will issue a letter of credit (“LC”) for or on behalf of a borrower pursuant to an Underlying Instrument, (ii) in the event that the LC is drawn upon, and the borrower does not reimburse the LOC Agent Bank, the lender/participant is obligated to fund its portion of the facility, (iii) the LOC Agent Bank passes on (in whole or in part) the fees and any other amounts it receives for providing the LC to the lender/participant and (iv)(a) the related Underlying Instruments require the Issuer to fully collateralize the Issuer’s obligations to the related LOC Agent Bank or obligate the Issuer to make a deposit into a trust in an aggregate amount equal to the related LC Commitment Amount, (b) the collateral posted by the Issuer is held by, or the Issuer’s deposit is made in, a depository institution meeting the requirement set forth in the definition of “Eligible Accounts” and (c) the collateral posted by the Issuer is invested in Eligible Investments.
“LIBOR”: With respect to the Rated Notes for any Interest Accrual Period (or, for the first Interest Accrual Period, the relevant portion thereof), will equal (a) the rate appearing on the Reuters Screen for deposits with the Index Maturity; provided that LIBOR with respect to the Rated Notes for the first Interest Accrual Period will equal the linear interpolation between the rate appearing on the Reuters Screen for deposits with the next shorter term and the rate appearing on the Reuters Screen for deposits with the next longer term or (b) if such rate is unavailable at the time LIBOR is to be determined, LIBOR shall be determined on the basis of the rates at which deposits in U.S. Dollars are offered by four major banks in the London market selected by the Calculation Agent after consultation with the Collateral Manager (the “Reference Banks”) at approximately 11:00 a.m., London time, on the Interest Determination Date to prime banks in the London interbank market for a period approximately equal to such Interest Accrual Period and an amount approximately equal to the amount of the Aggregate Outstanding Amount of the Rated Notes. The Calculation Agent will request the London office of each Reference Bank to provide a quotation of its rate. If at least two such quotations are provided, LIBOR shall be the arithmetic mean of such quotations (rounded upward to the next higher 1/100,000). If fewer than two quotations are provided as requested, LIBOR with respect to such period will be the arithmetic mean of the rates quoted by three major banks in New York, New York selected by the Calculation Agent after consultation with the Collateral Manager at approximately 11:00 a.m., New York time, on such Interest Determination Date for loans in U.S. Dollars to leading European banks for a term approximately equal to such Interest Accrual Period and an amount approximately equal to the amount of the Rated Notes. If the Calculation Agent is required but is unable to determine a rate in accordance with at least one of the procedures described above, LIBOR will be LIBOR as determined on the previous Interest Determination Date. LIBOR, when used with respect to a Collateral Obligation, means the LIBOR rate determined in accordance with the terms of such Collateral Obligation.
“Limited Liability Company Agreement”: The limited liability company agreement of the Issuer, effective as of June 26, 2015, as amended from time to time.
“Listed Notes”: The Rated Notes specified as such in Section 2.3 for so long as such Class of Rated Notes is listed on the Irish Stock Exchange.

“Loan”: Any obligation for the payment or repayment of borrowed money that is documented by a term loan agreement, revolving loan agreement or other similar credit agreement.
“Long-Dated Obligation”: Any Collateral Obligation received in connection with a workout or restructuring that has a stated maturity later than the Stated Maturity of the Rated Notes.
“LOC Agent Bank”: The meaning specified in the definition of the term Letter of Credit Reimbursement Obligation.
“London Banking Day”: A day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London, England.
“Maintenance Covenant”: A covenant by any borrower to comply with one or more financial covenants during each reporting period (but not more frequently than quarterly), whether or not such borrower has taken any specified action; provided that a covenant that otherwise satisfies the definition hereof and only applies when amounts are outstanding under the related loan shall be a Maintenance Covenant.
“Majority”: With respect to any Class or Classes, the Holders of more than 50% of the Aggregate Outstanding Amount of the Securities of such Class or Classes.
“Management Fee”: The Base Management Fee, the Subordinated Management Fee and the Incentive Management Fee.
“Manager Securities”: As of any date of determination, (a) all Securities held on such date by (i) the Collateral Manager, (ii) any Affiliate of the Collateral Manager, or (iii) any account, fund, client or portfolio managed or advised on a discretionary basis by the Collateral Manager or any of its Affiliates and (b) all Securities as to which economic exposure is held on such date (whether through any derivative financial transaction or otherwise) by any Person identified in the foregoing clause (a).
“Margin Stock”: “Margin Stock” as defined under Regulation U issued by the Board of Governors of the Federal Reserve System, including any debt security which is by its terms convertible into Margin Stock.
“Market Replacement Reference Rate”: The reference rate and, if applicable, the methodology for calculating such base rate (which in all cases may include a Reference Rate Modifier recognized or acknowledged by the Loan Syndications and Trading Association®) determined by the Collateral Manager (in its commercially reasonable discretion) based on (1) the rate recognized as a replacement for LIBOR in the leveraged loan market by the Alternative Reference Rates Committee convened by the Federal Reserve (which may be in the form of a press release, a member announcement, a member advice, a letter, protocol, publication of standard terms or other writing), (2) the rate acknowledged as a standard replacement in the leveraged loan market for LIBOR by the Loan Syndications and Trading Association® (which may be in the form of a press release, a member announcement, a member advice, a letter, protocol, publication of standard terms or other writing) or (3) the rate that is consistent with the reference rate being used in at least 50% (by principal amount) of (x) the quarterly pay Floating Rate Obligations included in the Assets or (y) the floating rate securities issued in the new‑issue collateralized loan obligation market in the prior month that bear interest based on a base rate other than LIBOR.
“Market Value”: With respect to any Loans or other Assets, the amount (determined by the Collateral Manager) equal to the product of the principal amount thereof and the price determined in the following manner:

(i)
the bid price determined by the Loan Pricing Corporation, Markit Group Limited, Loan X Mark‑It Partners, FT Interactive, Bridge Information Systems, KDP, IDC, Bank of America High Yield Index, Interactive Data Pricing and Reference Data, Inc., Pricing Direct Inc., S&P Security Evaluations Service, Thompson Reuters Pricing Service, TradeWeb Markets LLC or any other nationally recognized loan or bond pricing service selected by the Collateral Manager (with notice to the Rating Agencies); or

(ii)	if a price described in clause (i) is not available,

(A)	the average of the bid prices determined by three broker‑dealers active in the trading of such asset that are Independent from each other and the Issuer and the Collateral Manager;

(B)	if only two such bids can be obtained, the lower of the bid prices of such two bids; or

(C)
if only one such bid can be obtained, and such bid was obtained from a Qualified Broker/Dealer, the bid price of such bid; provided that the aggregate principal balance of Collateral Obligations held by the Issuer at any one time with Market Values determined pursuant to this clause (ii)(C) may not exceed 5% of the Collateral Principal Amount; or

(iii)
if a price described in clause (i) or (ii) is not available, then the Market Value of an asset will be the lower of (x) 70% of the notional amount of such asset, (y) the price at which the Collateral Manager reasonably believes such asset could be sold in the market within 30 days, as certified by the Collateral Manager to the Trustee and determined by the Collateral Manager consistent with the manner in which it would determine the market value of an asset for purposes of other funds or accounts managed by it; provided, however, that, if the Collateral Manager is not a registered investment adviser (or, relying adviser) under the Advisers Act, the Market Value of any such asset may not be determined in accordance with this clause (iii)(y) for more than 30 days; and (z) solely if such asset either was purchased within the three preceding months or was previously assigned a Market Value within the three preceding months in accordance with clause (i) or (ii), either (A) if such asset was purchased within the three preceding months, its purchase price or (B) otherwise, the last Market Value that was assigned to it; or

(iv)
if the Market Value of an asset is not determined in accordance with clause (i), (ii) or (iii) above, then such Market Value shall be deemed to be zero until such determination is made in accordance with clause (i), (ii) or (iii) above.

“Material Covenant Default”: A default by an Obligor with respect to any Collateral Obligation, and subject to any grace periods contained in the related Underlying Document, that gives rise to the right of the lender(s) thereunder to accelerate the principal of such Collateral Obligation.
“Maturity”: With respect to any Security, the date on which the unpaid principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.
“Maturity Amendment”: With respect to any Collateral Obligation, any waiver, modification, amendment or variance that would extend the stated maturity date of such Collateral Obligation. For the avoidance of doubt, a waiver, modification, amendment or variance that would extend the stated maturity date of the credit facility of which a Collateral Obligation is part, but would not extend the stated maturity date of the Collateral Obligation held by the Issuer, does not constitute a Maturity Amendment.
“Maximum Fitch Rating Factor Test”: A test that will be satisfied on any date of determination if the Weighted Average Fitch Rating Factor as at such date is less than or equal to the applicable level in the Fitch Test Matrix.
“Measurement Date”: (i) Any day on which a purchase of a Collateral Obligation occurs, (ii) any Determination Date, (iii) the date as of which the information in any Monthly Report is calculated, (iv) with five Business Days’ prior written notice to the Issuer and the Trustee (with a copy to the Collateral Manager), any Business Day requested by either Rating Agency, (v) the Effective Date and (vi) for purposes of determining whether a Retention Deficiency has occurred, any Business Day.
“Merging Entity”: The meaning specified in Section 7.10.
“Middle Market Cov‑Lite Loan”: Any Cov‑Lite Loan that is a Middle Market Loan.
“Middle Market Loan”: Any Collateral Obligation other than a Broadly Syndicated Loan.
“Minimum Denominations”: With respect to the Notes, such minimum denominations as indicated in Section 2.3.
“Minimum Fitch Floating Spread”: As of any date of determination, the weighted average spread (expressed as a percentage) applicable to the current Fitch Test Matrix selected by the Collateral Manager.
“Minimum Fitch Floating Spread Test”: The test that will be satisfied on any date of determination if the Weighted Average Floating Spread plus the Excess Weighted Average Coupon as of such date equals or exceeds the Minimum Fitch Floating Spread as of such date.

“Minimum Floating Spread”: As of any date of determination during the Reinvestment Period, the weighted average spread for the then‑applicable S&P CDO Monitor under the case selected for the S&P CDO Monitor Test.
“Minimum Floating Spread Test”: The test that is satisfied on any date of determination if the Weighted Average Floating Spread plus the Excess Weighted Average Coupon equals or exceeds the Minimum Floating Spread.
“Minimum Weighted Average Coupon”: 7.50%.
“Minimum Weighted Average Coupon Test”: The test that will be satisfied on any date of determination if the Weighted Average Coupon plus the Excess Weighted Average Floating Spread equals or exceeds the Minimum Weighted Average Coupon.
“Minimum Weighted Average Fitch Recovery Rate Test”: The test that will be satisfied on any date of determination if the Weighted Average Fitch Recovery Rate is greater than or equal to the applicable level in the Fitch Test Matrix.
“Minimum S&P Weighted Average Recovery Rate Test”: The test that will be satisfied on any date of determination if the S&P Weighted Average Recovery Rate for the Highest Ranking Class equals or exceeds the S&P Recovery Rate case selected by the Collateral Manager in connection with the S&P CDO Monitor Test.
“Monthly Report”: The meaning specified in Section 10.6(a).
“Monthly Report Determination Date”: The meaning specified in Section 10.6(a).
“Moody’s”: Moody’s Investors Service, Inc. and any successor thereto.
“Moody’s Rating”: With respect to any Collateral Obligation, the rating determined pursuant to the methodology set forth under the heading “Moody’s Rating” on Schedule 2 hereto (or such other schedule provided by Moody’s to the Issuer, the Trustee, the Collateral Administrator and the Collateral Manager).
“Non‑Call Period”: The period from the First Refinancing Date to but excluding the Payment Date in October 2020.
“Non‑Consent Notice”: The meaning specified in Section 9.8(d).
“Non‑Consenting Balance”: The meaning specified in Section 9.8(d).
“Non‑Consenting Holder”: The meaning specified in Section 9.8(e)(i).
“Non‑Consenting Notes”: The meaning specified in Section 9.8(e)(i).
“Non‑Emerging Market Obligor”: An obligor that is Domiciled in (x) any country that has a country ceiling for foreign currency bonds of at least “Aa3” by Moody’s; provided, that an obligor Domiciled in a country with a Moody’s foreign currency country ceiling rating of “A1,” “A2” or “A3” shall be deemed to be a Non‑Emerging Market Obligor on the date of the Issuer’s commitment to purchase as long as the Collateral Obligations of all Non‐Emerging Market Obligors permitted by this proviso do not exceed 10.0% of the Collateral Principal Amount on such date or (y) the United States (including Puerto Rico).
“Non‑Exempt Closing Date Participation”: Closing Date Originator Participation Interests and First Refinancing Date Participation Interests that have not been elevated to an assignment on or before the Monthly Report Determination Date of the December 2018 Monthly Report.
“Non‑Permitted ERISA Holder”: Any Person that is or becomes the beneficial owner of an interest in any Note who has made or is deemed to have made a prohibited transaction representation or a Benefit Plan Investor, Controlling Person or Similar Law representation required by this Indenture or by its investor representation letter that is subsequently shown to be false or misleading or whose beneficial ownership otherwise results in Benefit Plan Investors owning Reinvesting Holder Notes, assuming, for this purpose, that all the representations made (or, in the case of Global Notes, deemed to be made) by holders of such Notes are true.
“Non‑Permitted Holder”: (i) Any Person that is not a Qualified Institutional Buyer (or, solely in the case of Reinvesting Holder Notes held in the form of Certificated Notes, an Accredited Investor) and a Qualified Purchaser (or, solely in the case of Reinvesting Holder Notes held in the form of Certificated Notes, a Knowledgeable Employee) or that does not have an exemption available under the Securities Act and the Investment Company Act that becomes the holder or beneficial owner of an interest in any Note or (ii) any Non‑Permitted ERISA Holder.
“Note Purchase Offer”: The meaning specified in Section 2.13(b)
“Note Interest Amount”: With respect to any Class of Rated Notes and any Payment Date, the amount of interest for the related Interest Accrual Period payable in respect of each U.S.$100,000 Aggregate Outstanding Amount of such Class of Rated Notes.
“Note Payment Sequence”: The application, in accordance with the Priority of Payments, of Interest Proceeds or Principal Proceeds, as applicable, in the following order:
Prior to and on the First Refinancing Date:

(i)	to the payment of principal of the Class A‑1 Notes (pro rata) until such amount has been paid in full; and

(ii)	to the payment of principal of the Class A‑2 Notes until such amount has been paid in full.
After the First Refinancing Date:

(i)
to the payment, pro rata, based on their respective Aggregate Outstanding Amounts, of principal of the Class A-1-1-R Notes, the Class A-1-2-R Notes and the Class A-1-3-R Notes, until the Class A‑1‑R Notes have been paid in full;

(ii)	to the payment of principal of the Class A‑2‑R Notes, until the Class A‑2‑R Notes have been paid in full;

(iii)	to the payment of principal of the Class B Notes (including any Deferred Interest in respect of the Class B Notes), until the Class B Notes have been paid in full;

(iv)	to the payment of accrued and unpaid interest (including any interest on defaulted interest) on the Class B Notes, until such amount has been paid in full;

(v)	to the payment of principal of the Class C Notes (including any Deferred Interest in respect of the Class C Notes), until the Class C Notes have been paid in full; and

(vi)	to the payment of accrued and unpaid interest (including any interest on defaulted interest) on the Class C Notes until such amount has been paid in full.
“Noteholder”: With respect to any Note, the Person whose name appears on the Register as the registered holder of such Note or with respect to any Preferred Interest, the Person whose name appears in the Preferred Interest Register as the registered holder of such Preferred Interest, as applicable.
“Notes”: The Rated Notes and the Reinvesting Holder Notes authorized by, and authenticated and delivered under, this Indenture (as specified in Section 2.3).
“NRSRO”: The meaning specified in Section 7.20(f).
“OECD”: The Organisation for Economic Co-operation and Development.
“Obligor”: The obligor or guarantor under a loan.
“Offer”: The meaning specified in Section 10.7(c).
“Offering”: The offering of any Securities pursuant to the relevant Offering Circular.
“Offering Circular”: Each offering circular relating to the offer and sale of the Rated Notes, including any supplements thereto.
“Officer”: (a) With respect to the Issuer and any limited liability company, any managing member or manager thereof or any Person to whom the rights and powers of management thereof are delegated in accordance with the limited liability company agreement of such limited liability company; (b) with respect to any corporation, any director, the chairman of the board of directors, any vice president, the secretary, an assistant secretary, the treasurer or an assistant treasurer of such entity or any Person authorized by such entity and shall, for the avoidance of doubt, include any duly appointed attorney in fact thereof; (c) with respect to any partnership, any general partner thereof or any Person authorized by such entity; and (d) with respect to the Trustee and any bank or trust company acting as trustee of an express trust or as custodian or agent, any vice president or assistant vice president of such entity or any officer customarily performing functions similar to those performed by a vice president or assistant vice president of such entity.

“offshore transaction”: The meaning specified in Regulation S.
“Opinion of Counsel”: A written opinion addressed to the Trustee (or upon which the Trustee is permitted to rely) and, if required by the terms hereof, a Rating Agency, in form and substance reasonably satisfactory to the Trustee, of a nationally or internationally recognized and reputable law firm one or more of the partners of which are admitted to practice before the highest court of any State of the United States or the District of Columbia, which law firm may, except as otherwise expressly provided in this Indenture, be counsel for the Issuer or the Collateral Manager, as the case may be, but must be Independent of the Collateral Manager, and which law firm shall be reasonably satisfactory to the Trustee. Whenever an Opinion of Counsel is required hereunder, such Opinion of Counsel may rely on opinions of other counsel who are so admitted and so satisfactory, which opinions of other counsel shall accompany such Opinion of Counsel and shall either be addressed to the same addressees or state that the addressees of the Opinion of Counsel shall be entitled to rely thereon.
“Optional Redemption”: A redemption of the Securities in accordance with Section 9.2.
“Originated Asset”: A Collateral Obligation that is sold or transferred to the Issuer and with respect to which the Originator either (i) acted or will act as original lender or itself or through related entities, directly or indirectly, was involved or will be involved in the original agreement which created or will create such Collateral Obligation or (ii) purchased or will purchase such Originated Asset for its own account prior to selling or transferring such Collateral Obligation to the Issuer.
“Originator”: TCG BDC, Inc. (f/k/a Carlyle GMS Finance, Inc.), or any successor thereto to the extent permitted under the E.U. Retention Requirements and the Retention Undertaking Letter.
“Originator Requirement”: The requirement that will be satisfied if:

(a)
the aggregate principal balance of Collateral Obligations (for such purposes disregarding any partial repayments or prepayments thereon) and the balance of Eligible Investments, in each case, acquired by the Issuer from the Originator in its capacity as an “originator” for the purposes of Article 405 of the CRR; divided by

(b)
the sum of (i) the aggregate principal balance of all Collateral Obligations (for such purposes disregarding any partial repayments or prepayments thereon) and (ii) the balance of all Eligible Investments standing to the credit of the Collection Account, is greater than 50% or, upon receipt of written advice from Latham & Watkins LLP, such lesser percentage permitted by the CRR Retention Requirements (as determined by the Collateral Manager), where for the purposes of determining paragraphs (a) and (b) above, Eligible Investments that have been designated for application towards the acquisition of Collateral Obligations that the Issuer has committed to purchase but which has not yet settled will be disregarded; provided, however, that if, following the First Refinancing Date, the Collateral Manager reasonably determines (based on guidance provided by the European Banking Authority (or any predecessor, successor or replacement agency or authority) or a legal opinion from legal counsel of reputable standing) that Eligible Investments may be excluded for the purposes of the calculation in Article 3(4)(b) of the European Commission Delegated Regulation (EU) No 625/2014 of 13 March 2014 supplementing the CRR and notifies the Issuer, the Trustee and the Collateral Administrator (for the avoidance of doubt, none of whose consent is required to be obtained) in writing of such determination, then the Originator Requirement shall be amended by removal of the reference to Eligible Investments in paragraphs (a) and (b) above.
“Outstanding”: With respect to (a) the Notes or the Notes of any specified Class, as of any date of determination, all of the Notes or all of the Notes of such Class, as the case may be, theretofore authenticated and delivered under this Indenture, except:

(i)	Notes theretofore canceled by the Registrar or delivered to the Registrar for cancellation in accordance with the terms of Section 2.9;

(ii)
Notes or portions thereof for whose payment or redemption funds in the necessary amount have been theretofore irrevocably deposited with the Trustee or any Paying Agent in trust for the Holders of such Notes pursuant to Section 4.1(a)(x)(ii); provided that if such Notes or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)
Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, unless proof satisfactory to the Trustee is presented that any such Notes are held by a “Protected Purchaser;” and

(iv)	Notes alleged to have been mutilated, destroyed, lost or stolen for which replacement Notes have been issued as provided in Section 2.6; and
(b)    Preferred Interests, as of any date of determination, all of the Preferred Interests shown as issued and outstanding in the Preferred Interest Register;
provided that in determining whether the Holders of the requisite Aggregate Outstanding Amount have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the following Securities shall be disregarded and deemed not to be Outstanding:

(i)	Securities owned by the Issuer or any other obligor upon the Securities; or

(ii)
only in the case of a vote to (i) terminate the Collateral Management Agreement, (ii) remove or replace the Collateral Manager or (iii) waive an event constituting “cause” under the Collateral Management Agreement as a basis for termination of the Collateral Management Agreement or removal of the Collateral Manager, any Securities that are Manager Securities;

except that (1) in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities that a Trust Officer of the Trustee actually knows to be so owned or to be Manager Securities shall be so disregarded; and (2) Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not one of the Persons specified above.
“Overcollateralization Ratio”: With respect to any specified Class or Classes of Rated Notes as of any date of determination, the percentage derived from: (i) the Adjusted Collateral Principal Amount on such date divided by (ii) the Aggregate Outstanding Amount on such date of the Rated Notes of such Class and each pari passu or Priority Class.
“Overcollateralization Ratio Test”: A test that is satisfied with respect to any Class or Classes of Rated Notes as of any date of determination after the first Payment Date following the First Refinancing Date on which such test is applicable if (i) the Overcollateralization Ratio for such Class on such date is at least equal to the Required Overcollateralization Ratio for such Class or Classes or (ii) such Class or Classes of Rated Notes is no longer Outstanding.
“Pari Passu Class”: With respect to any specified Class of Securities, each Class of Securities that ranks pari passu to such Class, as indicated in Section 2.3.
“Partial Deferring Obligation”: A Collateral Obligation on which the interest, in accordance with its related underlying instrument, is currently being (i) partly paid in cash (with a minimum cash payment of (a) in the case of Floating Rate Obligations, the Reference Rate plus 1.00% and (b) in the case of Fixed Rate Obligations, the zero‑coupon swap rate in a fixed/floating interest rate swap with a term equal to five years, in each case required under its Underlying Instruments) and (ii) partly deferred, or paid by the issuance of additional debt securities identical to such debt security or through additions to the principal amount thereof.
“Partial Redemption”: A redemption of one or more (but fewer than all) Classes of Securities from Refinancing Proceeds pursuant to Section 9.2(a).
“Partial Redemption Date”: Any day on which a Partial Redemption occurs.
“Participation Interest”: A participation interest in a loan originated by a bank or financial institution that, at the time of acquisition, or the Issuer’s commitment to acquire the same, satisfies each of the following criteria: (i) such participation would constitute a Collateral Obligation were it acquired directly, (ii) the Selling Institution is a lender on the loan, (iii) the aggregate participation in the loan granted by such Selling Institution to any one or more participants does not exceed the principal amount or commitment with respect to which the Selling Institution is a lender under such loan, (iv) such participation does not grant, in the aggregate, to the participant in such participation a greater interest than the Selling Institution holds in the loan or commitment that is the subject of the participation, (v) the entire purchase price for such participation is paid in full (without the benefit of financing from the Selling Institution or its affiliates) at the time of the Issuer’s acquisition (or, to the extent of a participation in the unfunded commitment under a Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, at the time of the funding of such loan), (vi) the participation provides the participant all of the economic benefit and risk of the whole or part of the loan or commitment that is the subject of the loan participation and (vii) such participation is documented under a Loan Syndications and Trading Association, Loan Market Association or

similar agreement standard for loan participation transactions among institutional market participants.  For the avoidance of doubt, a Participation Interest shall not include a sub‑participation interest in any loan.
“Partner”: The meaning specified in Section 7.17(g)(i).
“Partnership Interest”: The meaning specified in Section 7.17(g)(i).
“Partnership Representative”: The meaning specified in Section 7.17(g)(iii).
“Paying Agent”: Any Person authorized by the Issuer to pay the principal of or interest on any Notes on behalf of the Issuer as specified in Section 7.2.
“Payment Account”: The payment account of the Trustee established pursuant to Section 10.3(a).
“Payment Date”: The 15th day of January, April, July and October of each year (or, if such day is not a Business Day, the next succeeding Business Day), commencing in October 2018, any Redemption Date (other than a Partial Redemption Date) and the Stated Maturity; provided that, following the redemption or repayment in full of the Rated Notes, Holders of Preferred Interests may receive payments on any dates designated by the Collateral Manager (which dates may or may not be the dates stated above) upon three Business Days prior written notice to the Trustee and the Collateral Administrator (which notice the Trustee shall promptly forward to the Holders of the Preferred Interests) and such dates shall thereafter constitute “Payment Dates”.
“PBGC”: The United States Pension Benefit Guaranty Corporation.
“Permitted Use”: With respect to (a) the proceeds of an additional issuance of additional Preferred Interests and/or notes of any one or more new classes of notes that are fully subordinated to the existing Rated Notes as designated for a Permitted Use and (b) any excess Refinancing Proceeds received into the Permitted Use Account: as directed by the Collateral Manager with the consent of a Majority of the Preferred Interests, (i) the transfer of the applicable portion of such amount to the Collection Account for application as Interest Proceeds; (ii) the transfer of the applicable portion of such amount to the Collection Account for application as Principal Proceeds; (iii) the repurchase of Rated Notes of any Class in accordance with this Indenture; (iv) the payment of expenses incurred in connection with a Refinancing, additional issuance of Notes or a Re‑Pricing, in each case as determined by the Collateral Manager and subject to the limitations set forth in this Indenture; and (v) to make payments in connection with the exercise of an option, warrant, right of conversion, pre‑emptive right, rights offering, credit bid or similar right in connection with the workout or restructuring of a Collateral Obligation (so long as the asset received in connection with such payment would be considered “received in lieu of debts previously contracted for” with respect to the Collateral Obligation under the Volcker Rule), in each case subject to the limitations set forth in this Indenture.
“Permitted Use Account”: The meaning specified in Section 10.3(g).

“Person”: An individual, corporation (including a business trust), partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.
“Petition Expenses”: The reasonable fees, costs, charges and expenses incurred by the Issuer (including reasonable attorneys’ fees and expenses) in connection with a Bankruptcy Filing.
“Plan Asset Regulation”: U.S. Department of Labor regulation 29 C.F.R. Section 2510.3‑101 (as modified by Section 3(42) of ERISA).
“Preferred Interest Payment Account”: An account established by the Fiscal Agent pursuant to the terms of the Fiscal Agency Agreement.
“Preferred Interest Register”: The register of holders of Preferred Interests maintained on behalf of the Issuer.
“Preferred Interest Registrar”: The preferred interest registrar appointed by the Issuer pursuant to the Fiscal Agency Agreement.
“Preferred Interests”: The Preferred Interests issued by the Issuer on the Closing Date and any additional Preferred Interests issued pursuant to the Limited Liability Company Agreement and in compliance with the terms of this Indenture, all shown as issued and Outstanding in the Preferred Interest Register.
“Principal Balance”: Subject to Section 1.2, with respect to (a) any Asset other than a Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, as of any date of determination, the outstanding principal amount of such Asset (excluding any capitalized interest) and (b) any Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, as of any date of determination, the outstanding principal amount of such Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation (excluding any capitalized interest), plus (except as expressly set forth in this Indenture) any undrawn commitments that have not been irrevocably reduced or withdrawn with respect to such Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation; provided that for all purposes the Principal Balance of (1) any Equity Security or interest only strip shall be deemed to be zero and (2) any Defaulted Obligation that is not sold or terminated within three years after becoming a Defaulted Obligation shall be deemed to be zero.
“Principal Financed Accrued Interest”: (a) With respect to any Collateral Obligation owned or purchased by the Issuer on the Closing Date, any unpaid interest on such Collateral Obligation that accrued prior to the Closing Date that was owing to the Issuer and remained unpaid as of the Closing Date and (b) with respect to any Collateral Obligation purchased after the Closing Date, the amount of Principal Proceeds, if any, applied towards the purchase of accrued interest on such Collateral Obligation.
“Principal Proceeds”: With respect to any Collection Period or Determination Date, all amounts received by the Issuer during the related Collection Period that do not constitute Interest Proceeds and any amounts that have been designated as Principal Proceeds pursuant to the terms of this Indenture.
“Priority Class”: With respect to any specified Class of Securities, each Class of Securities that ranks senior to such Class, as indicated in Section 2.3.
“Priority of Interest Proceeds”: The meaning specified in Section 11.1(a)(i).
“Priority of Partial Redemption Proceeds”: The meaning specified in Section 11.1(a)(iv).
“Priority of Payments”: The Priority of Interest Proceeds, the Priority of Principal Proceeds, the Special Priority of Payments and the Priority of Partial Redemption Proceeds.
“Priority of Principal Proceeds”: The meaning specified in Section 11.1(a)(ii).
“Proceeding”: Any suit in equity, action at law or other judicial or administrative proceeding.
“Proposed Portfolio”: The portfolio of Collateral Obligations and Eligible Investments resulting from the proposed purchase, sale, maturity or other disposition of a Collateral Obligation or a proposed reinvestment in an additional Collateral Obligation, as the case may be.
“Process Agent”: The meaning specified in Section 7.2.
“Protected Purchaser”: The meaning specified in Article 8 of the UCC.
“Purchase Agreement”: (i) Prior to the First Refinancing Date, the agreement dated as of the Closing Date between the Issuer and Citigroup, as initial purchaser of the First Refinancing Replaced Notes, as amended from time to time and (ii) on and after the First Refinancing Date, the agreement dated as of the First Refinancing Date between the Issuer and Citigroup, as initial purchaser of the First Refinancing Replacement Notes, as amended from time to time.
“Purchased Defaulted Obligation”: The meaning specified in Section 12.2(a).
“Purchased Discount Obligation”: Any Collateral Obligation (other than a Discount Obligation or a Defaulted Obligation) that (a) has been purchased at a purchase price of less than 100% and (b) has been irrevocably designated as a Purchased Discount Obligation in the sole discretion of the Collateral Manager no later than the first Determination Date after the settlement date therefor (with written notice to the Trustee); provided, however, that a Collateral Obligation may be designated as a Purchased Discount Obligation only if, as of the date on which the Issuer makes a binding commitment to purchase such asset (after giving effect to all sales and purchases, based on outstanding Issuer orders, trade confirmations or executed assignments, and after giving effect to any Purchased Discount Obligation Haircut Amount applicable to such designated Purchased Discount Obligation), the Collateral Quality Test, the Coverage Tests, the Interest Diversion Test and the Concentration Limitations are satisfied; provided further that, the Aggregate Principal Balance of all Purchased Discount Obligations designated as such, as of any date of determination, does not exceed 10.0% of the Target Initial Par Amount.

“Purchased Discount Obligation Haircut Amount”: As of any date of determination, an amount equal to the sum of the amount for each Purchased Discount Obligation then comprising the Collateral Obligations as of such date, equal to (i) the outstanding principal amount of such Purchased Discount Obligation as of such date, multiplied by (ii) 100% minus the purchase price (expressed as a percentage of par) of such Purchased Discount Obligation.
“QIB/QP”: Any Person that, at the time of its acquisition, purported acquisition or proposed acquisition of Securities is both a Qualified Institutional Buyer and a Qualified Purchaser.
“Qualified Broker/Dealer”: Any of Bank of America, N.A., The Bank of Montreal, The Bank of New York Mellon, The Royal Bank of Scotland plc, Barclays Bank plc, BNP Paribas, Broadpoint Securities Inc., Canadian Imperial Bank of Commerce, Cantor Fitzgerald, Citadel Securities, Citibank, N.A., Credit Agricole S.A., Credit Suisse, Deutsche Bank AG, FBR Capital Markets, Gleacher & Company Securities, Inc., Goldman Sachs & Co. LLC, HSBC Bank, JPMorgan Chase Bank, N.A., Knight/Libertas, Lazard Ltd., Macquarie Bank, Mizuho Bank, Ltd., Morgan Stanley & Co., Natixis, Nomura Securities Inc., Northern Trust Company, Oppenheimer & Co. Inc., Royal Bank of Canada, Scotia Bank, Société Générale, Sun Trust Bank, The Toronto‑Dominion Bank, U.S. Bank, National Association, UBS AG or Wells Fargo Bank, National Association, or a banking or securities Affiliate of any of the foregoing, and any other financial institution with experience in the relevant market so designated by the Collateral Manager with notice to the Rating Agencies.
“Qualified Institutional Buyer”: Any Person that, at the time of its acquisition, purported acquisition or proposed acquisition of Notes, is a qualified institutional buyer within the meaning of Rule 144A.
“Qualified Purchaser”: Any Person that, at the time of its acquisition, purported acquisition or proposed acquisition of Notes, is a qualified purchaser within the meaning of the Investment Company Act (including an entity owned exclusively by qualified purchasers).
“Ramp‑Up Account”: The account established pursuant to Section 10.3(c).
“Rated Noteholders”: The Holders of the Rated Notes.
“Rated Notes”: (i) Prior to the First Refinancing, the Class A‑1A Notes, the Class A‑1B Notes, the Class A‑1C Notes and the Class A‑2 Notes and (ii) after the First Refinancing, the Class A‑1‑R Notes, the Class A‑2‑R Notes, the Class B Notes and the Class C Notes.
“Rating Agency”: Each of S&P and Fitch, in each case for so long as it assigns a rating at the request of the Issuer to the Class or Classes to which it assigned a rating on the First Refinancing Date. If a Rating Agency withdraws all of its ratings on the Notes rated by it on the First Refinancing Date at the request of the Issuer (at the direction of a Majority of the Preferred Interests or the Collateral Manager) or otherwise, or the Notes rated by it on the First Refinancing Date are no longer outstanding, then it shall no longer constitute a Rating Agency for purposes of this Indenture or any other Transaction Document.
“Rating Agency Confirmation”: (i) Confirmation in writing (which may be in the form of a press release) from S&P that a proposed action or designation will not cause the then‑current ratings of any Class of Rated Notes to be reduced or withdrawn and (ii) notice provided to Fitch of the proposed action or designation at least five Business Days prior to such action or designation taking effect (for so long as Fitch is a Rating Agency). If S&P (i) makes a public announcement or informs the Issuer, the Collateral Manager or the Trustee that (x) it believes Rating Agency Confirmation is not required with respect to an action or (y) its practice is to not give such confirmations or (ii) no longer constitutes a Rating Agency under the Indenture, the requirement for Rating Agency Confirmation with respect to S&P will not apply. Any requirement for Rating Agency Confirmation from a Rating Agency in respect of any supplemental indenture requiring the consent of all holders of Rated Notes will not apply if such holders have been advised prior to consenting to such amendment that the current ratings of the Rated Notes of such Rating Agency may be reduced or withdrawn as a result of such amendment.
“Re‑Priced Class”: The meaning specified in Section 9.8(a).
“Re‑Pricing”: The meaning specified in Section 9.8(a).
“Re‑Pricing Date”: The meaning specified in Section 9.8(c).
“Re‑Pricing Eligible Class”: Each Class that is specified as such under Section 2.3.
“Re‑Pricing Intermediary”: The meaning specified in Section 9.8(b).
“Re‑Pricing Notice”: The meaning specified in Section 9.8(c).
“Re‑Pricing Proceeds”: The proceeds of Re‑Pricing Replacement Notes.
“Re‑Pricing Rate”: The meaning specified in Section 9.8(c).
“Re‑Pricing Redemption”: In connection with a Re‑Pricing, the redemption by the Issuer of the Rated Notes of the Re‑Priced Class(es) held by Non‑Consenting Holders.
“Re‑Pricing Redemption Date”: The Business Day on which a Re‑Pricing Redemption occurs.
“Re‑Pricing Replacement Notes”: Rated Notes issued in connection with a Re‑Pricing that have terms identical to the Re‑Priced Class (after giving effect to the Re‑Pricing) and are issued in an Aggregate Outstanding Amount such that the Re‑Priced Class will have the same Aggregate Outstanding Amount after giving effect to the Re‑Pricing as it did before the Re‑Pricing.
“Re‑Pricing Transfer”: The meaning specified in Section 9.8(d).
“Record Date”: With respect to the Global Notes, the date one day prior to the applicable Payment Date and, with respect to the Certificated Notes, the last Business Day of the month preceding the applicable Payment Date.
“Redemption Date”: Any Business Day specified for a redemption of Securities pursuant to Article IX.

“Redemption Price”: (a) For each Class of Rated Notes to be redeemed or re‑priced (x) 100% of the Aggregate Outstanding Amount of such Class, plus (y) accrued and unpaid interest thereon (including interest on any accrued and unpaid Deferred Interest, in the case of the Deferred Interest Notes) to the Redemption Date or Re‑Pricing Redemption Date, as applicable, and (b) for each Preferred Interest and Reinvesting Holder Note, its proportional share (based on the Aggregate Outstanding Amount of the Preferred Interests or Reinvesting Holder Notes, as applicable) of the portion of the proceeds of the remaining Assets (after giving effect to the Optional Redemption or Tax Redemption of the Rated Notes in whole or after all of the Rated Notes have been repaid in full, payment in full of (and/or creation of a reserve for) all expenses (including all Management Fees and Administrative Expenses) of the Issuer) and payment of all other amounts senior to such Securities that is distributable to the Preferred Interests or Reinvesting Holder Notes, as applicable, in accordance with the Priority of Payments; provided that Holders of 100% of the Aggregate Outstanding Amount of any Class of Rated Notes may elect to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class of Rated Notes in any Optional Redemption (including a Refinancing) in which all Outstanding Classes of Rated Notes will be redeemed.
“Reference Rate”: With respect to the Rated Notes, the greater of (a) zero and (b)(i) LIBOR, or (ii) the Alternative Reference Rate adopted in a Reference Rate Amendment. With respect to the Collateral Obligations, the reference rate applicable to such Collateral Obligations calculated in accordance with the related Underlying Instruments.
“Reference Rate Amendment”: A supplemental indenture to modify the Reference Rate.
“Reference Rate Modifier”: A modifier applied to a reference rate in order to cause such rate to be comparable to LIBOR, which may include an addition to or subtraction from such unadjusted rate.
“Refinancing”: The meaning specified in Section 9.2(d).
“Refinancing Proceeds”: The Cash proceeds from the Refinancing.
“Register” and “Registrar”: The respective meanings specified in Section 2.5(a).
“Registered”: In registered form for U.S. federal income tax purposes and issued after July 18, 1984, provided that a certificate of interest in a grantor trust shall not be treated as Registered unless each of the obligations or securities held by the trust was issued after that date.
“Regulation S”: Regulation S under the Securities Act.
“Regulation S Global Note”: Any Note sold to non‑“U.S. persons” in an “offshore transaction” (each as defined in Regulation S) in reliance on Regulation S and issued in the form of a permanent global security as specified in Section 2.2 in definitive, fully registered form without interest coupons substantially in the form set forth in the applicable Exhibit A hereto.
“Regulation U”: Regulation U (12 C.F.R. 221) issued by the Board of Governors of the Federal Reserve System.

“Reinvesting Holder”: On the Closing Date, each Person that is a Holder of Preferred Interests that is a U.S. person and thereafter, any transferee of a Reinvesting Holder Note.
“Reinvesting Holder Notes”: The Reinvesting Holder Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.
“Reinvestment Amount”: With respect to the Preferred Interests held by a Reinvesting Holder, any amount that is available to be distributed on any Payment Date during the Reinvestment Period to such Reinvesting Holder in respect of its Preferred Interests pursuant to the Priority of Payments but is instead deposited in the Reinvestment Amount Account on such Payment Date at the direction of such Reinvesting Holder in accordance with Section 11.1(e).
“Reinvestment Amount Account”: The meaning specified in Section 10.3(f).
“Reinvestment Balance Criteria”: Any of the following requirements, in each case determined after giving effect to the proposed purchase of Collateral Obligations and all other sales or purchases previously or simultaneously committed to: (i) the Adjusted Collateral Principal Amount is maintained or increased, (ii) the Aggregate Principal Balance of the Collateral Obligations plus, without duplication, the amounts on deposit in the Collection Account, the Permitted Use Account and the Ramp‑Up Account (including Eligible Investments therein) representing Principal Proceeds is (x) maintained or increased or (y) greater than or equal to the Reinvestment Target Par Balance, or (iii) in the case of an additional Collateral Obligation purchased with the proceeds from the sale or other disposition of a Credit Risk Obligation or a Defaulted Obligation, the Aggregate Principal Balance of all additional Collateral Obligations purchased with the proceeds from such disposition will at least equal the Sale Proceeds from such disposition.
“Reinvestment Period”: The period from and including the Closing Date to and including the earliest of (i) the Payment Date in October 2023, (ii) any date on which the Maturity of any Class of Rated Notes is accelerated following an Event of Default pursuant to this Indenture and (iii) any date on which the Collateral Manager reasonably determines that it can no longer reinvest in additional Collateral Obligations in accordance with this Indenture or the Collateral Management Agreement; provided, in the case of this clause (iii), (A) there is no Retention Deficiency and (B) the Collateral Manager notifies the Issuer, the Trustee (who shall notify the Holders of Securities), the Collateral Administrator and each Rating Agency thereof at least five Business Days prior to such date.
“Reinvestment Target Par Balance”: As of any date of determination, the Target Initial Par Amount minus (i) the amount of any reduction in the Aggregate Outstanding Amount of the Notes through the payment of Principal Proceeds or Interest Proceeds plus (ii) the amount of any increase in the Aggregate Outstanding Amount of the Notes through the addition of any Deferred Interest to the principal amount of any Class of Rated Notes plus (iii) the aggregate amount of Principal Proceeds that result from the issuance of any additional notes pursuant to Sections 2.13 and 3.2 (after giving effect to such issuance of any additional notes).
“Related Obligation”: An obligation issued by the Collateral Manager, any of its Affiliates that are collateralized debt obligation funds or any other Person that is a collateralized debt obligation fund whose investments are primarily managed by the Collateral Manager or any of its Affiliates.

“Required Interest Coverage Ratio”: For the (a) Class A Notes, 120.0%, (b) the Class B Notes, 115.0% and (c) Class C Notes, 110.0%.
“Required Overcollateralization Ratio”: For the (a) Class A Notes, 136.4%, (b) the Class B Notes, 122.3% and (b) Class C Notes, 116.4%.
“Required Redemption Amount”: The meaning specified in Section 9.2(b).
“Requisite Equity”: The meaning specified in Section 8.7.
“Reset Amendment”: The meaning specified in Section 8.7.
“Resolution”: With respect to the Issuer, (1) a resolution of the Independent Manager or the Board of Managers or (2) an authorization contained in the Limited Liability Company Agreement.
“Restricted Trading Period”: The period (a) while any Class A‑1 Notes are Outstanding during which either the S&P rating or the Fitch rating of the Class A‑1 Notes is one or more subcategories below its rating on the First Refinancing Date or has been withdrawn and not reinstated or (b) while any Class A‑2 Notes are Outstanding during which the S&P rating of such Class is two or more subcategories below its rating on the First Refinancing Date or has been withdrawn and not reinstated, provided that (1) such period will not be a Restricted Trading Period (so long as such S&P rating or Fitch rating, as applicable, has not been further downgraded, withdrawn or put on watch for potential downgrade) (x) if (A) after giving effect to any sale of the relevant Collateral Obligation, the Aggregate Principal Balance of the Collateral Obligations (excluding the Collateral Obligations being sold) and Eligible Investments constituting Principal Proceeds (including, without duplication, the anticipated net proceeds of such sale) will be at least equal to the Reinvestment Target Par Balance, (B) each test specified in the definition of Collateral Quality Test is satisfied and (C) each Overcollateralization Ratio Test is satisfied or (y) upon the direction of a Majority of the Controlling Class, which direction shall remain in effect until the earlier of (A) a subsequent direction to the Issuer (with a copy to the Trustee and the Collateral Administrator) by a Majority of the Controlling Class declaring the beginning of a Restricted Trading Period or (B) a further downgrade or withdrawal of such S&P or Fitch rating, as applicable, that, disregarding such direction, would cause the condition set forth in clauses (a) or (b) above to be true. For the avoidance of doubt, no Restricted Trading Period will restrict any sale of a Collateral Obligation entered into by the Issuer at a time when the Restricted Trading Period was not in effect, regardless of whether such sale has settled.
“Retention Amount”: As of any Measurement Date, an amount equal to 5% of the Aggregate Outstanding Amount of all Collateral Obligations as of such Measurement Date.
“Retention Basis Amount”: On any date of determination, an amount equal to the Aggregate Principal Balance on such date with the following adjustments: (i) Defaulted Obligations shall be included in the Aggregate Principal Balance and the Principal Balances thereof shall be deemed to be equal to their respective outstanding principal amounts, and (ii) any Equity Security owned by the Issuer shall be included in the Aggregate Principal Balance with a Principal Balance determined as follows: (a) in the case of a debt obligation or other debt security, the principal amount outstanding of such obligation or security, (b) in the case of an equity security received upon a “debt for equity swap” in relation to a restructuring or other similar event, the principal amount outstanding of the debt at the time of the exchange which was swapped for the equity security and (c) in the case of any other equity security, the nominal value thereof as determined by the Collateral Manager.
“Retention Deficiency”: As of any Measurement Date, an event that will occur if the aggregate Dollar purchase price of the Retention Securities (calculated as of the date of issuance thereof) is less than the Retention Amount.
“Retention Securities”: The Preferred Interests acquired and held on an ongoing basis by the Originator for the purpose of satisfying the E.U. Retention Requirements.
“Retention Undertaking Letter”: The letter from the Originator dated as of the Closing Date (as amended by the Amendment to the Retention Undertaking Letter dated as of the First Refinancing Date) and addressed to the Issuer, the Initial Purchaser, the Trustee and the Collateral Administrator pursuant to which the Originator has made certain undertakings and agreements in respect of the E.U. Retention Requirements.
“Revolver Funding Account”: The account established pursuant to Section 10.4.
“Revolving Collateral Obligation”: Any Collateral Obligation (other than a Delayed Drawdown Collateral Obligation) that is a loan (including, without limitation, revolving loans, including funded and unfunded portions of revolving credit lines and letter of credit facilities (other than Letter of Credit Reimbursement Obligations), unfunded commitments under specific facilities and other similar loans) that by its terms may require one or more future advances to be made to the borrower by the Issuer; provided that any such Collateral Obligation will be a Revolving Collateral Obligation only until all commitments to make advances to the borrower expire or are terminated or irrevocably reduced to zero.
“Rule 144A”: Rule 144A, as amended, under the Securities Act.
“Rule 144A Global Note”: Any Note sold in reliance on Rule 144A and issued in the form of a permanent global security as specified in Section 2.2(d) in definitive, fully registered form without interest coupons substantially in the form set forth in the applicable Exhibit A hereto.
“Rule 144A Information”: The meaning specified in Section 7.15.
“Rule 17g‑5”: Rule 17g‑5 under the Exchange Act.
“S&P”: S&P Global Ratings, an S&P Global business, and any successor thereto.
“S&P Additional Current Pay Criteria”: Criteria satisfied with respect to any Collateral Obligation (other than a DIP Collateral Obligation) if either (i) the issuer of such Collateral Obligation has made a Distressed Exchange and the Collateral Obligation is already held by the Issuer and is subject to the Distressed Exchange or ranks equal to or higher in priority than the obligation subject to the Distressed Exchange, or (ii) such Collateral Obligation has a Market Value of at least 80% of its par value.

“S&P Asset Specific Recovery Rating”: With respect to any Collateral Obligation, the corporate recovery rating assigned by S&P (i.e., the S&P Recovery Rate) to such Collateral Obligation.
“S&P CDO Monitor”: Each dynamic, analytical computer model developed by S&P, which as of the First Refinancing Date is available at www.sp.sfproducttools.com, used to calculate the default frequency in terms of the amount of debt assumed to default as a percentage of the original principal amount of the Collateral Obligations consistent with a specified benchmark rating level based upon certain assumptions (including the applicable S&P Weighted Average Recovery Rate) and S&P’s proprietary corporate default studies, as may be amended by S&P from time to time upon notice to the Issuer, the Trustee and the Collateral Administrator. Each S&P CDO Monitor shall be chosen by the Collateral Manager (with notice to the Collateral Administrator) and associated with either (x) an S&P Weighted Average Recovery Rate, a Weighted Average Life and a Weighted Average Floating Spread from Section 2 of Schedule 3 or (y) an S&P Weighted Average Recovery Rate, a Weighted Average Life and a Weighted Average Floating Spread selected by the Collateral Manager and, if prior to the S&P CDO Monitor Formula Election Date, confirmed by S&P; provided that, as of any date of determination, the S&P Weighted Average Recovery Rate for the Highest Ranking Class equals or exceeds the S&P Weighted Average Recovery Rate for such Class chosen by the Collateral Manager (or otherwise the lowest S&P Weighted Average Recovery Rate case will be chosen to apply), the Weighted Average Life is lower than the Weighted Average Life chosen by the Collateral Manager (or otherwise the longest Weighted Average Life case will be chosen to apply) and the Weighted Average Floating Spread equals or exceeds the Weighted Average Floating Spread chosen by the Collateral Manager (or otherwise the lowest Weighted Average Floating Spread case will be chosen to apply).
“S&P CDO Monitor Adjusted BDR”: The meaning specified in Schedule 4.
“S&P CDO Monitor Formula Election Date”: The date designated by the Collateral Manager upon at least five Business Days’ prior written notice to S&P, the Trustee and the Collateral Administrator as the date on which the Issuer will begin to utilize the definitions set forth in Schedule 4 hereto; provided that an S&P CDO Monitor Formula Election Date may only occur once.
“S&P CDO Monitor Formula Election Period”: (i) The period from the First Refinancing Date until the occurrence of an S&P CDO Monitor Model Election Date (if any) and (ii) thereafter, any date on and after an S&P CDO Monitor Formula Election Date so long as no S&P CDO Monitor Model Election Date has occurred since such S&P CDO Monitor Formula Election Date.
“S&P CDO Monitor Model Election Date”: The date designated by the Collateral Manager upon at least five Business Days’ prior written notice to S&P, the Trustee and the Collateral Administrator as the date on which the Issuer will begin to utilize the S&P CDO Monitor; provided that an S&P CDO Monitor Model Election Date may only occur once.
“S&P CDO Monitor Model Election Period”: Any date on and after an S&P CDO Monitor Model Election Date so long as no S&P CDO Monitor Formula Election Date has occurred since such S&P CDO Monitor Model Election Date.
“S&P CDO Monitor SDR”: The meaning specified in Schedule 4.

“S&P CDO Monitor Test”: A test that will be satisfied on any date of determination if, after giving effect to the sale of a Collateral Obligation or the purchase of a Collateral Obligation, (i) during an S&P CDO Monitor Model Election Period, the Class Default Differential of the Highest Ranking Class of the Proposed Portfolio is positive and (ii) during an S&P CDO Monitor Formula Election Period, the S&P CDO Monitor Adjusted BDR is equal to or greater than the S&P CDO Monitor SDR. During an S&P CDO Monitor Model Election Period, the S&P CDO Monitor Test will be considered to be improved if the Class Default Differential of the Proposed Portfolio is greater than the corresponding Class Default Differential of the Current Portfolio. During an S&P CDO Monitor Formula Election Period, the S&P CDO Monitor Test will be considered to be maintained or improved if the difference between the S&P CDO Monitor Adjusted BDR less the S&P CDO Monitor SDR of the Proposed Portfolio is greater than or equal to the difference between the S&P CDO Monitor Adjusted BDR less the S&P CDO Monitor SDR of the Current Portfolio.
Compliance with the S&P CDO Monitor Test will be measured only during the Reinvestment Period and will be measured by the Collateral Manager on each Measurement Date; provided, however, that on each Measurement Date after receipt by the Issuer of the S&P CDO Monitor, the Collateral Manager will be required to provide to the Collateral Administrator a report on the portfolio of Collateral Obligations containing such information as will be reasonably necessary to permit the Collateral Administrator to calculate the Class Default Differential with respect to the Highest Ranking Class on such Measurement Date. In the event that the Collateral Manager’s measurement of compliance and the Collateral Administrator’s measurement of compliance show different results, the Collateral Manager and the Collateral Administrator will be required to cooperate promptly in order to reconcile such discrepancy.
“S&P Collateral Value”: On any date of determination, with respect to any Defaulted Obligation, Deferring Obligation or Non-Exempt Closing Date Participation, the lesser of (i) the S&P Recovery Amount of such Defaulted Obligation, Deferring Obligation or Non-Exempt Closing Date Participation as of such date and (ii) the Market Value of such Defaulted Obligation, Deferring Obligation or Non-Exempt Closing Date Participation as of such date.
“S&P Default Rate”: With respect to a Collateral Obligation, the default rate as determined in accordance with Section 2 of Schedule 3 hereto.
“S&P Industry Classification”: The S&P Industry Classifications set forth in Schedule 6 hereto, and such industry classifications shall be updated at the option of the Collateral Manager if S&P publishes revised industry classifications.
“S&P Rating”: The meaning set forth in Section 3 of Schedule 3.
“S&P Recovery Amount”: With respect to any Collateral Obligation, an amount equal to the product of (i) the applicable S&P Recovery Rate and (ii) the Principal Balance of such Collateral Obligation.
“S&P Recovery Rate”: With respect to a Collateral Obligation, the recovery rate determined in the manner set forth in Section 1 of Schedule 3 using the initial rating of the Highest Ranking Class at the time of determination.

“S&P Weighted Average Recovery Rate”: As of any date of determination, the number, expressed as a percentage and determined for the Highest Ranking Class, obtained by summing the products obtained by multiplying the outstanding Principal Balance of each Collateral Obligation (excluding any Defaulted Obligation) by its corresponding recovery rate as determined in accordance with Section 1 of Schedule 3, dividing such sum by the Aggregate Principal Balance of all Collateral Obligations (excluding any Defaulted Obligation), and rounding to the nearest tenth of a percent.
“Sale”: The meaning specified in Section 5.17(a).
“Sale Agreement”: (i) Prior to the First Refinancing Date, the sale agreement dated the Closing Date between the Issuer and the Originator, as may be amended from time to time and (ii) on and after the First Refinancing Date, the amended and restated sale agreement dated the First Refinancing Date among the Issuer, the Carlyle SPV and the Originator, as may be amended from time to time.
“Sale Proceeds”: All proceeds (excluding accrued interest, if any) received with respect to Assets as a result of sales or other dispositions of such Assets in accordance with Article XII (or Section 4.4 or Article V, as applicable) less any reasonable expenses incurred by the Collateral Manager, the Collateral Administrator or the Trustee (other than amounts payable as Administrative Expenses) in connection with such sales or other dispositions.
“Scheduled Distribution”: With respect to any Asset, for each Due Date, the scheduled payment of principal and/or interest due on such Due Date with respect to such Asset, determined in accordance with the assumptions specified in Section 1.2.
“Section 385 Rules”: The final and temporary regulations issued under Section 385 of the Code (as amended from time to time).
“Second Lien Loan”: Any assignment of or Participation Interest in a Loan that is a First Lien Last Out Loan or that: (a) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the obligor of the Loan (other than with respect to trade claims, capitalized leases or similar obligations) but which is subordinated (with respect to liquidation preferences with respect to pledged collateral) to a Senior Secured Loan of the obligor; (b) is secured by a valid second‑priority perfected security interest or lien in, to or on specified collateral securing the obligor’s obligations under the Second Lien Loan the value of which is adequate (in the commercially reasonable judgment of the Collateral Manager) to repay the Loan in accordance with its terms and to repay all other Loans of equal or higher seniority secured by a lien or security interest in the same collateral and (c) is not secured solely or primarily by common stock or other equity interests; provided that the limitation set forth in this clause (c) shall not apply with respect to a Loan made to a parent entity that is secured solely or primarily by the stock of one or more of the subsidiaries of such parent entity to the extent that the granting by any such subsidiary of a lien on its own property would violate law or regulations applicable to such subsidiary (whether the obligation secured is such Loan or any other similar type of indebtedness owing to third parties).
“Secured Obligations”: The meaning specified in the Granting Clauses.
“Secured Parties”: The meaning specified in the Granting Clauses.

“Securities”: The Rated Notes, the Reinvesting Holder Notes and the Preferred Interests, collectively.
“Securities Act”: The United States Securities Act of 1933, as amended.
“Securities Intermediary”: As defined in Section 8‑102(a)(14) of the UCC.
“Selling Institution”: The entity obligated to make payments to the Issuer under the terms of a Participation Interest.
“Selling Institution Collateral”: The meaning specified in Section 10.4.
“Senior Secured Bond”: Any obligation that: (a) constitutes borrowed money, (b) is in the form of, or represented by, a bond, note, certificated debt security or other debt security (other than any of the foregoing that evidences a Loan, a Senior Secured Floating Rate Note or a Participation Interest), (c) is not secured solely by common stock or other equity interests, (d) if it is subordinated by its terms, is subordinated only to indebtedness for borrowed money, trade claims, capitalized leases or other similar obligations and (e) is secured by a valid first priority perfected security interest or lien in, to or on specified collateral securing the obligor’s obligations under such obligation.
“Senior Secured Floating Rate Note”: Any obligation that: (a) constitutes borrowed money, (b) is in the form of, or represented by, a bond, note (other than any note evidencing a Loan), certificated debt security or other debt security, (c) is expressly stated to bear interest based upon a London interbank offered rate for Dollar deposits in Europe or a relevant reference bank’s published base rate or prime rate for Dollar‑denominated obligations in the United States or the United Kingdom, (d) does not constitute, and is not secured by, Margin Stock, (e) if it is subordinated by its terms, is subordinated only to indebtedness for borrowed money, trade claims, capitalized leases or other similar obligations and (f) is secured by a valid first priority perfected security interest or lien in, to or on specified collateral securing the obligor’s obligations under such obligation.
“Senior Secured Loan”: Any assignment of, or Participation Interest in, a Loan (other than a First Lien Last Out Loan) that: (a) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the obligor of the Loan (other than with respect to a Senior Working Capital Facility, if any, or trade claims, capitalized leases or similar obligations); (b) is secured by a valid first‑priority perfected security interest or lien in, to or on specified collateral securing the obligor’s obligations under the Loan, which security interest or lien is subject to customary liens and liens securing a Senior Working Capital Facility, if any; (c) the value of the collateral securing the Loan together with other attributes of the obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (in the commercially reasonable judgment of the Collateral Manager) to repay the Loan in accordance with its terms and to repay all other Loans of equal seniority secured by a first lien or security interest in the same collateral and (d) is not secured solely or primarily by common stock or other equity interests; provided that, other than for purposes of the S&P Recovery Rate, the limitation set forth in this clause (d) shall not apply with respect to a Loan made to an obligor that is secured solely or primarily by the stock of, or other equity interests in, such obligor or one or more of its subsidiaries to the extent that either (1) in the Collateral Manager’s judgment, the applicable Underlying Instruments of such Loan limit the activities of such obligor or such subsidiary, as applicable, in such a manner so as to provide a reasonable expectation that (x) cash flows from such obligor or from such subsidiary and such obligor, as applicable, are sufficient to provide debt service on such Loan and (y) assets of such obligor or of such subsidiary and such obligor, as applicable, would be available to repay principal of and interest on such Loan in the event of the enforcement of such Underlying Instruments or (2) the granting by such obligor or any such subsidiary of a lien on its own property (whether to secure such Loan or to secure any other similar type of indebtedness owing to third parties) would violate laws or regulations applicable to such obligor or to such subsidiary.
“Senior Unsecured Bond”: Any unsecured obligation that: (a) constitutes borrowed money, (b) is in the form of, or represented by, a bond, note, certificated debt security or other debt security (other than any of the foregoing that evidences a Loan or Participation Interest) and (c) if it is subordinated by its terms, is subordinated only to indebtedness for borrowed money, trade claims, capitalized leases or other similar obligations.
“Senior Working Capital Facility”: With respect to a Loan, a working capital facility incurred by the obligor of such Loan; provided that the outstanding principal balance and unfunded commitments of such working capital facility do not exceed 20% of the sum of (x) the outstanding principal balance and unfunded commitments of such working capital facility, plus (y) the outstanding principal balance of the Loan, plus (z) the outstanding principal balance of any other debt for borrowed money incurred by such obligor that is pari passu with such Loan.
“Similar Laws”: Local, state, federal or non‑U.S. laws that are substantially similar to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code.
“Sole Equity Owner”: A person who is treated for U.S. federal income tax purposes as the sole owner of the Preferred Interests, the Reinvesting Holder Notes and the other securities that are treated as equity of the Issuer for U.S. federal income tax purposes.
“Solvency II”: Article 135(2) of European Union Directive 2009/138/EC, as amended from time to time.
“Solvency II Level 2 Regulation”: Article 254 of European Union Commission Delegated Regulation (EU) 2015/35 supplementing Solvency II, as amended from time to time.
“Solvency II Retention Requirements”: Solvency II, as supplemented by the Solvency II Level 2 Regulation, together with any implementing or delegated regulations, technical standards and guidance related thereto as may be adopted, amended, replaced or supplemented from time to time, provided that any reference to the Solvency II Retention Requirements shall be deemed to include any successor or replacement provisions of Solvency II or the Solvency II Level 2 Regulation (without prejudice to the availability and benefit of any grandfathering arrangements that are implemented in connection with the successor or replacement provisions in respect of securitisations issued or closed prior to the relevant provisions becoming effective).

“Special Petition Expenses”: Petition Expenses in an amount up to U.S.$250,000 in the aggregate (such limit to be in effect throughout the transaction and until the dissolution of the Issuer).
“Special Priority of Payments”: The meaning specified in Section 11.1(a)(iii).
“Special Redemption”: The meaning specified in Section 9.6.
“Special Redemption Date”: The meaning specified in Section 9.6.
“Specified Amendment”: With respect to any Carlyle Collateral Obligation, any amendment, waiver or modification which would:

(a)
modify the amortization schedule with respect to such Carlyle Collateral Obligation in a manner that (i) reduces the dollar amount of any Scheduled Distribution by more than the greater of (x) 25% and (y) U.S.$250,000, (ii) postpones any Scheduled Distribution by more than two payment periods or (iii) causes the Weighted Average Life of the applicable Carlyle Collateral Obligation to increase by more than 25%;

(b)
reduce or increase the cash interest rate payable by the obligor thereunder by more than 100 basis points (excluding any increase in an interest rate arising by operation of a default or penalty interest clause under an Carlyle Collateral Obligation or as a result of an increase in the interest rate index for any reason other than such amendment, waiver or modification);

(c)	extend the stated maturity date of such Carlyle Collateral Obligation by more than 24 months or beyond the Stated Maturity;

(d)
contractually or structurally subordinate such Carlyle Collateral Obligation by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related obligor or the granting of liens (other than permitted liens) on any of the underlying collateral securing such Carlyle Collateral Obligation;

(e)	release any party from its obligations under such Carlyle Collateral Obligation, if such release would have a material adverse effect on the Carlyle Collateral Obligation; or

(f)	reduce the principal amount of the applicable Carlyle Collateral Obligation.
“Stated Maturity”: With respect to the Notes of any Class, the date specified as such in Section 2.3, or, if such date is not a Business Day, the next succeeding Business Day.
“Step‑Down Obligation”: An obligation or security which by the terms of the related Underlying Instruments provides for a decrease in the per annum interest rate on such obligation or security (other than by reason of any change in the applicable index or benchmark rate used to determine such interest rate) or in the spread over the applicable index or benchmark rate, solely as a function of the passage of time; provided that an obligation or security providing for payment of a constant rate of interest at all times after the date of acquisition by the Issuer shall not constitute a Step‑Down Obligation.
“Step‑Up Obligation”: An obligation or security which by the terms of the related Underlying Instruments provides for an increase in the per annum interest rate on such obligation or security, or in the spread over the applicable index or benchmark rate, solely as a function of the passage of time; provided that an obligation or security providing for payment of a constant rate of interest at all times after the date of acquisition by the Issuer shall not constitute a Step‑Up Obligation.
“Structured Finance Obligation”: Any obligation secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any obligor, including collateralized debt obligations, mortgage‑backed securities and other similar investments generally considered to be repackaged securities (including, without limitation, repackagings of a single financial asset).
“Subordinated Management Fee”: The fee payable to the Collateral Manager in arrears on each Payment Date, pursuant to the Collateral Management Agreement and the Priority of Payments, in an amount equal to the product of (i) 0.35% per annum (calculated on the basis of a 360‑day year and the actual number of days elapsed during the related Interest Accrual Period) of the Fee Basis Amount measured as of the first day of the Collection Period relating to each Payment Date and (ii) if CGCIM (or an Affiliate thereof) is not the Collateral Manager, 1.0 otherwise (x) the Aggregate Outstanding Amount of Preferred Interests not held by the Carlyle Holders divided by (y) the Aggregate Outstanding Amount of the Preferred Interests.
“Successor Entity”: The meaning specified in Section 7.10(a).
“Supermajority”: With respect to any Class of Securities, the Holders of at least 66 2/3% of the Aggregate Outstanding Amount of the Securities of such Class.
“Synthetic Security”: A security or swap transaction, other than a Participation Interest, that has payments associated with either payments of interest on and/or principal of a reference obligation or the credit performance of a reference obligation.
“Target Initial Par Amount”: (i) Prior to the First Refinancing Date, U.S.$400,000,000 and (ii) after the First Refinancing Date, U.S.$550,000,000.
“Target Initial Par Condition”: A condition satisfied as of the first Payment Date following the First Refinancing Date if the Aggregate Principal Balance of Collateral Obligations that are held by the Issuer and that the Issuer has committed to purchase on such date, together with the amount of any proceeds of prepayments, maturities or redemptions of Collateral Obligations purchased by the Issuer prior to such date (other than any such proceeds that have been reinvested or are designated for reinvestment in Collateral Obligations held by the Issuer or that the Issuer has committed to purchase on the first Payment Date following the First Refinancing Date), will equal or exceed the Target Initial Par Amount; provided that for purposes of this definition, any Collateral Obligation that becomes a Defaulted Obligation prior to the first Payment Date following the First Refinancing Date and any Closing Date Originator Participation Interest or First Refinancing Date Participation Interest shall be treated as having a Principal Balance equal to its S&P Collateral Value.

“Tax”: Any tax, levy, impost, duty, charge, assessment, deduction, withholding or fee of any nature (including interest, penalties and additions thereto) imposed by any governmental taxing authority.
“Tax Advances”: The meaning specified in Section 7.17(g).
“Tax Advice”: Written advice from tax counsel of nationally recognized standing in the United States experienced in transactions of the type being addressed that (i) is based on knowledge by the person giving the advice of all relevant facts and circumstances of the Issuer and transaction (which are described in the advice or in a written description referred to in the advice which may be provided by the Issuer or Collateral Manager) and (ii) is intended by the person rendering the advice to be relied upon by the Issuer in determining whether to take a given action.
“Tax Event”: An event that occurs if (i) any Obligor under any Collateral Obligation is required to deduct or withhold from any payment under such Collateral Obligation to the Issuer for or on account of any Tax for whatever reason (other than withholding tax on (1) amendment, waiver, consent and extension fees and (2) commitment fees and other similar fees in respect of Revolving Collateral Obligations and Delayed Drawdown Collateral Obligations) and such Obligor is not required to pay to the Issuer such additional amount as is necessary to ensure that the net amount actually received by the Issuer (free and clear of Taxes, whether assessed against such obligor or the Issuer) will equal the full amount that the Issuer would have received had no such deduction or withholding occurred or (ii) any jurisdiction imposes net income, profits or similar Tax on the Issuer.
“Tax Jurisdiction”: (a) A sovereign jurisdiction that is commonly used as the place of organization of special purpose vehicles (including but not limited to the Bahamas, Bermuda, the British Virgin Islands, the U.S. Virgin Islands, Jersey, Singapore, the Cayman Islands, St. Maarten, the Channel Islands, the Netherlands Antilles and Curaçao) and (b) any other jurisdiction as may be designated a Tax Jurisdiction by the Collateral Manager with notice to S&P from time to time.
“Tax Matters Partner”: The meaning specified in Section 7.17(g)(ii).
“Tax Redemption”: The meaning specified in Section 9.3(a).
“Temporary Global Note”: Any Note sold in an “offshore transaction” to non‑“U.S. persons” (each as defined in Regulation S) in reliance on Regulation S and issued in the form of a Temporary Global Note as specified in Section 2.2(c) in definitive, fully registered form without interest coupons substantially set forth in the applicable Exhibit A hereto.
“Trading Gains”: In respect of any Collateral Obligation that is repaid, prepaid, redeemed or sold, any excess of (a) the Principal Proceeds received in respect thereof over (b) the greater of (1) the Principal Balance thereof (where for such purpose “Principal Balance” shall be determined as set out in the definition of Retention Basis Amount) and (2) an amount equal to the purchase price thereof (expressed as a percentage of par) multiplied by the Principal Balance (where for such purpose “Principal Balance” shall be determined as set out in the definition of Retention Basis Amount), in each case net of (i) any expenses incurred in connection with any repayment, prepayment, redemption or sale thereof, and (ii) in the case of a sale of such Collateral Obligation, any interest accrued but not paid thereon that has not been capitalized as principal and included in the sale price thereof.
“Third Party Credit Exposure”: As of any date of determination, the Principal Balance of each Collateral Obligation that consists of a Participation Interest.
“Third Party Credit Exposure Limits”: The limits that will be satisfied if the Third Party Credit Exposure with counterparties having the ratings below from S&P do not exceed the percentage of the Collateral Principal Amount specified below:

S&P’s credit rating of Selling Institution	Aggregate Percentage Limit	Individual Percentage Limit
AAA	20%	20%
AA+	10%	10%
AA	10%	10%
AA‑	10%	10%
A+	5%	5%
A	5%	5%
A‑ or below	0%	0%
provided that a Selling Institution having an S&P credit rating of “A” must also have a short‑term S&P Rating of “A‑1”, otherwise its Aggregate Percentage Limit and Individual Percentage Limit shall be 0%.
“Trading Plan”: The meaning specified in Section 1.2(o).
“Trading Plan Period”: The meaning specified in Section 1.2(o).
“Transaction Documents”: This Indenture, the Collateral Management Agreement, the Retention Undertaking Letter, the Collateral Administration Agreement, the Fiscal Agency Agreement and the Account Agreement.
“Transaction Party”: Each of the Issuer, the Initial Purchaser, the Collateral Administrator, the Fiscal Agent, the Trustee and the Collateral Manager.
“Transfer”: The meaning specified in Section 2.5(i)(xiv).
“Transfer Agent”: The Person or Persons, which may be the Issuer, authorized by the Issuer to exchange or register the transfer of Notes.
“Transfer Certificate”: A duly executed certificate substantially in the form of the applicable Exhibit B.
“Transfer Deposit Amount”: On any date of determination with respect to any Carlyle Collateral Obligation, an amount equal to the sum of the outstanding principal balance of such Carlyle Collateral Obligation, together with accrued interest thereon through such date of determination.
“Treasury Regulations”: The regulations promulgated under the Code.

“Trust Officer”: When used with respect to the Trustee, any Officer within the Corporate Trust Office (or any successor group of the Trustee) including any Officer to whom any corporate trust matter is referred at the Corporate Trust Office because of such person’s knowledge of and familiarity with the particular subject and, in each case, having direct responsibility for the administration of this transaction.
“Trustee”: As defined in the first sentence of this Indenture.
“Trustee’s Website”: The Trustee’s internet website, which shall initially be located at www.mystatestreet.com, or such other address as the Trustee may provide to the Issuer, the Collateral Manager and the Rating Agencies.
“UCC”: The Uniform Commercial Code, as in effect from time to time in the State of New York.
“Uncertificated Security”: The meaning specified in Article 8 of the UCC.
“Underlying Instrument”: The indenture or other agreement pursuant to which an Asset has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Asset or of which the holders of such Asset are the beneficiaries.
“Unregistered Securities”: The meaning specified in Section 5.17(c).
“Unsecured Loan”: A senior unsecured Loan which is not (and by its terms is not permitted to become) subordinate in right of payment to any other debt for borrowed money incurred by the obligor under such Loan.
“U.S. Person” and “U.S. person”: The meanings specified in Section 7701(a)(30) of the Code or in Regulation S, as the context requires.
“U.S. Retention Requirements”: The credit risk retention requirements under Section 15G of the Exchange Act and the applicable rules and regulations.
“Volcker Rule”: Section 13 of the Bank Holding Company Act of 1956, as amended, and any applicable rules and implementing regulations thereunder.
“Weighted Average Coupon”: As of any Measurement Date, the number obtained by dividing:

(a)	the amount equal to the Aggregate Coupon in respect of any Fixed Rate Obligation by;

(b)	an amount equal to the Aggregate Principal Balance (including for this purpose any capitalized interest) of all Fixed Rate Obligations as of such Measurement Date.
“Weighted Average Fitch Rating Factor”: The number determined by (a) summing the products of (i) the Principal Balance of each Collateral Obligation multiplied by (ii) its Fitch Rating Factor, (b) dividing such sum by the Aggregate Principal Balance of all such Collateral Obligations and (c) rounding the result down to the nearest two decimal places. For the purposes of determining the

Principal Balance and Aggregate Principal Balance of Collateral Obligations in this definition, the Principal Balance of each Defaulted Obligation shall be excluded.
“Weighted Average Fitch Recovery Rate”: As of any date of determination, the rate (expressed as a percentage) determined by summing the products obtained by multiplying the Principal Balance of each Collateral Obligation by the Fitch Recovery Rate in relation thereto and dividing such sum by the Aggregate Principal Balance of all Collateral Obligations and rounding up to the nearest 0.1 percent. For the purposes of determining the Principal Balance and Aggregate Principal Balance of Collateral Obligations in this definition, the Principal Balance of each Defaulted Obligation shall be excluded.
“Weighted Average Floating Spread”: As of any Measurement Date, the number obtained by dividing: (a) the amount equal to (i) the Aggregate Funded Spread plus (ii) the Aggregate Unfunded Spread plus (iii) the Aggregate Excess Funded Spread by (b) an amount equal to the lesser of (I) the Reinvestment Target Par Balance minus the Aggregate Principal Balance of all Fixed Rate Obligations and (II) an amount equal to the Aggregate Principal Balance (including for this purpose any capitalized interest) of all Floating Rate Obligations as of such Measurement Date; provided, that for the purposes of the S&P CDO Monitor Test (1) the Aggregate Excess Funded Spread will not be included in the calculation of the amount described in clause (a), (2) clause (b) will in all cases be equal to the Aggregate Principal Balance (including for this purpose any capitalized interest) of all Floating Rate Obligations as of such Measurement Date and (3) the Discount‑Adjusted Spread will be excluded.
“Weighted Average Life”: As of any date of determination with respect to all Collateral Obligations other than Defaulted Obligations, the number of years following such date obtained by
(I)summing the products obtained by multiplying:

(a)	the Average Life at such time of each such Collateral Obligation, by

(b)	the outstanding Principal Balance of such Collateral Obligation,
and
(II)    dividing such sum by: the Aggregate Principal Balance remaining at such time of all Collateral Obligations other than Defaulted Obligations.
For the purposes of the foregoing, the “Average Life” is, on any date of determination with respect to any Collateral Obligation, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (rounded to the nearest one hundredth thereof) from such date of determination to the respective dates of each successive Scheduled Distribution of principal of such Collateral Obligation and (b) the respective amounts of principal of such Scheduled Distributions by (ii) the sum of all successive Scheduled Distributions of principal on such Collateral Obligation.
“Weighted Average Life Test”: A test satisfied on any date of determination if the Weighted Average Life of all Collateral Obligations as of such date is less than the number of years (rounded to the nearest one hundredth thereof) during the period from such date of determination to August 30, 2027.

“Zero Coupon Bond”: Any debt security that by its terms (a) does not bear interest for all or part of the remaining period that it is outstanding, (b) provides for periodic payments of interest in Cash less frequently than semi‑annually or (c) pays interest only at its stated maturity.
Section 1.2.    Assumptions
In connection with all calculations required to be made pursuant to this Indenture with respect to Scheduled Distributions on any Asset, or any payments on any other assets included in the Assets, with respect to the sale of and reinvestment in Collateral Obligations, and with respect to the income that can be earned on Scheduled Distributions on such Assets and on any other amounts that may be received for deposit in the Collection Account, the provisions set forth in this Section 1.2 shall be applied. The provisions of this Section 1.2 shall be applicable to any determination or calculation that is covered by this Section 1.2, whether or not reference is specifically made to Section 1.2, unless some other method of calculation or determination is expressly specified in the particular provision.

(a)
For purposes of calculating all Concentration Limitations, in both the numerator and the denominator of any component of the Concentration Limitations, Defaulted Obligations will be treated as having a Principal Balance equal to zero.

(b)	Except where expressly referenced herein for inclusion in such calculations, Defaulted Obligations will not be included in the calculation of the Collateral Quality Test.

(c)
For purposes of calculating the Coverage Tests and the Interest Diversion Test, except as otherwise specified in the Coverage Tests, such calculations will not include scheduled interest and principal payments on Defaulted Obligations, unless such payments have actually been received in cash.

(d)
In determining any amount of principal payments required to satisfy any Coverage Test after the Reinvestment Period, for purposes of the Priority of Interest Proceeds, the Aggregate Outstanding Amount of the Rated Notes shall give effect, first, to the application of Principal Proceeds to be used on the applicable Payment Date to repay principal of the Rated Notes and, second, to the application of Interest Proceeds on such Payment Date pursuant to all prior clauses in the Priority of Interest Proceeds. In determining any amount of principal payments required to satisfy any Overcollateralization Test after the Reinvestment Period, for purposes of the Priority of Principal Proceeds and the Priority of Interest Proceeds, the Adjusted Collateral Principal Amount shall (i) give effect to the application of Principal Proceeds to be used on the applicable Payment Date to repay principal of the Rated Notes in order to satisfy such test and (ii) exclude any Trading Gains to be included as Interest Proceeds pursuant to clause (ix) of the definition thereof.

(e)
For purposes of calculating clause (i) of the Concentration Limitations, the amounts on deposit in the Collection Account and the Ramp‑Up Account (including Eligible Investments therein) representing Principal Proceeds shall each be deemed to be a Floating Rate Obligation that is a Senior Secured Loan.

(f)
For the purposes of calculating compliance with each of the Concentration Limitations all calculations will be rounded to the nearest 0.1%. All other calculations, unless otherwise set forth herein or the context otherwise requires, shall be rounded to the nearest ten‑thousandth if expressed as a percentage, and to the nearest one‑hundredth if expressed otherwise.

(g)	For purposes of calculating the Sale Proceeds of a Collateral Obligation in sale transactions, Sale Proceeds will include any Principal Financed Accrued Interest received in respect of such sale.

(h)
For each Collection Period and as of any date of determination, the Scheduled Distribution on any Asset (other than a Defaulted Obligation, which, except as otherwise provided herein, shall be assumed to have a Scheduled Distribution of zero) shall be the sum of (i) the total amount of payments and collections to be received during such Collection Period in respect of such Asset (including the proceeds of the sale of such Asset received and, in the case of sales which have not yet settled, to be received during the Collection Period and not reinvested in additional Collateral Obligations or Eligible Investments or retained in the Collection Account for subsequent reinvestment pursuant to Section 12.2) that, if received as scheduled, will be available in the Collection Account at the end of the Collection Period and (ii) any such amounts received in prior Collection Periods that were not disbursed on a previous Payment Date.

(i)
Each Scheduled Distribution receivable with respect to an Asset shall be assumed to be received on the applicable Due Date, and each such Scheduled Distribution shall be assumed to be immediately deposited in the Collection Account to earn interest at the Assumed Reinvestment Rate. All such funds shall be assumed to continue to earn interest until the date on which they are required to be available in the Collection Account for application, in accordance with the terms hereof, to payments on the Securities or other amounts payable pursuant to this Indenture. For purposes of the applicable determinations required by Section 10.6(b)(iv), Article XII and the definition of Interest Coverage Ratio, the expected interest on the Rated Notes and Floating Rate Obligations will be calculated using the then current interest rates applicable thereto.

(j)
All calculations with respect to Scheduled Distributions on the Assets shall be made on the basis of information as to the terms of each such Asset and upon reports of payments, if any, received on such Asset that are furnished by or on behalf of the issuer of such Asset and, to the extent they are not manifestly in error, such information or reports may be conclusively relied upon in making such calculations.

(k)
For purposes of calculating compliance with the Collateral Quality Test (other than the Weighted Average Life Test, the Minimum Fitch Floating Spread Test and the Minimum Floating Spread Test) and other Investment Criteria, upon the direction of the Collateral Manager by notice to the Trustee and the Collateral Administrator, any Eligible Investment representing Principal Proceeds received upon the sale or other disposition of or principal payment on a Collateral Obligation may be deemed to have the characteristics of such Collateral Obligation until reinvested in an additional Collateral

Obligation. Such calculations shall be based upon the principal amount of such Collateral Obligation, except in the case of Defaulted Obligations and Credit Risk Obligations, in which case the calculations will be based upon the Principal Proceeds received on the sale or other disposition of such Defaulted Obligation or Credit Risk Obligation.

(l)
If a Collateral Obligation included in the Assets would be deemed a Current Pay Obligation but for the applicable percentage limitation in the proviso to clause (x) of the proviso to the definition of Defaulted Obligation, then the Current Pay Obligations with the lowest Market Value (assuming that such Market Value is expressed as a percentage of the Principal Balance of such Current Pay Obligations as of the date of determination) shall be deemed Defaulted Obligations. Each such Defaulted Obligation will be treated as a Defaulted Obligation for all purposes until such time as the Aggregate Principal Balance of Current Pay Obligations would not exceed, on a pro forma basis including such Defaulted Obligation, the applicable percentage of the Collateral Principal Amount.

(m)
References in Priority of Payments to calculations made on a “pro forma basis” shall mean such calculations after giving effect to all payments, in accordance with the Priority of Payments described herein, that precede (in priority of payment) or include the clause in which such calculation is made.

(n)
For purposes of determining whether the purchase of a Collateral Obligation is permitted, the calculation as to whether any Concentration Limitation or the Collateral Quality Test (or any of its component tests) is satisfied will be made on a pro forma basis as of the date the Collateral Manager commits on behalf of the Issuer to make such purchase, in each case as determined by the Collateral Manager after giving effect to the settlement of such purchase and all other sales (or other dispositions) or purchases to which the Issuer has previously or simultaneously been committed.

(o)
For purposes of calculating compliance with the Investment Criteria, at the election of the Collateral Manager in its sole discretion, any proposed investment (whether a single Collateral Obligation or a group of Collateral Obligations) identified by the Collateral Manager as such at the time when compliance with the Investment Criteria is required to be calculated (a “Trading Plan”) may be evaluated after giving effect to all sales and reinvestments proposed to be entered into within a specified period of no longer than 10 Business Days (which period does not extend over a Determination Date) following the date of determination of such compliance (such period, the “Trading Plan Period”); provided that (u) no Trading Plan may result in the purchase of Collateral Obligations that mature in less than six months and the maximum difference in maturity dates of the Collateral Obligations purchased shall be three years, (v) the Collateral Manager, on behalf of the Issuer, notifies the Trustee, the Collateral Administrator and the Rating Agencies promptly upon the commencement of a Trading Plan, (w) no Trading Plan may result in the purchase of Collateral Obligations having an Aggregate Principal Balance that exceeds 5% of the Collateral Principal Amount as of the first day of the Trading Plan

Period, (x) no Trading Plan Period may include a Determination Date, (y) no more than one Trading Plan may be in effect at any time during a Trading Plan Period and (z) if the Investment Criteria are not satisfied with respect to any such identified reinvestment, notice will be provided to the Trustee, the Collateral Administrator and each Rating Agency.

(p)	Notwithstanding any other provision of this Indenture to the contrary, all monetary calculations under this Indenture shall be in Dollars.

(q)
If withholding tax is imposed on (x) any amendment, waiver, consent or extension fees or (y) commitment fees or other similar fees in respect of Revolving Collateral Obligations and Delayed Drawdown Collateral Obligations, the calculations of the Weighted Average Floating Spread, the Weighted Average Coupon and the Interest Coverage Test (and all component calculations of such calculations and tests, including when such a component calculation is calculated independently), as applicable, shall be made on a net basis after taking into account such withholding, unless the Obligor is required to make “gross‑up” payments to the Issuer that cover the full amount of any such withholding tax on an after‑tax basis pursuant to the Underlying Instrument with respect thereto.

(r)
Any reference in this Indenture to an amount of the Trustee’s or the Collateral Administrator’s fees calculated with respect to a period at a per annum rate shall be computed on the basis of a 360‑day year and the actual number of days elapsed during the related Interest Accrual Period and shall be based on the Fee Basis Amount.

(s)
To the extent there is, in the reasonable determination of the Collateral Administrator or the Trustee, any ambiguity in the interpretation of any definition or term contained in this Indenture or to the extent the Collateral Administrator or the Trustee reasonably determines that more than one methodology can be used to make any of the determinations or calculations set forth herein, the Collateral Administrator and/or the Trustee, as the case may be, shall be entitled to request direction from the Collateral Manager as to the interpretation and/or methodology to be used, and the Collateral Administrator and the Trustee, as applicable, shall be entitled to follow such direction and conclusively rely thereon without any responsibility or liability therefor.

(t)
For purposes of calculating compliance with any tests under this Indenture (including the Target Initial Par Condition (but subject to the definition thereof), Collateral Quality Test and the Concentration Limitations) in the Monthly Reports and Distribution Reports, the settlement date with respect to any acquisition or disposition of a Collateral Obligation or Eligible Investment will be used to determine whether and when such acquisition or disposition has occurred.

(u)
For purposes of calculating compliance with any Overcollateralization Ratio Tests hereunder, the Principal Balance of a Purchased Discount Obligation will be the outstanding principal amount of such Purchased Discount Obligation minus the Purchased Discount Obligation Haircut Amount applicable to such Purchased Discount Obligation without duplication.

ARTICLE II
THE NOTES
Section 2.1.    Forms Generally
The Notes and the Trustee’s or Authenticating Agent’s certificate of authentication thereon (the “Certificate of Authentication”) shall be in substantially the forms required by this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be consistent herewith, determined by the Authorized Officers of the Issuer executing such Notes as evidenced by their execution of such Notes. Any portion of the text of any such Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of such Note.
Global Notes and Certificated Notes may have the same identifying numbers (e.g., CUSIP). As an administrative convenience or in connection with a Re‑Pricing of Notes, the Issuer or its agent may obtain a separate CUSIP or separate CUSIPs (or similar identifying numbers) for all or a portion of any Class.
Section 2.2.    Forms of Notes

(a)	The forms of the Notes will be as set forth in the applicable Exhibit A hereto.

(b)	Notes of each Class will be duly executed by the Issuer and authenticated by the Trustee or the Authenticating Agent as hereinafter provided.

(c)
Rated Notes offered to non‑“U.S. persons” (as defined in Regulation S) in offshore transactions in reliance on Regulation S will be issued as Temporary Global Notes. Temporary Global Notes will be deposited on behalf of the subscribers for such Notes represented thereby with the Trustee as custodian for DTC and registered in the name of a nominee of DTC for the respective accounts of Euroclear and Clearstream; provided that such Notes may be issued in the form of Certificated Notes upon request of such person. On or after the 40th day after the later of the First Refinancing Date and the commencement of the offering of the Notes (the “Restricted Period”), interests in a Temporary Global Note of any Class will be exchangeable for interests in a Regulation S Global Note of the same Class upon certification that the beneficial interests in such Temporary Global Note are owned by Persons who are not “U.S. persons” (as defined in Regulation S) and that are Qualified Institutional Buyers and are also Qualified Purchasers. Upon the exchange of a Temporary Global Note for a Regulation S Global Note, the Regulation S Global Note will be deposited with the Trustee as custodian for DTC and registered in the name of a nominee of DTC for the account of Euroclear and Clearstream. A beneficial interest in a Temporary Global Note will not be transferable to a person that takes delivery in the form of an interest in a Rule 144A Global Note or Certificated Note during the Restricted Period.

(d)
Except as provided in Section 2.2(e) below, Notes sold to persons that are QIB/QPs in reliance on Rule 144A will be issued as Rule 144A Global Notes and will be deposited on behalf of the subscribers for such Notes represented thereby with the Trustee as custodian for DTC and registered in the name of a nominee of DTC; provided that such Notes may be issued in the form of Certificated Notes upon request of such person.

(e)	Book Entry Provisions. This Section 2.2(e) shall apply only to Global Notes deposited with or on behalf of DTC.

(i)
The aggregate principal amount of Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee or DTC or its nominee, as the case may be, as hereinafter provided.

(ii)
The provisions of the “Operating Procedures of the Euroclear System” of Euroclear and the “Terms and Conditions Governing Use of Participants” of Clearstream, respectively, will be applicable to the Global Notes insofar as interests in such Global Notes are held by the Agent Members of Euroclear or Clearstream, as the case may be.

(iii)
Agent Members shall have no rights under this Indenture with respect to any Global Notes held on their behalf by the Trustee, as custodian for DTC and DTC may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

Section 2.3.    Authorized Amount; Stated Maturity; Denominations

(a)
The aggregate principal amount of Notes, that may be authenticated and delivered under this Indenture is limited to U.S.$449,200,000 aggregate principal amount of Notes (except for (i) Deferred Interest with respect to the Deferred Interest Notes, (ii) Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, or refinancing of, other Notes pursuant to Section 2.5, Section 2.6, Section 8.5 or Section 9.2, (iii) additional notes issued in accordance with Sections 2.12 and 3.2 or (iv) Re‑Pricing Replacement Notes). The Issuer has issued, on the Closing Date, Preferred Interests with an aggregate notional amount of U.S.$125,900,000 and shall, on the First Refinancing Date, apply a portion of the net proceeds of the First Refinancing Replacement Notes to pay a return of equity on the Preferred Interests, after which the Preferred Interests will have an aggregate notional amount of U.S.$104,525,000.

(b)	The Notes shall be divided into the Classes, having the designations, original principal amounts and other characteristics as follows:

Prior to the First Refinancing:
Notes

Designation	Class A‑1A Notes	Class A‑1B Notes	Class A‑1C Notes	Class A‑2 Notes
Type	Senior Secured Floating Rate	Senior Secured Floating Rate	Senior Secured Fixed Rate	Senior Secured Floating Rate
Initial Principal Amount (U.S.$)	$160,000,000	$40,000,000	$27,000,000	$46,000,000
Expected Moody’s Initial Rating	“Aaa(sf)”	“Aaa(sf)”	“Aaa(sf)”	“Aa2(sf)”
Expected Fitch Initial Rating	“AAAsf”	“AAAsf”	“AAAsf”	N/A
Index Maturity	3 month	3 month	N/A	3 month
Interest Rate(1)	LIBOR + 1.85%	(2)	3.75%	LIBOR + 2.70%
Interest Deferrable	No	No	No	No
Stated Maturity (Payment Date)	July 15, 2027	July 15, 2027	July 15, 2027	July 15, 2027
Minimum Denominations (U.S.$) (Integral Multiples)	$1,000,000 ($1)	$1,000,000 ($1)	$1,000,000 ($1)	$1,000,000 ($1)
Priority Class(es)(3)	None	None	None	A‑1
Pari Passu Class(es)	A‑1B, A‑1C	A‑1A, A‑1C	A‑1A, A‑1B	None
Junior Class(es)(4)	A‑2, Reinvesting Holder, Preferred Interests	A‑2, Reinvesting Holder, Preferred Interests	A‑2, Reinvesting Holder, Preferred Interests	Reinvesting Holder, Preferred Interests
Listed Notes	Yes	Yes	Yes	Yes

1    Amounts payable to the Fiscal Agent in respect of the Preferred Interests on each Payment Date will consist solely of Excess Interest payable in respect of the Preferred Interests, if any, on such Payment Date as determined on the related Determination Date and payable in accordance with the Priority of Payments and the Fiscal Agency Agreement. The interest rate applicable with respect to any Class of Rated Notes other than the Class A‑1 Notes may be reduced in connection with a Re‑Pricing of such Class of Rated Notes, subject to the conditions set forth in Section 9.8.
2    The Interest Rate for the Class A‑1B Notes will be LIBOR + 1.75% through the Interest Accrual Period that ends on the Payment Date in July, 2017 and will be LIBOR + 2.05% thereafter.
3    The Reinvesting Holder Notes will be a Class of Notes and (i) each Reinvesting Holder Note will have an initial principal amount and a Minimum Denomination of zero, (ii) such Notes will not be rated, (iii) such Notes will not bear interest, (iv) such Notes will have the same Stated Maturity as the Rated Notes, (v) such Class will be a Priority Class in respect of the Preferred Interests, and the Preferred Interests will be a Junior Class of Securities in respect of the Reinvesting Holder Notes and (vi) will not be listed.
4    The Preferred Interests will not have a principal balance but will be issued with a notional amount.
After the First Refinancing:
Notes

Designation	Class A-1-1-R Notes	Class A-1-2-R Notes	Class A-1-3-R Notes	Class A‑2‑R Notes	Class B Notes	Class C Notes
Type	Senior Secured Floating Rate	Senior Secured Floating Rate	Senior Secured Fixed Rate	Senior Secured Floating Rate	Senior Secured Deferrable Floating Rate	Senior Secured Deferrable Floating Rate
Initial Principal Amount (U.S.$)	$234,800,000	$50,000,000	$25,000,000	$66,000,000	$46,400,000	$27,000,000
Expected S&P Initial Rating	“AAA (sf)”	“AAA (sf)”	“AAA (sf)”	“AA (sf)”	“A (sf)”	“BBB‑ (sf)”
Expected Fitch Initial Rating	“AAAsf”	“AAAsf”	“AAAsf”	N/A	N/A	N/A
Index Maturity	3 month	3 month	N/A	3 month	3 month	3 month
Interest Rate(1)(2)	The Reference Rate + 1.55%	(3)	4.56%	The Reference Rate + 2.20%	The Reference Rate + 3.15%	The Reference Rate + 4.00%
Interest Deferrable	No	No	No	No	Yes	Yes
Re‑Pricing Eligible	No	Yes	Yes	Yes	Yes	Yes
Stated Maturity (Payment Date in)	October 2031	October 2031	October 2031	October 2031	October 2031	October 2031
Minimum Denominations (U.S.$) (Integral Multiples)	$250,000 ($1)	$250,000 ($1)	$250,000 ($1)	$250,000 ($1)	$250,000 ($1)	$250,000 ($1)
Priority Class(es)	None	None	None	A‑1	A‑1, A‑2	A‑1, A‑2, B
Pari Passu Class(es)	A-1-2-R, A-1-3-R	A-1-1-R, A-1-3-R	A-1-1-R, A-1-2-R	None	None	None
Junior Class(es)(4)	A‑2, B, C, Reinvesting Holder, Preferred Interests	A‑2, B, C, Reinvesting Holder, Preferred Interests	A‑2, B, C, Reinvesting Holder, Preferred Interests	B, C, Reinvesting Holder, Preferred Interests	C, Reinvesting Holder, Preferred Interests	Reinvesting Holder, Preferred Interests
Listed Notes	No	No	No	No	No	No

1    The Reference Rate will be determined as set forth in Section 7.16. The Reference Rate will initially be LIBOR, but may be changed as set forth in this Indenture. The Interest Rate for each Re‑Pricing Eligible Class may be reduced in connection with a Re‑Pricing of such Class, subject to the conditions set forth in Section 9.8.
2    The interest rate applicable with respect to any Re‑Pricing Eligible Class may be reduced in connection with a Re‑Pricing of such Class of Rated Notes, subject to the conditions set forth in Section 9.8. The Preferred Interests do not have a principal balance but have been issued with a notional amount.
3    The Interest Rate for the Class A-1-2-R Notes will be the Reference Rate + 1.48% through the Interest Accrual Period that ends on the Payment Date in October 2020 and will be the Reference Rate + 1.78% thereafter.
4    Amounts payable to the Fiscal Agent in respect of the Preferred Interests on each Payment Date will consist solely of Excess Interest payable in respect of the Preferred Interests, if any, on such Payment Date as determined on the related Determination Date and payable in accordance with the Priority of Payments and the Fiscal Agency Agreement. The Reinvesting Holder Notes are a Class of Notes and (i) each Reinvesting Holder Note has an initial principal amount and a Minimum Denomination of zero, (ii) such Notes are not rated, (iii) such Notes do not bear interest, (iv) such Notes have the same Stated Maturity as the Rated Notes, (v) such Class are a Priority Class in respect of the Preferred Interests, and the Preferred Interests are a Junior Class of Securities in respect of the Reinvesting Holder Notes and (vi) are not listed.
Section 2.4.    Execution, Authentication, Delivery and Dating
The Notes shall be executed on behalf of the Issuer by one of its Authorized Officers. The signature of such Authorized Officer on the Notes may be manual or facsimile.
Notes bearing the manual or facsimile signatures of individuals who were at any time the Authorized Officers of the Issuer shall bind the Issuer, notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee or the Authenticating Agent for authentication and the Trustee or the Authenticating Agent, upon Issuer Order (which Issuer Order shall, in respect of a transfer of Notes hereunder, have been deemed to have been provided upon the Issuer’s delivery of an executed Note to the Trustee), shall authenticate and deliver such Notes as provided in this Indenture and not otherwise.
Each Note authenticated and delivered by the Trustee or the Authenticating Agent upon Issuer Order on the Closing Date shall be dated as of the Closing Date. All other Notes that are authenticated and delivered after the Closing Date for any other purpose under this Indenture shall be dated the date of their authentication.
Notes issued upon transfer, exchange or replacement of other Notes shall be issued in authorized denominations reflecting the original Aggregate Outstanding Amount of the Notes so transferred, exchanged or replaced, but shall represent only the Aggregate Outstanding Amount of the Notes so transferred, exchanged or replaced. In the event that any Note is divided into more than one Note in accordance with this Article II, the original principal amount of such Note shall be proportionately divided among the Notes delivered in exchange therefor and shall be deemed to be the original aggregate principal amount of such subsequently issued Notes.
No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a Certificate of Authentication, substantially in the form provided for herein, executed by the Trustee or by the Authenticating Agent by the manual signature of one of their Authorized Officers, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.
Section 2.5.    Registration, Registration of Transfer and Exchange

(a)
The Issuer shall cause the Notes to be registered and shall cause to be kept a register (the “Register”) at the office of the Trustee in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Trustee is hereby initially appointed “registrar” (the “Registrar”) for the purpose of maintaining the Register and registering Notes and transfers of such Notes in the Register. Upon any resignation or removal of the Registrar, the Issuer shall promptly appoint a successor or, in the absence of such appointment or until such appointment is effective, assume the duties of Registrar.

If a Person other than the Trustee is appointed by the Issuer as Registrar, the Issuer will give the Trustee prompt written notice (with a copy to the Collateral Manager) of the appointment of a Registrar and of the location, and any change in the location, of the Register, and the Trustee shall have the right to inspect the Register at all reasonable times and to obtain copies thereof and the Trustee shall have the right to rely upon a certificate executed on behalf of the Registrar by an Officer thereof as to the names and addresses of the Holders of the Notes and the principal or face amounts and numbers of such Notes. Upon written request at any time, the Registrar shall provide to the Issuer, the Collateral Manager, the Initial Purchaser or any Holder a current list of Holders as reflected in the Register.

Subject to this Section 2.5, upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 7.2, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized Minimum Denomination and of a like aggregate principal or face amount.
At the option of the Holder, Notes may be exchanged for Notes of like terms, in any authorized Minimum Denominations and of like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Note is surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive.
All Notes authenticated and delivered upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt (to the extent they evidence debt), and entitled to the same benefits under this Indenture and/or as the Notes surrendered upon such registration of transfer or exchange.
Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.
No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Issuer, the Registrar or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Registrar or the Trustee shall be permitted to request such evidence reasonably satisfactory to it documenting the identity and/or signatures of the transferor and transferee.

(b)
(i)    No Note may be sold or transferred (including, without limitation, by pledge or hypothecation) unless such sale or transfer is exempt from the registration requirements of the Securities Act, is exempt from the registration requirements under applicable state securities laws and will not cause the Issuer or the pool of collateral to become subject to the requirement that it register as an investment company under the Investment Company Act.

(i)
No Note may be offered, sold or delivered or transferred (including, without limitation, by pledge or hypothecation) except (i) to (A) a QIB/QP or (B) in the case of Reinvesting Holder Notes, an Accredited Investor that is also a Qualified Purchaser or Knowledgeable Employee and (ii) in accordance with any applicable law.

(ii)
No Note may be offered, sold or delivered (i) as part of the distribution by the Initial Purchaser at any time or (ii) otherwise until 40 days after the First Refinancing Date within the United States to, or for the benefit of, “U.S. persons” (as defined in Regulation S) except in accordance with Rule 144A or an exemption from the registration requirements of the Securities Act, to Persons purchasing for their own account or for the accounts of one or more Qualified Institutional Buyers for which the purchaser is acting as a fiduciary or agent. The Notes may be sold or resold, as the case may be, in offshore transactions in Reliance on Regulation S to non‑‑“U.S. persons” (as defined in Regulation S) that are Qualified Institutional Buyers and also Qualified Purchasers. No Global Note may at any time be held by or on behalf of any Person that is not a QIB/QP, and no Temporary Global Note or Regulation S Global Note may be held at any time by or on behalf of any U.S. person. None of the Issuer, the Trustee or any other Person may register the Notes under the Securities Act or any state securities laws or the applicable laws of any other jurisdiction.

(c)
(i)    No transfer of an interest in a Reinvesting Holder Note to a proposed transferee that has represented that it is a Benefit Plan Investor will be effective, and the Trustee, the Registrar, and the Issuer will not recognize any such transfer, assuming, for this purpose, that all of the representations made (or, in the case of Rule 144A Global Notes, deemed to be made) by Holders of such Notes are true.

(ii)
No transfer of a beneficial interest in a Note will be effective, and the Trustee and the Issuer will not recognize any such transfer, if the transferee’s acquisition, holding and disposition of such interest would constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or in a violation of any Similar Laws or other applicable law), unless an exemption is available and all conditions have been satisfied.

(d)
Notwithstanding anything contained herein to the contrary, the Trustee will not be responsible for ascertaining whether any transfer complies with, or for otherwise monitoring or determining compliance with, the registration provisions of or any exemptions from the Securities Act, applicable state securities laws or the applicable laws of any other jurisdiction, ERISA, the Code or the Investment Company Act; provided that if a Transfer Certificate is specifically required by the terms of this Section 2.5 to be provided to the Trustee, the Trustee shall be under a duty to receive and examine the same to determine whether or not the certificate substantially conforms on its face to the applicable requirements of this Indenture and shall promptly notify the party delivering the same if such certificate does not comply with such terms. Notwithstanding the foregoing, the Registrar, relying solely on representations made or deemed to have been made by Holders of Reinvesting Holder Notes, shall not recognize any transfer of Reinvesting Holder Notes if such transfer would result in Reinvesting Holder Notes being held by Benefit Plan Investors.

(e)	[reserved]

(f)	Transfers of Global Notes shall only be made in accordance with this Section 2.5(f).

(i)
Rule 144A Global Note to Regulation S Global Note. If a holder of a beneficial interest in a Rule 144A Global Note wishes at any time to exchange its interest in such Rule 144A Global Note for an interest in the corresponding Regulation S Global Note, or to transfer its interest in such Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Regulation S Global Note, such holder (provided that such holder or, in the case of a transfer, the transferee is not a U.S. person, has completed a Transfer Certificate in which it represents that it is a QIB/QP, and is acquiring such interest in an offshore transaction) may, subject to the immediately succeeding sentence and the rules and procedures of DTC, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Regulation S Global Note. Upon receipt by the Registrar of (A) instructions given in accordance with DTC’s procedures from an Agent Member directing the Registrar to credit or cause to be credited a beneficial interest in the corresponding Regulation S Global Note, but not less than the Minimum Denomination applicable to such holder’s Notes, in an amount equal to the beneficial interest in the Rule 144A Global Note to be exchanged or transferred, (B) a written order given in accordance with DTC’s procedures containing information regarding the participant account of DTC and the Euroclear or Clearstream account to be credited with such increase and (C) a Transfer Certificate, then the Registrar shall approve the instructions at DTC to reduce the principal amount of the Rule 144A Global Note and to increase the principal amount of the Regulation S Global Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Note to be exchanged or transferred, and to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Regulation S Global Note equal to the reduction in the principal amount of the Rule 144A Global Note.

(ii)
Regulation S Global Note to Rule 144A Global Note. If a holder of a beneficial interest in a Regulation S Global Note deposited with DTC wishes at any time to exchange its interest in such Regulation S Global Note for an interest in the corresponding Rule 144A Global Note or to transfer its interest in such Regulation S Global Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Rule 144A Global Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Rule 144A Global Note. Upon receipt by the Registrar of (A) instructions from Euroclear, Clearstream and/or DTC, as the case may be, directing the Registrar to cause to be credited a beneficial interest in the corresponding Rule 144A Global Note in an amount equal to the beneficial interest in such Regulation S Global Note, but not less than the Minimum

Denomination applicable to such holder’s Notes to be exchanged or transferred, such instructions to contain information regarding the participant account with DTC to be credited with such increase and (B) a Transfer Certificate, then the Registrar will approve the instructions at DTC to reduce, or cause to be reduced, such Regulation S Global Note by the aggregate principal amount of the beneficial interest in such Regulation S Global Note to be transferred or exchanged and the Registrar shall instruct DTC, concurrently with such reduction, to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Rule 144A Global Note equal to the reduction in the principal amount of such Regulation S Global Note.

(g)	Transfer of Certificated Notes. Transfers of Certificated Notes will only be made in accordance with this Section 2.5(g).

(i)
Transfer and Exchange of Certificated Notes to Certificated Notes. If a holder of a Certificated Note wishes at any time to exchange its interest in such Certificated Note for a Certificated Note or to transfer such Certificated Note to a Person who wishes to take delivery in the form of a Certificated Note, such holder may exchange or transfer its interest upon delivery of the documents set forth in the following sentence. Upon receipt by the Registrar of (A) a Holder’s Certificated Note properly endorsed for assignment to the transferee, and (B) a Transfer Certificate, the Registrar shall cancel such Certificated Note in accordance with Section 2.9, record the transfer in the Register in accordance with Section 2.5(a) and upon execution by the Issuer and authentication and delivery by the Trustee, deliver one or more Certificated Notes bearing the same designation as the Certificated Notes endorsed for transfer, registered in the names specified in the assignment described in clause (A) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the Certificated Note surrendered by the transferor), and in authorized denominations.

(ii)
Transfer of Regulation S Global Notes to Certificated Notes. If a holder of a beneficial interest in a Regulation S Global Note deposited with DTC wishes at any time to exchange its interest in such Regulation S Global Note for a Certificated Note, or to transfer its interest in such Regulation S Global Note to a Person who wishes to take delivery thereof in the form of a Certificated Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such interest for a Certificated Note. Upon receipt by the Registrar of (A) Transfer Certificates and (B) appropriate instructions from DTC, if required, the Registrar will (1) approve the instructions at DTC to reduce, or cause to be reduced, the Regulation S Global Note by the aggregate principal amount of the beneficial interest in the Regulation S Global Note to be transferred or exchanged, (2) record the transfer in the

Register in accordance with Section 2.5(a) and (3) upon execution by the Issuer and authentication and delivery by the Trustee, deliver one or more Certificated Notes, registered in the names specified in the instructions described in clause (B) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the interest in the Regulation S Global Note transferred by the transferor), and in authorized Minimum Denominations.

(iii)
Transfer of Certificated Notes to Regulation S Global Notes. If a Holder of a Certificated Note wishes at any time to exchange its interest in such Note for a beneficial interest in a Regulation S Global Note or to transfer such Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Global Note, such Holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such Note for a beneficial interest in a Regulation S Global Note of the same Class. Upon receipt by the Registrar of (A) in the case of the Holder of a Certificated Note, such Holder’s Certificated Note properly endorsed for assignment to the transferee, (B) a Transfer Certificate, (C) instructions given in accordance with Euroclear, Clearstream or DTC’s procedures, as the case may be, from an Agent Member to instruct DTC to cause to be credited a beneficial interest in the Regulation S Global Notes of the same Class in an amount equal to the Certificated Notes to be transferred or exchanged, and (D) a written order given in accordance with DTC’s procedures containing information regarding the participant’s account at DTC and/or Euroclear or Clearstream to be credited with such increase, the Registrar shall (1) in the case of a Certificated Note, cancel such Certificated Note in accordance with Section 2.9, (2) record the transfer in the Register in accordance with Section 2.5(a) and (3) approve the instructions at DTC, concurrently with such recordation, to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Regulation S Global Note equal to the principal amount of the Certificated Note transferred or exchanged.

(iv)
Transfer of Rule 144A Global Notes to Certificated Notes. If a holder of a beneficial interest in a Rule 144A Global Note wishes at any time to exchange its interest in such Rule 144A Global Note for a Certificated Note, or to transfer its interest in such Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of a Certificated Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of DTC exchange or transfer, or cause the exchange or transfer of, such interest for a Certificated Note. Upon receipt by the Registrar of (A) Transfer Certificates and (B) appropriate instructions from DTC, the Registrar will (1) approve the instructions at DTC to reduce, or cause to be reduced, the Rule 144A Global Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Note to be transferred or exchanged, (2) record the transfer in the Register in accordance with Section 2.5(a) and (3) upon execution by the Issuer and authentication and delivery by the Trustee, deliver one or more Certificated Notes, registered in the names specified in the instructions described in clause (B) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the interest in the Rule 144A Global Note transferred by the transferor), and in authorized Minimum Denominations.

(v)
Transfer of Certificated Notes to Rule 144A Global Notes. If a Holder of a Certificated Note wishes at any time to exchange its interest in such Note for a beneficial interest in a Rule 144A Global Note or to transfer such Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Rule 144A Global Note, such Holder may, subject to the immediately succeeding sentence and the rules and procedures of DTC, exchange or transfer, or cause the exchange or transfer of, such Note for a beneficial interest in a Rule 144A Global Note of the same Class. Upon receipt by the Registrar of (A) in the case of the Holder of a Certificated Note, such Holder’s Certificated Note properly endorsed for assignment to the transferee, (B) a Transfer Certificate, (C) instructions given in accordance with DTC’s procedures from an Agent Member to instruct DTC to cause to be credited a beneficial interest in the Rule 144A Global Notes of the same Class in an amount equal to the Certificated Notes to be transferred or exchanged and (D) a written order given in accordance with DTC’s procedures containing information regarding the participant’s account at DTC to be credited with such increase, the Registrar shall cancel such Certificated Note in accordance with Section 2.9, (2) record the transfer in the Register in accordance with Section 2.5(a) and (3) approve the instructions at DTC, concurrently with such recordation, to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Rule 144A Global Note equal to the principal amount of the Certificated Note transferred or exchanged.

(h)
If Notes are issued upon the transfer, exchange or replacement of Notes bearing the applicable legends set forth in the applicable Exhibit A hereto, and if a request is made to remove such applicable legend on such Notes, the Notes so issued shall bear such applicable legend, or such applicable legend shall not be removed, as the case may be, unless there is delivered to the Trustee and the Issuer such satisfactory evidence, which may include an Opinion of Counsel acceptable to them, as may be reasonably required by the Issuer (and which shall by its terms permit reliance by the Trustee), to the effect that neither such applicable legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of the Securities Act, the Investment Company Act, ERISA or the Code. Upon provision of such satisfactory evidence, the Trustee or its Authenticating Agent, at the written direction of the Issuer shall, after due execution by the Issuer authenticate and deliver Notes that do not bear such applicable legend.

(i)
Each purchaser of a beneficial interest in Notes represented by Rule 144A Global Notes will be deemed to have represented and agreed, and each purchaser of a beneficial interest in Notes represented by Regulation S Global Notes will be required to represent and agree in writing, as follows:

(i)
(A)    In the case of Regulation S Global Notes, (1) it is not a “U.S. person” as defined in Regulation S and it is acquiring such Notes in an offshore transaction (as defined in Regulation S) in reliance on the exemption from registration under the Securities Act provided by Regulation S and (2) it is both (x) a “qualified institutional buyer” (as defined under Rule 144A under the Securities Act) and (y) a “qualified purchaser” for purposes of Section 3(c)(7) of the Investment Company Act or an entity owned exclusively by “qualified purchasers.”

(B)    In the case of both Rule 144A Global Notes and Regulation S Global Notes, (1) it is both (x) a “qualified institutional buyer” (as defined under Rule 144A under the Securities Act) that is not a broker‑dealer which owns and invests on a discretionary basis less than U.S.$25,000,000 in securities of issuers that are not affiliated persons of the dealer and is not a plan referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A under the Securities Act or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A under the Securities Act that holds the assets of such a plan, if investment decisions with respect to the plan are made by beneficiaries of the plan and (y) a “qualified purchaser” for purposes of Section 3(c)(7) of the Investment Company Act or an entity owned exclusively by “qualified purchasers;” (2) it is acquiring its interest in such Notes for its own account or for one or more accounts all of the holders of which are Qualified Institutional Buyers and Qualified Purchasers and as to which accounts it exercises sole investment discretion; (3) if it would be an investment company but for the exclusions from the Investment Company Act provided by Section 3(c)(1) or Section 3(c)(7) thereof, (x) all of the beneficial owners of its outstanding securities (other than short‑term paper) that acquired such securities on or before April 30, 1996 (“pre‑amendment beneficial owners”) have consented to its treatment as a “qualified purchaser” and (y) all of the pre‑amendment beneficial owners of a company that would be an investment company but for the exclusions from the Investment Company Act provided by Section 3(c)(1) or Section 3(c)(7) thereof and that directly or indirectly owned any of its outstanding securities (other than short‑term paper) have consented to its treatment as a “qualified purchaser;” and (4) it is acquiring such Notes for investment and not for sale in connection with any distribution thereof and was not formed for the purpose of investing in such Notes and is not a partnership, common trust fund, special trust or pension, profit sharing or other retirement trust fund or plan in which partners, beneficiaries or participants, as applicable, may designate the particular investments to be made, and it agrees that it will not hold such Notes for the benefit of any other person and will be the sole beneficial owner thereof for all purposes and that, in accordance with the provisions therefor in this Indenture, it will not sell participation interests in such Notes or enter into any other arrangement pursuant to which any other person will be entitled to a beneficial interest in the distributions on such Notes, and further that all Notes purchased directly or indirectly by it constitute an investment of no more than 40% of its assets.

(ii)
It understands that a beneficial interest in such Notes may be transferred to a person who takes delivery in the form of an interest in the applicable Regulation S Global Note only upon receipt by the Trustee of a written certification from it in the form required by this Indenture to the effect that such transfer is being made in accordance with Regulation S under the Securities Act and that such transfer is being made to a person whom it reasonably believes is a Qualified Institutional Buyer and a Qualified Purchaser and a written certification from the transferee in the form required by this Indenture to the effect, among other things, that such transferee is a non‑U.S. person purchasing such Note in an offshore transaction pursuant to Regulation S that is also (x) a Qualified Institutional Buyer and (y) a Qualified Purchaser.

(iii)
In connection with its purchase of such Notes: (A) none of the Transaction Parties or any of their respective Affiliates is acting as a fiduciary or financial or investment advisor for it; (B) it is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Transaction Parties or any of their respective Affiliates; (C) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to this Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Transaction Parties or any of their respective Affiliates; (D) it has read and understands the Offering Circular for such Notes; (E) it will hold at least the Minimum Denomination of such Notes; (F) it is a sophisticated investor and is purchasing such Notes with a full understanding of all of the terms, conditions and risks thereof, and is capable of and willing to assume those risks; and (G) it is not purchasing such Notes with a view to the resale, distribution or other disposition thereof in violation of the Securities Act; provided that none of the representations in clauses (A) through (C) is made with respect to the Collateral Manager by any Affiliate of the Collateral Manager or any account for which the Collateral Manager or any of its Affiliates acts as investment adviser.

(iv)
It understands that such Notes are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, such Notes have not been and will not be registered under the Securities Act, and, if in the future it decides to offer, resell, pledge or otherwise transfer such Notes, such Notes may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of this Indenture and the legend on such Notes. It acknowledges that no representation has been made as to the availability of any exemption under the Securities Act or any state securities laws for resale of such

Notes. It understands that the Issuer has not been registered under the Investment Company Act in reliance on an exemption from registration thereunder.

(v)
It will provide notice to each person to whom it proposes to transfer any interest in such Notes of the transfer restrictions and representations set forth in Section 2.5 of this Indenture, including the Exhibits referenced therein.

(vi)
It agrees that it will not, prior to the date which is one year (or, if longer, the applicable preference period then in effect) plus one day after the payment in full of all Securities, institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency, winding‑up, moratorium or liquidation proceedings, or other similar proceedings under U.S. federal or state bankruptcy or similar laws. It further acknowledges and agrees that if it causes a Bankruptcy Filing against the Issuer prior to the expiration of the period specified in the preceding sentence, any claim that it has against the Issuer (including under all Notes of any Class held by it) or with respect to any Assets (including any proceeds thereof) will, notwithstanding anything to the contrary in the Priority of Payments and notwithstanding any objection to, or rescission of, such filing, be fully subordinate in right of payment to the claims of each Holder of any Note (and each other secured creditor of the Issuer) that is not a Filing Holder, with such subordination being effective until each Note held by holders that are not Filing Holders (and each claim of each other secured creditor of the Issuer) is paid in full in accordance with the Priority of Payments (after giving effect to such subordination). This agreement will constitute a “subordination agreement” within the meaning of Section 510(a) of the Bankruptcy Code. The Issuer will direct the Trustee to segregate payments and take other reasonable steps to make the subordination agreement effective. In order to give effect to the foregoing, the Issuer will, to the extent necessary, obtain and assign a separate CUSIP or CUSIPs to the Notes of each Class of Notes held by each Filing Holder.

(vii)
It understands and agrees that such Notes are limited recourse obligations of the Issuer, payable solely from proceeds of the Assets in accordance with the Priority of Payments, and following realization of the Assets and application of the proceeds thereof in accordance with this Indenture, all obligations of and any claims against the Issuer thereunder or in connection therewith after such realization shall be extinguished and shall not thereafter revive.

(viii)
It acknowledges and agrees that (A) the Issuer has the right to compel any Non‑Permitted Holder to sell its interest in such Notes or to sell such interest on behalf of such Non‑Permitted Holder and (B) in the case of Re‑Pricing Eligible Notes, the Issuer has the right to compel any Non‑Consenting Holder to sell its interest in such Notes, to sell such interest on behalf of such Non‑Consenting Holder or to redeem such Notes.

(ix)	It understands that (A) the Trustee will provide to the Issuer and the Collateral Manager upon reasonable request all information reasonably available to the Trustee in connection with regulatory matters, including any information that is necessary or advisable in order for the Issuer or the Collateral Manager (or its parent or Affiliates) to comply with regulatory requirements, (B) the Trustee will provide to the Issuer and the Collateral Manager upon request a list of Holders (and, with respect to each Certifying Person, unless such Certifying Person instructs the Trustee otherwise, the Trustee will upon request of the Issuer or the Collateral Manager share with the Issuer and the Collateral Manager the identity of such Certifying Person, as identified to the Trustee by written certification from such Certifying Person), (C) the Trustee will obtain and provide to the Issuer and the Collateral Manager upon request a list of participants in DTC, Euroclear or Clearstream holding positions in the Notes and (D) subject to the duties and responsibilities of the Trustee set forth in this Indenture, the Trustee will have no liability for any such disclosure under (A), (B) or (C) or the accuracy thereof.

(x)
It agrees to provide to the Issuer and the Collateral Manager all information reasonably available to it that is reasonably requested by the Collateral Manager in connection with regulatory matters, including any information that is necessary or advisable in order for the Collateral Manager (or its parent or Affiliates) to comply with regulatory requirements applicable to the Collateral Manager (or its parent or Affiliates) from time to time.

(xi)
It has read the description of the acquisition of the First Refinancing Date Assets by the Issuer in the Offering Circular and it understands and acknowledges that (A) the First Refinancing Date Assets will be sold by the Originator and the Carlyle SPV to the Issuer and that more than a majority of the First Refinancing Date Assets were previously held by Carlyle SPV, a financing subsidiary of the Originator, (B) the Issuer will distribute to the Originator as holder of the Preferred Interests net proceeds of the issuance of First Refinancing Replacement Notes in approximately the amount described in the Offering Circular under “Use of Proceeds” and (C) on an ongoing basis, the Originator and the Carlyle SPV, which are Affiliates of the Issuer, may sell or contribute assets to the Issuer.

(xii)
It acknowledges and agrees that (A) the Transaction Documents contain limitations on the rights of the holders to institute legal or other proceedings against the Transaction Parties, (B) it will comply with the express terms of the applicable Transaction Documents if it seeks to institute any such proceeding and (C) the Transaction Documents do not impose any duty or obligation on the Issuer or its directors, officers, shareholders, members or managers to institute on behalf of any holder, or join any holder or any other person in instituting, any such proceeding.

(xiii)
It agrees to provide upon request certification acceptable to the Issuer to permit the Issuer to (A) make payments to it without, or at a reduced rate of, withholding, (B) qualify for a reduced rate of withholding in any jurisdiction from or through which the Issuer receives payments on its assets and (C) comply with applicable law. It has read and understands the summary of the U.S. federal income tax considerations contained in the Offering Circular as it relates to such Notes, and it represents that it will treat such Notes for U.S. tax purposes in a manner consistent with the treatment of such Notes by the Issuer described therein and will take no action inconsistent with such treatment.

(xiv)
In the case of the Reinvesting Holder Notes and Preferred Interests, it agrees that (A) it will not (1) acquire or directly or indirectly sell, encumber, assign, participate, pledge, hypothecate, rehypothecate, exchange, or otherwise dispose of, suffer the creation of a lien on, or transfer or convey in any manner (each, a “Transfer”) such Notes or Preferred Interests (or any interest therein that is described in United States Treasury Regulations Section 1.7704‑1(a)(2)(i)(B)) on or through (x) a United States national, regional or local securities exchange, (y) a foreign securities exchange or (z) an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers ((x), (y) and (z), collectively, an “Exchange”) or (2) cause any of such Notes or Preferred Interests or any interest therein to be marketed on or through an Exchange; (B) it will not enter into any financial instrument payments on which are, or the value of which is, determined in whole or in part by reference to such Notes, Preferred Interests or the Issuer (including the amount of Issuer distributions on such Notes or Preferred Interests, the value of the Issuer’s assets, or the result of the Issuer’s operations), or any contract that otherwise is described in United States Treasury Regulations Section 1.7704‑1(a)(2)(i)(B); (C) if it is, for U.S. federal income tax purposes, a partnership, grantor trust or S corporation, then less than 50% of the value of any person’s interest in it will be attributable to such Notes and Preferred Interests, unless the Issuer has obtained Tax Advice that such Noteholder will not cause the Issuer to be unable to rely on the “private placement” safe harbor of United States Treasury Regulations Section 1.7704‑1(h); (D) it will not Transfer all or any portion of such Notes or Preferred Interests unless such Transfer does not violate this clause (xiv); and (E) any Transfer made in violation of this clause (xiv) will be void and of no force or effect, and will not bind or be recognized by the Issuer or any other person, and no person to which such Notes or Preferred Interests are Transferred shall become a Noteholder unless such person agrees to be bound by this clause (xiv); provided that, notwithstanding the immediately preceding sentence, a Transfer in violation of this clause (xiv) shall be permitted if the Issuer or the Trustee receives Tax Advice to the effect that the Transfer should not cause the Issuer to be treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

(xv)
In the case of Reinvesting Holder Notes and Preferred Interests or other interests that might be treated as equity of the Issuer, it will not Transfer all or any portion of such Securities if such Transfer would cause the combined number of holders of such Securities and any equity interests of the Issuer to be more than 90 for purposes of Treasury Regulations Section 1.7704-1(h). Any Transfer made in violation of this paragraph (xv) will be void and of no force or effect, and will not bind or be recognized by the Issuer or any other person, and no person to which such Securities are Transferred shall become a holder unless such person agrees to be bound by this paragraph (xv); provided that, notwithstanding the immediately preceding sentence, a Transfer in violation of this paragraph (xv) shall be permitted if the Issuer or the Trustee receives Tax Advice to the effect that the Transfer should not cause the Issuer to be treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

(xvi)
In the case of Reinvesting Holder Notes, Preferred Interests or other interests that might be treated as equity of the Issuer, it is a “United States person” as defined in Section 7701(a)(30) of the Code and agrees to provide the Issuer, the Collateral Manager and the Trustee (and any of their agents) with a correct, complete and properly executed IRS Form W‑9 (or applicable successor form) with appropriate attachments (if any). Furthermore, it agrees that in connection with the Transfer of any such Note, such purchaser or holder shall provide the transferee with the appropriate documentation in compliance with Section 1446(f) and regulations promulgated thereunder such that no withholding tax is required pursuant to Section 1446(f) with respect to the Transfer and shall provide any forms, documentation, proof of payment or other certifications as reasonably requested by the Issuer or the Trustee (or their agents or representatives) to evidence that such purchaser or holder provided the transferee with the appropriate documentation in compliance with Section 1446(f) and regulations promulgated thereunder such that no withholding tax was required pursuant to Section 1446(f) with respect to the Transfer and (y) a transferring purchaser or holder shall pay and/or reimburse and hold harmless the Issuer for any withholding tax imposed on the Issuer pursuant to Section 1446(f) of the Code, together with any related interest, costs, expenses, and penalties, that would not have been imposed had the transferring purchaser or holder properly complied with the certification procedures under Section 1446(f) and regulations promulgated thereunder. This indemnification will continue even after such purchaser or holder ceases to have an ownership interest in such Notes.

(xvii)
Each Holder of a Rated Note (or any interest therein) will be required or deemed to represent that it is not a member of an “expanded group” (within the meaning of the Section 385 Rules) that includes a domestic corporation (as determined for U.S. federal income tax purposes) if such domestic corporation, directly or indirectly (through one or more entities that are treated for U.S. federal income tax purposes as partnerships, disregarded entities, or grantor trusts) owns Reinvesting Holder Notes, Preferred Interests, or other interests that might be treated as equity in the Issuer; provided that it may acquire Rated Notes in violation of this restriction if it provides the Issuer with an opinion of nationally recognized tax counsel experienced in such matters reasonably acceptable to the Issuer to the effect that the acquisition or transfer of such Rated Notes will not cause such Rated Notes to be treated as equity pursuant to Section 385 of the Code and the Section 385 Rules.

(xviii)
Prior to the transfer by the Sole Equity Owner of any Rated Notes, (A) the Sole Equity Owner must receive an opinion of counsel that any Rated Notes that are issued or treated as issued for U.S. federal income tax purposes upon a transfer will be treated as indebtedness for U.S. federal income tax purposes following such transfer, which opinion need not address the effect of any regulations that would treat debt as equity for periods in which it is held by a Holder or beneficial owner that is related to the issuer of such debt, and (B) any Rated Notes that will be issued or treated as issued for U.S. federal income tax purposes as a result of the transfer with more original issue discount than the Notes of the corresponding Class that have already been issued or treated as issued for U.S. federal income tax purposes, taking into account the qualified reopening rules, will be issued with a separate CUSIP from the Notes of the corresponding Class.

(xix)
For so long as the Issuer is treated as a disregarded entity for U.S. federal income tax purposes and the Sole Equity Owner owns any Rated Notes, prior to the transfer (as determined by applying U.S. federal income tax principles) by the Sole Equity Owner of any Reinvesting Holder Notes, Preferred Interest, or other interests that might be treated as equity in the Issuer, (A) the Sole Equity Owner must receive an opinion of counsel that any Rated Notes that will be issued or treated as issued for U.S. federal income tax purposes as a result of the transfer will be treated as indebtedness for U.S. federal income tax purposes following such transfer, which opinion need not address the effect of any regulations that would treat debt as equity for periods in which it is held by a Holder or beneficial owner that is related to the issuer of such debt, and (B) any Rated Notes that will be issued or treated as issued for U.S. federal income tax purposes as a result of the transfer with more original issue discount than the Notes of the corresponding Class that have already been issued or treated as issued for U.S. federal income tax purposes, taking into account the qualified reopening rules, will be issued with a separate CUSIP from the Notes of the corresponding Class.

(xx)
In the case of Reinvesting Holder Notes, Preferred Interests or other interests that might be treated as equity of the Issuer, it agrees to (a) provide tax information or certifications (including evidence of filing or payment of tax) as reasonably requested by the Partnership Representative or Tax Matters Partner, as applicable, in connection with an audit adjustment; (b) comply with the Partnership Representative’s reasonable request to file accurate and timely amended returns to reflect an audit adjustment; (c) provide information reasonably requested by the Partnership Representative in connection with the procedures under Section 6225(c)(2)(B) of the Code and its efforts to reduce the Issuer-level liability; and (d) be liable for and economically bear, all taxes and related interest, additional amounts and penalties and other liabilities including reasonable administrative costs resulting from or otherwise attributable to the partner’s allocable share (determined with respect to the adjustment period) of the tax items affected by the audit adjustment.

(xxi)
In the case of the Rated Notes, it acknowledges that the failure to provide the Issuer, the Collateral Manager and the Trustee (and any of their agents) with the properly completed and signed tax certifications (generally, in the case of U.S. federal income tax, an IRS Form W‑9 (or applicable successor form) with appropriate attachments

(if any) in the case of a person that is a “United States person” within the meaning of Section 7701(a)(30) of the Code or the appropriate IRS Form W‑8 (or applicable successor form) with appropriate attachments (if any) in the case of a person that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code) may result in withholding from payments in respect of the Notes, including U.S. federal withholding or back‑up withholding.

(xxii)
In the case of Reinvesting Holder Notes, it agrees to provide the Issuer and the Trustee (A) any information as is necessary (in the sole determination of the Issuer or the Trustee, as applicable) for the Issuer and the Trustee to comply with U.S. tax information reporting requirements relating to its adjusted basis in such Notes and (B) any additional information that the Issuer, the Trustee or their agents request in connection with any 1099 reporting requirements, and to update any such information provided in clause (A) or (B) promptly upon learning that any such information previously provided has become obsolete or incorrect or is otherwise required. It acknowledges that the Issuer or the Trustee may provide such information and any other information concerning its investment in such Notes to the U.S. Internal Revenue Service.

(xxiii)
It is not a person with whom dealings are restricted or prohibited under any law relating to economic sanctions or anti‑money laundering of the United States, the European Union, Switzerland or any other applicable jurisdiction, and its purchase of such Notes will not result in the violation of any such law by any Transaction Party, whether as a result of the identity of it or its beneficial owners, their source of funds or otherwise.

(xxiv)
(A)    Its acquisition, holding and disposition of such Rated Notes will not constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or in a violation of any Similar Law or other applicable law) unless an exemption is available and all conditions have been satisfied.

(B)    In the case of the Reinvesting Holder Notes, for so long as it holds a beneficial interest in such Notes, it is not a Benefit Plan Investor.
(C)    It understands that the representations made in this clause (xxiv) will be deemed made on each day from the date of its acquisition of an interest in such Notes through and including the date on which it disposes of such interest. If any such representation becomes untrue, or if there is a change in its status as a Benefit Plan Investor or a Controlling Person, it will immediately notify the Trustee. It agrees to indemnify and hold harmless the Issuer, the Trustee, the Fiscal Agent, the Initial Purchaser and the Collateral Manager and their respective Affiliates from any cost, damage, or loss incurred by them as a result of any such representation being untrue.

(j)
Each Person who becomes an owner of a Certificated Note and each Person who becomes an owner of or transfers a beneficial interest in a Regulation S Global Note will be required to provide an applicable Transfer Certificate to the Trustee.

(k)
No Reinvesting Holder Note may be sold or transferred (including, without limitation, by pledge or hypothecation) to any Person other than an Affiliate of a Reinvesting Holder and otherwise in accordance with this Section 2.5.

(l)	Any purported transfer of a Note not in accordance with this Section 2.5 shall be null and void and shall not be given effect for any purpose whatsoever.

(m)
The Registrar, the Trustee and the Issuer shall be entitled to conclusively rely on any transferor and transferee certificate delivered pursuant to this Section 2.5 (or any certificate of ownership delivered pursuant to Section 2.10(d)) and shall be able to presume conclusively the continuing accuracy thereof, in each case without further inquiry or investigation. The Trustee shall not be required to obtain any certificate specifically required by the terms of this Section 2.5 if the Trustee is not notified of or in a position to know of any transfer requiring such a certificate to be presented by the proposed transferee or transferor.

(n)
Neither the Trustee nor the Registrar shall be liable for any delay in the delivery of directions from DTC and may conclusively rely on, and shall be fully protected in relying on, such direction as to the names of the beneficial owners in whose names such Certificated Notes shall be registered or as to delivery instructions for such Certificated Notes.

Section 2.6.    Mutilated, Defaced, Destroyed, Lost or Stolen Note
If (a) any mutilated or defaced Note is surrendered to a Transfer Agent, or if there shall be delivered to the Issuer, the Trustee and the relevant Transfer Agent evidence to their reasonable satisfaction of the destruction, loss or theft of any Note, and (b) there is delivered to the Issuer, the Trustee and such Transfer Agent such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Issuer, the Trustee or such Transfer Agent that such Note has been acquired by a Protected Purchaser, the Issuer shall execute and, upon Issuer Order, the Trustee shall authenticate and deliver to the Holder, in lieu of any such mutilated, defaced, destroyed, lost or stolen Note, a new Note, of like tenor (including the same date of issuance) and equal principal or face amount, registered in the same manner, dated the date of its authentication, bearing interest from the date to which interest has been paid on the mutilated, defaced, destroyed, lost or stolen Note and bearing a number not contemporaneously outstanding.
If, after delivery of such new Note, a Protected Purchaser of the predecessor Note presents for payment, transfer or exchange such predecessor Note, the Issuer, the Transfer Agent and the Trustee shall be entitled to recover such new Note from the Person to whom it was delivered or any Person taking therefrom, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer, the Trustee and the Transfer Agent in connection therewith.
In case any such mutilated, defaced, destroyed, lost or stolen Note has become due and payable, the Issuer in its discretion may, instead of issuing a new Note pay such Note without requiring surrender thereof except that any mutilated or defaced Note shall be surrendered.

Upon the issuance of any new Note under this Section 2.6, the Issuer may require the payment by the Holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
Every new Note issued pursuant to this Section 2.6 in lieu of any mutilated, defaced, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer and such new Note shall be entitled, subject to the second paragraph of this Section 2.6, to all the benefits of this Indenture equally and proportionately with any and all other Notes of the same Class duly issued hereunder.
The provisions of this Section 2.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Notes.
Section 2.7.    Payment of Principal and Interest and Other Amounts; Principal and Interest Rights Preserved

(a)	Payments of Interest on the Notes.

(i)
Rated Notes of each Class shall accrue interest during each Interest Accrual Period at the applicable Interest Rate and such interest will be payable in arrears on each Payment Date on the Aggregate Outstanding Amount thereof on the first day of the related Interest Accrual Period (after giving effect to payments of principal thereof on such date), except as otherwise set forth below. Payment of interest on each Class of Rated Notes (and payments of available Interest Proceeds in respect of the Preferred Interests) will be subordinated to the payment of interest on each related Priority Class. Any payment of interest due on a Class of Deferred Interest Notes on any Payment Date to the extent sufficient funds are not available to make such payment in accordance with the Priority of Payments on such Payment Date, but only if one or more Priority Classes is Outstanding with respect to such Class of Deferred Interest Notes, shall constitute “Deferred Interest” with respect to such Class and shall not be considered “due and payable” for the purposes of Section 5.1(a) (and the failure to pay such interest shall not be an Event of Default) until the earliest of (x) the Payment Date on which funds are available to pay such Deferred Interest in accordance with the Priority of Payments, (y) the Redemption Date with respect to such Class of Deferred Interest Notes and (z) the Stated Maturity (or the earlier date of Maturity) of such Class of Deferred Interest Notes. Deferred Interest on any Class of Deferred Interest Notes shall be added to the principal balance of such Class of Deferred Interest Notes and shall be payable on the first Payment Date on which funds are available to be used for such purpose in accordance with the Priority of Payments, but in any event no later than the earlier of the Payment Date (A) which is the Redemption Date with respect to such Class of Deferred Interest Notes and (B) which is the Stated Maturity (or the earlier date of Maturity) of such Class of Deferred Interest Notes. Without regard to whether any Priority Class is Outstanding with respect to any Class of Deferred Interest Notes, to the extent that funds are not available on any Payment Date (other than the Redemption Date with respect to, or Stated Maturity of, such Class of Deferred Interest Notes) to pay previously accrued Deferred Interest, such previously accrued Deferred Interest will not be due and payable on such Payment Date and any failure to pay such previously accrued Deferred Interest on such Payment Date will not be an Event of Default. Interest will cease to accrue on each Rated Note or, in the case of a partial repayment, on such repaid part, from the date of repayment. To the extent lawful and enforceable, (x) interest on Deferred Interest with respect to any Class of Deferred Interest Notes and (y) interest on any interest that is not paid when due on any Class A‑1 Notes or Class A‑2 Notes; or, if no Class A Notes are Outstanding, any Class B Notes; or, if no Class B Notes are Outstanding, any Class C Notes shall accrue at the Interest Rate for such Class until paid as provided herein.

(ii)
Subject to the rights of Reinvesting Holders to designate amounts payable to it to be Reinvestment Amounts and direct that such amounts be deposited in the Reinvestment Amount Account pursuant to Section 11.1(e), the Fiscal Agent will receive on each Payment Date the Excess Interest payable for distribution on the Preferred Interests on such date. Each Reinvestment Amount shall be deemed to have been paid to the applicable Reinvesting Holder in respect of their Preferred Interests on the Payment Date on which the Reinvestment Amount is deposited in the Reinvestment Amount Account. Each Reinvestment Amount deposited in the Reinvestment Amount Account shall be added to the principal balance of the Reinvesting Holder Note registered in the name of the Reinvesting Holder providing such direction, and shall be payable on the first Payment Date on which funds are available to be used for such purpose in accordance with the Priority of Payments.

(b)
The principal of each Rated Note of each Class matures at par and is due and payable on the date of the Stated Maturity for such Class, unless such principal has been previously repaid or unless the unpaid principal of such Rated Note becomes due and payable at an earlier date by acceleration, call for redemption or otherwise. Prior to the Stated Maturity, principal shall be paid as provided in the Priority of Payments; provided that, except as otherwise provided in Article IX and the Priority of Payments, the payment of principal on each Rated Note (x) may occur only after each Priority Class is no longer Outstanding and (y) is subordinated to the payment on each Payment Date of principal due and payable on each Priority Class and other amounts in accordance with the Priority of Payments. Payments of principal on any Class of Rated Notes which are not paid, in accordance with the Priority of Payments, on any Payment Date (other than the Payment Date which is the Stated Maturity (or the earlier date of Maturity) of such Class of Notes or any Redemption Date), because of insufficient funds therefor shall not be considered “due and payable” for purposes of Section 5.1(a) until the Payment Date on which such principal may be paid in accordance with the Priority of Payments. The Reinvesting Holder Notes will mature on the Stated Maturity thereof, unless such principal has been previously repaid or unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise and the final payments of principal, if any, will occur on that date; provided that (x) the payment of principal of any Reinvesting Holder Notes may only occur after the Rated Notes are no longer Outstanding; and (y) the payment of principal of the Reinvesting Holder Notes is subordinated to the payment on each Payment Date of the principal and interest due and payable on the Rated Notes and other amounts in accordance with the Priority of Payments; and any payment of principal of the Reinvesting Holder Notes that is not paid, in accordance with the Priority of Payments, on any Payment Date, shall not be considered “due and payable” for purposes of Section 5.1(a) until the Payment Date on which such principal may be paid in accordance with the Priority of Payments.

(c)	Principal payments on the Notes will be made in accordance with the Priority of Payments.

(d)
The Trustee and any Paying Agent shall require the previous delivery of properly completed and signed applicable tax certifications (generally, in the case of U.S. federal income tax, an Internal Revenue Service Form W‑9 (or applicable successor form) with appropriate attachments (if any) in the case of a United States person within the meaning of Section 7701(a)(30) of the Code or the applicable Internal Revenue Service Form W‑8 (or applicable successor form) with appropriate attachments (if any) in the case of a Person that is not a United States person within the meaning of Section 7701(a)(30) of the Code) or any other certification acceptable to it to enable the Issuer, the Trustee and any Paying Agent (including, in each case, as any such other party may instruct) to determine their duties and liabilities with respect to any taxes or other charges that they may be required to pay, deduct or withhold from payments in respect of such Note or the Holder or beneficial owner of such Note under any present or future law or regulation of the United States, any other jurisdiction or any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation. If the Issuer is required to deduct or withhold tax from, or with respect to, payments to any Holder of the Notes for any Tax, then the Trustee or other Paying Agent, as applicable, shall deduct, or withhold, the amount required to be withheld. Without limiting the generality of the foregoing, the Issuer may withhold any amount that it determines is required to be withheld from any amounts otherwise distributable to any holder of a Note. The Issuer shall not be obligated to pay any additional amounts to the Holders or beneficial owners of the Notes as a result of deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges with respect to the Notes. The amount of any withholding tax or deduction with respect to any Holder shall be treated as Cash distributed to such Holder or beneficial owner at the time it is withheld or deducted by the Trustee or Paying Agent. Nothing herein shall be construed to impose upon the Paying Agent a duty to determine the duties, liabilities or responsibilities of any other party described herein under any applicable law or regulation.

(e)
Payments in respect of any Note will be made by the Trustee, in Dollars to DTC or its nominee with respect to a Global Note and to the Holder or its nominee with respect to a Certificated Note, by wire transfer, as directed by the Holder, in immediately available funds to a Dollar account maintained by DTC or its nominee with respect to a Global Note, and to the Holder or its nominee with respect to a Certificated Note; provided that (1) in the case of a Certificated Note, the Holder thereof shall have provided written wiring instructions to the Trustee on or before the related Record Date and (2) if appropriate instructions for any such wire transfer are not received by the related Record Date, then such payment shall be made by check drawn on a U.S. bank mailed to the address of the Holder specified in the Register. In the case of a Certificated Note, the Holder thereof shall present and surrender such Note at the office designated by the Trustee upon final payment; provided that in the absence of notice to the Issuer or the Trustee that the applicable Note has been acquired by a protected purchaser, such final payment shall be made without presentation or surrender, if the Trustee and the Issuer shall have been furnished such security or indemnity as may be required by them to save each of them harmless and an undertaking thereafter to surrender such certificate. None of the Issuer, the Trustee, the Collateral Manager or any Paying Agent will have any responsibility or liability for any aspects of the records maintained by DTC, Euroclear, Clearstream or any of the Agent Members relating to or for payments made thereby on account of beneficial interests in a Global Note. In the case where any final payment of principal and interest is to be made on any Rated Note (other than on the Stated Maturity thereof) or any final payment is to be made on any Preferred Interest, the Trustee, in the name and at the expense of the Issuer shall, not more than 30 nor less than three days prior to the date on which such payment is to be made, provide to Holders of the Rated Notes and Reinvesting Holder Notes, as the case may be, a notice which shall specify the date on which such payment will be made, the amount of such payment per U.S.$1,000 original principal amount of Rated Notes and the place where Certificated Notes may be presented and surrendered for such payment.

(f)
Payments to Holders of each Class on each Payment Date (other than the Carlyle Holders Distribution Amounts, if any) shall be made ratably among the Holders of the Notes of such Class in the proportion that the Aggregate Outstanding Amount of the Notes of such Class registered in the name of each such Holder on the applicable Record Date bears to the Aggregate Outstanding Amount of all Notes of such Class on such Record Date.

(g)
Interest accrued with respect to any Floating Rate Note shall be calculated on the basis of the actual number of days elapsed in the applicable Interest Accrual Period (or, in the case of the first Interest Accrual Period, the relevant portion thereof) divided by 360. Interest accrued with respect to the Fixed Rate Notes will be calculated on the basis of a 360‑day year consisting of twelve 30‑day months.

(h)
All reductions in the Aggregate Outstanding Amount of a Note (or one or more predecessor Notes) effected by payments made on any Payment Date, Partial Redemption Date or Re‑Pricing Redemption Date shall be binding upon all future Holders of such

Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note.

(i)
Notwithstanding any other provision of this Indenture, the obligations of the Issuer under the Notes are limited recourse obligations of the Issuer, payable solely from proceeds of the Assets and following realization of the Assets and application of the proceeds thereof in accordance with this Indenture, all obligations of and any claims against the Issuer hereunder or in connection herewith after such realization shall be extinguished and shall not thereafter revive. No recourse shall be had against any Officer, director, employee, member, manager, shareholder or incorporator of the Issuer, the Collateral Manager or their respective Affiliates, successors or assigns for any amounts payable under the Notes or this Indenture. It is understood that, except as expressly provided in this Indenture, the foregoing provisions of this paragraph (i) shall not (i) prevent recourse to the Assets for the sums due or to become due under any security, instrument or agreement which is part of the Assets or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or secured by this Indenture until such Assets have been realized. It is further understood that the foregoing provisions of this paragraph (i) shall not limit the right of any Person to name the Issuer as a party defendant in any Proceeding or in the exercise of any other remedy under the Notes or this Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.

(j)
Subject to the foregoing provisions of this Section 2.7, each Note delivered under this Indenture and upon registration of transfer of or in exchange for or in lieu of any other Note will carry the rights to unpaid interest and principal (or other applicable amount) that were carried by such other Note.

Section 2.8.    Persons Deemed Owners
The Issuer, the Trustee and any agent of the Issuer or the Trustee shall treat as the owner of each Note the Person in whose name such Note is registered on the Register on the applicable Record Date for the purpose of receiving payments on such Note and on any other date for all other purposes whatsoever (whether or not such Note is overdue), and none of the Issuer, the Trustee or any agent of the Issuer or the Trustee shall be affected by notice to the contrary.
Section 2.9.    Cancellation
All Notes acquired by the Issuer, surrendered for payment, registration of transfer, exchange or redemption, or mutilated, defaced or deemed lost or stolen shall be promptly cancelled by the Trustee and may not be reissued or resold. No Note may be surrendered (including in connection with any abandonment, donation, gift, contribution or other event or circumstance) except (a) for payment as provided herein, (b) for registration of transfer, exchange or redemption, (c) for purchase in accordance with Section 2.13, or (d) for replacement in connection with any Note that is mutilated, defaced or deemed lost or stolen. Notwithstanding anything to the contrary herein, any Note surrendered or cancelled other than in accordance with the procedures herein shall be considered

Outstanding (until all Notes senior to such Note have been repaid) for purposes of the Coverage Tests. The Issuer may not acquire any of the Notes except as described under Section 2.13. The preceding sentence shall not limit an Optional Redemption, Special Redemption, Clean‑Up Call Redemption or any other redemption effected pursuant to the terms of this Indenture.
Section 2.10.    DTC Ceases to be Depository

(a)
A Global Note deposited with DTC pursuant to Section 2.2 shall be transferred in the form of a corresponding Certificated Note to the beneficial owners thereof (as instructed by DTC) only if (A) such transfer complies with Section 2.5 and (B) either (x) (i) DTC notifies the Issuer that it is unwilling or unable to continue as depository for such Global Note or (ii) DTC ceases to be a Clearing Agency registered under the Exchange Act and, in each case, a successor depository is not appointed by the Issuer within 90 days after such event or (y) an Enforcement Event has occurred and is continuing and such transfer is requested by the Holder of such Global Note.

(b)
Any Global Note that is transferable in the form of a corresponding Certificated Note to the beneficial owner thereof pursuant to this Section 2.10 shall be surrendered by DTC to the Trustee’s office located in the Borough of Manhattan, the City of New York to be so transferred, in whole or from time to time in part, without charge, and the Issuer shall execute and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of definitive physical certificates (pursuant to the instructions of DTC) in authorized Minimum Denominations. Any Certificated Note delivered in exchange for an interest in a Global Note shall, except as otherwise provided by Section 2.5, bear the legends set forth in the applicable Exhibit A and shall be subject to the transfer restrictions referred to in such legends.

(c)
Subject to the provisions of paragraph (b) of this Section 2.10, the Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which such Holder is entitled to take under this Indenture or the Notes.

(d)
In the event of the occurrence of either of the events specified in subsection (a) of this Section 2.10, the Issuer will promptly make available to the Trustee a reasonable supply of Certificated Notes.

In the event that Certificated Notes are not so issued by the Issuer to such beneficial owners of interests in Global Notes as required by subsection (a) of this Section 2.10, the Issuer expressly acknowledges that the beneficial owners shall be entitled to pursue any remedy that the Holders of a Global Note would be entitled to pursue in accordance with Article V (but only to the extent of such beneficial owner’s interest in the Global Note) as if corresponding Certificated Notes had been issued; provided that the Trustee shall be entitled to receive and rely upon any certificate of ownership provided by such beneficial owners (including a certificate in the form of Exhibit C) and/or other forms of reasonable evidence of such ownership as it may require.Neither the Trustee nor the Registrar shall be liable for any delay in the delivery of directions from DTC, and each may conclusively rely on, and shall be fully protected in relying on, such direction as to the names of the beneficial owners in whose names Certificated Notes shall be registered or as to delivery instructions for Certificated Notes.
Section 2.11.    Non‑Permitted Holders

(a)
Notwithstanding anything to the contrary elsewhere in this Indenture, any transfer of a beneficial interest in any Note to a Non‑Permitted Holder will be null and void and any such purported transfer of which the Issuer or the Trustee shall have notice may be disregarded by the Issuer and the Trustee for all purposes.

(b)
If any Non‑Permitted Holder becomes the beneficial owner of any Note or an interest in any Note, the Issuer shall, promptly after discovery that such Person is a Non‑Permitted Holder by the Issuer or the Trustee (and notice to the Issuer, if the Trustee makes the discovery), send notice (with a copy to the Collateral Manager) to such Non‑Permitted Holder demanding that such Non‑Permitted Holder transfer its Notes or interest in the Notes to a Person that is not a Non‑Permitted Holder within 30 days after the date of such notice. If such Person fails to transfer its Notes (or the required portion of its Notes), the Issuer will have the right to sell such Notes to a purchaser selected by the Issuer. The Issuer (or its agent) will request such Person to provide (within 10 days after such request) the names of prospective purchasers, and the Issuer (or its agent) will solicit bids from any such identified prospective purchasers and may also solicit bids from one or more brokers or other market professionals that regularly deal in securities similar to the Notes. The Issuer agrees that it will accept the highest of such bids, subject to the bidder satisfying the transfer restrictions set forth in this Indenture. If the procedure above does not result in any bids from qualified investors, the Issuer may select a purchaser by any other means determined by it in its sole discretion. The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale shall be remitted to the Non‑Permitted Holder. The terms and conditions of any sale under this Section 2.11(b) shall be determined in the sole discretion of the Issuer, and none of the Issuer, the Collateral Manager or the Trustee shall be liable to any Person having an interest in the Notes sold as a result of any such sale or the exercise of such discretion.

The Trustee shall promptly notify the Issuer and the Collateral Manager if the Trustee obtains actual knowledge that any Holder or beneficial owner of an interest in a Note is a Non‑Permitted Holder.

(c)
If such Person fails to transfer its Notes (or the required portion of its Notes) in accordance with clause (b) above, the Issuer will have the right to sell such Notes to a purchaser selected by the Issuer. The Issuer (or its agent) will request such Person to provide (within 10 days after such request) the names of prospective purchasers, and the Issuer (or its agent) will solicit bids from any such identified prospective purchasers and may also solicit bids from one or more brokers or other market professionals that regularly deal in securities similar to the Notes. The Issuer agrees that it will accept the highest of such bids, subject to the bidder satisfying the transfer restrictions set forth in this Indenture.

Section 2.12.    Additional Issuance

(a)
At any time during the Reinvestment Period, the Issuer, (i) at the written direction of a Majority of the Preferred Interests and with the consent of the Collateral Manager or (ii) with respect to an additional issuance to cure or prevent a Retention Deficiency at the direction of the Originator and with the consent of the Collateral Manager, may issue and sell additional notes of any one or more new classes of notes that are fully subordinated to the existing Rated Notes (or to the most junior class of securities of the Issuer (other than the Reinvesting Holder Notes) issued pursuant to this Indenture, if any class of securities issued pursuant to this Indenture other than the Rated Notes and the Reinvesting Holder Notes is then outstanding) and/or additional notes of any one or more existing Classes (other than Reinvesting Holder Notes and, subject, in the case of additional notes of an existing Class of Rated Notes, to clause (v) below) and use the net proceeds to purchase additional Collateral Obligations or as otherwise permitted under this Indenture, subject to satisfaction by the Issuer of the conditions set forth in Section 3.2 and provided that the following conditions are met:

(i)	the Collateral Manager consents to such issuance and such issuance is consented to by a Majority of the Preferred Interests;

(ii)	in the case of additional notes of an existing Class of Rated Notes, a Majority of the Controlling Class consents to such issuance;

(iii)
in the case of additional notes of one or more existing Classes, the Aggregate Outstanding Amount of Notes of such Class issued in all additional issuances may not exceed 100% of the respective original Aggregate Outstanding Amount of the Notes of such Class;

(iv)
in the case of additional notes of one or more existing Classes, the terms of the notes issued must be identical to the respective terms of previously issued Notes of the applicable Class (except that the interest due on additional notes will accrue from the issue date of such additional notes and the interest rate and price of such notes do not have to be identical to those of the initial Notes of that Class but the interest rate may not exceed the interest rate applicable to the initial Notes of such Class);

(v)	such additional notes must be issued at a cash sales price equal to or greater than the principal amount thereof;

(vi)	in the case of additional notes of one or more existing Classes, additional notes of all Classes must be issued and such issuance of additional notes must be proportional across all Classes;

(vii)	Rating Agency Confirmation has been obtained from S&P with respect to any Rated Notes not constituting part of such additional issuance and Fitch has been notified of such additional issuance;

(viii)
the proceeds of such additional notes (net of fees and expenses incurred in connection with such issuance) will be treated as Principal Proceeds and used to purchase additional Collateral Obligations, to invest in Eligible Investments or to apply pursuant to the Priority of Payments;

(ix)
immediately after giving effect to such issuance, each Coverage Test is satisfied or, with respect to any Coverage Test that was not satisfied immediately prior to giving effect to such issuance and will continue not to be satisfied immediately after giving effect to such issuance, the degree of compliance with such Coverage Test is maintained or improved immediately after giving effect to such issuance and the application of the proceeds thereof;

(x)	the issuance of such additional notes does not cause the Issuer to be treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes;

(xi)
additional Reinvesting Holder Notes are issued only to holders or beneficial owners that are “United States persons” as defined in Section 7701(a)(30) of the Code and agree to provide the Issuer, the Collateral Manager and the Trustee with a correct, complete and properly executed IRS Form W‑9 (or applicable successor form) with appropriate attachments (if any);

(xii)
Tax Advice shall be delivered to the Trustee, by or on behalf of the Issuer, to the effect that (A) in the case of additional notes of one or more existing Classes, such issuance would not cause the Holders or beneficial owners of previously issued Notes of such Class to be deemed to have sold or exchanged such Notes under Section 1001 of the Code and (B) any additional Class A Notes will be treated as debt for U.S. federal income tax purposes; and

(xiii)	the Issuer has delivered to the Trustee an Officer’s certificate that such additional issuance is permitted under this Indenture and that all conditions thereto have been satisfied.

(b)	Any such additional issuance will be issued in a manner that will allow the Issuer to accurately provide the information described in Treasury Regulations section 1.1275‑3(b)(1)(i).

(c)
Except to the extent that the Collateral Manager has determined that its purchase of additional notes is required for compliance with the U.S. Retention Requirements and the E.U. Retention Requirements, any additional notes of an existing Class issued as described above will, to the extent reasonably practicable, be offered by the Issuer, first to Holders of that Class in such amounts as are necessary to preserve (on an approximate basis) their pro rata holdings of Notes of such Class.

(d)	The Issuer shall not issue additional Notes if a Retention Deficiency would occur after giving effect to the additional issuance and the receipt by the Issuer of the proceeds thereof.
Section 2.13.    Issuer Purchases of Notes

(a)
The Issuer, at the direction of the Collateral Manager, may, during the Reinvestment Period, use Principal Proceeds to purchase Notes, in whole or in part, in accordance with, and subject to, the terms described in this Section 2.13. The Trustee shall cancel as described under Section 2.9 any such purchased Notes surrendered to it for cancellation or, in the case of any Global Notes, the Trustee shall decrease the Aggregate Outstanding Amount of such Global Notes in its records by the full par amount of the purchased Notes, and approve any instruction at DTC or its nominee, as the case may be, to conform its records.

(b)
To effect a purchase of Rated Notes of any Class, the Collateral Manager on behalf of the Issuer shall by notice to the Holders of the Notes of such Class offer to purchase all or a portion of the Notes (the “Note Purchase Offer”). The Note Purchase Offer shall specify (i) the purchase price (as a percentage of par) at which such purchase will be effected, (ii) the maximum amount of Principal Proceeds that will be used to effect such purchase, (iii) the length of the period during which such offer will be open for acceptance, (iv) that pursuant to the terms of the offer each such Holder shall have the right, but not the obligation, to accept such offer in accordance with its terms and (v) if the Aggregate Outstanding Amount of Notes of the relevant Class held by Holders who accept such offer exceeds the amount of Principal Proceeds specified in such offer, a portion of the Notes of each accepting Holder shall be purchased pro rata based on the respective principal amount held by each such Holder.

(c)	An Issuer purchase of the Notes may not occur unless each of the following conditions is satisfied:

(i)	(A) such purchases of Rated Notes occur in the order of priority set out in the Note Payment Sequence;

(A)	each such purchase is effected only at prices discounted from par;

(B)	each Coverage Test is satisfied immediately prior to each such purchase and will be satisfied after giving effect to such purchase;

(C)	no Event of Default has occurred and be continuing;

(D)	with respect to each such purchase, Rating Agency Confirmation has been obtained with respect to any Rated Notes that will remain Outstanding following such purchase;

(E)	each such purchase is otherwise conducted in accordance with applicable law; and

(F)	no such purchase will result in the occurrence of a Retention Deficiency.

(ii)
the Issuer and the Trustee have received an Officer’s certificate of the Collateral Manager to the effect that the Note Purchase Offer has been provided to the holders of the Class of Notes subject to the purchase offer and the conditions in Section 2.13(c)(i) have been satisfied.

(d)
Any Notes purchased by the Issuer shall be surrendered to the Trustee for cancellation in accordance with Section 2.9; provided that any Notes purchased by the Issuer on a date that is later than a Record Date but prior to the related Payment Date will not be cancelled until the day following the Payment Date.

(e)
In connection with any purchase of Notes pursuant to this Section 2.13, the Issuer, or the Collateral Manager on its behalf, may by Issuer Order provide direction to the Trustee to take actions it deems necessary to give effect to the other provisions of this Indenture that may be affected by such purchase of Notes; provided that no such direction may conflict with any express provision of this Indenture, including a requirement to obtain the consent of Holders or Rating Agency Confirmation prior to taking any such action.

ARTICLE III
CONDITIONS PRECEDENT
Section 3.1.    Conditions to Issuance of Notes on Closing Date

(a)
(1) The Notes to be issued on the Closing Date may be registered in the names of the respective Holders thereof and may be executed by the Issuer and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee, in each case upon Issuer Order and upon receipt by the Trustee of the following:

(i)
Officers’ Certificates of the Issuer Regarding Limited Liability Company Matters. An Officer’s certificate of the Issuer (A) evidencing the authorization by Resolution of the execution and delivery of this Indenture, the Collateral Management Agreement, the Collateral Administration Agreement, the Fiscal Agency Agreement and related transaction documents, the execution, authentication and delivery of the Notes applied for by it and specifying the Stated Maturity, principal amount of each Class of Rated Notes applied for by it and (B) certifying that (1) the attached copy of the Resolution is a true and complete copy thereof, (2) such resolutions have not been rescinded and are in full force and effect on and as of the Closing Date and (3) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon.

(ii)
Governmental Approvals. From the Issuer either (A) a certificate of the Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of the Issuer that no other authorization, approval or consent of any governmental body is required for the performance by the Issuer of its obligations under this Indenture, the Collateral Management Agreement, the Collateral Administration Agreement and the Fiscal Agency Agreement or (B) an Opinion of Counsel of the Issuer that no such authorization, approval or consent of any governmental body is required for the performance by the Issuer of its obligations under this Indenture, the Collateral Management Agreement, the Collateral Administration Agreement and the Fiscal Agency Agreement except as has been given.

(iii)
U.S. Counsel Opinions. Opinions of Cleary Gottlieb Steen & Hamilton LLP, special U.S. counsel to the Issuer, Richards, Layton & Finger, P.A., special Delaware counsel to the Issuer, Nixon Peabody LLP, counsel to the Trustee, Collateral Administrator and Fiscal Agent, and Latham & Watkins LLP, counsel to the Originator and the Collateral Manager, each dated the Closing Date.

(iv)
Officers’ Certificates of Issuer Regarding Indenture and Fiscal Agency Agreement. An Officer’s certificate of the Issuer stating that, to the best of the signing Officer’s knowledge, the Issuer is not in default under this Indenture or the Fiscal Agency Agreement and that the issuance of the Notes applied for by it will not result in a default or a breach of any of the terms, conditions or provisions of, or constitute a default under, its organizational documents, any indenture or other agreement or instrument to which it is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which it is a party or by which it may be bound or to which it may be subject; that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Notes applied for by it have been complied with; and that all expenses due or accrued with respect to the Offering of such Notes or relating to actions taken on or in connection with the Closing Date have been paid or reserves therefor have been made. The Officer’s certificate of the Issuer shall also state that all of its representations and warranties contained herein are true and correct as of the Closing Date.

(v)
Collateral Management Agreement, Collateral Administration Agreement, Fiscal Agency Agreement and Account Agreement. An executed counterpart of the Collateral Management Agreement, the Collateral Administration Agreement, the Fiscal Agency Agreement and the Account Agreement.

(vi)
Certificate of the Collateral Manager. An Officer’s certificate of the Collateral Manager, dated as of the Closing Date, to the effect that with respect to each Collateral Obligation to be Delivered by the Issuer on the Closing Date, and each Collateral Obligation with respect to which the Collateral Manager on behalf of the Issuer has entered into a binding commitment prior to the Closing Date for settlement on or after the Closing Date, to the best of the Collateral Manager’s knowledge:

(A)
in the case of (x) each such Collateral Obligation to be Delivered on the Closing Date, immediately prior to the Delivery thereof on the Closing Date, it satisfies the requirements of the definition of Collateral Obligation in this Indenture, and (y) each Collateral Obligation that the Collateral Manager on behalf of the Issuer committed to acquire on or prior to the Closing Date, each such Collateral Obligation, upon its acquisition, will satisfy the requirements of the definition of Collateral Obligation in this Indenture; and

(B)
the Aggregate Principal Balance of the Collateral Obligations which the Issuer has acquired or has entered into binding commitments prior to the Closing Date for settlement on or after the Closing Date is at least equal to the Closing Date Committed Par Amount.

(vii)
Grant of Collateral Obligations. The Grant pursuant to the Granting Clauses of this Indenture of all of the Issuer’s right, title and interest in and to the Collateral Obligations pledged to the Trustee for inclusion in the Assets on the Closing Date shall be effective, and Delivery of such Collateral Obligations as contemplated by Section 3.3 shall have been effected.

(viii)
Certificate of the Issuer Regarding Assets. A certificate of an Authorized Officer of the Issuer, dated as of the Closing Date, with respect to each Collateral Obligation pledged by the Issuer to the effect that:

(A)
the Issuer is the owner of such Collateral Obligation free and clear of any liens, claims or encumbrances of any nature whatsoever except for those which are being released on the Closing Date and except for those Granted pursuant to or permitted by this Indenture and encumbrances arising from due bills, if any, with respect to interest, or a portion thereof, accrued on such Collateral Obligation prior to the first payment date and owed by the Issuer to the seller of such Collateral Obligation;

(B)	the Issuer has acquired its ownership in such Collateral Obligation in good faith without notice of any adverse claim, except as described in clause (A) above;

(C)
the Issuer has not assigned, pledged or otherwise encumbered any interest in such Collateral Obligation (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than interests Granted pursuant to this Indenture;

(D)
based on the certificate of the Collateral Manager delivered pursuant to Section 3.1(a)(vi), the Issuer has full right to Grant a security interest in and assign and pledge all of its right, title and interest in such Collateral Obligation to the Trustee;

(E)	based on the certificate of the Collateral Manager delivered pursuant to Section 3.1(a)(vi), each such Collateral Obligation satisfies the requirements of the definition of Collateral Obligation;

(F)
upon Grant by the Issuer, the Trustee has a first priority perfected security interest in such Collateral Obligation (assuming that any Clearing Corporation, Intermediary or other entity not within the control of the Issuer involved in the Delivery of such Collateral Obligation takes the actions required of it for perfection of that interest); and

(G)
based on the certificate of the Collateral Manager delivered pursuant to Section 3.1(a)(vi), the Aggregate Principal Balance of the Collateral Obligations which the Issuer has acquired, or has entered into binding commitments prior to the Closing Date for settlement on or after the Closing Date is at least equal to the Closing Date Committed Par Amount.

(ix)
Rating Letters. An Officer’s certificate of the Issuer to the effect that attached thereto with respect to the applicable Class of Rated Notes is a true and correct copy of a letter signed by Fitch (in respect of the Class A‑1 Notes) and a copy of a letter signed by Moody’s (in respect of each Class of Rated Notes) assigning the applicable Initial Rating.

(x)	Accounts. Evidence of the establishment of each of the Accounts.

(xi)
Delivery of Closing Date Certificate for Deposit of Funds into Accounts. The Issuer has delivered to the Trustee the Closing Date Certificate specifying the amount of proceeds of the issuance of the Notes to be deposited in the Accounts specified therein.

(xii)
Other Documents. Such other documents as the Trustee may reasonably require; provided that nothing in this clause (xii) shall imply or impose a duty on the part of the Trustee to require any other documents.

Section 3.2.    Conditions to Additional Issuance

(a)
Any additional notes to be issued during the Reinvestment Period in accordance with Section 2.12 may be executed by the Issuer and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon Issuer Order and upon receipt by the Trustee of the following:

(i)
Officers’ Certificates of the Issuer Regarding Limited Liability Company Matters. An Officer’s certificate of the Issuer (A) evidencing the authorization by Resolution of the execution, authentication and delivery of the notes applied for by it and specifying the Stated Maturity, principal amount and Interest Rate (if applicable) of the notes applied for by it and (B) certifying that (1) the attached copy of the Resolution is a true and complete copy thereof, (2) such resolutions have not been rescinded and are in full force and effect on and as of the date of issuance and (3) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon.

(ii)
Governmental Approvals. From the Issuer either (A) a certificate of the Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of the Issuer that no other authorization, approval or consent of any governmental body is required for the valid issuance of the additional notes or (B) an Opinion of Counsel of the Issuer that no such authorization, approval or consent of any governmental body is required for the valid issuance of such additional notes except as has been given.

(iii)
Officers’ Certificates of Issuer Regarding Indenture and Fiscal Agency Agreement. An Officer’s certificate of the Issuer stating that, to the best of the signing Officer’s knowledge, the Issuer is not in default under this Indenture or the Fiscal Agency Agreement and that the issuance of the additional notes applied for by it will not result in a default or a breach of any of the terms, conditions or provisions of, or constitute a default under, its organizational documents, any indenture or other agreement or instrument to which it is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which it is a party or by which it may be bound or to which it may be subject; that the provisions of Section 2.13 and all conditions precedent provided in this Indenture relating to the authentication and delivery of the additional notes applied for by it have been complied with; and that all expenses due or accrued with respect to the offering of such notes or relating to actions taken on or in connection with the additional issuance have been paid or reserves therefor have been made. The Officer’s certificate of the Issuer shall also state that all of its representations and warranties contained herein are true and correct as of the date of additional issuance.

(iv)	Supplemental Indenture. A fully executed counterpart of any supplemental indenture making such changes to this Indenture if necessary to permit such additional issuance.

(v)
Rating Agency Confirmation from S&P; Notice to Fitch. An Officer’s certificate of the Issuer confirming that Rating Agency Confirmation has been obtained from S&P and that Fitch has been notified with respect to the additional issuance.

(vi)
Issuer Order for Deposit of Funds into Accounts. An Issuer Order signed in the name of the Issuer by an Authorized Officer of the Issuer, dated as of the date of the additional issuance, authorizing the deposit of the net proceeds of the issuance into the Collection Account for use pursuant to Section 10.2.

(vii)
Evidence of Required Consents. A certificate of the Collateral Manager consenting to such additional issuance and satisfactory evidence of the consent of a Majority of the Preferred Interests to such issuance (which may be in the form of an Officer’s certificate of the Issuer).

(viii)
Issuer Order for Deposit of Funds into Expense Reserve Account. An Issuer Order signed in the name of the Issuer by an Authorized Officer of the Issuer, dated as of the date of the additional issuance, authorizing the deposit of approximately 1% of the proceeds of such additional issuance into the Expense Reserve Account for use pursuant to Section 10.3(d).

(ix)
Other Documents. Such other documents as the Trustee may reasonably require; provided that nothing in this clause (ix) shall imply or impose a duty on the part of the Trustee to require any other documents.

Section 3.3.    Delivery of Assets

(a)
Except as otherwise provided in this Indenture, the Trustee shall hold all Collateral Obligations purchased in accordance with this Indenture in the relevant Account established and maintained pursuant to Article X, as to which in each case the Trustee shall have entered into an Account Agreement, providing, inter alia, that the establishment and maintenance of such Account will be governed by the law of a jurisdiction satisfactory to the Issuer and the Trustee.

(b)
Each time that the Issuer (or the Collateral Manager on behalf of the Issuer) directs or causes the acquisition of any Collateral Obligation, Eligible Investment or other investment, the Issuer (or the Collateral Manager on behalf of the Issuer) shall, if such Collateral Obligation, Eligible Investment or other investment is required to be, but has not already been, transferred to the relevant Account, cause such Collateral Obligation, Eligible Investment or other investment to be Delivered. The security interest of the Trustee in the funds or other property used in connection with such acquisition shall, immediately and without further action on the part of the Trustee, be released. The security interest of the Trustee shall nevertheless come into existence and continue in the Collateral Obligation, Eligible Investment or other investment so acquired, including all rights of the Issuer in and to any contracts related to and proceeds of such Collateral Obligation, Eligible Investment or other investment.

(c)	The Issuer (or the Collateral Manager on its behalf) shall cause any other Assets acquired by the Issuer to be Delivered.

ARTICLE IV
SATISFACTION AND DISCHARGE; ILLIQUID ASSETS; LIMITATION ON ADMINISTRATIVE EXPENSES
Section 4.1.    Satisfaction and Discharge of Indenture
This Indenture shall be discharged and shall cease to be of further effect except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Holders of Rated Notes to receive payments of principal thereof and interest that accrued prior to Maturity (and to the extent lawful and enforceable, interest on due and unpaid accrued interest) thereon as provided for under the Priority of Payments, subject to Section 2.7(i), (iv) the rights, obligations and immunities of the Collateral Manager hereunder and under the Collateral Management Agreement and of the Collateral Administrator under the Collateral Administration Agreement, (v) the rights of the Fiscal Agent under the Fiscal Agency Agreement, (vi) the rights of Holders as beneficiaries hereof with respect to the property deposited with the Trustee and payable to all or any of them (subject to Section 2.7(i)) and (vii) the rights and immunities of the Trustee hereunder, and the obligations of the Trustee hereunder in connection with the foregoing clauses (i) through (vi) and otherwise under this Article IV (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture) when:

(a)	(x) either:

(i)
all Notes theretofore authenticated and delivered to Holders (other than (A) Notes which have been mutilated, defaced, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.6 or, (B) Notes for whose payment money has theretofore irrevocably been deposited in trust and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 7.3) have been delivered to the Trustee for cancellation; or

(ii)
all Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable, or (B) will become due and payable at their Stated Maturity within one year, or (C) are to be called for redemption pursuant to Article IX under an arrangement satisfactory to the Trustee for the giving of notice of redemption by the Issuer pursuant to Sections 9.4 or 9.7 and the Issuer has irrevocably deposited or caused to be deposited with the Trustee, in trust for such purpose, Cash or non‑callable direct obligations of the United States of America (provided that the obligations are entitled to the full faith and credit of the United States of America or are debt obligations which have the Eligible Investment Required Ratings, in an amount sufficient, as recalculated in writing by a firm of Independent certified public accountants which are nationally recognized) sufficient to pay and discharge the entire indebtedness on such Notes, for principal and interest payable thereon under this Indenture to the date of such deposit (in the case of Notes which have become due and payable), or to their Stated Maturity or Redemption Date, as the case may be, and shall have Granted to the Trustee a valid perfected security interest in such cash or obligations that is of first priority or free of any adverse claim, as applicable, and shall have furnished an Opinion of Counsel with respect to the creation and perfection of such security interest; provided that this subsection (ii) shall not apply if an election to act in accordance with the provisions of Section 5.5(a) shall have been made and not rescinded; and
(y)    the Issuer has paid or caused to be paid all other sums payable by the Issuer hereunder and under the Collateral Administration Agreement, the Fiscal Agency Agreement and the Collateral Management Agreement; or

(b)
(1) all Assets of the Issuer that are subject to the lien of this Indenture have been realized, (2) all funds on deposit in the Accounts have been distributed in accordance with the terms of this Indenture and (3) the Accounts have been closed;

provided that, in each case, the Issuer has delivered to the Trustee Officer’s certificates (which may rely on information provided by the Trustee or the Collateral Administrator as to the Cash, Collateral Obligations, Equity Securities and Eligible Investments included in the Assets and any paid and unpaid obligations of the Issuer), each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.
Notwithstanding the satisfaction and discharge of this Indenture, the rights and obligations of the Issuer, the Trustee, the Collateral Manager and, if applicable, the Holders, as the case may be, under Sections 2.7, 4.2, 5.4(d), 5.9, 5.18, 6.1. 6.3, 6.6, 6.7, 7.1, 7.3, 13.1 and 14.15 shall survive.
Section 4.2.    Application of Trust Money
All Cash and obligations deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it in accordance with the provisions of the Notes and this Indenture, including, without limitation, the Priority of Payments, to the payment of principal and interest (or other amounts with respect to the Preferred Interests), either directly or through any Paying Agent (including, in the case of distributions on the Preferred Interests, the Fiscal Agent), as the Trustee may determine; and such Cash and obligations shall be held in a segregated account identified as being held in trust for the benefit of the Secured Parties.
Section 4.3.    Repayment of Monies Held by Paying Agent
In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all amounts then held by any Paying Agent other than the Trustee under the provisions of this Indenture shall, upon demand of the Issuer, be paid to the Trustee to be held and applied pursuant to Section 7.3 and in accordance with the Priority of Payments and thereupon such Paying Agent shall be released from all further liability with respect to such amounts.
Section 4.4.    Disposition of Illiquid Assets

(a)	Notwithstanding Article XII (or any other term to the contrary contained herein), if at any time the Assets consist exclusively of Illiquid Assets, Eligible Investments and/or Cash,

the Collateral Manager may request bids with respect to each such Illiquid Asset as described below after providing notice to the Holders of Securities and requesting that any Holder of Securities that wishes to bid on any such Illiquid Asset notify the Trustee (with a copy to the Collateral Manager) of such intention within 15 Business Days after the date of such notice. The Trustee shall, after the end of such 15 Business Day period, offer the Illiquid Assets for public or private sale as determined and directed by the Collateral Manager (in a manner and according to terms determined by the Collateral Manager and pursuant to sale documentation provided by the Collateral Manager) and, if any Holder of Securities so notifies the Trustee (with the copy to the Collateral Manager) that it wishes to bid, such Holder of Securities shall be included in the distribution of sale offering or bid solicitation material in connection therewith and thereby given an opportunity to participate with other bidders, if any. The Trustee shall request bids for the sale of each such Illiquid Asset, in accordance with the procedures established by the Collateral Manager, from (i) at least three Persons identified to the Trustee by the Collateral Manager that make a market in or specialize in obligations of the nature of such Illiquid Asset, (ii) the Collateral Manager, (iii) each Holder of Securities that so notified the Trustee that it wishes to bid and (iv) in the case of a public sale, any other participating bidders, and the Trustee shall have no responsibility for the sufficiency or acceptability of such procedures for any purpose or for any results obtained. The Trustee shall notify the Collateral Manager promptly of the results of such bids. Subject to the requirements of applicable law, (x) if the aggregate amount of the highest bids received (if any) is greater than or equal to U.S.$100,000, the Issuer shall sell each Illiquid Asset to the highest bidder (which may include the Collateral Manager and its Affiliates) and (y) if the aggregate amount of the highest bids received is less than U.S.$100,000 or no bids are received, the Trustee shall dispose of the Illiquid Assets as directed by the Collateral Manager in its reasonable business judgment, which may include (with respect to each Illiquid Asset) (I) selling it to the highest bidder (which may include the Collateral Manager and its Affiliates) if a bid was received; (II) donating it to a charitable organization designated by the Collateral Manager; or (III) returning it to its issuer or obligor for cancellation. The proceeds of the sale of Illiquid Assets (after payment of fees and expenses of the Trustee and the Collateral Manager incurred in connection with dispositions under this Section 4.4), if any, shall be applied to pay or provide for Administrative Expenses without regard to the limitations thereon set forth in the Priority of Payments (including any dissolution and discharge expenses) and, notwithstanding Section 11.1, any remaining amounts shall be applied to the payment of unpaid principal and interest (including defaulted interest and Deferred Interest, if any) on the highest Priority Class of Securities until each such Class has been paid in full or such net proceeds have been exhausted.

(b)
Notwithstanding the foregoing, the Trustee shall not be under any obligation to dispose of or offer for sale any Illiquid Assets pursuant to clause (a) above if the Trustee is not reasonably satisfied that payment of all expenses, costs and liabilities to be incurred by the Trustee in connection with such disposition or offer, as the case may be, are indemnified or provided for in a manner acceptable to the Trustee. The Collateral Manager shall not dispose of Illiquid Assets in accordance with clause (a) above if directed not to do so, at any time following the notice of disposals prior to release, or acceptance of an offer for sale, of such Illiquid Asset, by a Majority of the Controlling Class or a Majority of the Preferred Interests. The Trustee will not be required to dispose of Illiquid Assets if satisfactory arrangements have not been made for the reimbursement or any expenses, costs or liabilities of the Trustee relating to such disposition. The Trustee will have no liability for the results of any such sale or disposition of Illiquid Assets, including, without limitation, if the proceeds received, if any, are insufficient to pay all outstanding Administrative Expenses in full.
Section 4.5.    Limitation on Obligation to Incur Administrative Expenses
If at any time the sum of (i) the amount of the Eligible Investments, (ii) Cash and (iii) amounts reasonably expected to be received by the Issuer in Cash during the current Collection Period (as certified by the Collateral Manager in its reasonable judgment) is less than the Dissolution Expenses, then notwithstanding any other provision of this Indenture, the Issuer shall no longer be required to incur Administrative Expenses as otherwise required by this Indenture to any Person other than the Trustee, the Collateral Administrator, the Fiscal Agent (or any other capacity in which the Bank is acting pursuant to the Transaction Documents) and their Affiliates, including for Opinions of Counsel in connection with supplemental indentures pursuant to Article VIII, annual opinions under Section 7.6, services of accountants under Section 10.8 and fees of the Rating Agencies under Section 7.14, failure to pay such amounts or provide or obtain such opinions, reports or services shall not constitute a Default hereunder, and the Trustee shall have no liability for any failure to obtain or receive any of the foregoing opinions, reports or services. The foregoing shall not, however, limit, supersede or alter any right afforded to the Trustee under this Indenture to refrain from taking action in the absence of its receipt of any such opinion, report or service which it reasonably determines is necessary for its own protection.
ARTICLE V
REMEDIES
Section 5.1.    Events of Default
“Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)
a default in the payment, when due and payable, of (i) any interest on any Class A Note or, if there are no Class A Notes Outstanding, any Notes of the Controlling Class, and, in each case, the continuation of any such default for five Business Days or (ii) any principal of, or interest or Deferred Interest on, or any Redemption Price in respect of, any Rated Note at its Stated Maturity or on any Redemption Date; provided that, in the case of a default resulting from a failure to disburse due to an administrative error or omission by the Collateral Manager, the Trustee, the Collateral Administrator, the Fiscal Agent, the Registrar or any Paying Agent, such default will not be an Event of Default unless such failure continues for seven Business Days, after a Trust Officer of the Trustee receives written notice or has actual knowledge of such administrative error or omission (irrespective of whether the cause of such administrative error or omission has been determined); provided, further, that for the avoidance of doubt, the failure to effect an Optional Redemption, Tax Redemption, Partial Redemption, Re‑Pricing Redemption or Re‑Pricing shall not constitute an Event of Default; provided, further, that in the case of a default in the payment of principal of any Note on any Redemption Date where (A) such default is due solely to a delayed or failed settlement of any asset sale by the Issuer (or the Collateral Manager on the Issuer’s behalf), (B) the Issuer (or the Collateral Manager on the Issuer’s behalf) had entered into a binding agreement for the sale of such asset prior to the applicable Redemption Date, (C) such delayed or failed settlement is due to circumstances beyond the control of the Issuer and the Collateral Manager and (D) the Issuer (or the Collateral Manager on the Issuer’s behalf) has used reasonable efforts to cause such settlement to occur prior to the Redemption Date and without such delay or failure, then such default will not be an Event of Default unless such failure continues for 60 days after such Redemption Date;

(b)
the failure on any Payment Date to disburse amounts in excess of U.S.$100,000 that are available in the Payment Account in accordance with the Priority of Payments and continuation of such failure for a period of 10 Business Days; provided that, in the case of a default resulting from a failure to disburse due to an administrative error or omission by the Collateral Manager, the Trustee, the Collateral Administrator, the Fiscal Agent, the Registrar or any Paying Agent or due to another non‑credit reason, such default will not be an Event of Default unless such failure continues for 10 Business Days after a trust officer of the Trustee receives written notice or has actual knowledge of such administrative error or omission, irrespective of whether the cause of such administrative error or omission has been determined;

(c)	the Issuer or the Assets becomes an investment company required to be registered under the Investment Company Act (and such requirement has not been eliminated after a period of 45 days);

(d)
except as otherwise provided in this Section 5.1, a default in the performance, or breach, of any other covenant or other agreement of the Issuer in this Indenture (it being understood, without limiting the generality of the foregoing, that any failure to meet any Concentration Limitation, Collateral Quality Test, Coverage Test or Interest Diversion Test is not an Event of Default, except  to the extent provided in clause (f) below), or the failure of any material representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith to be correct in all material respects when the same shall have been made, which default or failure has a material adverse effect on the holders of the Securities, and the continuation of such default, breach or failure for a period of 45 days after notice by the Trustee at the direction of the Holders of a Majority of the Controlling Class to the Issuer, the Trustee and the Collateral Manager, specifying such default, breach or failure and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(e)	the occurrence of a Bankruptcy Event; or

(f)
on any Measurement Date on which any Class A‑1 Notes are Outstanding, failure of the percentage equivalent of a fraction, (i) the numerator of which is equal to the sum of (x) the Aggregate Principal Balance of the Collateral Obligations, excluding Defaulted Obligations, (y) without duplication, the amounts on deposit in the Collection Account, the Reinvestment Amount Account, and the Ramp‑Up Account (including Eligible Investments therein) representing Principal Proceeds and (z) the aggregate Market Value of all Defaulted Obligations on such date and (ii) the denominator of which is equal to the Aggregate Outstanding Amount of the Class A‑1 Notes, to equal or exceed 102.5%.

Promptly upon obtaining knowledge of the occurrence of an Event of Default, each of (i) the Issuer, (ii) the Trustee and (iii) the Collateral Manager shall notify each other. Upon the occurrence of an Event of Default known to a Trust Officer of the Trustee, the Trustee shall, not later than three Business Days thereafter, notify the Noteholders, each Paying Agent, DTC, each of the Rating Agencies and the Irish Stock Exchange (for so long as any Class of Rated Notes is listed on the Irish Stock Exchange and so long as the guidelines of such exchange so require) of such Event of Default in writing (unless such Event of Default has been waived as provided in Section 5.14).
Section 5.2.    Acceleration of Maturity; Rescission and Annulment

(a)
If an Event of Default occurs and is continuing (other than a Bankruptcy Event), the Trustee may (with the written consent of a Majority of the Controlling Class), and shall (upon the written direction of a Majority of the Controlling Class), by notice to the Issuer, each Rating Agency and the Collateral Manager, declare the principal of all the Rated Notes to be immediately due and payable, and upon any such declaration such principal, together with all accrued and unpaid interest thereon (including, in the case of the Deferred Interest Notes, any Deferred Interest) through the date of acceleration and other amounts payable hereunder, shall become immediately due and payable. If a Bankruptcy Event occurs, all unpaid principal, together with all accrued and unpaid interest thereon, of all the Rated Notes, and other amounts payable thereunder and hereunder, shall automatically become due and payable without any declaration or other act on the part of the Trustee or any Noteholder.

(b)
At any time after such a declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article V, a Majority of the Controlling Class by written notice to the Issuer, the Trustee and the Collateral Manager, may rescind and annul such declaration and its consequences if:

(i)	the Issuer has paid or deposited with the Trustee a sum sufficient to pay:

(A)	all unpaid installments of interest and principal then due and payable on the Rated Notes (other than the non‑payment of amounts that have become due and payable solely due to acceleration);

(B)	to the extent that the payment of such interest is lawful, interest upon any Deferred Interest at the applicable Interest Rate; and

(C)
all unpaid taxes and Administrative Expenses of the Issuer and other sums paid, incurred or advanced by the Trustee hereunder, by the Collateral Administrator under the Collateral Administration Agreement, by the Fiscal Agent under the Fiscal Agency Agreement or hereunder, accrued and unpaid Base Management Fee and any other amounts then payable by the Issuer hereunder prior to such Administrative Expenses and such Base Management Fees; and

(ii)
it has been determined that all Events of Default, other than the nonpayment of the interest on or principal of the Rated Notes that has become due solely by such acceleration, have (A) been cured, and a Majority of the Controlling Class by written notice to the Trustee, with a copy to the Collateral Manager and Fitch, has agreed with such determination (which agreement shall not be unreasonably withheld), or (B) been waived as provided in Section 5.14.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.
Section 5.3.    Collection of Indebtedness and Suits for Enforcement by Trustee
The Issuer covenants that if a default shall occur in respect of the payment of any principal of or interest when due and payable on any Rated Note, the Issuer will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holder of such Rated Note, the whole amount, if any, then due and payable on such Rated Note for principal and interest with interest upon the overdue principal and, to the extent that payments of such interest shall be legally enforceable, upon overdue installments of interest, at the applicable Interest Rate, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.
If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may, and shall upon direction of a Majority of the Controlling Class, institute a Proceeding for the collection of the sums so due and unpaid, may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or any other obligor upon the Rated Notes and collect the amounts adjudged or decreed to be payable in the manner provided by law out of the Assets.
If an Event of Default or Enforcement Event occurs and is continuing, the Trustee may in its discretion, and shall (subject to its rights hereunder, including pursuant to Section 6.3(e)) upon written direction of the Majority of the Controlling Class, proceed to protect and enforce its rights and the rights of the Secured Parties by such appropriate Proceedings as the Trustee shall deem most effectual (if no such direction is received by the Trustee) or as the Trustee may be directed by the Majority of the Controlling Class, to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.
In case there shall be pending Proceedings relative to the Issuer or any other obligor upon the Rated Notes under the Bankruptcy Law or any other applicable bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or their respective property or such other obligor or its property, or in case of any other comparable Proceedings relative to the Issuer or other obligor upon the Rated Notes, or the creditors or property of the Issuer or such other obligor, the Trustee, without regard to whether the principal of any Rated Note shall then be due and payable as therein expressed or by declaration or otherwise and without regard to whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(a)
to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Rated Notes upon direction by a Majority of the Controlling Class and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Rated Noteholders allowed in any Proceedings relative to the Issuer or other obligor upon the Rated Notes or to the creditors or property of the Issuer or such other obligor;

(b)
unless prohibited by applicable law and regulations, to vote on behalf of the Rated Noteholders upon the direction of a Majority of the Controlling Class, in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency Proceedings or person performing similar functions in comparable Proceedings; and

(c)
to collect and receive any amounts or other property payable to or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Noteholders and of the Trustee on their behalf; and any trustee, receiver or liquidator, custodian or other similar official is hereby authorized by each of the Rated Noteholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Rated Noteholders to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Rated Noteholders, any plan of reorganization, arrangement, adjustment or composition affecting the Rated Notes or any Holder thereof, or to authorize the

Trustee to vote in respect of the claim of any Rated Noteholders, as applicable, in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.
In any Proceedings brought by the Trustee on behalf of the Holders of the Rated Notes (and any such Proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Rated Notes.
Notwithstanding anything in this Section 5.3 to the contrary, the Trustee may not sell or liquidate the Assets or institute Proceedings in furtherance thereof pursuant to this Section 5.3 except according to the provisions specified in Section 5.5(a).
Section 5.4.    Remedies

(a)
If the maturity of the Rated Notes has been accelerated as provided in Section 5.2(a) and such acceleration and its consequences have not been rescinded and annulled as provided in Section 5.2(b) or if the Rated Notes have become due and payable at Stated Maturity or on any Redemption Date and shall remain unpaid (either such event, an “Enforcement Event”), the Issuer agrees that the Trustee may, and shall, upon written direction (with a copy to the Collateral Manager) of a Majority of the Controlling Class (subject to the Trustee’s rights hereunder, including pursuant to Section 6.3(e)), to the extent permitted by applicable law, exercise one or more of the following rights, privileges and remedies:

(i)
institute Proceedings for the collection of all amounts then payable on the Rated Notes or otherwise payable under this Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Assets any amounts adjudged due;

(ii)
sell or cause the sale of all or a portion of the Assets or rights or interests therein, at one or more public or private sales called and conducted in any manner permitted by law and in accordance with Section 5.17;

(iii)	institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Assets;

(iv)
exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Trustee and the Holders of the Rated Notes hereunder (including exercising all rights of the Trustee under the Account Agreement); and

(v)	exercise any other rights and remedies that may be available at law or in equity;
provided that the Trustee may not sell or liquidate the Assets or institute Proceedings in furtherance thereof pursuant to this Section 5.4 except according to the provisions of Section 5.5(a).
The Trustee may, but need not, obtain and rely upon an opinion or advice of an Independent investment banking firm of national reputation (the cost of which shall be payable as an

Administrative Expense) experienced in structuring and distributing securities similar to the Rated Notes, which may be the Initial Purchaser or other appropriate advisors, as to the feasibility of any action proposed to be taken in accordance with this Section 5.4 and as to the sufficiency of the proceeds and other amounts receivable with respect to the Assets to make the required payments of principal of and interest on the Rated Notes, which opinion or advice shall be conclusive evidence as to such feasibility or sufficiency.

(b)
If an Event of Default as described in Section 5.1(d) has occurred and is continuing the Trustee may, and at the direction of the Holders of not less than a Majority of the Controlling Class in accordance with Section 5.8(b) shall (subject to the Trustee’s rights hereunder, including pursuant to Section 6.3(e)), institute a Proceeding solely to compel performance of the covenant or agreement or to cure the representation or warranty, the breach of which gave rise to the Event of Default under such Section, and enforce any equitable decree or order arising from such Proceeding.

(c)
Upon any sale, whether made under the power of sale hereby given or by virtue of judicial Proceedings, any Secured Party may bid for and purchase the Assets or any part thereof and, upon compliance with the terms of sale, may hold, retain, possess or dispose of such property in its or their own absolute right without accountability.

Upon any sale, whether made under the power of sale hereby given or by virtue of judicial Proceedings, the receipt of the Trustee, or of the Officer making a sale under judicial Proceedings, shall be a sufficient discharge to the purchaser or purchasers at any sale for its or their purchase money, and such purchaser or purchasers shall not be obliged to see to the application thereof.
Any such sale, whether under any power of sale hereby given or by virtue of judicial Proceedings, shall bind the Issuer, the Trustee and the Holders of the Rated Notes, shall operate to divest all right, title and interest whatsoever, either at law or in equity, of each of them in and to the property sold, and shall be a perpetual bar, both at law and in equity, against each of them and their successors and assigns, and against any and all Persons claiming through or under them.

(d)
Notwithstanding any other provision of this Indenture, none of the Trustee, the Secured Parties or the beneficial owners or Holders of any Notes may (and the beneficial owners and Holders of each Class of Notes agree, for the benefit of all beneficial owners and Holders of each Class of Notes, that they shall not), prior to the date which is one year (or if longer, any applicable preference period then in effect) plus one day after the payment in full of all Securities, institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency, winding‑up, moratorium or liquidation Proceedings, or other Proceedings under U.S. federal or state bankruptcy or similar laws. Nothing in this Section 5.4 shall preclude, or be deemed to estop, the Trustee, any Secured Party or any Noteholder (i) from taking any action prior to the expiration of the aforementioned period in (A) any case or Proceeding voluntarily filed or commenced by the Issuer or (B) any involuntary insolvency Proceeding filed or commenced by a Person other than the Trustee, such Secured Party or such Noteholder, respectively, or (ii) from commencing against the Issuer or any of their respective properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, winding‑up, moratorium or liquidation Proceeding.
Section 5.5.    Optional Preservation of Assets

(a)
If an Enforcement Event has occurred and is continuing (unless the Trustee has commenced remedies pursuant to Section 5.4), then (x) the Collateral Manager may continue to direct sales and other dispositions, and purchases, of Collateral Obligations in accordance with and to the extent permitted pursuant to Article XII and (y) the Trustee shall retain the Assets intact, collect and cause the collection of the proceeds thereof and make and apply all payments and deposits and maintain all accounts in respect of the Assets and the Notes in accordance with the Priority of Payments and the provisions of Article X, Article XII and Article XIII, unless:

(i)
the Trustee, pursuant to Section 5.5(c), determines that the anticipated proceeds of a sale or liquidation of the Assets (after deducting the anticipated reasonable expenses of such sale or liquidation) would be sufficient to discharge in full the amounts then due (or, in the case of interest, accrued) and unpaid on the Rated Notes for principal and interest (including accrued and unpaid Deferred Interest), and all other amounts payable prior to payment of principal on such Rated Notes (including amounts due and owing, and amounts anticipated to be due and owing, as Administrative Expenses (without regard to the Administrative Expense Cap), and the Collateral Manager and a Majority of the Controlling Class agrees with such determination;

(ii)	in the case of an Event of Default specified in clause (a) or clause (f) of the definition thereof, a Majority of the Controlling Class directs the sale and liquidation of the Assets; or

(iii)	a Supermajority of each Class of the Rated Notes (voting separately by Class) directs the sale and liquidation of the Assets.
Directions by Holders under clause (ii) or (iii) above will be effective when delivered to the Issuer, the Trustee and the Collateral Manager.

(b)
Nothing contained in Section 5.5(a) shall be construed to require the Trustee to sell the Assets if the conditions set forth in clause (i), (ii) or (iii) of Section 5.5(a) are not satisfied. Nothing contained in Section 5.5(a) shall be construed to require the Trustee to preserve the Assets if prohibited by applicable law.

(c)
In determining whether the condition specified in Section 5.5(a)(i) exists, the Trustee shall obtain, with the cooperation and assistance of the Collateral Manager, bid prices with respect to each security contained in the Assets from two nationally recognized dealers (as specified by the Collateral Manager in writing) at the time making a market in such securities and shall compute the anticipated proceeds of sale or liquidation on the basis of the lower of such bid prices for each such security. In addition, for the purposes of determining issues relating to the execution of a sale or liquidation of the Assets and the execution of a sale or other liquidation thereof in connection with a determination whether the condition specified in Section 5.5(a)(i) exists, the Trustee may retain and rely on an opinion or advice of an Independent investment banking firm of national reputation or other appropriate advisors (the cost of which shall be payable as an Administrative Expense).
The Trustee shall deliver to the Noteholders and the Collateral Manager a report stating the results of any determination required pursuant to Section 5.5(a)(i) no later than 10 days after such determination is made. The Trustee shall make the determinations required by Section 5.5(a)(i) at the written request of a Majority of the Controlling Class at any time during which the second sentence of Section 5.5(a) applies; provided that any such request made more frequently than once in any 90‑day period shall be at the expense of such requesting party or parties.

(d)
Prior to the sale of the Collateral in connection with an exercise of remedies described in this Section 5.5, the Trustee will use commercially reasonable efforts to notify the holders of the Preferred Interests and each Rating Agency of its intent to sell the Collateral in accordance with the Indenture. Prior to the Trustee consummating any such sale of the Collateral, the Trustee shall offer to sell the Collateral to holders of the Preferred Interests constituting a Majority of the Preferred Interests on the same terms and conditions as are offered by any Person that is not an Affiliate of the Issuer or the Collateral Manager in the highest firm bid to purchase the Collateral received by the Trustee. To the extent a Majority of the Preferred Interests does not accept such offer within two Business Days after delivery by the Trustee of such offer, the Trustee shall be free to accept such bid on the same terms and conditions for a period of 10 days. If the Trustee does not accept such bid within such 10‑day period and intends to sell the Collateral subsequently, the Trustee shall comply with the requirements of this paragraph in connection with such subsequent proposed sale.

Section 5.6.    Trustee May Enforce Claims Without Possession of Notes
All rights of action and claims under this Indenture or under any of the Rated Notes may be prosecuted and enforced by the Trustee without the possession of any of the Rated Notes or the production thereof in any trial or other Proceeding relating thereto, and any such action or Proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be applied as set forth in Section 5.7.
Section 5.7.    Application of Money Collected
Following the commencement of exercise of remedies by the Trustee pursuant to Section 5.4, any amount collected by the Trustee with respect to the Notes pursuant to this Article V and any amount that may then be held or thereafter received by the Trustee with respect to the Notes hereunder shall be applied, subject to Section 13.1 and in accordance with the provisions of the Priority of Payments, at the date or dates fixed by the Trustee. Upon the final distribution of all proceeds of any liquidation effected hereunder, the provisions of Section 4.1(b) shall be deemed satisfied for the purposes of discharging this Indenture pursuant to Article IV.
Section 5.8.    Limitation on Suits
No Noteholder shall have any right to institute any Proceedings, judicial or otherwise, with respect to the Notes or this Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder or hereunder, unless:

(a)	such Holder has previously given to the Trustee (with a copy to the Collateral Manager) written notice of an Event of Default;

(b)
not less than a Majority of the Controlling Class shall have made written request to the Trustee to institute Proceedings in respect of such Event of Default in its own name as Trustee hereunder and such Holder or Holders have provided the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities to be incurred in compliance with such request;

(c)	the Trustee, for 30 days after its receipt of such notice, request and provision of such indemnity, has failed to institute any such Proceeding; and

(d)
no direction inconsistent with such written request has been given to the Trustee during such 30‑day period by a Majority of the Controlling Class; it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes of the same Class or to obtain or to seek to obtain priority or preference over any other Holders of the Notes of the same Class or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Notes of the same Class subject to and in accordance with Section 13.1 and the Priority of Payments.

In the event the Trustee shall receive conflicting or inconsistent requests and indemnity pursuant to this Section 5.8 from two or more groups of Holders of the Controlling Class, each representing less than a Majority of the Controlling Class, the Trustee shall act in accordance with the request specified by the group of Holders with the greatest percentage of the Aggregate Outstanding Amount of the Controlling Class, notwithstanding any other provisions of this Indenture. If all such groups represent the same percentage, the Trustee, in its sole discretion, may determine what action, if any, shall be taken.
Section 5.9.    Unconditional Rights of Holders to Receive Principal and Interest

(a)
Subject to Section 2.7(i), but notwithstanding any other provision of this Indenture, the Holder of any Rated Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Rated Note (including any Deferred Interest), as such principal, interest and other amounts become due and payable in accordance with the Priority of Payments and Section 13.1, as the case may be, and, subject to the provisions of Section 5.4 and  Section 5.8, to institute proceedings for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder. Holders of Rated Notes ranking junior to Notes still Outstanding shall have no right to institute Proceedings for the enforcement of any such payment until such time as no Rated Note ranking senior to such Rated Note remains Outstanding, which right shall be subject to the provisions of Section 5.4(d) and Section 5.8, and shall not be impaired without the consent of any such Holder.

(b)
Subject to Section 2.7(i), but notwithstanding any other provision of this Indenture, the Holder of any Reinvesting Holder Notes shall have the right, which is absolute and unconditional, to receive payment of the principal of such Reinvesting Holder Notes, as such principal becomes due and payable in accordance with the Priority of Payments. Holders of Reinvesting Holder Notes shall have no right to institute proceedings for the enforcement of any such payment until such time as no Rated Note remains Outstanding, which right shall be subject to the provisions of Sections 5.4(d) and 5.8 to institute proceedings for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

Section 5.10.    Restoration of Rights and Remedies
If the Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Noteholder, then and in every such case the Issuer, the Trustee and the Noteholder shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holder shall continue as though no such Proceeding had been instituted.
Section 5.11.    Rights and Remedies Cumulative
No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 5.12.    Delay or Omission Not Waiver
No delay or omission of the Trustee or any Holder of Rated Notes to exercise any right or remedy accruing upon any Event of Default or Enforcement Event shall impair any such right or remedy or constitute a waiver of any such Event of Default or Enforcement Event or an acquiescence therein or of a subsequent Event of Default or Enforcement Event. Every right and remedy given by this Article V or by law to the Trustee or to the Holders of the Rated Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of the Rated Notes.

Section 5.13.    Control by Majority of Controlling Class
Notwithstanding any other provision of this Indenture, a Majority of the Controlling Class shall have the right following the occurrence, and during the continuance of, an Event of Default or Enforcement Event to cause the institution of and direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee under this Indenture; provided that:

(a)	such direction shall not conflict with any rule of law or with any express provision of this Indenture;

(b)
the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction; provided that subject to Section 6.1, the Trustee need not take any action that it determines might involve it in liability (unless the Trustee has received the indemnity as set forth in (c) below);

(c)	the Trustee shall have been provided with indemnity reasonably satisfactory to it; and

(d)	notwithstanding the foregoing, any direction to the Trustee to undertake a Sale of the Assets must satisfy the requirements of Section 5.5.
Section 5.14.    Waiver of Past Defaults
Prior to the time a judgment or decree for payment of the amount due has been obtained by the Trustee, as provided in this Article V, a Majority of the Controlling Class may on behalf of the Holders of all the Notes waive (i) any past Event of Default, (ii) any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default and (iii) any future occurrence that would give rise to an Event of Default of a type previously waived and its consequences, except any such Event of Default or occurrence:

(a)	in the payment of the principal of or interest on any Rated Note (which may be waived only with the consent of the Holder of such Rated Note);

(b)	in the payment of interest on the Rated Notes of the Controlling Class (which may be waived only with the consent of the Holders of 100% of the Controlling Class);

(c)
in respect of a covenant or provision hereof that under Section 8.2 cannot be modified or amended without the waiver or consent of the Holder of each Outstanding Security materially and adversely affected thereby (which may be waived only with the consent of each such Holder); or

(d)	in respect of a representation contained in Section 7.19.
In the case of any such waiver, the Issuer, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto. The Trustee shall promptly give written notice of any such waiver to each Rating Agency, the Collateral Manager and each Holder.
Upon any such waiver (other than a waiver of a future event), such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture. Any waiver of any future occurrence must be revocable by a Majority of the Controlling Class, and may also be specifically limited to a designated period of time.
Section 5.15.    Undertaking for Costs
All parties to this Indenture agree, and each Holder of any Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.15 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Holders, holding in the aggregate more than 10% in Aggregate Outstanding Amount of the Controlling Class, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Note on or after the applicable Stated Maturity (or, in the case of redemption, on or after the applicable Redemption Date).
Section 5.16.    Waiver of Stay or Extension Laws
The Issuer covenants (to the extent that they may lawfully do so) that they will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any valuation, appraisement, redemption or marshaling law or rights, in each case wherever enacted, now or at any time hereafter in force, which may affect the covenants, the performance of or any remedies under this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law or rights, and covenant that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted or rights created.
Section 5.17.    Sale of Assets

(a)
The power to effect any sale (a “Sale”) of any portion of the Assets pursuant to Sections 5.4 and 5.5 shall not be exhausted by any one or more Sales as to any portion of such Assets remaining unsold, but shall continue unimpaired until the entire Assets shall have been sold or all amounts secured by the Assets shall have been paid. The Trustee may upon notice to the Noteholders (with a copy to the Collateral Manager), and shall, upon direction of a Majority of the Controlling Class, from time to time postpone any Sale by public announcement made at the time and place of such Sale. The Trustee hereby expressly waives its rights to any amount fixed by law as compensation for any Sale; provided that the Trustee shall be authorized to deduct the reasonable costs, charges and expenses, if any, incurred by the Trustee and the Collateral Manager in connection with such Sale from the proceeds thereof notwithstanding the provisions of Section 6.7.

(b)
The Trustee may bid for and acquire any portion of the Assets in connection with a public Sale thereof, and may pay all or part of the purchase price by crediting against amounts owing on the Notes or other amounts secured by the Assets, all or part of the net proceeds of such Sale after deducting the reasonable costs, charges and expenses incurred by the Trustee in connection with such Sale notwithstanding the provisions of Section 6.7. The Rated Notes need not be produced in order to complete any such Sale, or in order for the net proceeds of such Sale to be credited against amounts owing on the Notes. The Trustee may hold, lease, operate, manage or otherwise deal with any property so acquired in any manner permitted by law in accordance with this Indenture. Holders of Notes may bid for and acquire any portion of the Assets in connection with a public Sale thereof.

(c)
If any portion of the Assets consists of securities issued without registration under the Securities Act (“Unregistered Securities”), the Trustee may seek an Opinion of Counsel, or, if no such Opinion of Counsel can be obtained and with the consent of a Majority of the Controlling Class, seek a no action position from the Securities and Exchange Commission or any other relevant federal or state regulatory authorities, regarding the legality of a public or private Sale of such Unregistered Securities.

(d)
The Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Assets in connection with a Sale thereof, without recourse, representation or warranty. In addition, the Trustee is hereby irrevocably appointed the agent and attorney in fact of the Issuer to transfer and convey its interest in any portion of the Assets in connection with a Sale thereof, and to take all action necessary to effect such Sale. No purchaser or transferee at such a sale shall be bound to ascertain the Trustee’s authority, to inquire into the satisfaction of any conditions precedent or see to the application of any amounts.

Section 5.18.    Action on the Notes
The Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Assets or upon any of the assets of the Issuer.
ARTICLE VI
THE TRUSTEE
Section 6.1.    Certain Duties and Responsibilities

(a)	Except during the occurrence and continuation of an Event of Default known to the Trustee:

(i)
the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)
in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they substantially conform to the requirements of this Indenture and shall promptly, but in any event within three Business Days in the case of an Officer’s certificate furnished by the Collateral Manager, notify the party delivering the same if such certificate or opinion does not conform. If a corrected form shall not have been delivered to the Trustee within 15 days after such notice from the Trustee, the Trustee shall so notify the Noteholders (with a copy to the Collateral Manager).

(b)
If an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall, prior to the receipt of directions, if any, from a Majority of the Controlling Class, or such other percentage as permitted by this Indenture, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c)
No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, its own willful misconduct or its own bad faith, except that:

(i)	this subsection shall not be construed to limit the effect of subsection (a) of this Section 6.1;

(ii)	the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it shall be proven that the Trustee was negligent in ascertaining the pertinent facts;

(iii)
the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Issuer or the Collateral Manager in accordance with this Indenture and/or a Majority (or such other percentage as may be required by the terms hereof) of the Controlling Class (or other Class if required or permitted by the terms hereof), relating to the time, method and place of conducting any Proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(iv)
no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it unless such risk or liability relates to the performance of its ordinary services, including providing notices under Article V, under this Indenture; and

(v)
in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage (including lost profits) even if the Trustee has been advised of the likelihood of such damages and without regard to such action.

(d)
For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Event of Default described in Sections 5.1(c), (d), (e) or (f) unless a Trust Officer assigned to and working in the Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or Default is received by the Trustee at the Corporate Trust Office, and such notice references the Notes generally, the Issuer, the Assets or this Indenture. For purposes of determining the Trustee’s responsibility and liability hereunder, whenever reference is made in this Indenture to such an Event of Default or a Default, such reference shall be construed to refer only to such an Event of Default or Default of which the Trustee is deemed to have notice as described in this Section 6.1.

(e)
The Trustee will deliver all notices to the Holders forwarded to the Trustee by the Issuer or the Collateral Manager for such purpose. Upon the Trustee receiving written notice from the Collateral Manager that an event constituting “cause” as defined in the Collateral Management Agreement has occurred, the Trustee will, not later than three Business Days thereafter, notify the Noteholders.

(f)
Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.1.

(g)
The Trustee shall, upon reasonable (but no less than three Business Days’) prior written notice to the Trustee, permit any representative of a Holder of a Note, during the Trustee’s normal business hours, to examine all books of account, records, reports and other papers of the Trustee (other than items protected by attorney‑client privilege) relating to the Notes, to make copies and extracts therefrom (the reasonable out of pocket expenses incurred in making any such copies or extracts to be reimbursed to the Trustee by such Holder) and to discuss the Trustee’s actions, as such actions relate to the Trustee’s duties with respect to the Notes, with the Trustee’s Officers and employees responsible for carrying out the Trustee’s duties with respect to the Notes, provided that no reports prepared by the Issuer’s Independent certified public accountants will be available for examination in violation of any confidentiality provisions contained therein or in any agreed upon procedures letters executed pursuant to Section 10.8.

(h)
If within 80 calendar days of delivery of financial information or disbursements (which delivery may be via posting to the Bank’s website) the Bank receives written notice of an error or omission related thereto and within five calendar days of the Bank’s receipt of such notice the Collateral Manager or the Issuer confirms such error or omission, the Bank agrees to use reasonable efforts to correct such error or omission and such use of reasonable efforts shall be the only obligation of the Bank in connection therewith. In no such event shall the Bank be obligated to take any action at any time at the request or direction of any Person unless such Person shall have offered to the Bank security or indemnity reasonably satisfactory to it against the costs, expenses, and liabilities which might reasonably be incurred by it in connection with such request or direction.

(i)
The Issuer and the Collateral Manager will have the right to obtain a complete list of Holders (and, subject to confidentiality requirements, beneficial owners) at any time upon five Business Days’ prior written notice to the Trustee. At the direction of the Issuer or the Collateral Manager (and at the expense of the Issuer), the Trustee will request a list of participants holding interests in the Notes from one or more book‑entry depositories and provide such list to the Issuer or Collateral Manager, respectively. Upon the request of any Holder or beneficial owner, the Trustee shall provide an electronic copy of this Indenture, the Collateral Management Agreement, the Fiscal Agency Agreement, the Collateral Administration Agreement and any agreements referenced as a supplement to this Indenture that is in the possession of, or reasonably available to, the Trustee.

Section 6.2.    Notice of Default
Promptly (and in no event later than three Business Days) after the occurrence of any Default actually known to a Trust Officer of the Trustee or after any declaration of acceleration has been made or delivered to the Trustee pursuant to Section 5.2, the Trustee shall notify the Collateral Manager, each Rating Agency and all Holders of all Defaults hereunder known to the Trustee, unless such Default shall have been cured or waived.
Section 6.3.    Certain Rights of Trustee
Except as otherwise provided in Section 6.1:

(a)
the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)	any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, as the case may be;

(c)
whenever in the administration of this Indenture the Trustee shall (i) deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s certificate or (ii) be required to determine the value of any Assets or funds hereunder or the cash flows projected to be received therefrom, the Trustee may, in the absence of bad faith on its part, rely on reports of nationally recognized accountants (which may or may not be the Independent certified public accountants selected by the Issuer pursuant to Section 10.8(a)), investment bankers or other persons qualified to provide the information required to make such determination, including nationally recognized dealers in securities of the type being valued and securities quotation services;

(d)
as a condition to the taking or omitting of any action by it hereunder, the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon;

(e)
the Trustee shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have provided to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities which might reasonably be incurred by it in compliance with such request or direction;

(f)
the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document, but the Trustee, in its discretion, may, and upon the written direction of a Majority of the Controlling Class shall (subject to the right of the Trustee hereunder to be satisfactorily indemnified), make such further inquiry or investigation into such facts or matters as it may see fit or as it shall be directed, and the Trustee shall be entitled, on reasonable prior notice to the Issuer and the Collateral Manager, to examine the books and records relating to the Notes and the Assets, personally or by agent or attorney, during the Issuer’s or the Collateral Manager’s normal business hours; provided that the Trustee shall, and shall cause its agents to, hold in confidence all such information, except (i) to the extent disclosure may be required by law by any regulatory, administrative or governmental authority and (ii) to the extent that the Trustee, in its sole discretion, may determine that such disclosure is consistent with its obligations hereunder; provided, further, that the Trustee may disclose on a confidential basis any such information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder;

(g)
the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided that the Trustee shall not be responsible for any misconduct or negligence on the part of any agent appointed, or attorney appointed, with due care by it hereunder;

(h)	the Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within its rights or powers hereunder;

(i)
nothing herein shall be construed to impose an obligation on the part of the Trustee to recalculate, evaluate, monitor or verify or independently determine the accuracy of any report, certificate or information received from the Issuer or Collateral Manager (unless and except to the extent otherwise expressly set forth herein);

(j)
to the extent any defined term hereunder, or any calculation required to be made or determined by the Trustee hereunder, is dependent upon or defined by reference to generally accepted accounting principles (as in effect in the United States) (“GAAP”), the Trustee shall be entitled to request and receive (and rely upon) instruction from the Issuer or the Issuer’s accountants which may or may not be the Independent certified public accountants selected by the Issuer pursuant to Section 10.8(a) (and in the absence of its receipt of timely instruction therefrom, shall be entitled to obtain from an Independent accountant at the expense of the Issuer) as to the application of GAAP in such connection, in any instance;

(k)
the Trustee shall not be liable for the actions or omissions of, or any inaccuracies in the records of, the Collateral Manager, the Issuer, DTC, Euroclear, Clearstream or any other clearing agency or depository or any Paying Agent (other than the Trustee), and without limiting the foregoing, the Trustee shall not be under any obligation to monitor, evaluate or verify compliance by the Collateral Manager with the terms hereof or of the Collateral Management Agreement, or to verify or independently determine the accuracy of information received by the Trustee from the Collateral Manager (or from any selling institution, agent bank, trustee or similar source) with respect to the Assets;

(l)
notwithstanding any term hereof (or any term of the UCC that might otherwise be construed to be applicable to a Securities Intermediary) to the contrary, neither the Trustee nor the Intermediary shall be under a duty or obligation in connection with the acquisition or Grant by the Issuer to the Trustee of any item constituting the Assets, or to evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Issuer in connection with its Grant or otherwise, or in that regard to examine any Underlying Instrument, in each case, in order to determine compliance with applicable requirements of and restrictions on transfer in respect of such Assets;

(m)
in the event the Bank is also acting in the capacity of Paying Agent, Registrar, Transfer Agent, Calculation Agent or Intermediary, the rights, protections, benefits, immunities and indemnities afforded to the Trustee pursuant to this Article VI shall also be afforded to the Bank acting in such capacities; provided that such rights, protections, benefits, immunities and indemnities shall be in addition to any rights, immunities and indemnities provided in the Account Agreement or any other documents to which the Bank in such capacity is a party;

(n)	any permissive right of the Trustee to take or refrain from taking actions enumerated in this Indenture shall not be construed as a duty;

(o)	to the extent permitted by applicable law, the Trustee shall not be required to give any bond or surety in respect of the execution of this Indenture or otherwise;

(p)
the Trustee shall not be deemed to have notice or knowledge of any matter unless a Trust Officer has actual knowledge thereof or unless written notice thereof is received by the Trustee at the Corporate Trust Office and such notice references the Notes generally, the Issuer or this Indenture;

(q)
the Trustee shall not be responsible for delays or failures in performance resulting from circumstances beyond its control (such circumstances include but are not limited to acts of God, strikes, lockouts, riots, acts of war, loss or malfunctions of utilities, computer (hardware or software) or communications services);

(r)
to the extent not inconsistent herewith, the rights, protections and immunities afforded to the Trustee pursuant to this Indenture also shall be afforded to the Collateral Administrator; provided that such rights, immunities and indemnities shall be in addition to any rights, immunities and indemnities provided in the Collateral Administration Agreement and the Fiscal Agency Agreement;

(s)
in making or disposing of any investment permitted by this Indenture, the Trustee is authorized to deal with itself (in its individual capacity) or with any one or more of its Affiliates, in each case on an arm’s‑length basis, whether it or such Affiliate is acting as a subagent of the Trustee or for any third person or dealing as principal for its own account. If otherwise qualified, obligations of the Bank or any of its Affiliates shall qualify as Eligible Investments hereunder;

(t)
the Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee’s economic self‑interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or subcustodian with respect to certain of the Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments. Such compensation is not payable or reimbursable under Section 6.7;

(u)
the Trustee shall have no duty (i) to see to any recording, filing, or depositing of this Indenture or any supplemental indenture or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording, filing or depositing or to any rerecording, refiling or redepositing of any thereof or (ii) to maintain any insurance; and

(v)
neither the Trustee nor the Collateral Administrator shall have any responsibility to the Issuer or the Secured Parties to make any inquiry or investigation as to, and shall have no obligation in respect of, the terms of any engagement of Independent accountants by the Issuer (or the Collateral Manager on behalf of the Issuer); provided that the Trustee is hereby authorized to execute (and shall upon receipt from the Issuer or the Collateral Manager on behalf of the Issuer execute) any acknowledgement or other agreement with the Independent accountants required for the Trustee to receive any of the reports or instructions provided for herein, which acknowledgement or agreement may include, among other things, (i) acknowledgements with respect to the sufficiency of the agreed upon procedures to be performed by the Independent accountants by the Issuer,

(ii) releases of claims (on behalf of itself and the Holders) and other acknowledgements of limitations of liability in favor of the Independent accountants or (iii) restrictions or prohibitions on the disclosure of the information or documents provided to it by such firm of Independent accountants (including to the Holders). It is understood and agreed that the Trustee will deliver such acknowledgment or other agreement in conclusive reliance on the foregoing Issuer Order, and the Trustee shall make no inquiry or investigation as to, and shall have no obligation in respect of, the sufficiency, validity or correctness of such procedures. Notwithstanding the foregoing, in no event shall the Trustee be required to execute any agreement in respect of the Independent accounts that the Trustee determines adversely affects it in its individual capacity.
Section 6.4.    Not Responsible for Recitals or Issuance of Notes
The recitals contained herein and in the Notes, other than the Certificate of Authentication thereon, shall be taken as the statements of the Issuer; and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Indenture (except as may be made with respect to the validity of the Trustee’s obligations hereunder), the Assets or the Notes. The Trustee shall not be accountable for the use or application by the Issuer of the Notes or the proceeds thereof or any money paid to the Issuer pursuant to the provisions hereof.
Section 6.5.    May Hold Securities
The Trustee, the Fiscal Agent, any Paying Agent, Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Issuer or any of its Affiliates with the same rights it would have if it were not Trustee, Fiscal Agent, Paying Agent, Registrar or such other agent.
Section 6.6.    Money Held in Trust
Money held by the Trustee hereunder shall be held in trust to the extent required herein. The Trustee shall be under no liability for interest on any money received by it hereunder except to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Bank in its commercial capacity and income or other gain actually received by the Trustee on Eligible Investments.
Section 6.7.    Compensation and Reimbursement

(a)	The Issuer agrees:

(i)
to pay the Trustee on each Payment Date reasonable compensation, as set forth in a separate fee schedule, for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii)
except as otherwise expressly provided herein, to reimburse the Trustee in a timely manner upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture or other Transaction Document (including, without limitation, securities transaction charges and the reasonable compensation and expenses and disbursements of its agents and legal counsel and of any accounting firm or investment banking firm employed by the Trustee pursuant to Section 5.4, 5.5, 6.3(c) or Section 10.6, except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith) but with respect to securities transaction charges, only to the extent any such charges have not been waived during a Collection Period due to the Trustee’s receipt of a payment from a financial institution with respect to certain Eligible Investments, as specified by the Collateral Manager;

(iii)
to indemnify the Trustee and its Officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense (including reasonable attorney’s fees and costs) incurred without negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust or the performance of duties hereunder, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder and under any other agreement or instrument related hereto; and

(iv)
to pay the Trustee reasonable additional compensation together with its expenses (including reasonable counsel fees) for any collection or enforcement action taken pursuant to Section 6.13 or Article V.

(b)
The Trustee shall receive amounts pursuant to this Section 6.7 and any other amounts payable to it under this Indenture only as provided in Sections 11.1(a)(i), (ii) and (iii) and only to the extent that funds are available for the payment thereof. Subject to Section 6.9, the Trustee shall continue to serve as Trustee under this Indenture notwithstanding the fact that the Trustee shall not have received amounts due it hereunder; provided that nothing herein shall impair or affect the Trustee’s rights under Section 6.9. No direction by the Noteholders shall affect the right of the Trustee to collect amounts owed to it under this Indenture. If on any date when a fee or expense shall be payable to the Trustee pursuant to this Indenture insufficient funds are available for the payment thereof, any portion of a fee not so paid shall be deferred and payable on such later date on which a fee shall be payable and sufficient funds are available therefor.

(c)
The Trustee hereby agrees not to cause the filing of a petition in bankruptcy or winding‑up with respect to the Issuer until at least one year (or if longer the applicable preference period then in effect) plus one day, after the payment in full of all Securities issued under this Indenture or the Limited Liability Company Agreement.

(d)	The Issuer’s payment obligations to the Trustee under this Section 6.7 shall be secured by the lien of this Indenture, and shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Bankruptcy Event, the expenses are intended to constitute expenses of administration under Bankruptcy Law or any other applicable federal or state bankruptcy, insolvency or similar law.
Section 6.8.    Corporate Trustee Required; Eligibility
There shall at all times be a Trustee hereunder which shall be an Independent organization or entity organized and doing business under the laws of the United States of America or of any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least U.S.$200,000,000, subject to supervision or examination by federal or state authority, having (a) a rating of at least “BBB+” by S&P, (b) a short‑term credit rating of at least “F1” by Fitch and a long‑term credit rating of at least “A” by Fitch (or, in the absence of a short‑term credit rating, a long‑term credit rating of at least “A+” by Fitch) and (c) an office within the United States. If such organization or entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.8, the combined capital and surplus of such organization or entity shall be deemed to be its combined capital and surplus as set forth in its most recent published report of condition. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.8, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI.
Section 6.9.    Resignation and Removal; Appointment of Successor

(a)
No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Trustee under Section 6.10.

(b)
The Trustee may resign at any time by giving not less than 60 days’ written notice thereof to the Issuer, the Collateral Manager, the Holders of the Notes and each Rating Agency. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee or trustees satisfying the requirements of Section 6.8 by written instrument, in duplicate, executed by an Authorized Officer of the Issuer and an Authorized Officer of the Issuer, one copy of which shall be delivered to the Trustee so resigning and one copy to the successor Trustee or Trustees, together with a copy to each Holder and the Collateral Manager; provided that such successor Trustee shall be appointed only upon the written consent of a Majority of the Rated Notes of each Class or, at any time when an Event of Default or Enforcement Event has occurred and is continuing or when a successor Trustee has been appointed pursuant to Section 6.9(e), by an Act of a Majority of the Controlling Class. If no successor Trustee shall have been appointed and an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee or any Holder, on behalf of itself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Trustee satisfying the requirements of Section 6.8.

(c)
The Trustee may be removed at any time by Act of a Majority of each Class of Rated Notes or, at any time when an Event of Default or Enforcement Event has occurred and is continuing by an Act of a Majority of the Controlling Class, delivered to the Trustee and to the Issuer.

(d)	If at any time:

(i)	the Trustee shall cease to be eligible under Section 6.8 and shall fail to resign after written request therefor by the Issuer or by any Holder; or

(ii)
the Trustee shall become incapable of acting or shall be adjudged as bankrupt or insolvent or a receiver or liquidator of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case (subject to Section 6.9(a)), (A) the Issuer, by Issuer Order, may remove the Trustee, or (B) subject to Section 5.15, any Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)
If the Trustee shall be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any reason (other than resignation), the Issuer, by Issuer Order, shall promptly appoint a successor Trustee. If the Issuer shall fail to appoint a successor Trustee within 30 days after such removal or incapability or the occurrence of such vacancy, a successor Trustee may be appointed by a Majority of the Controlling Class by written instrument delivered to the Issuer and the retiring Trustee. The successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede any successor Trustee proposed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or a Majority of the Controlling Class and shall have accepted appointment in the manner hereinafter provided, subject to Section 5.15, any Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)
The Issuer shall give prompt notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by providing notice of such event to the Collateral Manager, to each Rating Agency and to the Holders of the Notes. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office. If the Issuer fails to provide such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Issuer.

(g)
If the Bank shall resign or be removed as Trustee, the Bank shall also resign or be removed as Paying Agent, Calculation Agent, Registrar and any other capacity in which the Bank is then acting pursuant to this Indenture or any other Transaction Document.

Section 6.10.    Acceptance of Appointment by Successor
Every successor Trustee appointed hereunder shall meet the requirements of Section 6.8 and shall execute, acknowledge and deliver to the Issuer and the retiring Trustee an instrument accepting such appointment. Upon delivery of the required instruments, the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Trustee; but, on request of the Issuer or a Majority of any Class of Rated Notes or the successor Trustee, such retiring Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.
Section 6.11.    Merger, Conversion, Consolidation or Succession to Business of Trustee
Any organization or entity into which the Trustee may be merged or converted or with which it may be consolidated, or any organization or entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any organization or entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such organization or entity shall be otherwise qualified and eligible under this Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any of the Notes has been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.
Section 6.12.    Co‑Trustees
At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Assets may at the time be located, the Issuer and the Trustee shall have power to appoint one or more Persons satisfying the requirements of Section 6.8 to act as co‑trustee, jointly with the Trustee, of all or any part of the Assets, with the power to file such proofs of claim and take such other actions pursuant to Section 5.6 herein and to make such claims and enforce such rights of action on behalf of the Holders, as such Holders themselves may have the right to do, subject to the other provisions of this Section 6.12.
The Issuer shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a co‑trustee. If the Issuer does not join in such appointment within 15 days after the receipt by them of a request to do so, the Trustee shall have the power to make such appointment.
Should any written instrument from the Issuer be required by any co‑trustee so appointed, more fully confirming to such co‑trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Issuer. The Issuer agrees to pay as Administrative Expenses, to the extent funds are available therefor under the Priority of Payments, for any reasonable fees and expenses in connection with such appointment.
Every co‑trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

(a)
the Notes shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, Cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised, solely by the Trustee;

(b)
the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by the appointment of a co‑trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co‑trustee jointly as shall be provided in the instrument appointing such co‑trustee;

(c)
the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Issuer evidenced by an Issuer Order, may accept the resignation of or remove any co‑trustee appointed under this Section 6.12, and in case an Event of Default or Enforcement Event has occurred and is continuing, the Trustee shall have the power to accept the resignation of, or remove, any such co‑trustee without the concurrence of the Issuer. A successor to any co‑trustee so resigned or removed may be appointed in the manner provided in this Section 6.12;

(d)	no co‑trustee hereunder shall be personally liable by reason of any act or omission of the Trustee hereunder;

(e)	the Trustee shall not be liable by reason of any act or omission of a co‑trustee; and

(f)	any Act of Holders delivered to the Trustee shall be deemed to have been delivered to each co‑trustee.
The Issuer shall notify each Rating Agency and the Collateral Manager of the appointment of a co‑trustee hereunder.
Section 6.13.    Certain Duties of Trustee Related to Delayed Payment of Proceeds
In the event that the Trustee shall not have received a payment with respect to any Asset on its Due Date, (a) the Trustee shall promptly notify the Issuer and the Collateral Manager in writing and (b) unless within three Business Days (or the end of the applicable grace period for such payment, if any) after such notice (x) such payment shall have been received by the Trustee or (y) the Issuer, in its absolute discretion (but only to the extent permitted by Section 10.2(a)), shall have made provision for such payment satisfactory to the Trustee in accordance with Section 10.2(a), the Trustee shall, not later than the Business Day immediately following the last day of such period and in any case upon request by the Collateral Manager, request the issuer of such Asset, the trustee under the related Underlying Instrument or paying agent designated by either of them, as the case may be, to make such payment not later than three Business Days after the date of such request. In the event that such payment is not made within such time period, the Trustee, subject to the provisions of clause (iv) of Section 6.1(c), shall take such action as the Collateral Manager shall direct. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture. In the event that the Issuer or the Collateral Manager requests a release of an Asset and/or delivers an additional Collateral Obligation in connection with any such action under the Collateral Management Agreement, such release and/or substitution shall be subject to Section 10.7 and Article XII, as the case may be. Notwithstanding any other provision hereof, the Trustee shall deliver to the Issuer or its designee any payment with respect to any Asset or any additional Collateral Obligation received after the Due Date thereof to the extent the Issuer previously made provisions for such payment satisfactory to the Trustee in accordance with this Section 6.13 and such payment shall not be deemed part of the Assets.
Section 6.14.    Authenticating Agents
Upon the request of the Issuer, the Trustee shall, and if the Trustee so chooses the Trustee may, appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.4, 2.5, 2.6 and 8.5, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by such Sections to authenticate such Notes. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section 6.14 shall be deemed to be the authentication of Notes by the Trustee.
Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.
Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and the Issuer (with a copy to the Collateral Manager). The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuer (with a copy to the Collateral Manager). Upon receiving such notice of resignation or upon such a termination, the Trustee shall promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to the Issuer (with a copy to the Collateral Manager).
Unless the Authenticating Agent is also the same entity as the Trustee, the Issuer agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services, and reimbursement for its reasonable expenses relating thereto as an Administrative Expense. The provisions of Sections 2.8, 6.4 and 6.5 shall be applicable to any Authenticating Agent.

Section 6.15.    Withholding
If any withholding tax is imposed on the Issuer’s payment (or allocations of income) under the Notes by law or pursuant to the Issuer’s agreement with a governmental authority, such tax shall reduce the amount otherwise distributable to the relevant Holder or beneficial owner. The Trustee is hereby authorized and directed to retain from amounts otherwise distributable to any Holder or beneficial owner sufficient funds for the payment of any tax that is legally owed or required to be withheld by the Issuer by law or pursuant to the Issuer’s agreement with a governmental authority (but such authorization shall not prevent the Trustee from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings) and to timely remit such amounts to the appropriate taxing authority; provided, for the avoidance of doubt, that whether the Trustee may make a payment in respect of an obligation imposed by Section 6225 of the Code, and the consequences of such a payment, are governed by Section 7.17(g)(iii). The amount of any withholding tax imposed by law or pursuant to the Issuer’s agreement with a governmental authority with respect to any Note shall be treated as Cash distributed to the relevant Holder or beneficial owner at the time it is withheld by the Trustee. If there is a possibility that withholding tax is payable with respect to a distribution, the Paying Agent or the Trustee may, in its sole discretion, withhold such amounts in accordance with this Section 6.15. If any Holder or beneficial owner wishes to apply for a refund of any such withholding tax, the Trustee shall reasonably cooperate with such Person in providing readily available information so long as such Person agrees to reimburse the Trustee for any out‑of‑pocket expenses incurred. Nothing herein shall impose an obligation on the part of the Trustee to determine the amount of any tax or withholding obligation on the part of the Issuer or in respect of the Notes. For the avoidance of doubt, for all periods beginning on or after January 1, 2018, this Section 6.15 provision shall be interpreted and applied in a manner consistent with Section 7.17(g)(iii).
Section 6.16.    Representative for Noteholders Only; Agent for each other Secured Party
With respect to the security interest created hereunder, the delivery of any Asset to the Trustee is to the Trustee as representative (as defined in Article I of the UCC) of the Noteholders and agent for each other Secured Party. In furtherance of the foregoing, the possession by the Trustee of any Asset, the endorsement to or registration in the name of the Trustee of any Asset (including without limitation as entitlement holder of the Custodial Account) are all undertaken by the Trustee in its capacity as representative of the Noteholders and agent for each other Secured Party.
Section 6.17.    Representations and Warranties of the Bank
The Bank hereby represents and warrants as follows:

(a)
Organization. The Bank has been duly organized and is validly existing as a trust company with trust powers under the laws of the Commonwealth of Massachusetts and has the power to conduct its business and affairs as a trustee, paying agent, registrar, transfer agent, custodian, calculation agent, bank and Securities Intermediary.

(b)	Authorization; Binding Obligations. The Bank has the corporate power and authority to perform the duties and obligations of Trustee, Paying Agent, Registrar, Transfer Agent,

Calculation Agent, Collateral Administrator and Intermediary. The Bank has taken all necessary corporate action to authorize the execution, delivery and performance of this Indenture, and all of the documents required to be executed by the Bank pursuant hereto. This Indenture has been duly authorized, executed and delivered by the Bank and constitutes the legal, valid and binding obligation of the Bank enforceable in accordance with its terms subject, as to enforcement, (i) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Bank and (ii) to general equitable principles (whether enforcement is considered in a proceeding at law or in equity).

(c)	Eligibility. The Bank is eligible under Section 6.8 to serve as Trustee hereunder.

(d)
No Conflict. Neither the execution, delivery and performance of this Indenture, nor the consummation of the transactions contemplated by this Indenture, (i) is prohibited by, or requires the Bank to obtain any consent, authorization, approval or registration under, any law, statute, rule, regulation, judgment, order, writ, injunction or decree that is binding upon the Bank or any of its properties or assets, or (ii) will violate any provision of, result in any default or acceleration of any obligations under, result in the creation or imposition of any lien pursuant to, or require any consent under, any material agreement to which the Bank is a party or by which it or any of its property is bound.

ARTICLE VII
COVENANTS
Section 7.1.    Payment of Principal and Interest
The Issuer will duly and punctually pay the principal of and interest on the Rated Notes in accordance with the terms of such Notes and this Indenture pursuant to the Priority of Payments. The Issuer will, to the extent funds are available pursuant to the Priority of Payments, duly and punctually pay all required distributions on the Reinvesting Holder Notes and Preferred Interests, in accordance with the terms of the Reinvesting Holder Notes and this Indenture.
Amounts properly withheld under the Code or other applicable law or pursuant to the Issuer’s agreement with a governmental authority by any Person from a payment under a Note shall be considered as having been paid by the Issuer to the relevant Holder for all purposes of this Indenture.
Section 7.2.    Maintenance of Office or Agency
The Issuer hereby appoints the Trustee as a Paying Agent for payments on the Notes and the Issuer hereby appoint the Trustee at its applicable Corporate Trust Office, as the Issuer’s agent where Notes may be surrendered for registration of transfer or exchange. The Issuer may at any time and from time to time appoint additional paying agents; provided that no paying agent shall be appointed in a jurisdiction which subjects payments on the Notes to withholding tax solely as a result of such Paying Agent’s activities or its location. If at any time the Issuer shall fail to maintain the appointment of a paying agent, or shall fail to furnish the Trustee with the address thereof, presentations and surrenders may be made (subject to the limitations described in the preceding sentence), and Notes may be presented and surrendered for payment, to the Trustee at its main office.
The Issuer hereby appoints Cogency Global Inc. as their agent upon whom process or demands may be served in any action arising out of or based on this Indenture or the transactions contemplated hereby (the “Process Agent”). The Issuer may at any time and from time to time vary or terminate the appointment of such Process Agent or appoint an additional Process Agent; provided that the Issuer will maintain in the Borough of Manhattan, The City of New York, an office or agency where notices and demands to or upon the Issuer in respect of such Notes and this Indenture may be served. If at any time the Issuer shall fail to maintain any required office or agency in the Borough of Manhattan, The City of New York, or shall fail to furnish the Trustee with the address thereof, notices and demands may be served on the Issuer by mailing a copy thereof by registered or certified mail or by overnight courier, postage prepaid, to the Issuer at its address specified in Section 14.3 for notices.
Section 7.3.    Money for Note Payments to be Held in Trust
All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Payment Account shall be made on behalf of the Issuer by the Trustee or a Paying Agent with respect to payments on the Notes.
When the Issuer shall have a Paying Agent that is not also the Registrar, they shall furnish, or cause the Registrar to furnish, no later than the fifth calendar day after each Record Date a list, if necessary, in such form as such Paying Agent may reasonably request, of the names and addresses of the Holders and of the certificate numbers of individual Notes held by each such Holder.
Whenever the Issuer shall have a Paying Agent other than the Trustee, they shall, on or before the Business Day next preceding each Payment Date and any Redemption Date, as the case may be, direct the Trustee to deposit on such Payment Date or such Redemption Date, as the case may be, with such Paying Agent, if necessary, an aggregate sum sufficient to pay the amounts then becoming due (to the extent funds are then available for such purpose in the Payment Account), such sum to be held in trust for the benefit of the Persons entitled thereto and (unless such Paying Agent is the Trustee) the Issuer shall promptly notify the Trustee, with a copy to the Collateral Manager, of its action or failure so to act. Any amounts deposited with a Paying Agent (other than the Trustee) in excess of an amount sufficient to pay the amounts then becoming due on the Notes with respect to which such deposit was made shall be paid over by such Paying Agent to the Trustee for application in accordance with Article X.
The initial Paying Agent shall be as set forth in Section 7.2. Any additional or successor Paying Agents shall be appointed by Issuer Order with written notice thereof to the Trustee, with a copy to the Collateral Manager. So long as the Notes of any Class are rated by a Rating Agency, (i) any Paying Agent must have (x) a long‑term debt rating of at least “A” and a short‑term debt rating of at least “F1” by Fitch or (y) if such institution is not rated by Fitch, a long‑term debt rating of at least “A+” by S&P or a long‑term debt rating of at least “A” by S&P and a short‑term debt rating of at least “A‑1” by S&P or (ii) Rating Agency Confirmation must be obtained with respect to such Paying Agent. If any successor Paying Agent ceases to have such ratings, the Issuer shall notify each Rating Agency of such change and either obtain Rating Agency Confirmation or promptly remove such Paying Agent and appoint a successor Paying Agent with such ratings. The Issuer shall not appoint any Paying Agent that is not, at the time of such appointment, a depository institution or trust company subject to supervision and examination by federal and/or state and/or national banking authorities. The Issuer shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee (and if the Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 7.3, that such Paying Agent will:

(a)
allocate all sums received for payment to the Holders of Notes for which it acts as Paying Agent on each Payment Date (including any Redemption Date) among such Holders in the proportion specified in the applicable Distribution Report to the extent permitted by applicable law;

(b)
hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(c)
if such Paying Agent is not the Trustee, immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards set forth above required to be met by a Paying Agent at the time of its appointment;

(d)
if such Paying Agent is not the Trustee, immediately give the Trustee, with a copy to the Collateral Manager, notice of any default by the Issuer (or any other obligor upon the Notes) in the making of any payment required to be made; and

(e)
if such Paying Agent is not the Trustee, during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
Except as otherwise required by applicable law, any money deposited with the Trustee or any Paying Agent in trust for any payment on any Note and remaining unclaimed for two years after such amount has become due and payable shall be paid to the Issuer on Issuer Order; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment of such amounts (but only to the extent of the amounts so paid to the Issuer) and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease. The Trustee or such Paying Agent, before being required to make any such release of payment, may, but shall not be required to, adopt and employ, at the expense of the Issuer any reasonable means of notification of such release of payment.
Section 7.4.    Existence of Issuer

(a)
The Issuer shall, to the maximum extent permitted by applicable law, maintain in full force and effect its existence and rights as a limited liability company organized under the laws of the State of Delaware and shall obtain and preserve its qualification to do business as foreign corporations in each jurisdiction in which such qualifications are or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, or any of the Assets; provided that the Issuer shall be entitled to change its jurisdiction of organization from the State of Delaware to any other jurisdiction reasonably selected by the Issuer so long as (i) the Issuer has received a legal opinion (upon which the Trustee may conclusively rely) to the effect that such change is not disadvantageous in any material respect to the Holders, (ii) written notice of such change shall have been given to the Trustee by the Issuer, which notice shall be forwarded by the Trustee to the Holders, the Collateral Manager and each Rating Agency and (iii) on or prior to the 15th Business Day following receipt of such notice the Trustee shall not have received written notice from a Majority of the Controlling Class objecting to such change.

(b)
The Issuer shall ensure that all organizational or other formalities regarding its existence (including holding regular board of directors’ and shareholders’, or other similar, meetings to the extent required by applicable law) are followed. The Issuer shall not take any action, or conduct its affairs in a manner, that is likely to result in its separate existence being ignored or in its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding. Without limiting the foregoing, (i) the Issuer shall not have any subsidiaries and (ii)  (x) the Issuer shall not (A) have any employees (other than its directors or officers to the extent they are employees), (B) except as contemplated by the Collateral Management Agreement or the Limited Liability Company Agreement, engage in any transaction with any shareholder that would constitute a conflict of interest; provided that the foregoing shall not prohibit the Issuer from entering into the Fiscal Agency Agreement with the Preferred Interest Registrar, in its capacity as such or (C) pay dividends other than in accordance with the terms of this Indenture, the Fiscal Agency Agreement and the Limited Liability Company Agreement and (y) the Issuer shall (A) maintain books and records separate from any other Person, (B) maintain its accounts separate from those of any other Person, (C) not commingle its assets with those of any other Person, (D) conduct its own business in its own name, (E) maintain separate financial statements (if any), (F) pay its own liabilities out of its own funds, (G) maintain an arm’s length relationship with its Affiliates, (H) use separate stationery, invoices and checks, (I) hold itself out as a separate Person and (J) correct any known misunderstanding regarding its separate identity.

Section 7.5.    Protection of Assets

(a)
The Issuer (or the Collateral Manager on its behalf) will cause the taking of such action as is reasonably necessary in order to maintain the perfection and priority of the security interest of the Trustee in the Assets; provided that the Issuer (or the Collateral Manager on its behalf) shall be entitled to rely on any Opinion of Counsel delivered pursuant to Section 7.6 and any Opinion of Counsel with respect to the same subject matter delivered pursuant to Section 3.1(a)(iii) to determine what actions are reasonably necessary, and shall be fully protected in so relying on such an Opinion of Counsel, unless the Issuer (or the Collateral Manager on its behalf) has actual knowledge that the procedures described in any such Opinion of Counsel are no longer adequate to maintain such perfection and priority. The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and file or authorize the filing of all such Financing Statements, continuation statements, instruments of further assurance and other instruments in the appropriate jurisdiction, and shall take such other action as may be necessary or advisable or desirable to secure the rights and remedies of the Secured Parties hereunder and to:

(i)	Grant more effectively all or any portion of the Assets;

(ii)	maintain, preserve and perfect any Grant made or to be made by this Indenture including, without limitation, the first priority nature of the lien or carry out more effectively the purposes hereof;

(iii)
perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations);

(iv)	enforce any of the Assets or other instruments or property included in the Assets;

(v)	preserve and defend title to the Assets and the rights therein of the Secured Parties against the claims of all Persons and parties;

(vi)	pay or cause to be paid any and all taxes levied or assessed upon all or any part of the Assets; or

(vii)
deliver or cause to be delivered an applicable U.S. Internal Revenue Service Form W‑9 or successor applicable form and if reasonably able to do so, other properly completed and executed documentation, agreements, and certifications to each issuer, counterparty, paying agent, and/or to any applicable governmental authority, and enter into any agreements with a governmental authority, as necessary to permit the Issuer to receive payments without withholding or deduction or at a reduced rate of withholding or deduction (or, for so long as all the Preferred Interests and Reinvesting Holder Notes and other interests treated as equity in the Issuer are held by a Sole Equity Owner, will cause such Sole Equity Owner to deliver such items).

The Issuer will register the security interest granted under this Indenture in its books and records.

The Issuer hereby designates the Trustee as its agent and attorney in fact to prepare and file any Financing Statement, continuation statement and all other instruments in the appropriate jurisdiction, and take all other actions, as may be required pursuant to this Section 7.5. Such designation shall not impose upon the Trustee, or release or diminish, the Issuer’s obligations under this Section 7.5. The Issuer further authorizes and shall cause the Issuer’s United States counsel to file without the Issuer’s signature a Financing Statement in the appropriate jurisdiction that names the Issuer as debtor and the Trustee, on behalf of the Secured Parties, as secured party and that describes “all assets” of the Issuer as the Assets in which the Trustee has a Grant.

(b)
The Trustee shall not, except in accordance with this Indenture, permit the removal of any portion of the Assets or transfer any such Assets from the Account to which it is credited, or cause or permit any change in the Delivery made pursuant to Section 3.3 with respect to any Assets, if, after giving effect thereto, the jurisdiction governing the perfection of the Trustee’s security interest in such Assets is different from the jurisdiction governing the perfection at the time of delivery of the most recent Opinion of Counsel pursuant to Section 7.6 (or, if no Opinion of Counsel has yet been delivered pursuant to Section 7.6, the Opinion of Counsel delivered at the Closing Date pursuant to Section 3.1(a)(iii)) unless the Trustee shall have received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property and the priority thereof will continue to be maintained after giving effect to such action or actions.

(c)
If the Issuer shall at any time hold or acquire a “commercial tort claim” (as defined in the UCC) for which the Issuer (or predecessor in interest) has filed a complaint in a court of competent jurisdiction, the Issuer shall promptly provide notice to the Trustee in writing containing a sufficient description thereof (within the meaning of Section 9‑108 of the UCC). If the Issuer shall at any time hold or acquire any timber to be cut, the Issuer shall promptly provide notice to the Trustee in writing containing a description of the land concerned (within the meaning of Section 9‑203(b) of the UCC). Any commercial tort claim or timber to be cut so described in such notice to the Trustee will constitute an Asset and the description thereof will be deemed to be incorporated into the reference to commercial tort claim or to goods in Granting Clause I. If the Issuer shall at any time hold or acquire any letter‑of‑credit rights, other than letter‑of‑credit rights that are supporting obligations (as defined in Section 9‑102(a)(78) of the UCC), it shall obtain the consent of the issuer of the applicable letter of credit to an assignment of the proceeds of such letter of credit to the Trustee in order to establish control (pursuant to Section 9‑107 of the UCC) of such letter‑of‑credit rights by the Trustee.

Section 7.6.    Opinions as to Assets
For so long as any Rated Notes are Outstanding, on or before March 31 in each calendar year, commencing in 2016, the Issuer shall furnish to the Trustee and each Rating Agency an Opinion of Counsel relating to the security interest Granted by the Issuer to the Trustee, stating that, as of the date of such opinion, the lien and security interest created by this Indenture with respect to the

Assets remain in effect and that no further action (other than as specified in such opinion) needs to be taken to ensure the continued effectiveness of such lien over the next year.
Section 7.7.    Performance of Obligations

(a)
The Issuer shall not take any action, and will use its best efforts not to permit any action to be taken by others, that would release any Person from any of such Person’s covenants or obligations under any instrument included in the Assets, except in the case of normal course amendments or waivers and enforcement action taken with respect to any Defaulted Obligation in accordance with the provisions hereof and actions by the Collateral Manager under the Collateral Management Agreement and in conformity with this Indenture or as otherwise required hereby.

(b)
The Issuer may, with the prior written consent of a Majority of each Class of Rated Notes (except in the case of the Collateral Management Agreement, the Collateral Administration Agreement and the Fiscal Agency Agreement, in which case no consent shall be required), contract with other Persons, including the Collateral Manager, the Trustee, the Collateral Administrator and the Fiscal Agent for the performance of actions and obligations to be performed by the Issuer hereunder and under the Collateral Management Agreement by such Persons. Notwithstanding any such arrangement, the Issuer shall remain primarily liable with respect thereto. In the event of such contract, the performance of such actions and obligations by such Persons shall be deemed to be performance of such actions and obligations by the Issuer; and the Issuer will punctually perform, and use their commercially reasonable best efforts to cause the Collateral Manager, the Trustee, the Fiscal Agent, the Collateral Administrator and such other Person to perform, all of their obligations and agreements contained in the Collateral Management Agreement, this Indenture, the Collateral Administration Agreement, the Fiscal Agency Agreement or any such other agreement.

(c)
The Issuer shall notify each Rating Agency (with a copy to the Collateral Manager) within 10 Business Days after obtaining actual knowledge of any material breach of any Transaction Document, following any applicable cure period for such breach.

Section 7.8.    Negative Covenants

(a)	From and after the Closing Date, the Issuer will not:

(i)
sell, transfer, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (or permit such to occur or suffer such to exist), any part of the Assets, except as expressly permitted by this Indenture and the Collateral Management Agreement;

(ii)
claim any credit on, make any deduction from, or dispute the enforceability of payment of the principal or interest payable (or any other amount) in respect of the Notes (other than amounts withheld or deducted in accordance with the Code or any applicable laws of any other applicable jurisdiction);

(iii)
(A) incur or assume or guarantee any indebtedness, other than the Notes, this Indenture and the transactions contemplated hereby, or (B)(1) issue any additional class of notes except in accordance with Section 2.12 and 3.2 or (2) issue any additional membership interests, provided that this clause (iii) shall not restrict the issuance of Preferred Interests in accordance with the terms of the Limited Liability Company Agreement and Fiscal Agency Agreement;

(iv)
(A) permit the validity or effectiveness of this Indenture or any Grant hereunder to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Indenture or the Notes except as may be permitted hereby or by the Collateral Management Agreement, (B) except as permitted by this Indenture, permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden any part of the Assets, any interest therein or the proceeds thereof, or (C) except as permitted by this Indenture, take any action that would permit the lien of this Indenture not to constitute a valid first priority security interest in the Assets;

(v)	amend the Collateral Management Agreement except pursuant to the terms thereof;

(vi)	dissolve or liquidate in whole or in part, except as permitted hereunder or required by applicable law;

(vii)	other than as otherwise expressly provided herein, pay any distributions other than in accordance with the Priority of Payments and the Fiscal Agency Agreement;

(viii)	permit the formation of any subsidiaries;

(ix)	conduct business under any name other than its own;

(x)	have any employees (other than directors or managers to the extent they are employees);

(xi)	fail to maintain an independent manager under the Limited Liability Company Agreement;

(xii)
sell, transfer, exchange or otherwise dispose of Assets, or enter into an agreement or commitment to do so or enter into or engage in any business with respect to any part of the Assets, except as expressly permitted by both this Indenture and the Collateral Management Agreement;

(xiii)
if any Rated Notes are Outstanding, amend its organizational documents unless Rating Agency Confirmation has been received from S&P with respect to such amendment and Fitch has been notified prior to such amendment; or

(xiv)	elect to be taxable for U.S. federal income tax purposes as other than a disregarded entity or a partnership.

(b)
The Issuer will not be party to any agreements under which it has a future payment obligation without including customary “non‑petition” and “limited recourse” provisions therein (and shall not amend or eliminate such provisions in any agreement to which it is party), except for any agreements related to the purchase and sale of any Collateral Obligations or Eligible Investments which contain customary (as determined by the Collateral Manager in its sole discretion) purchase or sale terms or which are documented using customary (as determined by the Collateral Manager in its sole discretion) loan trading documentation.

(c)
The Issuer shall not enter into any agreement amending, modifying or terminating any Transaction Document without giving prior written notice to each Rating Agency (with a copy to the Collateral Manager).

(d)
The Issuer may not acquire any of the Notes (including any Notes surrendered or abandoned) other than pursuant to and in accordance with Section 2.13. This Section 7.8(d) shall not be deemed to limit an optional, special or mandatory redemption pursuant to the terms of this Indenture.

(e)	The Issuer will not engage in any securities lending.
Section 7.9.    Statement as to Compliance
On or before December 15 in each calendar year commencing in 2015, or immediately if there has been a Default under this Indenture and prior to the issuance of any additional notes pursuant to Section 2.12, the Issuer shall deliver to the Trustee (to be forwarded by the Trustee to the Collateral Manager, each Noteholder making a written request therefor and each Rating Agency) an Officer’s certificate of the Issuer that, having made reasonable inquiries of the Collateral Manager, and to the best of the knowledge, information and belief of the Issuer, there did not exist, as at a date not more than five days prior to the date of the certificate, nor had there existed at any time prior thereto since the date of the last certificate (if any), any Default hereunder or, if such Default did then exist or had existed, specifying the same and the nature and status thereof, including actions undertaken to remedy the same, and that the Issuer has complied with all of its obligations under this Indenture or, if such is not the case, specifying those obligations with which it has not complied.
Section 7.10.    Issuer May Consolidate, etc., Only on Certain Terms
The Issuer (the “Merging Entity”) shall not consolidate or merge with or into any other Person or transfer or convey all or substantially all of its assets to any Person, unless permitted by United States and Delaware law and unless:

(a)
the Merging Entity shall be the surviving corporation, or the Person (if other than the Merging Entity) formed by such consolidation or into which the Merging Entity is merged or to which all or substantially all of the assets of the Merging Entity are transferred (the “Successor Entity”) (A) if the Merging Entity is the Issuer, shall be a company formed and existing under the laws of the State of Delaware or such other jurisdiction approved by a Majority of the Controlling Class (provided that no such approval shall be required in connection with any such transaction undertaken solely to effect a change in the jurisdiction of incorporation pursuant to Section 7.4), and (B) in any case shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee and each Holder, the due and punctual payment of the principal of and interest on all Rated Notes and the performance and observance of every covenant of this Indenture on its part to be performed or observed, all as provided herein;

(b)	each Rating Agency shall have been notified in writing of such consolidation and Rating Agency Confirmation shall have been obtained from S&P;

(c)
if the Merging Entity is not the Successor Entity, the Successor Entity shall have agreed with the Trustee (i) to observe the same legal requirements for the recognition of such formed or surviving corporation as a legal entity separate and apart from any of its Affiliates as are applicable to the Merging Entity with respect to its Affiliates and (ii) not to consolidate or merge with or into any other Person or transfer or convey the Assets or all or substantially all of its assets to any other Person except in accordance with the provisions of this Section 7.10;

(d)
if the Merging Entity is not the Successor Entity, the Successor Entity shall have delivered to the Trustee and each Rating Agency an Officer’s certificate and an Opinion of Counsel each stating that such Person is duly organized, validly existing and in good standing in the jurisdiction in which such Person is organized; that such Person has sufficient power and authority to assume the obligations set forth in subsection (a) above and to execute and deliver an indenture supplemental hereto for the purpose of assuming such obligations; that such Person has duly authorized the execution, delivery and performance of an indenture supplemental hereto for the purpose of assuming such obligations and that such supplemental indenture is a valid, legal and binding obligation of such Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity (without regard to whether such enforceability is considered in a proceeding in equity or at law); if the Merging Entity is the Issuer, that, immediately following the event which causes such Successor Entity to become the successor to the Issuer, (i) such Successor Entity has title, free and clear of any lien, security interest or charge, other than the lien and security interest of this Indenture, to the Assets securing all of the Notes, (ii) the Trustee continues to have a valid perfected first priority security interest in the Assets securing all of the Notes and (iii) such Successor Entity will not be subject to U.S. net income tax; and in each case as to such other matters as the Trustee or any Noteholder may reasonably require; provided that nothing in this clause (d) shall imply or impose a duty on the Trustee to require such other documents;

(e)	immediately after giving effect to such transaction, no Default, Event of Default or Enforcement Event has and is continuing;

(f)
the Merging Entity shall have notified the Collateral Manager of such consolidation, merger, transfer or conveyance and shall have delivered to the Trustee and each Holder an Officer’s certificate and an Opinion of Counsel each stating that such consolidation, merger, transfer or conveyance and such supplemental indenture comply with this Article VII and that all conditions precedent in this Article VII relating to such transaction have been complied with and that such consolidation, merger, transfer or conveyance will not cause the Issuer to be subject to U.S. net income tax and will not, for any purpose, cause any Class of Rated Notes to be deemed retired and reissued or otherwise exchanged; and

(g)
the Merging Entity shall have delivered to the Trustee an Opinion of Counsel stating that after giving effect to such transaction, the Issuer (or, if applicable, the Successor Entity) will not be required to register as an investment company under the Investment Company Act.

Section 7.11.    Successor Substituted
Upon any consolidation or merger, or transfer or conveyance of all or substantially all of the assets of the Issuer, in accordance with Section 7.10 in which the Merging Entity is not the surviving corporation, the Successor Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Merging Entity under this Indenture with the same effect as if such Person had been named as the Issuer herein. In the event of any such consolidation, merger, transfer or conveyance, the Person named as the “Issuer” in the first paragraph of this Indenture or any successor which shall theretofore have become such in the manner prescribed in this Article VII may be dissolved, wound up and liquidated at any time thereafter, and such Person thereafter shall be released from its liabilities as obligor and maker on all the Notes and from its obligations under this Indenture.
Section 7.12.    No Other Business
The Issuer shall not have any employees and shall not engage in any business or activity other than issuing, paying and redeeming the Notes and any additional notes issued pursuant to this Indenture, acquiring, holding, selling, exchanging, redeeming and pledging, solely for its own account, Collateral Obligations and Eligible Investments and other activities incidental thereto, including entering into the Purchase Agreement and the Transaction Documents to which it is a party. The Issuer shall not hold itself out as originating loans, lending funds, making a market in loans or other assets or selling loans or other assets to customers or as willing to enter into, assume, offset, assign or otherwise terminate positions in derivative financial instruments with customers.
Section 7.13.    Maintenance of Listing
So long as any Listed Notes remain Outstanding, the Issuer shall use reasonable efforts to maintain the listing of such Notes on the Irish Stock Exchange.

Section 7.14.    Ratings; Review of Credit Estimates

(a)
The Issuer shall promptly notify the Trustee and the Collateral Manager in writing (and the Trustee shall promptly provide the Holders with a copy of such notice) if at any time the rating of any Class of Rated Notes has been, or is known will be, changed or withdrawn.

(b)
The Issuer shall obtain and pay for (i) an annual review of any DIP Collateral Obligation and (ii) a review of any Collateral Obligation for which the Issuer has obtained a credit estimate from Moody’s, S&P or Fitch (A) annually and (B) upon the occurrence of a material amendment of the Underlying Instruments of such Collateral Obligation or a restructuring of the obligor.

Section 7.15.    Reporting
At any time when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act and is not exempt from reporting pursuant to Rule 12g3‑2(b) under the Exchange Act, upon the written request of any Holder or Certifying Person, the Issuer shall promptly furnish or cause to be furnished Rule 144A Information to such Holder or Certifying Person, to a prospective purchaser of such Note designated by such Holder or Certifying Person, or to the Trustee for delivery upon an Issuer Order to such Holder or Certifying Person or a prospective purchaser designated by such Holder or Certifying Person, as the case may be, in order to permit compliance by such Holder or Certifying Person with Rule 144A under the Securities Act in connection with the resale of such Note. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision or regulatory interpretation thereto).
Section 7.16.    Calculation Agent

(a)
The Issuer hereby agrees that for so long as any Rated Notes remain Outstanding there will at all times be an agent appointed (which does not control or is not controlled or under common control with the Issuer or its Affiliates or the Collateral Manager or its Affiliates) to calculate the Reference Rate in respect of each Interest Accrual Period (or portion thereof) in accordance with the definition of the Reference Rate (the “Calculation Agent”). The Issuer hereby appoints the Trustee as the Calculation Agent. The Calculation Agent may be removed by the Issuer or the Collateral Manager, on behalf of the Issuer, at any time. If the Calculation Agent is unable or unwilling to act as such or is removed by the Issuer or the Collateral Manager, on behalf of the Issuer, the Issuer or the Collateral Manager, on behalf of the Issuer, will promptly appoint a replacement Calculation Agent which does not control or is not controlled by or under common control with the Issuer or its Affiliates or the Collateral Manager or its Affiliates. The Calculation Agent may not resign its duties or be removed without a successor having been duly appointed.

(b)
The Calculation Agent shall be required to agree (and the Collateral Administrator as Calculation Agent does hereby agree) that, as soon as possible after 11:00 a.m. London time on each Interest Determination Date, but in no event later than 11:00 a.m. New York time on the London Banking Day immediately following each Interest Determination Date, the Calculation Agent will calculate the Interest Rate applicable to each Class of Rated Notes during the related Interest Accrual Period (or, in the case of the first Interest Accrual Period, for the relevant portion thereof) and the Note Interest Amount (in each case, rounded to the nearest cent, with half a cent being rounded upward) payable on the related Payment Date in respect of such Class of Rate Notes and the related Interest Accrual Period. At such time, the Calculation Agent will communicate such rates and amounts to the Issuer, the Trustee, each Paying Agent, the Collateral Manager, Euroclear, Clearstream and the Irish Stock Exchange by email to rates@ise.ie. The Calculation Agent will also specify to the Issuer the quotations upon which the foregoing rates and amounts are based, and in any event the Calculation Agent shall notify the Issuer (with a copy to the Collateral Manager) before 5:00 p.m. (New York time) on every Interest Determination Date if it has not determined and is not in the process of determining any such Interest Rate or Note Interest Amount together with its reasons therefor. The Calculation Agent’s determination of the foregoing rates and amounts for any Interest Accrual Period (or portion thereof) will (in the absence of manifest error) be final and binding upon all parties.
Section 7.17.    Certain Tax Matters

(a)
The Issuer intends to be treated as a pass‑through entity for U.S. federal income tax purposes. For so long as all of the Preferred Interests, Reinvesting Holder Notes and any other interests that are treated as equity of the Issuer for U.S. federal income tax purposes are held by the Originator (the “Carlyle Owner”) or any applicable Sole Equity Owner, as the case may be, the Issuer will be disregarded as separate from the Carlyle Owner or such Sole Equity Owner for U.S. federal income tax purposes. If and when the Preferred Interests, the Reinvesting Holder Notes and any other interests that are treated as equity of the Issuer for U.S. federal income tax purposes are transferred such that those interest are considered held by two or more tax owners for U.S. federal income tax purposes, the Issuer intends to treat itself as a partnership for U.S. tax purposes. Each Holder or beneficial owner of a Note or interest therein, by investing in a Note, is deemed to agree to such treatment.

(b)
The Issuer has not and will not elect to be treated other than as a partnership or disregarded entity for U.S. federal, state or local income or franchise tax purposes and shall make any election or take any action necessary to avoid classification as a corporation for U.S. federal, state or local tax purposes.

(c)
The Issuer will provide, upon request of a Holder of Reinvesting Holder Notes or Preferred Interests, any information reasonably available to the Issuer that such Holder reasonably requests in order for such Holder to comply with its U.S. federal, state or local tax return filing and information reporting obligations.

(d)
Notwithstanding anything herein to the contrary, the Collateral Manager, the Issuer, the Trustee, the Collateral Administrator, the Initial Purchaser, the Holders and beneficial owners of the Note and each employee, representative or other agent of those Persons, may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment any kind, including opinions or other tax analyses, that are provided to those Persons. This authorization to disclose the U.S. tax treatment and tax structure does not permit disclosure of information identifying the Collateral Manager, the Issuer, the Trustee, the Collateral Administrator, the Initial Purchaser or any other party to the transactions contemplated by this Indenture, the Offering or the pricing (except to the extent such information is relevant to U.S. tax structure or tax treatment of such transactions).

(e)
In the case of any Notes issued with original issue discount for U.S. federal income tax purposes, upon the Issuer’s receipt of a written request therefor by a Holder or by a Person certifying that it is an owner of a beneficial interest in a Note for the information described in U.S. Treasury Regulations Section 1.1275‑3(b)(1)(i) that is applicable to such Notes, the Issuer shall cause its Independent accountants to provide promptly to such requesting Holder or owner of a beneficial interest in such a Note all of such information. Any additional issuance of additional notes shall be accomplished in a manner that shall allow the Independent accountants of the Issuer to accurately calculate original issue discount income to Holders of the additional notes.

(f)
If the Issuer is aware that it has purchased an interest in a “reportable transaction” within the meaning of Section 6011 of the Code, and a Holder of a Reinvesting Holder Note requests in writing information about any such transactions in which the Issuer is an investor, the Issuer shall provide, or cause its Independent accountants to provide, such information it has reasonably available that is required to be obtained by such Holder under the Code as soon as practicable after such request.

(g)
If and when the Preferred Interests, Reinvesting Holder Notes and any other interests that are treated as equity of the Issuer for U.S. federal income tax purposes are transferred such that those interests are considered held by two or more tax owners for U.S. federal income tax purposes, the following provisions shall apply (but, for the avoidance of doubt, the following provisions shall have no force or effect while the Preferred Interests, Reinvesting Holder Notes and the other interests that are treated as equity of the Issuer for U.S. federal income tax purposes are held by a Sole Equity Owner):

(i)
Each Holder or beneficial owner of a Reinvesting Holder Note or other interest that is treated as equity of the Issuer for U.S. federal income tax purposes (each such interest, a “Partnership Interest” and each such Holder, a “Partner”) agrees to treat the Issuer as a partnership and this Indenture as part of the Issuer’s partnership agreement for purposes of Subchapter K and any related provisions of the Code and any Treasury Regulations promulgated thereunder.

(ii)
The Carlyle Owner shall be the initial “tax matters partner” as defined in section 6231(a)(7) of the Code (the “Tax Matters Partner”) for the Issuer for all U.S. federal income tax purposes set forth in the Code with the power and authority to take all actions and do such things as required or as it shall deem appropriate under the Code or the Treasury Regulations promulgated thereunder. The Carlyle Owner shall remain the Tax Matters Partner for the Issuer with respect to all periods in which the Carlyle Owner holds Preferred Interests or Reinvesting Holder Notes. For periods in which the Carlyle Owner holds no Preferred Interests or Reinvesting Holder Notes, the Carlyle Owner shall cease to be the Tax Matters Partner for the Issuer, and the Holders of a majority of the Preferred Interests and Reinvesting Holder Notes shall appoint a different Tax Matters Partner. Any action taken by the Tax Matters Partner in connection with audits of the Issuer under the Code will, to the extent permitted by law, be binding upon the Partners of the Issuer. Each such Partner agrees that it will treat any Issuer item on such Partner’s individual income tax return consistently with the treatment of the item on the Issuer’s tax return and that such Partner will not independently act with respect to tax audits or tax litigation affecting the Issuer, unless previously authorized to do so in writing by the Tax Matters Partner, which authorization may be withheld in the complete discretion of the Tax Matters Partner. The references to the Code in this Section 7.17(g)(ii) are to the Code in effect and applicable to tax periods (and tax returns for periods) beginning before January 1, 2018, and the Tax Matters Partner serves as the Tax Matters Partner for such tax periods and tax returns.

(iii)
The references to the Code in this Section 7.17(g)(iii) are to the Code in effect and applicable to tax periods (and tax returns for periods) beginning on or after January 1, 2018, and the following provisions apply with respect to such tax periods and tax returns:

(A) The Collateral Manager is hereby designated as the Issuer’s “Partnership Representative” within the meaning of Section 6223 of the Code. The Head of Tax of the Collateral Manager shall be designated as the sole individual through whom the Partnership Representative will act for all purposes under the Sections 6221 through 6241 of the Code. If the then serving designated individual ceases to be the Head of Tax or ceases to meet the legal requirements to so serve, the Collateral Manager shall appoint a new designated individual. The Partnership Representative shall have authority to take any action that may be taken by a “partnership representative” under Code Sections 6221 through 6241. The Partnership Representative shall be entitled to reimbursement from the Issuer for reasonable costs it incurs in performing its duties as the Partnership Representative. The Issuer shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless the Partnership Representative from, against and with respect to any liabilities arising out of or in connection with the duties of the Partnership Representative, except to the extent that it is finally judicially determined that such liabilities arose out of or were related to actions or omissions undertaken in bad faith or constituting recklessness, fraud or intentional wrongdoing.
(B) In order to reflect the fact that the laws governing audits relating to the Issuer’s tax matters conducted by the IRS and other proceedings involving the IRS and the Issuer have been significantly changed for tax periods beginning on or after January 1, 2018, it is agreed that the Issuer and the Partnership Representative will provide

(and cause to be provided) to each holder of Preferred Interests, Reinvesting Holder Notes and any other interests that are treated as equity of the Issuer for U.S. federal income tax purposes, notification, information, participation and contest rights that are analogous to what such holder would have had under the law in effect immediately preceding such change. The Partnership Representative shall make such elections and take such other actions in connection with an audit or other proceeding as in its reasonable judgment will reduce the likelihood that holders of such interests will pay or bear a greater amount of taxes than those members would have paid or borne if that same audit or proceeding had been governed by prior laws, including by causing the Issuer to utilize the procedures under Section 6225(c)(2)(B). The holders of Preferred Interests, Reinvesting Holder Notes and any other interests that are treated as equity of the Issuer for U.S. federal income tax purposes agree to cooperate with the Partnership Representative and provide information reasonably requested in connection with such procedures and the Partnership Representative's efforts to reduce the Issuer-level liability. The foregoing shall be interpreted and applied in a manner that is consistent with its intent, including to reflect developments in the interpretation and application of the new rules by the IRS and the courts.

(iv)
Without limiting the foregoing, the Tax Matters Partner or Partnership Representative, as applicable, shall make or cause to be made any and all elections on behalf of the Issuer under any applicable tax law as the Tax Matters Partner or Partnership Representative shall deem, in its discretion, to be in the best interests of the Issuer, including an election under section 754 of the Code.

(v)
(A)     The Tax Matters Partner or Partnership Representative, as applicable, shall establish and maintain or cause to be established and maintained on the books and records of the Issuer an individual capital account for each Partner in accordance with section 704(b) of the Code and Treasury Regulations section 1.704‑1(b)(2)(iv).

(B)    For capital account purposes, all items of income, gain, loss and deduction shall be allocated among the Partners in a manner such that, if the Issuer were dissolved, its affairs wound up, its assets sold for their respective “book values” (within the meaning of Treasury regulations section 1.704‑1(b)(2)(iv)) and its liabilities satisfied in full (except that nonrecourse liabilities with respect to an asset shall be satisfied only to the extent that such nonrecourse liabilities do not exceed the book value of such asset) and its assets distributed to the Partners in accordance with their respective capital account balances immediately after making such allocation, such distributions would, as nearly as possible, be equal to the distributions that would be made pursuant to the provisions of this Indenture. Any special allocations provided for in Section 7.17(g)(iv)(E)‑(G) shall be taken into account for capital account purposes.
(C)    For U.S. federal, state and local income tax purposes, items of income, gain, loss, deduction and credit shall be allocated to the Partners in accordance with the allocations of the corresponding items for capital account purposes under this Section 7.17(g)(iv), except that items with respect to which there is a difference between tax and book basis will be allocated in accordance with section 704(c) of the Code, the Treasury Regulations thereunder, and Treasury Regulation section 1.704‑ 1(b)(4)(i).
(D)    The provisions of this Section 7.17(g)(iv) relating to the maintenance of capital accounts are intended to comply with Treasury Regulation section 1.704‑1(b) and shall be interpreted and applied in a manner consistent with such regulations. The Tax Matters Partner or Partnership Representative, as applicable, shall be authorized to make appropriate amendments to the allocations of items pursuant to this Section 7.17(g)(iv) if necessary in order to comply with section 704 of the Code or applicable Treasury Regulations thereunder.
(E)    Notwithstanding any other provision set forth in this Section 7.17(g)(iv), no item of deduction or loss shall be allocated to a Partner to the extent the allocation would cause a negative balance in the Partner’s capital account (after taking into account the adjustments, allocations and distributions described in Treasury Regulations sections 1.704‑1(b)(2)(ii)(d)(4), (5) and (6)) that exceeds the amount that such Partner would be required to reimburse the Issuer pursuant to this Indenture or under applicable law. In the event some but not all of the Partners would have such excess capital account deficits as a consequence of such an allocation of loss or deduction, the limitation set forth in this section 7.17(g)(iv)(E) shall be applied on a Partner by Partner basis so as to allocate the maximum permissible deduction or loss to each such Partner under Treasury Regulation section 1.704‑1(b)(2)(ii)(d). In the event any loss or deduction is specially allocated to a Partner pursuant to either of the two preceding sentences, an equal amount of income of the Issuer shall be specially allocated to such Partner prior to any allocation pursuant to Section 7.17(g)(iv)(B).
(F)    In the event any Partner unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations sections 1.704‑1(b)(2)(ii)(d)(4), (5) and (6), items of Issuer income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate as quickly as possible any deficit balance in its capital account in excess of that permitted under Section 7.17(g)(iv)(E) created by such adjustments, allocations or distributions. Any special allocations of items of income or gain pursuant to this Section 7.17(g)(iv)(F) shall be taken into account in computing subsequent allocations pursuant to this Section 7.17(g)(iv)(F) so that the net amount of any items so allocated and all other items allocated to each Partner pursuant to this Section 7.17(g)(iv)(F) shall, to the extent possible, be equal to the net amount that would have been allocated to each such Partner pursuant to the provisions of this Section 7.17(g)(iv)(F) if such unexpected adjustments, allocations or distributions had not occurred.

(G)    In the event the Issuer incurs any nonrecourse liabilities, income and gain shall be allocated in accordance with the “minimum gain chargeback” provisions of Treasury Regulations sections 1.704‑1(b)(4)(iv) and 1.704‑2.
(H)    The capital accounts of the Partners shall be adjusted in accordance with Treasury Regulations Section 1.704‑1(b)(2)(iv)(f) to reflect the fair market value of Issuer property whenever a Partnership Interest is relinquished to the Issuer, whenever an additional Person becomes a Partner as permitted under this Indenture, upon any termination of the Issuer within the meaning of Section 708 of the Code, and when the Issuer is liquidated as permitted under this Indenture, and shall be adjusted in accordance with Treasury Regulations section 1.704‑1(b)(2)(iv)(e) in the case of a distribution of any property (other than cash).

(vi)
To the extent the Issuer is required by law to withhold or to make tax payments on behalf of or with respect to any Partner (e.g., backup withholding) (“Tax Advances”), the Issuer may cause such amounts to be withheld and such tax payments to be made as so required. All Tax Advances made on behalf of a Partner shall, at the option of the Issuer, (i) be promptly paid to the Issuer by the Partner on whose behalf such Tax Advances were made (such payment not to constitute a capital contribution), or (ii) be repaid by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Partner or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to such Partner. Whenever the Issuer selects option (ii) pursuant to the preceding sentence for repayment of a Tax Advance by a Partner, for all other purposes of this Indenture such Partner shall be treated as having received all distributions (whether before or upon liquidation) unreduced by the amount of such Tax Advance and interest thereon. Each Partner hereby agrees, to the extent permitted by applicable state and federal law, to reimburse the Issuer for any liability with respect to Tax Advances required on behalf of or with respect to such Partner.

(vii)
No more than 50% of the debt obligations (as determined for U.S. federal income tax purposes) held by the Issuer may at any time consist of real estate mortgages as determined for purposes of Section 7701(i) of the Code unless, based on Tax Advice, the ownership of such debt obligations will not cause the Issuer to be treated as a taxable mortgage pool for U.S. federal income tax purposes.

Section 7.18.    S&P CDO Monitor
On or prior to the S&P CDO Monitor Model Election Date, the Collateral Manager will elect the S&P Weighted Average Recovery Rate that will apply on and after the First Refinancing Date or, if later, the S&P CDO Monitor Model Election Date, to the Collateral Obligations for purposes of determining compliance with the Minimum S&P Weighted Average Recovery Rate Test, and if the S&P Weighted Average Recovery Rate differs from the S&P Weighted Average Recovery Rate chosen to apply as of the First Refinancing Date, the Collateral Manager will so notify the Trustee and the Collateral Administrator. Thereafter, at any time on written notice to the Trustee and the Collateral Administrator, the Collateral Manager may elect a different S&P Weighted Average Recovery Rate to apply to the Collateral Obligations; provided that, if: (i) the Collateral Obligations are currently in compliance with the S&P Weighted Average Recovery Rate case then applicable to the Collateral Obligations, but the Collateral Obligations would not be in compliance with the S&P Weighted Average Recovery Rate case to which the Collateral Manager desires to change, then such changed case will not apply or (ii) the Collateral Obligations are not currently in compliance with the S&P Weighted Average Recovery Rate case then applicable to the Collateral Obligations and would not be in compliance with any other S&P Weighted Average Recovery Rate case, the S&P Weighted Average Recovery Rate to apply to the Collateral Obligations will be the lowest S&P Weighted Average Recovery Rate in Section 1 of Schedule 3. If the Collateral Manager does not notify the Trustee and the Collateral Administrator that it will alter the S&P Weighted Average Recovery Rate in the manner set forth herein, the S&P Weighted Average Recovery Rate chosen as of the First Refinancing Date will continue to apply.
Section 7.19.    Representations Relating to Security Interests in the Assets

(a)
The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder):

(i)	The Issuer owns such Asset free and clear of any lien, claim or encumbrance of any person, other than such as are created under, or permitted by, this Indenture.

(ii)
Other than the security interest Granted to the Trustee pursuant to this Indenture, except as permitted by this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Assets. The Issuer has not authorized the filing of and is not aware of any Financing Statements against the Issuer that include a description of collateral covering the Assets other than any Financing Statement relating to the security interest Granted to the Trustee hereunder or that has been terminated; the Issuer is not aware of any judgment, PBGC liens or tax lien filings against the Issuer.

(iii)	All Accounts constitute “securities accounts” under Article 8 of the UCC or related “deposit accounts” as defined in Article 9 of the UCC.

(iv)
This Indenture creates a valid and continuing security interest (as defined in Article 1 of the UCC) in such Assets in favor of the Trustee, for the benefit and security of the Secured Parties, which security interest is prior to all other liens, claims and encumbrances (except as permitted otherwise in this Indenture), and is enforceable as such against creditors of and purchasers from the Issuer, except as otherwise permitted under this Indenture; provided that this Indenture will only create a security interest in those commercial tort claims, if any, and timber to be cut, if any, that are described in a notice delivered to the Trustee as contemplated by Section 7.5(c).

(v)
The Issuer has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate Financing Statements in the proper office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Assets Granted to the Trustee, for the benefit and security of the Secured Parties.

(vi)
None of the Instruments that constitute or evidence the Assets has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Trustee, for the benefit of the Secured Parties.

(vii)	The Issuer has received any consents or approvals required by the terms of the Assets to the pledge hereunder to the Trustee of its interest and rights in the Assets.

(viii)	All Assets with respect to which a security entitlement may be created by the Intermediary have been credited to one or more Accounts.

(ix)
(A) The Issuer has delivered to the Trustee a fully executed Account Agreement pursuant to which the Intermediary has agreed to comply with all instructions originated by the Trustee relating to the Accounts without further consent by the Issuer or (B) the Issuer has taken all steps necessary to cause the Intermediary to identify in its records the Trustee as the person having a security entitlement against the Intermediary in each of the Accounts, or as the person who is the “customer” (within the meaning of Section 4‑104(a)(c) of the UCC with respect to each of the Accounts).

(x)
The Accounts are not in the name of any Person other than the Issuer or the Trustee. The Issuer has not consented to the Intermediary to comply with the Entitlement Order or other instructions of any Person other than the Trustee.

(b)
The Issuer agrees to notify the Rating Agencies, with a copy to the Collateral Manager, promptly if it becomes aware of the breach of any of the representations and warranties contained in this Section 7.19 and shall not waive any of the representations and warranties in this Section 7.19 or any breach thereof.

Section 7.20.    Rule 17g‑5 Compliance

(a)
To enable the Rating Agencies to comply with their obligations under Rule 17g‑5, the Issuer shall cause to be posted on the 17g‑5 Website, at the same time such information is provided to the Rating Agencies, all information the Issuer provides to the Rating Agencies for the purposes of determining the initial credit rating of the Rated Notes or undertaking credit rating surveillance of the Rated Notes.

(b)
Pursuant to the Collateral Administration Agreement, the Issuer has appointed the Collateral Administrator as its agent (in such capacity, the “Information Agent”) to post to the 17g‑5 Website any information that the Information Agent receives from the Issuer, the Trustee or the Collateral Manager (or their respective representatives or advisors) that is designated as information to be so posted.

(c)
The Issuer and the Trustee agree that any notice, report, request for Rating Agency Confirmation or other information provided by the Issuer or the Trustee (or any of their respective representatives or advisors) to any Rating Agency hereunder or under any other Transaction Document for the purposes of undertaking credit rating surveillance of the Rated Notes shall be provided, substantially concurrently, by the Issuer or the Trustee, as the case may be, to the Information Agent for posting on the 17g‑5 Website.

(d)
The Trustee shall have no obligation to engage in or respond to any oral communications with respect to the transactions contemplated hereby, any transaction documents relating hereto or in any way relating to the Notes or for the purposes of determining the initial credit rating of the Notes or undertaking credit rating surveillance of the Notes with any Rating Agency or any of its respective officers, directors or employees.

(e)
The Trustee will not be responsible for creating or maintaining the 17g‑5 Website, posting any information to the 17g‑5 Website or assuring that the 17g‑5 Website complies with the requirements of this Indenture, Rule 17g‑5 or any other law or regulation. In no event shall the Trustee be deemed to make any representation in respect of the content of the 17g‑5 Website or compliance by the 17g‑5 Website with this Indenture, Rule 17g‑5 or any other law or regulation.

(f)
The Information Agent and the Trustee shall not be responsible or liable for the dissemination of any identification numbers or passwords for the 17g‑5 Website, including by the Issuer, the Rating Agencies, a nationally recognized statistical rating organization (“NRSRO”), any of their respective agents or any other party. Additionally, neither the Information Agent nor the Trustee shall be liable for the use of the information posted on the 17g‑5 Website, whether by the Issuer, the Rating Agencies, an NRSRO or any other third party that may gain access to the 17g‑5 Website or the information posted thereon.

(g)
Notwithstanding anything therein to the contrary, the maintenance by the Trustee of the Trustee’s Website described in Article X shall not be deemed as compliance by or on behalf of the Issuer with Rule 17g‑5 or any other law or regulation related thereto.

Section 7.21.    Contesting Insolvency Filings
The Issuer, upon receipt of notice of any Bankruptcy Filing, shall, provided funds are available for such purpose, timely file an answer and any other appropriate pleading objecting to such Bankruptcy Filing. The reasonable fees, costs, charges and expenses incurred by the Issuer (including reasonable attorneys’ fees and expenses) in connection with taking any such action will constitute “Petition Expenses” and shall be paid as “Administrative Expenses” unless paid on behalf of the applicable entity. Petition Expenses in an amount up to U.S.$250,000 in the aggregate (such limit to be in effect throughout the transaction and until the dissolution of the Issuer) will constitute “Special Petition Expenses” and shall be paid without regard to the Administrative Expense Cap.

ARTICLE VIII
SUPPLEMENTAL INDENTURES
Section 8.1.    Supplemental Indentures Without Consent of Holders of Securities

(a)
Without the consent of the Holders of any Notes, but with the consent of the Collateral Manager, the Issuer, when authorized by Resolutions, at any time and from time to time, may, without an officer’s certificate of the Issuer, the Collateral Manager or any investment banking firm or other independent expert familiar with the market for the Securities being provided to the Issuer or the Trustee as to whether or not any Class of Securities would be materially and adversely affected thereby, enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee for any of the following purposes:

(i)	to evidence the succession of another Person to the Issuer and the assumption by any such successor Person of the covenants of the Issuer herein and in the Securities;

(ii)	to add to the covenants of the Issuer or the Trustee for the benefit of the Secured Parties;

(iii)
to convey, transfer, assign, mortgage or pledge any property to or with the Trustee or add to the conditions, limitations or restrictions on the authorized amount, terms and purposes of the issue, authentication and delivery of the Securities;

(iv)
to evidence and provide for the acceptance of appointment hereunder by a successor Trustee and to add to or change any of the provisions of this Indenture as is necessary to facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Sections 6.9, 6.10 and 6.12;

(v)
to correct or amplify the description of any property at any time subject to the lien of this Indenture, or to better assure, convey and confirm unto the Trustee any property subject or required to be subjected to the lien of this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations, whether pursuant to Section 7.5 or otherwise) or to subject to the lien of this Indenture any additional property;

(vi)
to modify the restrictions on and procedures for resales and other transfers of Securities to reflect any changes in ERISA or other applicable law or regulation (or the interpretation thereof) or to enable the Issuer to rely upon any exemption from registration under the Securities Act or the Investment Company Act or to remove restrictions on resale and transfer to the extent not required thereunder;

(vii)
to make such changes as will be necessary or advisable in order for the Rated Notes to be or remain listed on or to be de‑listed from any stock exchange, including the Irish Stock Exchange, provided that any such listing will not cause the Issuer to be treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes;

(viii)	otherwise to correct any inconsistency or cure any ambiguity, omission or manifest errors in this Indenture or to conform the provisions of this Indenture to the Offering Circular;

(ix)
to take any action necessary or advisable to prevent the Issuer, the Trustee, any paying agent or any Class from becoming subject to (or otherwise minimize) withholding or other taxes, fees or assessments;

(x)
at any time during the Reinvestment Period (except with respect to clause (C) below), to facilitate the issuance by the Issuer in accordance with Sections 2.12, 3.2 and 9.2 (for which any required consent has been obtained) of (A) additional notes of any one or more new classes that are fully subordinated to the existing Rated Notes (or to the most junior class of securities of the Issuer (other than the Preferred Interests), if any class of securities other than the Rated Notes, the Reinvesting Holder Notes and the Preferred Interests is then outstanding); (B) additional notes of any one or more existing Classes (other than the Reinvesting Holder Notes); or (C) replacement notes in connection with a Refinancing (which supplemental indenture, in the case of this clause (C), may effect a new non‑call period and may also occur at any time during or after the Reinvestment Period);

(xi)	to accommodate the issuance of any Notes in book‑entry form through the facilities of DTC, Euroclear, Clearstream or otherwise;

(xii)
to change the name of the Issuer in connection with any change in name or identity of the Collateral Manager or as otherwise required pursuant to a contractual obligation or to avoid the use of a trade name or trademark in respect of which the Issuer does not have a license;

(xiii)
to amend, modify or otherwise accommodate changes to this Indenture to comply with any rule or regulation enacted by any regulatory agency of the United States federal government after the Closing Date that is applicable to the Notes;

(xiv)
with the consent of a Majority of the Controlling Class, to amend, modify or otherwise change provisions determined by the Issuer to be necessary or advisable (in its commercially reasonable judgment based upon advice of nationally recognized counsel experienced in such matters) (A) for any Class of Rated Notes not to be considered an “ownership interest” as defined for purposes of the Volcker Rule, (B) to enable the Issuer to rely upon the exemption from registration as an investment company provided by Rule 3a‑7 under the Investment Company Act or another exemption or exclusion from registration as an investment company under the Investment Company Act (other than Section 3(c)(1) or Section 3(c)(7) thereof), (C) for the Issuer to not otherwise be considered a “covered fund” as defined for purposes of the Volcker Rule or (D) for the Rated Notes to be permitted to be owned by “banking entities” (as defined in the Volcker Rule) under the Volcker Rule, in each case so long as any such modification or amendment would not have a material adverse effect on any Class of Notes;

(xv)
to make modifications determined by the Collateral Manager to be necessary or advisable (in its commercially reasonable judgment based upon advice of nationally recognized counsel experienced in such matters) in order for any transaction contemplated by this Indenture (including an issuance of additional Notes, a Refinancing or a Re‑Pricing) to comply with, or avoid the application of, the U.S. Retention Requirements or the E.U. Retention Requirements; provided, that no amendment or modification effected solely under this clause may modify the definitions of the terms “Redemption Price” or “Non‑Call Period”;

(xvi)
to provide administrative procedures and any related modifications of this Indenture (but not a modification of the Reference Rate itself) necessary or advisable in respect of the determination of an Alternative Reference Rate;

(xvii)
to modify the procedures in this Indenture relating to compliance with Rule 17g‑5 under the Exchange Act or to permit compliance, or reduce the costs to the Issuer of compliance, with the Dodd‑Frank Act and any rules or regulations thereunder applicable to the Issuer, the Collateral Manager or the Securities.

(b)
In addition, the Issuer and the Trustee may enter into supplemental indentures to (A) evidence any waiver by any Rating Agency of Rating Agency Confirmation required hereunder, (B) conform to ratings criteria and other guidelines relating generally to collateral debt obligations published by any Rating Agency, including any alternative methodology published by any Rating Agency or to remove references to any Rating Agency if such Rating Agency ceases to rate any Notes or (C) effect a Re‑Pricing; provided, however, that any supplemental indenture pursuant to this clause (b) that necessitates a modification or waiver in the definition or application of the term “Concentration Limitations” and/or the definitions related to the Concentration Limitations, any Collateral Quality Test, any definition related to the Coverage Tests, the provisions of this Indenture governing Maturity Amendments, or the definitions of “Defaulted Obligation,” “Credit Improved Obligation,” “Credit Risk Obligation” and/or “Collateral Obligation” shall meet the modification requirements in Section 8.2(b).

(c)	Subject only to the requirements of this clause (c), the Collateral Manager may propose a Reference Rate Amendment if, in its reasonable judgment:

(i)	LIBOR is no longer reported or updated on the Reuters screen;

(ii)	a material disruption to LIBOR has occurred or is reasonably likely to occur;

(iii)	a change in the methodology of calculating LIBOR has occurred or is reasonably likely to occur; or

(iv)
at least a majority (based on the par amount) of quarterly pay Floating Rate Obligations included in the Assets rely on reference rates other than LIBOR, determined as of the first day of the Interest Accrual Period during which the Reference Rate Amendment is proposed.

The Issuer and the Trustee shall execute a Reference Rate Amendment (and make related changes advisable or necessary to implement the use of such replacement rate):

(i)
without obtaining the consent of any Holders and without being required to determine whether or not any Class of Securities would be materially and adversely affected thereby if the proposed Alternative Reference Rate is the Market Replacement Reference Rate; provided that in connection with any such Reference Rate Amendment, the Trustee shall be entitled to rely on an Officer’s certificate of the Collateral Manager dated even date therewith stating that such Market Replacement Reference Rate (A) is consistent with standards of the current collateralized loan obligations market and (B) is used, based on reasonable and due inquiry, by other similarly situated collateral managers of like experience for transactions of similar size and collateral composition; or

(ii)	if clause (i) does not apply, with the consent of a Majority of the Preferred Interests, the consent of a Majority of the Controlling Class and Rating Agency Confirmation.
In connection with any Reference Rate Amendment, the Trustee shall be entitled to rely on an Officer’s certificate of the Collateral Manager dated even date therewith stating that such Reference Rate Amendment is not designed to benefit any Class of Securities at the expense of any other Class of Securities in a commercially unreasonable manner.

(d)
Any supplemental indenture entered into for a purpose other than the purposes set forth in this Section 8.1 or for the purposes of a Reset Amendment or a Reference Rate Amendment must be executed pursuant to Section 8.2 with the consent of the percentage of Holders specified therein.

(e)	Reset Amendments are not subject to the sections above and instead are exclusively governed by the provisions set forth in Section 8.7.

(f)
Pari Passu Classes will be treated as a single class except in connection with any supplemental indenture that affects any such Class in a manner that is materially different from the effect of such supplemental indenture on other Classes with which it is pari passu, in which case each such Class will vote only as a separate class; provided that any Pari Passu Classes will always be treated as a single Class in connection with clause (a)(viii) above.

Section 8.2.    Supplemental Indentures With Consent of Holders

(a)
With the consent of the Collateral Manager and a Majority of the Securities of each Class materially and adversely affected thereby, if any, and subject to clauses (b) and (c) below, the Trustee and the Issuer may execute one or more indentures supplemental hereto to add any provisions to, or change in any manner or eliminate any of the provisions of, this Indenture or modify in any manner the rights of the Holders of the Securities of any Class under this Indenture; provided that notwithstanding anything in this Indenture to the contrary, no such supplemental indenture shall, without the consent of 100% of the Outstanding Aggregate Amount of each Class materially and adversely affected thereby:

(i)
other than with respect to a Reference Rate Amendment or a Reset Amendment, change the Stated Maturity of the principal of or the due date of any installment of interest on any Rated Note, reduce the principal amount thereof or reduce the Redemption Price with respect to any Security or, other than in connection with a Re‑Pricing, a Reference Rate Amendment or a Reset Amendment, reduce the rate of interest thereon or reduce the Redemption Price with respect to any Note, or change the earliest date on which Securities of any Class may be redeemed or re‑priced, change the provisions of this Indenture relating to the application of proceeds of any Assets to the payment of principal of or interest on the Rated Notes or distributions on the Preferred Interests (other than, following a redemption in full of the Rated Notes, an amendment to permit distributions in respect of Preferred Interests on dates other than Payment Dates) or change any place where, or the coin or currency in which, Securities or the principal thereof or interest or any distribution thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the applicable Redemption Date), provided that with respect to lowering the rate of interest payable on a Class of Securities, the consent of Holders of the other Classes of Securities shall not be required, provided, further, that any supplemental indenture entered into in connection with a Refinancing or a Re‑Pricing may effect a new non‑call period;

(ii)
reduce or increase the percentage of the Aggregate Outstanding Amount of Holders of each Class whose consent is required for the authorization of any such supplemental indenture or for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder or their consequences provided for in this Indenture;

(iii)
except as otherwise permitted by this Indenture, permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Assets, or terminate such lien on any property at any time subject thereto or deprive the Holder of any Rated Note of the security afforded by the lien of this Indenture;

(iv)
reduce or increase the percentage of the Aggregate Outstanding Amount of Holders of any Class of Rated Notes whose consent is required to request the Trustee to preserve the Assets or rescind the Trustee’s election to preserve the Assets pursuant to Section 5.5 or to sell or liquidate the Assets pursuant to Section 5.4 or 5.5;

(v)
modify any of the provisions of this Indenture with respect to entering into supplemental indentures, except to increase the percentage of Outstanding Securities the consent of the Holders of which is required for any such action or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security Outstanding and affected thereby; or

(vi)	modify the definition of the term Controlling Class, the definition of the term Class, the definition of the term Outstanding or the Priority of Payments set forth in Section 11.1(a).

(b)
With the consent of the Collateral Manager and either (A)(1) the consent of a Majority of the Controlling Class (but without the consent of any other Class of Securities) and (2) a written certification by the Collateral Manager that no Class other than the Controlling Class is materially and adversely affected thereby or (B) the consent of a Majority of each Class of Securities materially and adversely affected thereby, the Trustee and the Issuer may execute one or more supplemental indentures to modify (i) the definition of the term “Concentration Limitations” and/or the definitions related to the Concentration Limitations, (ii) the Collateral Quality Test or the definitions related thereto, (iii) any of the Investment Criteria, (iv) any definitions related to the Coverage Tests, (v) provisions governing Maturity Amendments or (vi) the definition of “Defaulted Obligation,” “Credit Improved Obligation,” “Credit Risk Obligation” and/or “Collateral Obligation.”

(c)
With the consent of the Collateral Manager and a Majority of the Preferred Interests, without regard to whether such Class would be materially and adversely affected thereby, the Trustee and the Issuer may execute one or more indentures supplemental hereto to modify the Subordinated Management Fee or the Incentive Management Fee.

Section 8.3.    Execution of Supplemental Indentures

(a)
The Trustee shall join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise, except to the extent required by law.

(b)
In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article VIII or the modifications thereby of the trusts created by this Indenture, the Trustee will be entitled to receive, and (subject to Sections 6.1 and 6.3) will be fully protected in relying in good faith upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent thereto have been complied with; provided that if such Opinion of Counsel relies upon a written certification as to whether one or more Classes are materially adversely affected by such supplemental indenture, the Trustee shall also be entitled to rely on such written certification; provided further, however, that if a Majority of such Class or Classes has provided written notice to the Trustee pursuant to Section 8.3(h) of their determination that a proposed amendment would have material and adverse effect on such Class, the Trustee will be bound by such determination.

(c)
At the cost of the Issuer, for so long as any Securities remain Outstanding, not later than 10 Business Days (or five Business Days if in connection with a Refinancing or a Re‑Pricing) prior to the execution of any proposed supplemental indenture pursuant to Section 8.1 or Section 8.2, the Trustee will provide to the Collateral Manager, the Collateral Administrator, the Rating Agencies, the Noteholders and the Fiscal Agent a notice attaching a copy of such supplemental indenture. Any consent given to a proposed supplemental indenture by the Holder of any Securities will be irrevocable and binding on all future Holders or beneficial owners of those Securities, irrespective of the execution date of the supplemental indenture.

(d)
Notwithstanding any provision of Section 8.1 or Section 8.2 to the contrary, if any supplemental indenture permits the Issuer to enter into a Synthetic Security or other hedge, swap or derivative transaction (each, a “Hedge Agreement”), the consent of a Majority of the Controlling Class and the consent of a Majority of the Preferred Interests must be obtained and the supplemental indenture shall require that, before entering into any such Hedge Agreement, the following additional conditions must be satisfied: (A) the Issuer receives a written opinion of counsel that either (1) the Issuer entering into such Hedge Agreement will not cause it to be considered a “commodity pool” as defined in Section 1a(10) of the Commodity Exchange Act, as amended or (2) if the Issuer would be a commodity pool, (a) that the Collateral Manager, and no other party, would be the “commodity pool operator” and “commodity trading adviser;” and (b) with respect to the Issuer as the commodity pool, the Collateral Manager is eligible for an exemption from registration as a commodity pool operator and commodity trading adviser and all conditions precedent to obtaining such an exemption have been satisfied; (B) the Collateral Manager agrees in writing (or the supplemental indenture requires) that for so long as the Issuer is a commodity pool it will take all action necessary to ensure ongoing compliance with the applicable exemption from registration as a commodity pool operator and commodity trading adviser with respect to the Issuer, and any other actions required as a commodity pool operator and commodity trading adviser with respect to the Issuer; (C) the Issuer receives a written opinion of counsel that the Issuer entering into such Hedge Agreement will not, in and of itself, cause the Issuer to become a “covered fund” as defined by the Volcker Rule; and (D) the Issuer has received Rating Agency Confirmation with respect to any Rated Notes currently rated by S&P. The Issuer or the Collateral Manager shall provide a draft of any proposed Hedge Agreement to Fitch for so long as Fitch is rating any Class of Notes.

(e)
At the cost of the Issuer, the Trustee will provide to the Holders, the Rating Agencies and the Fiscal Agent a copy of the executed supplemental indenture after its execution. Any failure of the Trustee to provide such notice, or any defect therein, will not in any way impair or affect the validity of any such supplemental indenture.

(f)
It shall not be necessary for any Act of Holders to approve the particular form of any proposed supplemental indenture, but it shall be sufficient, if the consent of any Holders to such proposed supplemental indenture is required, that such Act shall approve the substance thereof.

(g)
The Collateral Manager shall not be bound to follow any amendment or supplement to this Indenture unless it has received written notice of such supplement and a copy of such supplement from the Issuer or the Trustee. The Issuer agrees that it shall not permit to become effective any supplement or modification to this Indenture which would, as reasonably determined by the Collateral Manager, (i) increase the duties or liabilities of, reduce or eliminate any protection, right or privilege of (including as a result of an effect on the amount or priority of any fees or other amounts payable to the Collateral Manager), or adversely change the economic consequences to, the Collateral Manager; (ii) modify the Investment Criteria, Collateral Quality Test, Coverage Tests or the restrictions on the Sales of Collateral Obligations; or (iii) materially expand or restrict the Collateral Manager’s discretion; however, the Collateral Manager shall not be bound thereby unless the Collateral Manager shall have consented in advance thereto in writing, and such consent shall not be unreasonably withheld or delayed; provided that the Collateral Manager may withhold its consent in its sole discretion if such amendment or supplement affects the amount, timing or priority of payment of the fees or other amounts payable to the Collateral Manager or increases or adds to the obligations of the Collateral Manager, and the Issuer will not enter into any such amendment or supplement unless the Collateral Manager has given its prior written consent. The consent of the Collateral Manager will be required with respect to any supplemental indenture if the Collateral Manager determines, in good faith after consultation with nationally recognized counsel experienced in such matters, that such supplemental indenture would cause the Collateral Manager to be in violation of the U.S. Retention Requirements. The Trustee will not be obligated to enter into any amendment or supplement that, as determined by the Trustee, adversely affects its duties, obligations, liabilities or protections under this Indenture. No amendment to this Indenture will be effective against the Collateral Administrator if such amendment would adversely affect the Collateral Administrator, including, without limitation, any amendment or supplement that would increase the duties or liabilities of, or adversely change the economic consequences to, the Collateral Administrator, unless the Collateral Administrator otherwise consents in writing. No amendment or supplement to this Indenture shall amend or modify this Section 8.3(g) without the Collateral Manager’s prior written consent in its sole and absolute discretion.

(h)
If Holders of a Majority of any Class of Securities have provided notice to the Trustee (with a copy to the Collateral Manager) at least one Business Day prior to the proposed execution date of any supplemental indenture (other than a Reset Amendment, a

Reference Rate Amendment or a supplemental indenture described under Sections 8.1(a)(v), (vi), (ix), (x), (xiii) or (xv) or Section 8.2(b)) that such Class would be materially and adversely affected thereby, the Trustee and the Issuer shall not enter into such supplemental indenture unless consent is obtained from (x) a Majority of such Class and (y) in the case of Sections 8.2(a) and (c), the specified percentages.

(i)
Notwithstanding anything to the contrary herein, no supplemental indenture hereto shall be effective, and the Issuer agrees that it shall not consent to or enter into any indenture supplemental hereto, without the consent of the Originator if such amendment would adversely affect the Issuer’s ability to comply with the E.U. Retention Requirements.

(j)
The Trustee may conclusively rely on an Opinion of Counsel (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering the opinion) or an Officer’s certificate of the Collateral Manager as to whether the interests of any Holder of Securities would be materially and adversely affected by the modifications set forth in a supplemental indenture, it being expressly understood and agreed that the Trustee will have no obligation to make any determination as to the satisfaction of the requirements related to any supplemental indenture which may form the basis of such Officer’s certificate or Opinion of Counsel. Such determination will be conclusive and binding on all present and future Holders. The Trustee will not be liable for any such determination made in good faith and in reliance upon an Officer’s certificate or an Opinion of Counsel delivered to the Trustee as described herein.

(k)
A Class of Notes being refinanced will be deemed not to be materially and adversely affected by any terms of the supplemental indenture related to, in connection with or to become effective on or immediately after the effective date of such refinancing. In connection with a Re‑Pricing, any Non‑Consenting Holder will be deemed not to be materially and adversely affected by any terms of the supplemental indenture related to, in connection with or to become effective on or immediately after the related Re‑Pricing Redemption Date. For the avoidance of doubt, Reset Amendments and Reference Rate Amendments are not subject to any consent requirements that would otherwise apply to supplemental indentures described in the immediately preceding paragraphs or elsewhere herein.

Section 8.4.    Effect of Supplemental Indentures
Upon the execution of any supplemental indenture under this Article VIII, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore and thereafter authenticated and delivered hereunder shall be bound thereby.
Section 8.5.    Reference in Notes to Supplemental Indentures
Notes authenticated and delivered, including as part of a transfer, exchange or replacement pursuant to Article II of Notes originally issued hereunder, after the execution of any supplemental indenture pursuant to this Article VIII may, and if required by the Issuer shall, bear a notice in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Notes, so modified as to conform in the opinion of the Issuer to any such supplemental indenture, may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Notes.
Section 8.6.    Re‑Pricing Amendment
In connection with a Re‑Pricing, the Issuer and the Trustee may, without regard for the provisions of this Article VIII, enter into a supplemental indenture solely to reduce the interest rate applicable with respect to the Re‑Priced Class and/or, in the case of an issuance of Re‑Pricing Replacement Notes, solely to issue such Re‑Pricing Replacement Notes.
Section 8.7.    Reset Amendment
With respect to any supplemental indenture which, by its terms (x) provides for an Optional Redemption, with Refinancing Proceeds, of all, but not less than all, Classes of the Rated Notes in whole, but not in part, and (y) is consented to (and/or directed) by both the Collateral Manager and the Holders of at least 50% of the Aggregate Outstanding Amount of the Preferred Interests (the “Requisite Equity”), notwithstanding anything to the contrary contained herein, the Collateral Manager may, with such consent of the Requisite Equity, without regard to any other noteholder consent requirement specified in this Indenture, cause such supplemental indenture to also (a) effect an extension of the end of the Reinvestment Period, (b) establish a non‑call period for the replacement notes or loans issued to replace such Rated Notes or prohibit a future refinancing of such replacement notes, (c) modify the Weighted Average Life Test, (d) provide for a stated maturity of such replacement notes or loans that is later than the Stated Maturity of the Rated Notes, (e) effect an extension of the Stated Maturity of the Preferred Interests, and/or (f) make any other supplements or amendments to this Indenture that would otherwise be subject to the noteholder consent rights of this Indenture (a “Reset Amendment”). For the avoidance of doubt, Reset Amendments are not subject to any noteholder consent requirements that would otherwise apply to supplemental indentures described in this Indenture.
ARTICLE IX
REDEMPTION OF NOTES
Section 9.1.    Mandatory Redemption
If a Coverage Test is not met on any Determination Date on which such Coverage Test is applicable, the Issuer shall apply available amounts in the Payment Account pursuant to the Priority of Payments on the related Payment Date to make payments on the Notes.
Section 9.2.    Optional Redemption

(a)
On any Business Day occurring after the Non‑Call Period, (i) at the written direction of a Majority of the Preferred Interests and the approval of the Collateral Manager, the Rated Notes shall be redeemed in whole (with respect to all Classes of Rated Notes) but not in part from Sale Proceeds, Refinancing Proceeds and/or all other available funds; and (ii) at the written direction of a Majority of the Preferred Interests and the approval of the Collateral Manager, one or more (but fewer than all) Classes of the Rated Notes shall be redeemed in a Partial Redemption from Refinancing Proceeds (so long as any Class of Rated Notes to be redeemed represents the entire Class of such Rated Notes). In connection with any such redemption, the Rated Notes to be redeemed shall be redeemed at the applicable Redemption Prices. To effect an Optional Redemption, a Majority of the Preferred Interests, with the consent of the Collateral Manager, must provide the above described written direction to the Issuer and the Trustee not later than 30 Business Days (or 15 days with respect to an Optional Redemption using Refinancing Proceeds) prior to the proposed Redemption Date, or such shorter period as the Collateral Manager may agree; provided that all Rated Notes to be redeemed must be redeemed simultaneously.

(b)
Upon receipt of a notice of redemption of the Rated Notes in whole but not in part pursuant to Section 9.2(a), the Collateral Manager shall direct the sale (and the manner thereof), acting in a commercially reasonable manner to maximize the proceeds of such sale, of all or part of the Collateral Obligations and other Assets in an amount sufficient that the proceeds from such sale and all other funds available for such purpose in the Collection Account, the Permitted Use Account and the Payment Account (and any Interest Proceeds designated by the Collateral Manager) will be at least sufficient to pay the Redemption Prices of the Rated Notes to be redeemed, all amounts senior in right of payment to the Securities and all accrued and unpaid Administrative Expenses (regardless of the Administrative Expense Cap) payable under the Priority of Payments (collectively, the “Required Redemption Amount”). If such proceeds of such sale and all other funds available for such purpose in the Collection Account, Permitted Use Account and the Payment Account (and any Interest Proceeds designated by the Collateral Manager) would not be at least equal to the Required Redemption Amount, the Rated Notes may not be redeemed. The Collateral Manager, in its sole discretion, may effect the sale of all or any part of the Collateral Obligations or other Assets through the direct sale of such Collateral Obligations or other Assets or by participation or other arrangement.

(c)
The Preferred Interests and the Reinvesting Holder Notes may be redeemed, in whole but not in part, on any Business Day on or after the redemption or repayment in full of the Rated Notes, at the direction of (x) a Majority of the Preferred Interests or (y) the Collateral Manager.

(d)
In addition to (or in lieu of) a sale of Collateral Obligations and/or Eligible Investments in the manner provided in Section 9.2(b), the Rated Notes may at the written direction of a Majority of the Preferred Interests, with the consent of the Collateral Manager, after the Non‑Call Period, be redeemed in whole from Refinancing Proceeds and all other available funds or in a Partial Redemption from Refinancing Proceeds by obtaining a loan from one or more financial or other institutions and/or issuing replacement notes, whose terms in the case of such loan or replacement notes will be negotiated by the Collateral Manager on behalf of the Issuer; it being understood that any rating of such replacement notes by a Rating Agency will be based on a credit analysis specific to such replacement notes and independent of the Rated Notes being refinanced (any such redemption and refinancing, a “Refinancing”); provided that the terms of such Refinancing must be acceptable to the Collateral Manager and a Majority of the Preferred Interests and such Refinancing otherwise satisfies the conditions described below.

(e)
In the case of a Refinancing upon a redemption of the Rated Notes in whole but not in part pursuant to Section 9.2(d), such Refinancing will be effective only if (i) the Refinancing Proceeds, all Sale Proceeds from the sale of Collateral Obligations and Eligible Investments in accordance with the procedures set forth herein, and all other available funds will be at least equal to the Required Redemption Amount; provided that the reasonable fees and expenses incurred in connection with such Refinancing, if not paid on the date of the Refinancing, will be adequately provided for from the Interest Proceeds available to be applied to the payment thereof as Administrative Expenses under the Priority of Payments on the subsequent two Payment Dates, after taking into account all amounts required to be paid pursuant to the Priority of Payments on such subsequent Payment Dates prior to distributions to the Holders of the Preferred Interests (ii) the Sale Proceeds, Refinancing Proceeds and other available funds are used (to the extent necessary) to make such redemption and (iii) the agreements relating to the Refinancing contain limited recourse and non‑petition provisions equivalent (mutatis mutandis) to those contained in Section 13.1(d) and Section 2.7(i).

(f)
In the case of a Refinancing upon a Partial Redemption pursuant to Section 9.2(d), such Refinancing will be effective only if: (i) Rating Agency Confirmation has been obtained from S&P with respect to any Outstanding Notes not the subject of the Refinancing and Fitch shall have been notified of the Refinancing, (ii) the Refinancing Proceeds, Partial Redemption Proceeds and amounts designated for such purposes in the Permitted Use Account will be at least sufficient to pay in full the aggregate Redemption Prices of the entire Class or Classes of Rated Notes subject to Refinancing, (iii) the Refinancing Proceeds are used (to the extent necessary) to make such redemption, (iv) the agreements relating to the Refinancing contain limited recourse and non‑petition provisions equivalent (mutatis mutandis) to those contained in Section 5.4(d) and Section 2.7(i), (v) the Aggregate Principal Balance of any class of obligations providing the Refinancing is equal to the Aggregate Outstanding Amount of the corresponding Class of Rated Notes being redeemed with the proceeds of such obligations, (vi) the stated maturity of each class of obligations providing the Refinancing is no earlier than the corresponding Stated Maturity of each Class of Rated Notes being refinanced, (vii) the reasonable fees, costs, charges and expenses incurred in connection with the Refinancing have been paid or will be adequately provided for from the Refinancing Proceeds (except for expenses owed to persons that the Collateral Manager informs the Trustee will be paid solely as Administrative Expenses payable in accordance with the Priority of Payments), (viii)(A) if the obligation providing the Refinancing and the Class of Rated Notes subject to the Refinancing are both fixed rate obligations, the weighted average (based on the principal amount of such obligations) of the interest rate of any obligations providing the Refinancing will not be greater than the weighted average (based on the aggregate principal amount of such obligations) of the interest rate of the Rated Notes subject to such Refinancing; (B) if the obligation providing the Refinancing and the Class of Rated Notes subject to the Refinancing are both floating rate obligations, the weighted average (based on the aggregate principal amount of such obligations) of the spread over the Reference Rate of any obligations providing the Refinancing will not be greater than the weighted average (based on the aggregate principal amount of such obligations) of the spread over the Reference Rate of the Rated Notes subject to such Refinancing; and (C) with respect to any Partial Redemption by Refinancing of a fixed rate Class of Notes with the proceeds of an issuance of floating rate refinancing notes or a floating rate Class of Notes with the proceeds of an issuance of fixed rate refinancing notes or floating rate refinancing notes referencing a different interest rate index, Rating Agency Confirmation is obtained and the Issuer and the Trustee receive an Officer’s certificate of the Collateral Manager (upon which each may conclusively rely without investigation of any nature whatsoever) certifying that, in the Collateral Manager’s reasonable business judgment, the interest payable on the refinancing notes with respect to such Class is anticipated to be lower than the interest that would have been payable in respect of such Class (determined on a weighted average basis over the expected life of such Class) if such Partial Redemption by Refinancing did not occur; (ix) the obligations providing the Refinancing are subject to the Priority of Payments and do not rank higher in priority pursuant to the Priority of Payments than the Class of Rated Notes being refinanced, (x) the voting rights, consent rights, redemption rights and all other rights of the obligations providing the Refinancing are materially the same as the rights of the corresponding Class of Rated Notes being refinanced and (xi) Tax Advice shall be delivered to the Trustee to the effect that (A) any obligations providing the Refinancing will be treated as debt for U.S. federal income tax purposes and (B) the Refinancing will not alter the U.S. federal income tax characterization, as expressed at the time of issuance, of the Rated Notes that will be Outstanding after such refinancing.

(g)
If a Refinancing is obtained meeting the requirements specified above as certified by the Collateral Manager, the Issuer and, at the direction of the Collateral Manager, the Trustee shall amend this Indenture to the extent necessary to reflect the terms of the Refinancing (which terms may include a new non‑call period) and no further consent for such amendments shall be required from the Holders of Notes other than Holders of the Preferred Interests directing the redemption. The Trustee shall not be obligated to enter into any amendment that, as determined by the Trustee, adversely affects its duties, obligations, liabilities or protections hereunder, and the Trustee shall be entitled to conclusively rely upon an Officer’s certificate and, as to matters of law, an Opinion of Counsel (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering such Opinion of Counsel) provided by the Issuer to the effect that such amendment meets the requirements specified above and is permitted under this Indenture (except that such Officer or counsel shall have no obligation to certify or opine as to the sufficiency of the Refinancing Proceeds).

(h)	The Trustee shall have the authority to take such actions as may be directed by the Issuer or the Collateral Manager, as the Issuer or Collateral Manager shall deem necessary or desirable to effect a Refinancing. The Trustee shall be entitled to receive, and shall be fully protected in relying upon a certificate of the Issuer stating that the Refinancing is authorized or permitted by this Indenture and that all conditions precedent thereto have been complied with.

(i)
In connection with a Refinancing upon a redemption of each Class of Rated Notes in whole but not in part, Holders of a Majority of the Aggregate Outstanding Amount of the Preferred Interests may elect to include, in a notice of such Refinancing, a direction to the Collateral Manager to designate Principal Proceeds up to the Excess Par Amount as of the related Determination Date as Interest Proceeds for payment on the Redemption Date. If the Collateral Manager consents to such direction, the Collateral Manager will, on behalf of the Issuer, make such designation by Issuer Order to the Trustee (with copies to the Rating Agencies) on or before the related Determination Date, in which case the Trustee will, on or before the Business Day immediately preceding the related Payment Date, make such designation.

(j)
In connection with a Refinancing, upon a redemption of Rated Notes in whole or in part, any Refinancing Proceeds that remain after paying the applicable Redemption Prices and related Administrative Expenses shall be transferred to the Permitted Use Account.

Section 9.3.    Tax Redemption

(a)
The Securities shall be redeemed in whole but not in part (any such redemption, a “Tax Redemption”) on any Business Day at the written direction (delivered to the Trustee, with a copy to the Collateral Manager) of (x) a Majority of any Affected Class or (y) a Majority of the Preferred Interests, in either case following (I) the occurrence and continuation of a Tax Event with respect to payments under one or more Collateral Obligations forming part of the Assets which results in a payment by, or charge or tax burden to, the Issuer that results or will result in the withholding of 5.0% or more of scheduled distributions for any Collection Period or (II) the occurrence and continuation of a Tax Event resulting in a tax burden on the Issuer in an aggregate amount in any Collection Period in excess of U.S.$1,000,000.

(b)
If an Officer of the Collateral Manager obtains actual knowledge of the occurrence of a Tax Event, the Collateral Manager shall promptly notify the Issuer, the Collateral Administrator and the Trustee thereof, and upon receipt of such notice the Trustee shall promptly notify the Holders and each Rating Agency thereof.

Section 9.4.    Redemption Procedures

(a)
In the event of any redemption pursuant to Section 9.2, the Issuer shall, at least 20 Business Days prior to the Redemption Date (or such shorter period as the Trustee and the Collateral Manager may agree), notify the Trustee in writing (and the Trustee in turn shall, in the name and at the expense of the Issuer, notify the Holders of Notes and each Rating Agency, with a copy to the Collateral Manager, at least 15 Business Days prior to the Redemption Date) of such Redemption Date, the applicable Record Date, the principal amount of Securities to be redeemed on such Redemption Date and the applicable Redemption Prices. In the event of any redemption pursuant to Section 9.3, a notice of redemption shall be provided by the applicable Noteholders to the Issuer, the Trustee and the Collateral Manager not later than five Business Days prior to the applicable Redemption Date and the Trustee will give notice to each Noteholder and each Rating Agency at least five Business Days prior to the applicable Redemption Date. In addition, for so long as any Rated Notes are listed on the Irish Stock Exchange and so long as the guidelines of such exchange so require, notice of redemption pursuant to Sections 9.2 or 9.3 to the Holders of such Rated Notes shall also be given by publication on the Irish Stock Exchange through the companies announcement office thereof.

(b)	All notices of redemption delivered pursuant to Section 9.4(a) shall state:

(i)	the applicable Redemption Date;

(ii)	the Redemption Prices of the Notes to be redeemed;

(iii)	that all of the Rated Notes to be redeemed are to be redeemed in full and that interest on such Rated Notes shall cease to accrue on the Redemption Date specified in the notice;

(iv)	the place or places where Notes are to be surrendered for payment of the Redemption Prices, which shall be the office or agency of the Issuer to be maintained as provided in Section 7.2; and

(v)
if all Rated Notes are being redeemed, whether the Preferred Interests and the Reinvesting Holder Notes are to be redeemed in full on such Redemption Date and, if so, the place or places where the Preferred Interests and the Reinvesting Holder Notes are to be surrendered for payment of the Redemption Prices, which shall be the office or agency of the Issuer to be maintained as provided in Section 7.2.

The Issuer may withdraw any such notice of redemption delivered pursuant to Section 9.2, by notice to the Trustee, on any day up to and including the day on which the Collateral Manager is required to deliver to the Trustee the sale agreement or agreements or certifications as described in Section 9.4(c), by written notice to the Trustee (with a copy to the Collateral Manager) and such notice will be withdrawn only if the Collateral Manager will be unable to deliver such agreements or certifications. A Majority of the Preferred Interests will have the option to direct the withdrawal of any such notice of redemption delivered pursuant to Section 9.2 by written notice to the Trustee, the Issuer and the Collateral Manager (with a copy to Fitch for so long as Fitch is rating any Class of Notes), provided that neither the Issuer nor the Collateral Manager has entered into a binding agreement in connection with the sale of any portion of the Assets or taken any other actions in connection with the liquidation of any portion of the Assets pursuant to such notice of redemption. In addition, the Issuer may cancel any Optional Redemption or Tax Redemption up to the Business Day before the Redemption Date if there will be insufficient funds on the

Redemption Date to pay the Redemption Price of each Class of Rated Notes to be redeemed (and all amounts senior in right of payment to the Redemption Prices).
Notice of redemption pursuant to Section 9.2 or 9.3 shall be given by the Issuer or, upon an Issuer Order, by the Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Notes.

(c)
Unless Refinancing Proceeds are being used to redeem the Rated Notes in whole or in part, in the event of any redemption pursuant to Section 9.2 or 9.3, no Rated Notes may be optionally redeemed unless (i) at least two Business Days before the scheduled Redemption Date the Collateral Manager shall have furnished to the Trustee evidence, in a form reasonably satisfactory to the Trustee, that the Collateral Manager on behalf of the Issuer has entered into a binding agreement or agreements with a financial or other institution or institutions whose short‑term unsecured debt obligations (other than such obligations whose rating is based on the credit of a person other than such institution) are rated, or guaranteed, by a Person whose short‑term unsecured debt obligations are rated at least “A‑1” by S&P or at least “F1” by Fitch to purchase (directly or by participation or other arrangement), not later than the Business Day immediately preceding the scheduled Redemption Date in immediately available funds, all or part of the Assets at a purchase price that is, when considered together with the Eligible Investments, at least equal to the Required Redemption Amount, (ii) at least two Business Days before the scheduled Redemption Date, the Issuer shall have received proceeds of disposition of all or part of the Assets at least equal to the Required Redemption Amount, or (iii) prior to selling any Collateral Obligations and/or Eligible Investments, the Collateral Manager shall certify to the Trustee that, in its judgment, the aggregate sum of (A) expected proceeds from the sale or payment of Eligible Investments, and (B) for each Collateral Obligation, its Market Value, shall be at least equal to the Required Redemption Amount. Any certification delivered by the Collateral Manager pursuant to this Section 9.4(c) shall include (1) the prices of, and expected proceeds from, the sale (directly or by participation or other arrangement) or payment of any Collateral Obligations and/or Eligible Investments and (2) all calculations required by this Section 9.4(c). Any Holder of Securities, the Collateral Manager or any of the Collateral Manager’s Affiliates shall have the right, subject to the same terms and conditions afforded to other bidders, to bid on Assets to be sold as part of an Optional Redemption or a Tax Redemption.

Section 9.5.    Notes Payable on Redemption Date

(a)
Notice of redemption pursuant to Section 9.4 or Section 9.7 having been given as set forth therein, the Notes to be redeemed shall, on the Redemption Date, subject to Section 9.4(c) and Section 9.7(b), as applicable, and the Issuer’s right to withdraw any notice of redemption pursuant to Section 9.4(b) and 9.7(c), as applicable, become due and payable at the Redemption Prices therein specified, and from and after the Redemption Date (unless the Issuer shall default in the payment of the Redemption Prices and accrued interest) all such Notes that are Rated Notes shall cease to bear interest on the

Redemption Date. Holders of Certificated Notes, upon final payment on a Note to be so redeemed, shall present and surrender such Note at the place specified in the notice of redemption on or prior to such Redemption Date; provided that in the absence of notice to the Issuer or the Trustee that the applicable Note has been acquired by a Protected Purchaser, such final payment shall be made without presentation or surrender, if the Trustee and the Issuer shall have been furnished such security or indemnity as may be required by them to save each of them harmless and an undertaking thereafter to surrender such certificate. Payments of interest on Rated Notes and payments in respect of Preferred Interests and Reinvesting Holder Notes so to be redeemed which are payable on or prior to the Redemption Date shall be payable to the Holders, or holders of one or more predecessor Notes, registered as such at the close of business on the relevant Record Date according to the terms and provisions of Section 2.7(e).

(b)
If any Rated Note called for redemption shall not be paid upon surrender thereof for redemption, the principal thereof shall, until paid, bear interest from the Redemption Date at the applicable Interest Rate for each successive Interest Accrual Period such Note remains Outstanding; provided that the reason for such non‑payment is not the fault of such Holder.

Section 9.6.    Special Redemption
Principal payments on the Rated Notes shall be made in part in accordance with the Priority of Payments on any Payment Date during the Reinvestment Period, if the Collateral Manager notifies the Trustee at least five Business Days prior to the applicable Special Redemption Date that it has been unable, for a period of at least 20 consecutive Business Days, to identify additional Collateral Obligations that are deemed appropriate by the Collateral Manager, in its sole discretion, and which would satisfy the Investment Criteria in sufficient amounts to permit the investment or reinvestment of all or a portion of the funds then in the Collection Account that are to be invested in additional Collateral Obligations (each, a “Special Redemption”). Any such notice in the case of clause (ii) above shall be based upon the Collateral Manager having attempted, in accordance with the standard of care set forth in the Collateral Management Agreement, to identify additional Collateral Obligations as described above. On the first Payment Date (and all subsequent Payment Dates) following the Collection Period in which such notice is given (a “Special Redemption Date”), the amount in the Collection Account representing Principal Proceeds which the Collateral Manager has determined cannot be reinvested in additional Collateral Obligations, will in each case be applied in accordance with the Priority of Payments. Notice of Special Redemption shall be given by the Trustee not less than (x) in the case of a Special Redemption described in clause (i) above, one Business Day prior to the applicable Special Redemption Date and (y) in the case of a Special Redemption described in clause (ii) above, three Business Days prior to the applicable Special Redemption Date in each case to each Holder of Rated Notes and to both Rating Agencies. In addition, for so long as any Rated Notes are listed on the Irish Stock Exchange and so long as the guidelines of such exchange so require, notice of Special Redemption to the Holders of such Rated Notes shall also be given by publication on the Irish Stock Exchange through the companies announcement office thereof.

Section 9.7.    Clean‑Up Call Redemption

(a)
On any Business Day occurring after the Non‑Call Period on which the Collateral Principal Amount is less than 20% of the Target Initial Par Amount, the Rated Notes may be redeemed, in whole but not in part (a “Clean‑Up Call Redemption”), at the written direction of the Collateral Manager to the Issuer and the Trustee (with copies to the Rating Agencies), delivered not less than 20 days (or such later date as agreed to by the Trustee and the Issuer) prior to the proposed Redemption Date. Promptly upon receipt of such direction, the Issuer will establish the Record Date in relation to such a Redemption, and shall give written notice to the Trustee, the Collateral Administrator, the Collateral Manager and the Rating Agencies of the Redemption Date and the related Record Date no later than 10 days prior to the proposed Redemption Date (and the Trustee in turn shall, in the name and at the expense of the Issuer, notify the Holders of Notes and the Fiscal Agent of the Redemption Date, the applicable Record Date, that the Rated Notes will be redeemed in full, and the Redemption Prices to be paid, at least five days prior to the Redemption Date).

(b)
A Clean‑Up Call Redemption may not occur unless (i) on or before the fifth Business Day immediately preceding the related Redemption Date, the Collateral Manager or any other Person purchases (which may be by participation or otherwise) the Assets of the Issuer (other than the Eligible Investments referred to in clause (A)(3) below) for a price at least equal to the greater of (A) the sum of (1) the aggregate Redemption Price of each Class of Outstanding Rated Notes and (2) all amounts senior in right of payment to distributions in respect of the Preferred Interests in accordance with the Priority of Payments; minus (3) the Aggregate Principal Balance of Eligible Investments; and (B) the Market Value of such Assets being purchased (the “Clean‑Up Call Redemption Price”); and (ii) the Collateral Manager certifies in writing to the Trustee prior to the sale of the Assets that subclause (i) shall be satisfied upon such purchase. Upon receipt of the certification from the Collateral Manager described in subclause (ii), the Issuer and, upon receipt of written direction from the Issuer, the Trustee shall take all actions necessary to sell, assign and transfer the Assets to the Collateral Manager or such other Person upon payment in immediately available funds of the Clean‑Up Call Redemption Price.

(c)
The Issuer may withdraw any notice of Clean‑Up Call Redemption delivered pursuant to Section 9.7(a) on any day up to and including the Business Day prior to the proposed Redemption Date by written notice to the Trustee, the Rating Agencies and the Collateral Manager and such notice will only be withdrawn if an amount at least equal to the Clean‑Up Call Redemption Price is not received in full in immediately available funds by the Business Day immediately preceding such Redemption Date.

(d)
The Trustee will give notice of any such withdrawal of a Clean‑Up Call Redemption, at the expense of the Issuer, to each Holder of Notes that were to be redeemed not later than the scheduled Redemption Date. So long as any Listed Notes are Outstanding and the guidelines of the Irish Stock Exchange so require, the Trustee will also provide a copy of notice of such withdrawal to the Irish Listing Agent for delivery to the Irish Stock Exchange.
Section 9.8.    Optional Re‑Pricing

(a)
On any Business Day after the Non‑Call Period, at the direction of a Majority of the Preferred Interests and with the consent of the Collateral Manager, the Issuer shall reduce the interest rate applicable with respect to any Re‑Pricing Eligible Class (such reduction, a “Re‑Pricing” and any such Class to be subject to a Re‑Pricing, a “Re‑Priced Class”); provided that the Issuer shall not effect any Re‑Pricing unless (i) each condition specified below is satisfied with respect thereto and (ii) each Outstanding Rated Note of a Re‑Priced Class shall be subject to the related Re‑Pricing.

(b)
In connection with any Re‑Pricing, the Issuer may engage a broker‑dealer (the “Re‑Pricing Intermediary”) upon the recommendation and subject to the approval of a Majority of the Preferred Interests and such Re‑Pricing Intermediary shall assist the Issuer in effecting the Re‑Pricing. Each Holder of Rated Notes, by its acceptance of an interest in such Rated Notes, agrees to cooperate with the Issuer, the Collateral Manager, the Re‑Pricing Intermediary (if any) and the Trustee in connection with any Re‑Pricing and acknowledges that its Rated Notes may be sold or redeemed with or without such Holder’s consent and that the sole alternative to any such Re‑Pricing or redemption is to commit to sell its interest in the Rated Notes of the Re‑Priced Class.

(c)
At least 14 days prior to the Business Day selected by a Majority of the Preferred Interests for the Re‑Pricing (the “Re‑Pricing Date”), the Issuer, or the Re‑Pricing Intermediary on behalf of the Issuer, shall deliver notice (the “Re‑Pricing Notice”) to each Holder of the proposed Re‑Priced Class: (i) specifying the proposed Re‑Pricing Date and the revised interest rate to be applied with respect to such Class (the “Re‑Pricing Rate”), (ii) requesting each Holder or beneficial owner of the Re‑Priced Class certify the principal amount of their Re‑Priced Notes and approve the proposed Re‑Pricing with respect to their Rated Notes, and (iii) specifying the Redemption Price at which Rated Notes of any Holder or beneficial owner of the Re‑Priced Class which does not approve the Re‑Pricing may be (x) sold and transferred pursuant to the following paragraph or (y) redeemed with Re‑Pricing Proceeds and all funds available for such purpose. A copy of the Re‑Pricing Notice shall be delivered to the Collateral Manager, the Trustee and each Rating Agency.

(d)
In the event that the Issuer receives consents to the proposed Re‑Pricing from less than 100% of the Aggregate Outstanding Amount of the Re‑Priced Class the date that is at least five Business Days prior to the proposed Re‑Pricing Date, the Issuer, or the Re‑Pricing Intermediary on behalf of the Issuer, shall notify the consenting Holders or beneficial owners of the Re‑Priced Class of the Aggregate Outstanding Amount of the Rated Notes of the Re‑Priced Class that have not consented to the proposed Re‑Pricing (such notice the “Non‑Consent Notice” and such amount the “Non‑Consenting Balance”). The Issuer shall request that each such consenting Holder or beneficial owner notify the Issuer, the Trustee, the Collateral Manager and the Re‑Pricing Intermediary if

such person would elect to (A) purchase all or any portion of the Notes of the Re‑Priced Class for which consent of the Re‑Pricing has not been received at the Redemption Price (such purchase and sale, a “Re‑Pricing Transfer”) and/or (B) purchase Re‑Pricing Replacement Notes with respect thereto at the price specified in the Re‑Pricing Notice or Non‑Consent Notice, as applicable, and (C) in each case, the Aggregate Outstanding Amount of such Rated Notes it would agree to acquire (each such notice, an “Exercise Notice”). An Exercise Notice must be received by the Issuer by the third Business Day prior to the proposed Re‑Pricing Redemption Date.

(e)
To the extent there exists a Non‑Consenting Balance of greater than zero, the Collateral Manager and the Re‑Pricing Intermediary shall, based on Exercise Notices received, consider the potential sources of funds available for, and the means to effect, purchases and/or redemption of Rated Notes of a Re‑Priced Class for which consent to the Re‑Pricing has not been received.

(i)
The Issuer, or the Re‑Pricing Intermediary on behalf of the Issuer, as directed by the Collateral Manager, may effect Re‑Pricing Transfers of the Rated Notes held by Holders or beneficial owners that have not consented to the Re‑Pricing (“Non‑Consenting Holders”) and that constitute the Non‑Consenting Balance (the “Non‑Consenting Notes”), without further notice to the Holders or beneficial owners thereof, at the Redemption Price to the Holders or beneficial owners that have delivered Exercise Notices and/or to one or more transferees designated by the Re‑Pricing Intermediary on behalf of the Issuer. If the aggregate principal balance in the Exercise Notices received with respect to Re‑Pricing Transfers exceeds the Non‑Consenting Balance, Re‑Pricing Transfers shall be allocated among persons delivering Exercise Notices with respect thereto pro rata based on the aggregate principal balance stated in each respective Exercise Notice.

(ii)
To the extent that the Collateral Manager determines, in its sole discretion, that less than 100% of the Non‑Consenting Notes are expected to be subject to Re‑Pricing Transfers, the Issuer may, as directed by the Collateral Manager, conduct a Re‑Pricing Redemption of such Non‑Consenting Notes, without further notice to the Holders or beneficial owners thereof, on the Re‑Pricing Date using the Re‑Pricing Proceeds and all other funds available for such purpose.

(iii)
Re‑Pricing Transfers and sales of Re‑Pricing Replacement Notes with respect to each Re‑Priced Class shall not in the aggregate result in the Aggregate Outstanding Amount of such Re‑Priced Class immediately after the Re‑Pricing exceeding the Aggregate Outstanding Amount of such Re‑Priced Class immediately prior to the Re‑Pricing and shall be allocated among persons delivering Exercise Notices with respect thereto, pro rata based on the Aggregate Outstanding Amount of the Rated Notes of a Re‑Priced Class or Re‑Pricing Replacement Notes, as applicable, such Holders or beneficial owners indicated an interest in purchasing or advancing in their respective Exercise Notice.

(f)
All sales, transfers and redemptions of Notes to be effected pursuant to this Section 9.8 shall be made at the Redemption Price with respect to such Notes, and shall be effected only if the related Re‑Pricing is effected in accordance with the provisions of this Indenture. The Issuer, or the Re‑Pricing Intermediary on behalf of the Issuer, shall deliver written notice to the Trustee and the Collateral Manager not later than one Business Day prior to the proposed Re‑Pricing Date confirming that the Issuer has received written commitments to purchase.

(g)
The Issuer shall not effect any proposed Re‑Pricing unless: (i) the Issuer and the Trustee shall have entered into a supplemental indenture dated as of the Re‑Pricing Date (such supplemental indenture to be prepared and provided by the Issuer or the Collateral Manager acting on its behalf) to reduce the interest rate applicable to the Re‑Priced Class and/or, in the case of an issuance of Re‑Pricing Replacement Notes, to issue such Re‑Pricing Replacement Notes, to effect a new non‑call period and to otherwise effect the Re‑Pricing; (ii) each Rating Agency shall have been notified of such Re‑Pricing; (iii) all expenses of the Issuer and the Trustee (including the fees of the Re‑Pricing Intermediary and fees of counsel) incurred in connection with the Re‑Pricing (including in connection with the supplemental indenture described in preceding subclause (i)) shall not exceed the amount of Interest Proceeds available to be applied to the payment thereof under the Priority of Payments on the subsequent Payment Date, after taking into account all amounts required to be paid pursuant to the Priority of Payments on the subsequent Payment Date prior to distributions in respect of the Preferred Interests, unless such expenses shall have been paid or shall be adequately provided for by an entity other than the Issuer and (iv) in the event of a Re‑Pricing Redemption, Tax Advice shall be delivered to the Trustee to the effect that (A) any obligations providing the proceeds for the Re‑Pricing Redemption will be treated as debt for U.S. federal income tax purposes and (B) the Re‑Pricing will not alter the U.S. federal income tax characterization, as expressed at the time of issuance, of the Rated Notes that will be Outstanding after such Re‑Pricing Redemption.

(h)
A second notice of a Re‑Pricing will be given by the Trustee, at the expense of the Issuer, by first class mail, postage prepaid, mailed not less than seven Business Days prior to the proposed Re‑Pricing Date to each Holder of Notes of the Re‑Priced Class, specifying the applicable Re‑Pricing Date, Re‑Pricing Rate and Redemption Price. Failure to give a notice of Re‑Pricing to any Holder of any Re‑Priced Class, any failure of a beneficial owners to receive such notice, or any defect with respect to such notice, shall not impair or affect the validity of the Re‑Pricing or give rise to any claim based upon such failure or defect. Any notice of a Re‑Pricing may be withdrawn by a Majority of the Preferred Interests on or prior to the fourth Business Day prior to the scheduled Re‑Pricing Date by written notice to the Issuer, the Trustee and the Collateral Manager for any reason. Upon receipt of such notice of withdrawal, the Trustee shall transmit such notice to the Holders and each Rating Agency. Notwithstanding anything contained herein to the contrary, failure to effect a Re‑Pricing, whether or not notice of Re‑Pricing has been withdrawn, will not constitute an Event of Default.

(i)
The Issuer will direct the Trustee to segregate payments and take other reasonable steps to effect the Re‑Pricing, and the Trustee will have the authority to take such actions as may be directed by the Issuer or the Collateral Manager to effect a Re‑Pricing. In order to give effect to the Re‑Pricing, the Issuer may, to the extent necessary, obtain and assign a separate CUSIP or CUSIPs to the Rated Notes of each Class held by Non‑Consenting Holders and Holders consenting to the Re‑Pricing.

ARTICLE X
ACCOUNTS, ACCOUNTING AND RELEASES
Section 10.1.    Collection of Money
Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Trustee pursuant to this Indenture, including all payments due on the Assets, in accordance with the terms and conditions of such Assets. The Trustee shall segregate and hold all such money and property received by it in trust for the Holders of the Notes and shall apply it as provided in this Indenture. Each Account established under this Indenture shall be an Eligible Account. All Cash deposited in the Accounts may be invested only in Eligible Investments or Collateral Obligations in accordance with the terms of this Indenture. To avoid the consolidation of the Assets of the Issuer with the general assets of the Bank under any circumstances, the Trustee shall comply, and shall cause the Intermediary to comply, with all law applicable to it as a state chartered bank with trust powers holding segregated trust assets in a fiduciary capacity; provided that the foregoing shall not be construed to prevent the Trustee or Intermediary from investing the Assets of the Issuer in Eligible Investments described in clause (b) of the definition thereof that are obligations of the Bank. The accounts established by the Trustee pursuant to this Article X may include any number of subaccounts deemed necessary for convenience in administering the Assets. In the event any Accounts are transferred from one Intermediary to another, the Issuer shall notify each Rating Agency thereof.
Section 10.2.    Collection Account

(a)
In accordance with this Indenture and the Account Agreement, the Trustee shall, prior to the Closing Date, establish at the Intermediary a single segregated trust account, held in the name of the Trustee, for the benefit of the Secured Parties, which shall be designated as the “Collection Account” and shall consist of a securities account, a related deposit account, all subaccounts related thereto and be maintained with the Intermediary in accordance with the Account Agreement. The Trustee shall immediately upon receipt, or upon transfer from the Reinvestment Amount Account, Expense Reserve Account or Revolver Funding Account deposit into the Collection Account, all funds and property received by the Trustee and (x) designated for deposit in the Collection Account or (y) not designated under this Indenture for deposit in any other Account, including all proceeds received from the disposition of any Assets (unless simultaneously reinvested in additional Collateral Obligations in accordance with Article XII or in Eligible Investments). The Issuer may, but under no circumstances shall be required to, deposit from time to time into the Collection Account, in addition to any amount required hereunder to be deposited therein, such amounts received from external sources for the benefit of the Secured Parties (other than payments on or in respect of the Collateral Obligations, Eligible Investments or other existing Assets) as the Issuer deems, in its sole discretion, to be advisable and to designate them as Interest Proceeds or Principal Proceeds. All amounts deposited from time to time in the Collection Account pursuant to this Indenture shall be held by the Trustee as part of the Assets and shall be applied to the purposes herein provided. Subject to Section 10.2(d), amounts in the Collection Account shall be reinvested pursuant to Section 10.5(a).

(b)
The Trustee, within one Business Day after receipt of any distribution or other proceeds in respect of the Assets which are not Cash, shall so notify the Issuer (with a copy to the Collateral Manager) and the Issuer shall use its commercially reasonable efforts to, within five Business Days after receipt of such notice from the Trustee (or as soon as practicable thereafter), sell such distribution or other proceeds for Cash in an arm’s length transaction and deposit the proceeds thereof in the Collection Account; provided that, subject to the requirements of Section 12.1, the Issuer (i) need not sell such distributions or other proceeds if it delivers an Issuer Order or an Officer’s certificate to the Trustee certifying that such distributions or other proceeds constitute Collateral Obligations or Eligible Investments or (ii) may otherwise retain such distribution or other proceeds for up to two years from the date of receipt thereof if it delivers an Officer’s certificate to the Trustee certifying that (x) it will sell such distribution within such two‑year period and (y) retaining such distribution is not otherwise prohibited by this Indenture and (z) the Collateral Manager has determined (in consultation with counsel) that such distribution or proceeds were received in lieu of a debt previously contracted.

(c)
At any time when reinvestment is permitted pursuant to Article XII, the Collateral Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, withdraw funds on deposit in the Collection Account representing Principal Proceeds (together with Interest Proceeds but only to the extent used to pay for accrued interest on an additional Collateral Obligation) and reinvest such funds in additional Collateral Obligations, in each case in accordance with the requirements of Article XII and such Issuer Order; provided that amounts deposited in the Collection Account may not be used to purchase Margin Stock or for any other purpose that would constitute the Issuer’s extending Purpose Credit under Regulation U. At any time during the Reinvestment Period, and subject to Section 2.13, the Collateral Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, withdraw funds on deposit in the Collection Account representing Principal Proceeds for purchases of Notes in accordance with the provisions of Section 2.13. At any time, the Collateral Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, withdraw funds on deposit in the Collection Account representing Principal Proceeds and deposit such funds in the Revolver Funding Account to meet funding requirements on Delayed Drawdown Collateral Obligations or Revolving Collateral Obligations.

(d)
The Collateral Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, pay from amounts on deposit in the Collection Account on any Business Day during any Interest Accrual Period (i) any amount required to exercise a warrant held in the Assets in accordance with the requirements of Article XII and such Issuer Order, (ii) without limitation to clause (iii) below, from Interest Proceeds only, any Administrative Expenses (such payments to be counted against the Administrative Expense Cap for the applicable period and to be subject to the order of priority as stated in the definition of Administrative Expenses); provided that the aggregate Administrative Expenses paid pursuant to this Section 10.2(d) during any Collection Period shall not exceed the Administrative Expense Cap for the related Payment Date and (iii) any Special Petition Expenses. The Trustee shall not be obligated to make such payment pursuant to clause (ii) if, in the reasonable determination of the Trustee, such payment would leave insufficient funds, taking into account the Administrative Expense Cap, for payments anticipated to be or become due or payable on the next Payment Date that are given a higher priority in the definition of Administrative Expenses.

(e)
The Trustee shall transfer to the Payment Account, from the Collection Account for application pursuant to the Priority of Payments, on the Business Day immediately preceding each Payment Date, the amount set forth to be so transferred in the Distribution Report for such Payment Date.

Section 10.3.    Transaction Accounts

(a)
Payment Account. In accordance with this Indenture and the Account Agreement, the Trustee shall, prior to the Closing Date, establish at the Intermediary a single, segregated non‑interest bearing trust account held in the name of the Trustee, for the benefit of the Secured Parties, which shall be designated as the “Payment Account” and shall consist of a securities account, a related deposit account, all subaccounts related thereto and be maintained with the Intermediary in accordance with the Account Agreement. Except as provided in the Priority of Payments, the only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Payment Account shall be to pay amounts due and payable on the Rated Notes and to the Fiscal Agent in respect of distributions on the Preferred Interests in accordance with their terms and the provisions of this Indenture and the Fiscal Agency Agreement and, upon Issuer Order, to pay Administrative Expenses, Management Fees and other amounts specified herein, each in accordance with the Priority of Payments. The Issuer shall not have any legal, equitable or beneficial interest in the Payment Account other than in accordance with the Priority of Payments. Amounts in the Payment Account shall remain uninvested.

(b)
Custodial Account. In accordance with this Indenture and the Account Agreement, the Trustee shall, prior to the Closing Date, establish at the Intermediary a single, segregated non‑interest bearing trust account held in the name of the Trustee, for the benefit of the Secured Parties, which shall be designated as the “Custodial Account” and shall consist of a securities account, a related deposit account, all subaccounts related thereto and be maintained with the Intermediary in accordance with the Account Agreement. All Collateral Obligations and Equity Securities shall be credited to the Custodial Account as provided herein. The only permitted withdrawals from the Custodial Account shall be in accordance with the provisions of this Indenture. The Trustee agrees to give the Issuer, with a copy to the Collateral Manager, immediate notice if (to the actual knowledge of a Trust Officer of the Trustee) the Custodial Account or any assets or securities on deposit therein, or otherwise to the credit of the Custodial Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Issuer shall not have any legal, equitable or beneficial interest in the Custodial Account other than in accordance with this Indenture and the Priority of Payments. Amounts in the Custodial Account shall remain uninvested.

(c)
Ramp‑Up Account. The Trustee shall, prior to the Closing Date, establish at the Intermediary a single, segregated non‑interest bearing trust account held in the name of the Trustee, for the benefit of the Secured Parties, which shall be designated as the “Ramp‑Up Account” and shall consist of a securities account, a related deposit account, all subaccounts related thereto and be maintained with the Intermediary in accordance with the Account Agreement. The Issuer shall direct the Trustee to deposit the amount specified in a certificate of the Issuer in connection with the First Refinancing Date to the Ramp‑Up Account as Principal Proceeds. In connection with any purchase of an additional Collateral Obligation, the Trustee may apply amounts held in the Ramp‑Up Account. Upon the occurrence of an Event of Default, the Trustee will deposit any remaining amounts in the Ramp‑Up Account (excluding any proceeds that will be used to settle binding commitments entered into prior to such date, and except as provided in the next sentence) into the Collection Account as Principal Proceeds. On or before the first Determination Date following the First Refinancing Date, so long as (1) the Target Initial Par Condition has been satisfied and would be satisfied after depositing such amounts, (2) the Collateral Quality Test and Concentration Limitations would be satisfied after depositing such amounts and (3) eight Business Days prior to such deposit, no Event of Default has occurred and is continuing and the Overcollateralization Ratio Test is satisfied, at the direction of the Collateral Manager the Trustee will transfer from amounts remaining in the Ramp‑Up Account (excluding, in the case of clause (y) only, any proceeds that will be used to settle binding commitments entered into prior to that date), (x) an amount designated by the Collateral Manager not greater than 1.0% of the Target Initial Par Amount into the Collection Account as Interest Proceeds, and (y) any remaining amounts into the Collection Account as Principal Proceeds. Any income earned on amounts deposited in the Ramp‑Up Account will be deposited in the Collection Account as Interest Proceeds. For the avoidance of doubt, so long as amounts in the Ramp‑Up Account and Principal Proceeds in the Collection Account will after giving effect to the designations by the Collateral Manager referred to in clause (x) above, collectively be adequate to settle binding commitments entered into prior to such designation, the designation of amounts in the Ramp‑Up Account as Interest Proceeds as provided for in such clause (x) shall be made without regard to the requirement to settle such binding commitments.

(d)
Expense Reserve Account. In accordance with this Indenture and the Account Agreement, the Trustee shall, prior to the Closing Date, establish at the Intermediary a single, segregated non‑interest bearing trust account held in the name of the Trustee, for the benefit of the Secured Parties, which shall be designated as the “Expense Reserve Account” and shall consist of a securities account, a related deposit account, all subaccounts related thereto and be maintained with the Intermediary in accordance with the Account Agreement. The Issuer shall direct the Trustee to deposit to the Expense Reserve Account (i) the amount specified in a certificate of the Issuer in connection with the First Refinancing Date and (ii) in connection with any additional issuance of notes, the amount specified in Section 3.2(a)(viii). On any Business Day to and including the Determination Date relating to the first Payment Date following the First Refinancing Date, the Trustee shall apply funds from the Expense Reserve Account, as directed by the Collateral Manager, to pay expenses of the Issuer incurred in connection with the establishment of the Issuer, the acquisition of the Collateral Obligations, the structuring and consummation of the Offering and the issuance of the Notes, the First Refinancing and any additional issuance. By the Determination Date relating to the first Payment Date following the First Refinancing Date, all funds in the Expense Reserve Account (after deducting any expenses paid on such Determination Date) will be deposited in the Collection Account as Interest Proceeds or, to the extent that the Collateral Manager determines is necessary to obtain Rating Agency Confirmation from S&P, Principal Proceeds (in the respective amounts directed by the Collateral Manager in its sole discretion). On any Business Day after the Determination Date relating to the first Payment Date following the First Refinancing Date, the Trustee shall apply funds from the Expense Reserve Account (except as provided in the next sentence), as directed by the Collateral Manager, to pay expenses of the Issuer incurred in connection with any additional issuance of notes or as a deposit to the Collection Account as Principal Proceeds. Any income earned on amounts deposited in the Expense Reserve Account will be deposited in the Collection Account as Interest Proceeds as it is paid.

(e)
Interest Reserve Account. The Trustee shall, prior to the First Refinancing Date, re-open at the Intermediary a single, segregated non‑interest bearing trust account held in the name of the Trustee, for the benefit of the Secured Parties which is designated as the “Interest Reserve Account” and shall consist of a securities account, a related deposit account, all subaccounts related thereto and be maintained with the Intermediary in accordance with the Account Agreement. The Issuer hereby directs the Trustee to deposit into the Interest Reserve Account the applicable amount specified in an Officer’s certificate of the Issuer dated the First Refinancing Date (the “Interest Reserve Amount”). On the First Refinancing Date, at the direction of the Collateral Manager, the Trustee shall transfer proceeds from the offering of the First Refinancing Replacement Notes in an amount equal to the Interest Reserve Amount. On or before the Determination Date in the second Collection Period after the First Refinancing Date, at the direction of the Collateral Manager, the Issuer may direct that any portion of the then remaining Interest Reserve Amount be transferred to the Collection Account and included as Interest Proceeds or Principal Proceeds for the applicable Collection Period. On the Payment Date relating to the second Collection Period after the First Refinancing Date, all amounts on deposit in the Interest Reserve Account shall be transferred to the Payment Account and applied as Interest Proceeds or Principal Proceeds (as directed by the Collateral Manager) in accordance with the Priority of Payments, and the Trustee shall close the Interest Reserve Account. Amounts credited to the Interest Reserve Account shall be reinvested pursuant to Section 10.5(a). Any income earned on amounts deposited in the Interest Reserve Account will be deposited in the Interest Reserve Account.

(f)
The Reinvestment Amount Account. The Trustee shall, prior to the Closing Date, establish at the Intermediary a single, segregated non‑interest bearing trust account held in the name of the Trustee, for the benefit of the Secured Parties which shall be designated as the “Reinvestment Amount Account” and shall consist of a securities account, a related deposit account, all subaccounts related thereto and be maintained with the Intermediary in accordance with the Account Agreement. Reinvestment Amounts will be deposited in the Reinvestment Amount Account in accordance with Section 11.1(e) and will be withdrawn, not later than the Business Day after the Payment Date on which such Reinvestment Amounts are deposited in the Reinvestment Amount Account, solely to be transferred to the Collection Account as Principal Proceeds to purchase additional Collateral Obligations in accordance with Section 12.2. Amounts in the Reinvestment Amount Account shall remain uninvested.

(g)
Permitted Use Account. The Trustee shall, prior to the First Refinancing Date, establish a segregated non‑interest bearing trust account, which will be designated as the “Permitted Use Account.” The proceeds of an additional issuance of Preferred Interests and/or any Notes of a Junior Class and any excess Refinancing Proceeds may be deposited in the Permitted Use Account for application to a Permitted Use at the direction of the Collateral Manager.

Section 10.4.    The Revolver Funding Account
The Trustee shall, prior to the Closing Date, establish at the Intermediary, a single, segregated non‑interest bearing trust account held in the name of the Trustee, for the benefit of the Secured Parties which shall be designated as the “Revolver Funding Account” and shall consist of a securities account, a related deposit account, all subaccounts related thereto and be maintained with the Intermediary in accordance with the Account Agreement. The Issuer shall direct the Trustee to deposit the amount specified in the Closing Date Certificate to the Revolver Funding Account to be reserved for unfunded funding obligations under the Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations purchased on or before the Closing Date. Upon the purchase of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation, Principal Proceeds in an amount equal to the undrawn portion of such obligation shall be withdrawn first from the Ramp‑Up Account and, if necessary, from the Collection Account, as directed by the Collateral Manager, and deposited by the Trustee pursuant to such direction in the Revolver Funding Account; provided that, if such Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation is a Participation Interest with respect to which the Selling Institution requires funds to be deposited with the Selling Institution or its custodian in an amount equal to any portion of the undrawn amount of such obligation as collateral for the funding obligations under such obligation (such funds, the “Selling Institution Collateral”), the Collateral Manager on behalf of the Issuer shall direct the Trustee to (and pursuant to such direction the Trustee shall) deposit such funds in the amount of the Selling Institution Collateral with such Selling Institution or custodian rather than in the Revolver Funding Account, subject to the following sentence. Any such deposit of Selling Institution Collateral shall be required to be held in or invested in Eligible Investments and satisfy the following requirement (as determined and directed by the Collateral Manager): either (a) the aggregate amount of Selling Institution Collateral deposited with such Selling Institution or its custodian (other than an Eligible Custodian) under all Participation Interests shall not have an Aggregate Principal Balance in excess of 5% of the Collateral Principal Amount and shall not remain on deposit with such Selling Institution or custodian for more than 30 calendar days after such Selling Institution first fails to satisfy the rating requirements set out in the Third Party Credit Exposure Limits (and the terms of each such deposit shall permit the Issuer to withdraw the Selling Institution Collateral if such Selling Institution fails at any time to satisfy the rating requirements set out in the Third Party Credit Exposure Limits); or (b) such Selling Institution Collateral shall be deposited with an Eligible Custodian.
Upon initial purchase of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation, funds deposited in the Revolver Funding Account in respect of such Collateral Obligation and Selling Institution Collateral deposited with the Selling Institution in respect of such Collateral Obligation shall be treated as part of the purchase price therefor. Amounts on deposit in the Revolver Funding Account shall be invested in overnight funds that are Eligible Investments selected by the Collateral Manager pursuant to Section 10.5 and earnings from all such investments shall be deposited in the Collection Account as Interest Proceeds.
Funds shall be deposited in the Revolver Funding Account upon the purchase of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation and upon the receipt by the Issuer of any Principal Proceeds with respect to a Revolving Collateral Obligation as directed by the Collateral Manager such that the amount of funds on deposit in the Revolver Funding Account shall be equal to or greater than the aggregate amount of unfunded funding obligations (disregarding the portion, if any, of any such unfunded funding obligations that is collateralized by Selling Institution Collateral) under all such Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations then included in the Assets, as determined by the Collateral Manager.
Any funds in the Revolver Funding Account (other than earnings from Eligible Investments therein) shall be available solely to cover any drawdowns on the Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations; provided that any excess of (i) the amounts on deposit in the Revolver Funding Account over (ii) the sum of the unfunded funding obligations (disregarding the portion, if any, of any such unfunded funding obligations that is collateralized by Selling Institution Collateral) under all Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations (which excess may occur for any reason, including upon (A) the sale or maturity of a Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation, (B) the occurrence of an event of default with respect to any such Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation or (C) any other event or circumstance which results in the irrevocable reduction of the undrawn commitments under such Delayed Drawdown Collateral

Obligation or Revolving Collateral Obligation) may be transferred by the Trustee (at the written direction of the Collateral Manager on behalf of the Issuer) from time to time as Principal Proceeds to the Collection Account.
Section 10.5.    Reinvestment of Funds in Accounts; Reports by Trustee

(a)
By Issuer Order (which may be in the form of standing instructions), the Issuer (or the Collateral Manager on behalf of the Issuer) shall at all times direct the Trustee to, and, upon receipt of such Issuer Order, the Trustee shall, invest all funds on deposit in the Collection Account, the Interest Reserve Account, the Ramp‑Up Account, the Revolver Funding Account and the Expense Reserve Account as so directed in Eligible Investments having stated maturities no later than the Business Day preceding the next Payment Date (or such shorter maturities expressly provided herein). If at a time when no Event of Default has occurred and is continuing (without regard to any acceleration of the maturity of the Rated Notes), the Issuer shall not have given any such investment directions, the Trustee shall seek instructions from the Collateral Manager within three Business Days after transfer of any funds to such accounts. If the Trustee does not thereafter receive written instructions from the Collateral Manager within five Business Days after transfer of such funds to such accounts, it shall invest and reinvest the funds held in such accounts, as fully as practicable, but only in one or more Eligible Investments of the type described in clause (b) of the definition of Eligible Investments maturing no later than the Business Day immediately preceding the next Payment Date (or such shorter maturities expressly provided herein). If at a time when an Event of Default has occurred and is continuing, the Issuer shall not have given such investment directions to the Trustee for three consecutive days, the Trustee shall invest and reinvest such amounts as fully as practicable in Eligible Investments of the type described in clause (b) of the definition of Eligible Investments maturing not later than the earlier of (i) 30 days after the date of such investment (unless putable at par to the issuer thereof) or (ii) the Business Day immediately preceding the next Payment Date (or such shorter maturities expressly provided herein). Except to the extent expressly provided otherwise herein, all interest and other income from such investments shall be credited to the Collection Account upon receipt as Interest Proceeds, any gain realized from such investments shall be credited to the Collection Account upon receipt as Principal Proceeds, and any loss resulting from such investments shall be charged to the Collection Account as a reduction in Principal Proceeds. The Trustee shall not in any way be held liable by reason of any insufficiency of such accounts which results from any loss relating to any such investment; provided that nothing herein shall relieve the Bank of (i) its obligations or liabilities under any security or obligation issued by the Bank or any Affiliate thereof or (ii) liability for any loss resulting from gross negligence, willful misconduct or fraud on the part of the Bank or any Affiliate thereof. Except as expressly provided herein, the Trustee shall not otherwise be under any duty to invest (or pay interest on) amounts held hereunder from time to time.

(b)	The Trustee agrees to give the Issuer, with a copy to the Collateral Manager, immediate notice if any Trust Officer has actual knowledge that any Account or any funds on deposit in any Account, or otherwise to the credit of an Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.

(c)
The Trustee shall supply, in a timely fashion, to the Issuer, each Rating Agency and the Collateral Manager any information regularly maintained by the Trustee that the Issuer, the Rating Agencies or the Collateral Manager may from time to time reasonably request with respect to the Assets, the Accounts and the other Assets and provide any other requested information reasonably available to the Trustee by reason of its acting as Trustee hereunder and required to be provided by Section 10.6 or to permit the Collateral Manager to perform its obligations under the Collateral Management Agreement or the Issuer’s obligations hereunder that have been delegated to the Collateral Manager. The Trustee shall promptly forward to the Collateral Manager copies of notices and other writings received by it from the issuer of any Collateral Obligation or from any Clearing Agency with respect to any Collateral Obligation which notices or writings advise the holders of such Collateral Obligation of any rights that the holders might have with respect thereto (including, without limitation, requests to vote with respect to amendments or waivers and notices of prepayments and redemptions) as well as all periodic financial reports received from such issuer and Clearing Agencies with respect to such issuer.

(d)
In addition to any credit, withdrawal, transfer or other application of funds with respect to any Account set forth in Article X, any credit, withdrawal, transfer or other application of funds with respect to any Account authorized elsewhere in this Indenture is hereby authorized.

(e)
Any account established under this Indenture may include (and shall be deemed to include) any number of subaccounts or related deposit accounts (including but not limited to each “securities account” and “deposit account” described herein) deemed necessary or advisable by the Trustee in the administration of the accounts.

Section 10.6.    Accountings

(a)
Monthly. Not later than the fourth calendar day (or, if such day is not a Business Day, the next succeeding Business Day) of each calendar month (other than a month in which a Payment Date occurs) and commencing in October 2018, the Issuer shall compile and make available (or cause to be compiled and made available) to each Rating Agency, the Trustee, the Collateral Manager and the Initial Purchaser and, upon written instructions (which may be in the form of standing instructions) from the Collateral Manager with all appropriate contact information, the CLO Information Service and, upon written request therefor, to any Holder and, upon written notice to the Trustee in the form of Exhibit C, any beneficial owner of a Note, a monthly report on a settlement date basis (each such report a “Monthly Report”). As used herein, the “Monthly Report Determination Date” with respect to any calendar month will be the eighth Business Day prior to the 4th calendar day of such calendar month (other than a month in which a Payment Date occurs). The Monthly Report for a calendar month shall contain the following information with respect to the Collateral Obligations and Eligible Investments included in the Assets, and shall be determined as of the Monthly Report Determination Date for such calendar month:

(i)	Aggregate Principal Balance of Collateral Obligations and Eligible Investments representing Principal Proceeds.

(ii)	Adjusted Collateral Principal Amount of Collateral Obligations.

(iii)	Collateral Principal Amount of Collateral Obligations.

(iv)	A list of Collateral Obligations, including, with respect to each such Collateral Obligation, the following information:

(A)	The obligor thereon (including the issuer ticker, if any);

(B)	The CUSIP or security identifier thereof and the LoanX ID thereof;

(C)	The Principal Balance thereof (other than any accrued interest that was purchased with Principal Proceeds (but excluding any capitalized interest));

(D)	The percentage of the aggregate Collateral Principal Amount represented by such Collateral Obligation;

(E)	The related interest rate or spread;

(F)	The Reference Rate floor, if any (as provided by or confirmed with the Collateral Manager);

(G)	The stated maturity thereof;

(H)	The related S&P Industry Classification;

(I)	The S&P Rating, unless such rating is based on a credit estimate or is a private or confidential rating from S&P;

(J)	The Fitch Rating, if such Collateral Obligation is publicly rated;

(K)	The country of Domicile;

(L)
An indication as to whether each such Collateral Obligation is (1) a Senior Secured Loan, (2) a Second Lien Loan, (3)  a Participation Interest (indicating the related Selling Institution and its ratings by each Rating Agency), (4) a Delayed Drawdown Collateral Obligation, (5) a Revolving Collateral Obligation, (6) a Fixed Rate Obligation, (7) a Current Pay Obligation, (8) a DIP Collateral Obligation, (9) a Discount Obligation, (10) a Discount Obligation purchased in the manner described in clause (y) of the proviso to the definition “Discount Obligation,” (11) a Bridge Loan, (12) a First Lien Last Out Loan, (13) a Cov‑Lite Loan, (14) a Purchased Discount Obligation, (15) a Partial Deferring Obligation, (16) an Unsecured Loan (17) a Long-Dated Obligation, (18) a Purchased Defaulted Obligation, (19) an asset received in connection with a Distressed Exchange or (20) an asset received in connection with a Bankruptcy Exchange;

(M)	With respect to each Collateral Obligation that is a Discount Obligation purchased in the manner described in clause (y) of the proviso to the definition “Discount Obligation,”

(I)
the identity of the Collateral Obligation (including whether such Collateral Obligation was classified as a Discount Obligation at the time of its original purchase) the proceeds of whose sale are used to purchase the purchased Collateral Obligation;

(II)
the purchase price (as a percentage of par) of the purchased Collateral Obligation and the sale price (as a percentage of par) of the Collateral Obligation the proceeds of whose sale are used to purchase the purchased Collateral Obligation;

(III)
the Moody’s Rating assigned to the purchased Collateral Obligation and the Moody’s Rating assigned to the Collateral Obligation the proceeds of whose sale are used to purchase the purchased Collateral Obligation; and

(IV)
the Aggregate Principal Balance of Collateral Obligations that have been excluded from the definition of Discount Obligation and relevant calculations indicating whether such amount is in compliance with the limitations described in clause (z) of the proviso to the definition of Discount Obligation;

(N)	The Aggregate Principal Balance of all Broadly Syndicated Cov‑Lite Loans and Middle Market Cov‑Lite Loans;

(O)	The S&P Recovery Rate;

(P)	The Fitch Recovery Rate

(Q)
The Market Value of such Collateral Obligation, if such Market Value was calculated based on a bid price determined by a loan or bond pricing service, and the name of such loan or bond pricing service (including such disclaimer language as a loan or bond pricing service may from time to time require, as provided by the Collateral Manager to the Trustee and the Collateral Administrator); and

(R)	The purchase price (as a percentage of par) of such Collateral Obligation.

(v)
For each of the limitations and tests specified in the definitions of Concentration Limitations and Collateral Quality Test, (1) the result, (2) the related minimum or maximum test level and (3) a determination as to whether such result satisfies the related test.

(vi)	The calculation of each of the following:

(A)	Each Interest Coverage Ratio (and setting forth the percentage required to satisfy each Interest Coverage Test);

(B)	Each Overcollateralization Ratio (and setting forth the percentage required to satisfy each Overcollateralization Ratio Test); and

(C)	The Interest Diversion Test (and setting forth the percentage required to pass such test).

(vii)	The calculation specified in Section 5.1(f).

(viii)
For each Account, (A) a schedule showing the beginning balance, each credit or debit specifying the nature, source and amount, and the ending balance, and (B) the ending balance adjusted to take into account any amounts (I) to be expended to acquire Collateral Obligations in transactions to which the Issuer has committed but that have not yet settled and (II) expected to be received in connection with any sales or other dispositions of Collateral Obligations to which the Issuer has committed but that have not yet settled and (C) the S&P short‑term and long‑term rating thereon.

(ix)
A schedule showing for each of the following the beginning balance, the amount of Interest Proceeds received from the date of determination of the immediately preceding Monthly Report, and the ending balance for the current Measurement Date:

(A)	Interest Proceeds from Collateral Obligations; and

(B)	Interest Proceeds from Eligible Investments.

(x)	Purchases, prepayments, and sales:

(A)
The identity, Principal Balance (other than any accrued interest that was purchased with Principal Proceeds (but excluding any capitalized interest)), Principal Proceeds and Interest Proceeds received, and date for (X) each Collateral Obligation that was released for sale or other disposition pursuant to Section 12.1 since the last Monthly Report Determination Date and (Y) each prepayment or redemption of a Collateral Obligation, and in the case of (X), whether such Collateral

Obligation was a Credit Risk Obligation or a Credit Improved Obligation, and whether the sale of such Collateral Obligation was a discretionary sale;

(B)
The identity, Principal Balance (other than any accrued interest that was purchased with Principal Proceeds (but excluding any capitalized interest)), and Principal Proceeds and Interest Proceeds expended to acquire each Collateral Obligation acquired pursuant to Section 12.2 since the last Monthly Report Determination Date;

(C)
On a dedicated page in the data file, the information set forth in Section 10.6(a)(iv)(A) and (B) with respect to each Collateral Obligation the Issuer has committed to acquire or release for sale, but has not settled, since the prior Monthly Report;

(D)
The identity and Principal Balance (other than any accrued interest that was purchased with Principal Proceeds (but excluding any capitalized interest)) of each Collateral Obligation purchased or sold by the Issuer since the last Monthly Report Determination Date in a transaction between the Issuer and another Person for which the Collateral Manager or an Affiliate of the Collateral Manager serves as an investment adviser; and

(xi)	The identity of each Defaulted Obligation, the S&P Collateral Value, Fitch Collateral Value and Market Value of each such Defaulted Obligation and date of default thereof.

(xii)	The identity of each Collateral Obligation with an S&P Rating of “CCC‑” or below and the Market Value of each such Collateral Obligation.

(xiii)
The identity of each Deferring Obligation, the S&P Collateral Value, Fitch Collateral Value and Market Value of each Deferring Obligation, and the date on which interest was last paid in full in Cash thereon.

(xiv)	The identity of each Current Pay Obligation, the Market Value of each such Current Pay Obligation, and the percentage of the Collateral Principal Amount comprised of Current Pay Obligations.

(xv)
The identity of any Asset acquired from or disposed of to the Collateral Manager, any Affiliate of the Collateral Manager, or any entity or account, the investments of which are managed by the Collateral Manager or any Affiliate of the Collateral Manager.

(xvi)
The Aggregate Principal Balance, measured cumulatively from the First Refinancing Date onward, of all Collateral Obligations that would have been acquired through a Distressed Exchange but for the operation of the proviso in the definition of Distressed Exchange.

(xvii)	The Weighted Average Fitch Rating Factor and the Weighted Average Fitch Recovery Rate.

(xviii)	The Weighted Average Floating Spread, calculated in the manner required for the S&P CDO Monitor;

(xix)
On a dedicated page, whether any Trading Plans were entered into since the last Monthly Report Determination Date and the identity of any Assets acquired and/or disposed of in connection with each such Trading Plan.

(xx)	For each Eligible Investment, the obligor, credit rating, and maturity date.

(xxi)	Such other information as any Rating Agency or the Collateral Manager may reasonably request.

(xxii)
An indication as to whether the Originator has provided confirmation that it (i) continues to hold the Retention Securities and (ii) has not sold, hedged or otherwise mitigated its credit risk under or associated with the Retention Securities or the underlying portfolio of Collateral Obligations, in each case except to the extent permitted in accordance with the E.U. Retention Requirements.

(xxiii)	The identity of any Collateral Obligation that was subject to a Maturity Amendment since the immediately preceding Monthly Report.

(xxiv)	The identity of any Collateral Obligation that the Issuer purchased or sold in a Cross Transaction since the immediately preceding Monthly Report.

(xxv)
If the Collateral Manager elects to change the S&P CDO Monitor Test by using the definitions set forth in Schedule 4 to this Indenture, the calculations used to determine the S&P CDO Monitor Adjusted BDR, the S&P CDO Monitor BDR, the S&P CDO Monitor SDR, the S&P Default Rate, the S&P Default Rate Dispersion, the S&P Expected Portfolio Default Rate, the S&P Industry Diversity Measure, the S&P Obligor Diversity Measure, the S&P Regional Diversity Measure and the S&P Weighted Average Life.

(xxvi)	The identity of each Substitute Collateral Obligation and the Carlyle Collateral Obligation that it substituted.
Upon receipt of each Monthly Report, the Trustee shall (a) if the relevant Monthly Report Determination Date occurred on or prior to the last day of the Reinvestment Period, notify S&P, with a copy to the Collateral Manager, if such Monthly Report indicates that the S&P CDO Monitor Test has not been satisfied as of the relevant Measurement Date and (b) compare the information contained in such Monthly Report to the information contained in its records with respect to the Assets and shall, within three Business Days after receipt of such Monthly Report, notify the Issuer, the Collateral Administrator, the Rating Agencies

and the Collateral Manager if the information contained in the Monthly Report does not conform to the information maintained by the Trustee with respect to the Assets. In the event that any discrepancy exists, the Trustee and the Issuer, or the Collateral Manager on behalf of the Issuer, shall attempt to resolve the discrepancy. If such discrepancy cannot be promptly resolved, the Trustee shall within five Business Days notify the Collateral Manager who shall, on behalf of the Issuer, request that the Independent accountants appointed by the Issuer pursuant to Section 10.8 perform the agreed‑upon procedures on such Monthly Report and the Trustee’s records to determine the cause of such discrepancy. If such review reveals an error in the Monthly Report or the Trustee’s records, the Monthly Report or the Trustee’s records shall be revised accordingly and, as so revised, shall be utilized in making all calculations pursuant to this Indenture and notice of any error in the Monthly Report shall be sent as soon as practicable by the Issuer to all recipients of such report which may be accomplished by making a notation of such error in the subsequent Monthly Report.

(b)
Payment Date Accounting. The Issuer shall render an accounting (each a “Distribution Report”), determined as of the close of business on each Determination Date preceding a Payment Date, and shall make available such Distribution Report to the Trustee, the Collateral Manager, the Initial Purchaser, the CLO Information Service, each Rating Agency and, upon written request therefor, any Holder or Certifying Person, not later than the Business Day preceding the related Payment Date. The Distribution Report shall contain the following information:

(i)	the information required to be in the Monthly Report pursuant to Section 10.6(a);

(ii)
(a) the Aggregate Outstanding Amount of the Rated Notes of each Class at the beginning of the Interest Accrual Period and such amount as a percentage of the original Aggregate Outstanding Amount of the Rated Notes of such Class, (b) the amount of principal payments to be made on the Rated Notes of each Class on the next Payment Date, the amount of any Deferred Interest on the Deferred Interest Notes and the Aggregate Outstanding Amount of the Rated Notes of each Class after giving effect to the principal payments, if any, on the next Payment Date and such amount as a percentage of the original Aggregate Outstanding Amount of the Rated Notes of such Class, and (c) the amount of distributions to be paid on the Preferred Interests on the next Payment Date and the Aggregate Outstanding Amount of the Preferred Interests on the next Payment Date;

(iii)	the Interest Rate and accrued interest for each Class of Rated Notes for such Payment Date;

(iv)	the amounts payable pursuant to each clause of the Priority of Payments, on the related Payment Date;

(v)	for the Collection Account:

(A)	the Balance of Principal Proceeds on deposit in the Collection Account at the end of the related Collection Period and the Balance of Interest

Proceeds on deposit in the Collection Account on the next Business Day following the end of the related Collection Period;

(B)
the amounts payable from the Collection Account to the Payment Account, in order to make payments pursuant to the Priority of Payments on the next Payment Date (net of amounts which the Collateral Manager intends to reinvest in additional Collateral Obligations pursuant to Article XII); and

(C)	the Balance remaining in the Collection Account immediately after all payments and deposits to be made on such Payment Date; and

(vi)	such other information as the Collateral Manager may reasonably request.
Each Distribution Report shall constitute instructions to the Trustee to withdraw funds from the Payment Account and pay or transfer such amounts set forth in such Distribution Report in the manner specified and in accordance with the Priority of Payments and Article XIII.

(c)
Interest Rate Notice. The Trustee shall include in the Monthly Report a notice setting forth the Interest Rate for each Class of Rated Notes for the Interest Accrual Period preceding the next Payment Date.

(d)
Failure to Provide Accounting. If the Trustee shall not have received any accounting provided for in this Section 10.6 on the first Business Day after the date on which such accounting is due to the Trustee, the Trustee shall notify the Collateral Manager who shall use all reasonable efforts to obtain such accounting by the applicable Payment Date. To the extent the Collateral Manager is required to provide any information or reports pursuant to this Section 10.6 as a result of the failure of the Issuer to provide such information or reports, the Collateral Manager shall be entitled to retain an Independent certified public accountant in connection therewith and the reasonable costs incurred by the Collateral Manager for such Independent certified public accountant shall be paid by the Issuer.

(e)	Required Content of Certain Reports. Each Monthly Report and each Distribution Report sent to any Holder or Certifying Person shall contain, or be accompanied by, the following notices:
The Notes may be beneficially owned only by Persons that (a) (i) are not U.S. persons (within the meaning of Regulation S under the United States Securities Act of 1933, as amended) and are purchasing their beneficial interest in an offshore transaction and are also QIB/QPs or (ii) are (A) Qualified Institutional Buyers or (solely in the case of the Reinvesting Holder Notes) Accredited Investors and (B) either Qualified Purchasers or (solely in the case of the Reinvesting Holder Notes) Knowledgeable Employees (or corporations, partnerships, limited liability companies or other entities (other than trusts) each shareholder, partner, member or other equity owner of which is a Qualified Purchaser or (solely in the case of the Reinvesting Holder Notes) Knowledgeable Employees) and (b) can make the representations set forth in Section 2.5 or the appropriate Exhibit to this Indenture. Beneficial ownership interests in the Global Notes may be transferred only to a Person that is both a Qualified Institutional Buyer and a Qualified Purchaser and that can make the representations referred to in clause (b) of the preceding sentence. The Issuer has the right to compel any beneficial owner of an interest in Global Notes that does not meet the qualifications set forth in the preceding sentence to sell its interest in such Notes, or may sell such interest on behalf of such owner, pursuant to Section 2.11.
Each Holder receiving this report agrees to keep all non‑public information herein confidential and not to use such information for any purpose other than its evaluation of its investment in the Notes; provided that any holder may provide such information on a confidential basis to any prospective purchaser of such holder’s Notes that is permitted by the terms of this Indenture to acquire such holder’s Notes and that agrees to keep such information confidential in accordance with the terms of this Indenture.

(f)
Distribution of Reports and Documents. The Trustee will make the Monthly Report, the Distribution Report, this Indenture and the Collateral Management Agreement available through the Trustee’s Website. Upon receipt of notice of a Trading Plan, the Trustee shall promptly provide notice of such Trading Plan on the Trustee’s Website. The Trustee shall provide the CLO Information Service with access to the Trustee’s Website. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them by first‑class mail by calling the Trustee’s customer service desk. The Trustee shall have the right to change the way such statements and documents are distributed in order to make such distribution more convenient and/or more accessible to the above parties, and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes. As a condition to access to the Trustee’s Website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall be entitled to rely on, but shall not be responsible for, the content or accuracy of any information provided in the Monthly Report and the Distribution Report which the Trustee disseminates in accordance with this Indenture and may affix thereto any disclaimer it deems appropriate in its reasonable discretion.

Section 10.7.    Release of Assets

(a)
The Collateral Manager may, by Issuer Order delivered to the Trustee no later than the settlement date of any sale of an obligation (or, in the case of physical settlement, no later than the Business Day preceding such date), certifying with respect to settlements after the Effective Date that the applicable conditions set forth in Article XII have been met, direct the Trustee to deliver such obligation against receipt of payment therefor.

(b)
The Collateral Manager may, by Issuer Order delivered to the Trustee no later than the settlement date of any redemption or payment in full of a Collateral Obligation or Eligible Investment (or, in the case of physical settlement, no later than the Business Day preceding such date) certifying that such obligation is being redeemed or paid in full, direct the Trustee or, at the Trustee’s instruction, the Intermediary, to deliver such obligation, if in physical form, duly endorsed, or, if such obligation is a Clearing

Corporation Security, to cause it to be presented (or in the case of a general intangible or a participation, cause such actions as are necessary to transfer such obligation to the designated transferee free of liens, claims or encumbrances created by this Indenture), to the appropriate paying agent therefor on or before the date set for redemption or payment, in each case against receipt of the redemption price or payment in full thereof.

(c)
Subject to Article XII, the Collateral Manager may, by Issuer Order delivered to the Trustee no later than the settlement date of an exchange, tender or sale (or, in the case of physical settlement, no later than the Business Day preceding such date), certifying that a Collateral Obligation is subject to a tender offer, voluntary redemption, exchange offer, conversion or other similar action (an “Offer”) and setting forth in reasonable detail the procedure for response to such Offer, direct the Trustee or, at the Trustee’s instructions, the Intermediary, to deliver such obligation, if in physical form, duly endorsed, or, if such obligation is a Clearing Corporation Security, to cause it to be delivered, in accordance with such Issuer Order, in each case against receipt of payment therefor; provided, that, unless such Offer is in connection with a distressed exchange or the workout or restructuring of such Collateral Obligation and the Collateral Obligation (or any other Asset received in connection with such Offer) would be considered to have been received in lieu of debts previously contracted with respect to such Collateral Obligation under the Volcker Rule, the Collateral Manager may not direct the Trustee to accept or participate in such Offer if, as a result of the Issuer’s acceptance of or participation in such Offer, such Collateral Obligation (or any other Asset received in connection with such Offer) would not satisfy the criteria set forth in the definition of “Collateral Obligation” or the definition of “Eligible Investment.”

(d)
Subject to Article XII, the Collateral Manager may, by Issuer Order delivered to the Trustee no later than the settlement date of an exchange (or in the case of physical settlement, no later than the Business Day preceding such date), certifying that the exchange satisfies the conditions set forth in the definition of Bankruptcy Exchange, direct the Trustee to deliver such obligation, if in physical form, duly endorsed, or, if such obligation is a Clearing Corporation Security, to cause it to be delivered, in accordance with the Issuer Order, in each case against receipt of another debt obligation therefor.

(e)
The Trustee shall deposit any proceeds received by it from the disposition of a Collateral Obligation or Eligible Investment in the Collection Account, unless such proceeds are simultaneously applied to the purchase of Collateral Obligations or Eligible Investments.

(f)
The Trustee shall, (i) upon receipt of an Issuer Order, release any Illiquid Assets sold, distributed or disposed of pursuant to Article IV, and (ii) upon receipt of an Issuer Order at such time as there are no Notes Outstanding and all obligations of the Issuer hereunder have been satisfied, release the Assets.

(g)	The Trustee shall, upon receipt of an Issuer Order, release from the lien of this Indenture any Selling Institution Collateral in accordance with Section 10.4.

(h)
Following delivery of any obligation pursuant to clauses (a) through (c) and (e) through (g), such obligation shall be released from the lien of this Indenture without further action by the Trustee or the Issuer.

(i)	Satisfaction of the requirements under Section 12.3 will be deemed to constitute delivery of an Issuer Order for purposes of this Section 10.7.
Section 10.8.    Reports by Independent Accountants

(a)
At the Closing Date, the Issuer shall appoint one or more firms of Independent certified public accountants of recognized international reputation for purposes of reviewing and delivering the reports of such accountants required by this Indenture, which may be the firm of Independent certified public accountants that performs accounting services for the Issuer or the Collateral Manager. The Issuer may remove any firm of Independent certified public accountants at any time without the consent of any Holder of Notes. Upon any resignation by such firm or removal of such firm by the Issuer, the Issuer (or the Collateral Manager on behalf of the Issuer) shall promptly appoint by Issuer Order delivered to the Trustee and each Rating Agency a successor thereto that shall also be a firm of Independent certified public accountants of recognized international reputation, which may be a firm of Independent certified public accountants that performs accounting services for the Issuer or the Collateral Manager. If the Issuer shall fail to appoint a successor to a firm of Independent certified public accountants which has resigned within 30 days after such resignation, the Issuer shall promptly notify the Trustee, with a copy to the Collateral Manager, of such failure in writing. If the Issuer shall not have appointed a successor within ten days thereafter, the Trustee shall promptly notify the Collateral Manager, who shall appoint a successor firm of Independent certified public accountants of recognized international reputation. The fees of such Independent certified public accountants and its successor shall be payable by the Issuer. In the event such firm requires the Trustee to agree to the procedures performed by such firm, the Issuer hereby directs the Trustee to so agree; it being understood and agreed that the Trustee will deliver such letter of agreement in conclusive reliance on the foregoing direction of the Issuer, and the Trustee shall make no inquiry or investigation as to, and shall have no obligation in respect of, the sufficiency, validity or correctness of such procedures.

(b)
On or before August 31 of each year commencing in 2016, the Issuer shall cause to be delivered to the Trustee a report (subject to the terms of an agreed upon procedures letter) from a firm of Independent certified public accountants for each Distribution Report received since the last statement or, in the case of the first report since the Closing Date, (i) indicating that the calculations within those Distribution Reports have been recalculated and compared to the information provided by the Issuer in accordance with the applicable provisions of this Indenture and (ii) recalculating the Aggregate Principal Balance of the Assets and the Aggregate Principal Balance of the Collateral Obligations securing the Notes as of the immediately preceding Determination Dates; provided that in the event of a conflict between such firm of Independent certified public accountants and the Issuer with respect to any matter in this Section 10.8, the determination by such firm of Independent public accountants shall be conclusive. To the extent a Holder or a beneficial owner of a Note requests the yield to maturity in respect of the relevant Note in order to determine any “original issue discount” in respect thereof, the Trustee shall request that the firm of Independent certified public accountants appointed by the Issuer recalculate such yield to maturity. The Trustee shall have no responsibility to calculate the yield to maturity nor to verify the accuracy of such Independent certified public accountants’ calculation. In the event that the firm of Independent certified public accountants fails to calculate such yield to maturity, the Trustee shall have no responsibility to provide such information to Holder or a Certifying Person. In the event such firm of Independent public accountants requires the Bank, in any of its capacities including but not limited to Trustee or Collateral Administrator, to agree to the procedures performed by such firm, the Issuer hereby directs the Bank to so agree; it being understood that the Bank shall deliver and comply with such letter of agreement in conclusive reliance on the foregoing direction and the Bank shall make no inquiry or investigation as to, and shall have no obligation in respect of, the sufficiency, validity, or correctness of such procedures. The Bank, in each of its capacities, shall not disclose any information or documents provided to it by such firm of Independent accountants.

(c)
Upon the written request of the Trustee, or any Holder of a Preferred Interest, the Issuer will cause the firm of Independent certified public accountants appointed pursuant to Section 10.8(a) to provide any Holder of Preferred Interests with all of the information required to be provided by the Issuer pursuant to Section 7.17 or assist the Issuer in the preparation thereof.

Section 10.9.    Reports to Rating Agencies and Additional Recipients
In addition to the information and reports specifically required to be provided to each Rating Agency pursuant to the terms of this Indenture, the Issuer shall provide each Rating Agency with all information or reports delivered to the Trustee hereunder (with the exception of any Accountants’ Report or any certificates, letters or other reports prepared by Independent accountants), and such additional information as either Rating Agency may from time to time reasonably request, including notification to S&P of any modification of the Underlying Instrument related to a DIP Collateral Obligation or any release of collateral thereunder not permitted by such Underlying Instrument.
Section 10.10.    Procedures Relating to the Establishment of Accounts Controlled by the Trustee
Notwithstanding anything else contained herein, the Trustee agrees that with respect to each of the Accounts, it shall cause the Intermediary establishing such accounts to enter into an Account Agreement and, if the Intermediary is the Bank, shall cause the Bank to comply with the provisions of such Account Agreement. The Trustee may open such subaccounts of any such Account and such related deposit accounts for any such Account as it deems necessary or appropriate for convenience of administration.
Section 10.11.    Section 3(c)(7) Procedures

(a)
DTC Actions. The Issuer will direct DTC to take the following steps in connection with the Global Notes (or such other appropriate steps regarding legends of restrictions on the Global Notes under Section 3(c)(7) of the Investment Company Act and Rule 144A as may be customary under DTC procedures at any given time):

(i)	The Issuer will direct DTC to include the marker “3c7” in the DTC 20‑character security descriptor and the 48‑character additional descriptor for the Global Notes.

(ii)
The Issuer will direct DTC to cause each physical deliver order ticket that is delivered by DTC to purchasers to contain the 20‑character security descriptor. The Issuer will direct DTC to cause each deliver order ticket that is delivered by DTC to purchasers in electronic form to contain a “3c7” indicator and a related user manual for participants. Such user manual will contain a description of the relevant restrictions imposed by Section 3(c)(7).

(iii)	On or prior to the Closing Date, the Issuer will instruct DTC to send a Section 3(c)(7) notice to all DTC participants in connection with the offering of the Global Notes.

(iv)
In addition to the obligations of the Registrar set forth in Section 2.5, the Issuer will from time to time (upon the request of the Trustee) make a request to DTC to deliver to the Issuer a list of all DTC participants holding an interest in the Global Notes.

(v)	The Issuer will cause each CUSIP number obtained for a Global Note to have “3c7” and “144A” indicators, as applicable, attached to such CUSIP number.

(b)
Bloomberg Screens, Etc. The Issuer will from time to time request all third‑party vendors to include on screens maintained by such vendors appropriate legends regarding restrictions on the Global Notes under Section 3(c)(7) of the Investment Company Act and Rule 144A.

ARTICLE XI
APPLICATION OF MONIES
Section 11.1.    Disbursements of Monies from Payment Account

(a)
Notwithstanding any other provision in this Indenture, but subject to the other subsections of this Section 11.1 and to Section 13.1, on each Payment Date, the Trustee shall disburse amounts transferred from the Collection Account to the Payment Account pursuant to Section 10.2 (and in respect of the first Payment Date, amounts transferred from the Interest Reserve Account to the Payment Account pursuant to Section 10.3(e)) in accordance with the following priorities.

(i)
On each Payment Date, unless an Enforcement Event has occurred and is continuing, Interest Proceeds on deposit in the Collection Account, to the extent received on or before the related Determination Date (or if such Determination Date is not a Business Day, the next succeeding Business Day) and that are transferred into the Payment Account shall be applied in the following order of priority (the “Priority of Interest Proceeds”):

Prior to and on the First Refinancing Date:

(A)
(1) first, to the payment of taxes and governmental fees owing by the Issuer, if any, and (2) second, to the payment of the accrued and unpaid Administrative Expenses, in the priority stated in the definition thereof, up to the Administrative Expense Cap, provided that Special Petition Expenses shall be payable without regard to the Administrative Expense Cap;

(B)
to the payment on a pro rata basis of the following amounts based on the respective amounts due on such Payment Date: (1) to the extent not deferred by the Collateral Manager pursuant to Section 11.1(d), to the payment of the Base Management Fee due and payable to the Collateral Manager (including any accrued and unpaid interest thereon) and any unpaid Deferred Base Management Fee that has been deferred with respect to prior Payment Dates which the Collateral Manager elects to have paid on such Payment Date pursuant to Section 11.1(d), and (2) the accrued and unpaid Carlyle Holders First Distribution Amount plus any Carlyle Holders First Distribution Amount that remains due and unpaid in respect of any prior Payment Dates (including any accrued and unpaid interest thereon) to the Carlyle Holders of the Preferred Interests; provided that amounts paid as any Deferred Base Management Fee pursuant to clause (1) may not exceed the Deferred Base Management Fee Cap; provided further that any accrued and unpaid interest on the Base Management Fee or Carlyle Holders First Distribution Amount shall be paid solely to the extent that, after giving effect on a pro forma basis to such payment, sufficient Interest Proceeds remain to pay in full all amounts due under clauses (C) through (E) below;

(C)
to the payment of accrued and unpaid interest on the Class A‑1A Notes, the Class A‑1B Notes and the Class A‑1C Notes, allocated pro rata in proportion to the amount of accrued and unpaid interest thereon;

(D)	to the payment of accrued and unpaid interest on the Class A‑2 Notes;

(E)
if either of the Coverage Tests (except, in the case of the Interest Coverage Test, if such Payment Date is the first Payment Date after the Closing Date) is not satisfied on the related Determination Date, to make payments in accordance with the Note Payment Sequence to the extent necessary to cause all Coverage Tests that are applicable on such Payment Date to be satisfied on a pro forma basis after giving effect to all payments pursuant to this clause (E);

(F)
if, with respect to any Payment Date following the Effective Date, Rating Agency Confirmation has not been obtained from Moody’s (unless the Moody’s Effective Date Rating Condition is satisfied) amounts available for distribution pursuant to this clause (F) shall be used for application in accordance with the Note Payment Sequence on such Payment Date in an amount required to obtain Rating Agency Confirmation from Moody’s;

(G)
on a sequential basis, first, to the payment of any Deferred Base Management Fee not paid pursuant to clause (B)(1) above due to the limitations contained therein; and second, to the payment on a pro rata basis of the following amounts based on the respective amounts due on such Payment Date: (1) to the extent not deferred by the Collateral Manager pursuant to Section 11.1(d), to the payment of the Subordinated Management Fee due and payable to the Collateral Manager (including any accrued and unpaid interest thereon) and any unpaid Deferred Subordinated Management Fee that has been deferred with respect to prior Payment Dates which the Collateral Manager elects to have paid on such Payment Date pursuant to Section 11.1(d) and (2) any accrued and unpaid Carlyle Holders Second Distribution Amount plus any Carlyle Holders Second Distribution Amount that remains due and unpaid in respect of any prior Payment Dates (including any accrued and unpaid interest thereon) to the Carlyle Holders of the Preferred Interests;

(H)
during the Reinvestment Period, if the Interest Diversion Test is not satisfied on the related Determination Date, to the Collection Account as Principal Proceeds to invest in Eligible Investments (pending the purchase of additional Collateral Obligations) and/or to apply toward the purchase of additional Collateral Obligations, in an amount equal to the lesser of (i) 50% of available Interest Proceeds and (ii) the amount necessary to restore compliance with such Interest Diversion Test;

(I)
to the payment (in the same manner and order of priority as stated in the definition thereof) of any Administrative Expenses not paid pursuant to clause (A)(2) above due to the limitation contained therein;

(J)
to make payments in respect of the Preferred Interests until the Incentive Management Fee Threshold has been met; provided, that, during the Reinvestment Period, to the extent that any Reinvesting Holder has so directed, any Reinvestment Amounts designated by such Holder in respect of its Preferred Interests shall not be paid to such Holder, but shall be deposited on such Payment Date in the Reinvestment Amount Account and be deemed to have been paid to such Holder pursuant to this Indenture);

(K)
to the payment on a pro rata basis of the following amounts based on the respective amounts due on such Payment Date: (i) to the payment of any Incentive Management Fee due and payable to the Collateral Manager and, if applicable, any terminated collateral manager (allocated as set forth in the Collateral Management Agreement), and (ii) any accrued and unpaid Carlyle Holders Third Distribution Amount to the Carlyle Holders of the Preferred Interests; and

(L)
any remaining Interest Proceeds shall be paid in respect of the Preferred Interests; provided that, during the Reinvestment Period, to the extent that any Reinvesting Holder has so directed, any Reinvestment Amounts designated by such Holder in respect of its Preferred Interests shall not be paid to such Holder, but shall be deposited on such Payment Date in the Reinvestment Amount Account and be deemed to have been paid to such Holder pursuant to this Indenture).

After the First Refinancing Date:

(A)
(1) first, to the payment of taxes and governmental fees owing by the Issuer, if any, and (2) second, to the payment of the accrued and unpaid Administrative Expenses, in the priority stated in the definition thereof, up to the Administrative Expense Cap, provided that Special Petition Expenses shall be payable without regard to the Administrative Expense Cap;

(B)
to the payment on a pro rata basis of the following amounts based on the respective amounts due on such Payment Date: (1) to the extent not deferred by the Collateral Manager pursuant to Section 11.1(d), to the payment of the Base Management Fee due and payable to the Collateral Manager (including any accrued and unpaid interest thereon) and any unpaid Deferred Base Management Fee that has been deferred with respect to prior Payment Dates which the Collateral Manager elects to have paid on such Payment Date pursuant to Section 11.1(d), and (2) the accrued and unpaid Carlyle Holders First Distribution Amount plus any Carlyle Holders First Distribution Amount that remains due and unpaid in respect of any prior Payment Dates (including any accrued and unpaid interest thereon) to the Carlyle Holders of the Preferred Interests; provided that amounts paid as any Deferred Base Management Fee pursuant to clause (1) may not exceed the Deferred Base Management Fee Cap; provided further that any accrued and unpaid interest on the Base Management Fee or Carlyle Holders First Distribution Amount shall be paid solely to the extent that, after giving effect on a pro forma basis to such payment, sufficient Interest Proceeds remain to pay in full all amounts due under clauses (C) through (K) below;

(C)
to the payment, pro rata, based on the amount of accrued and unpaid interest thereon, of accrued and unpaid interest on (i) the Class A-1-1-R Notes, (ii) the Class A-1-2-R Notes and (iii) the Class A-1-3-R Notes;

(D)	to the payment of accrued and unpaid interest on the Class A‑2‑R Notes;

(E)
if either of the Class A Coverage Tests (except, in the case of the Interest Coverage Test, if such Payment Date is the first Payment Date after the First Refinancing Date) is not satisfied on the related Determination Date, to make payments in accordance with the Note Payment Sequence to the extent necessary to cause all Coverage Tests that are applicable on such Payment Date to be satisfied on a pro forma basis after giving effect to all payments pursuant to this clause (E);

(F)	to the payment of accrued and unpaid interest (excluding Deferred Interest, but including interest on Deferred Interest) on the Class B Notes;

(G)
if either of the Class B Coverage Tests (except, in the case of the Interest Coverage Test, if such Payment Date is the first Payment Date after the First Refinancing Date) is not satisfied on the related Determination Date, to make payments in accordance with the Note Payment Sequence to the extent necessary to cause all Class B Coverage Tests that are applicable on such Payment Date to be satisfied on a pro forma basis after giving effect to all payments pursuant to this clause (G);

(H)	to the payment of any Deferred Interest on the Class B Notes;

(I)	to the payment of accrued and unpaid interest (excluding Deferred Interest but including interest on Deferred Interest) on the Class C Notes;

(J)
if either of the Class C Coverage Tests (except, in the case of the Interest Coverage Test, if such Payment Date is the first Payment Date after the First Refinancing Date) is not satisfied on the related Determination Date, to make payments in accordance with the Note Payment Sequence to the extent necessary to cause all Class C Coverage Tests that are applicable on such Payment Date to be satisfied on a pro forma basis after giving effect to all payments pursuant to this clause (J);

(K)	to the payment of any Deferred Interest on the Class C Notes;

(L)
on a sequential basis, first, to the payment of any Deferred Base Management Fee not paid pursuant to clause (B)(1) above due to the limitations contained therein; and second, to the payment on a pro rata basis of the following amounts based on the respective amounts due on such Payment Date: (1) to the extent not deferred by the Collateral Manager pursuant to Section 11.1(d), to the payment of the Subordinated Management Fee due and payable to the Collateral Manager (including any accrued and unpaid interest thereon) and any unpaid Deferred Subordinated Management Fee that has been deferred with respect to prior Payment Dates which the Collateral Manager elects to have paid on such Payment Date pursuant to Section 11.1(d) and (2) any accrued and unpaid Carlyle Holders Second Distribution Amount plus any Carlyle Holders Second Distribution Amount that remains due and unpaid in respect of any prior Payment Dates (including any accrued and unpaid interest thereon) to the Carlyle Holders of the Preferred Interests;

(M)
during the Reinvestment Period, if the Interest Diversion Test is not satisfied on the related Determination Date, to the Collection Account as Principal Proceeds to invest in Eligible Investments (pending the purchase of additional Collateral Obligations) and/or to apply toward the purchase of additional Collateral Obligations, in an amount equal to the lesser of (i) 50% of available Interest Proceeds and (ii) the amount necessary to restore compliance with such Interest Diversion Test;

(N)
to the payment (in the same manner and order of priority as stated in the definition thereof) of any Administrative Expenses not paid pursuant to clause (A)(2) above due to the limitation contained therein;

(O)
to make payments in respect of the Preferred Interests until the Incentive Management Fee Threshold has been met; provided, that, during the Reinvestment Period, to the extent that any Reinvesting Holder has so directed, any Reinvestment Amounts designated by such Holder in respect of its Preferred Interests shall not be paid to such Holder, but shall be deposited on such Payment Date in the Reinvestment Amount Account and be deemed to have been paid to such Holder pursuant to this Indenture);

(P)
to the payment on a pro rata basis of the following amounts based on the respective amounts due on such Payment Date: (i) to the payment of any Incentive Management Fee due and payable to the Collateral Manager and, if applicable, any terminated collateral manager (allocated as set forth in the Collateral Management Agreement), and (ii) any accrued and unpaid Carlyle Holders Third Distribution Amount to the Carlyle Holders of the Preferred Interests; and

(Q)
any remaining Interest Proceeds shall be paid in respect of the Preferred Interests; provided that, during the Reinvestment Period, to the extent that any Reinvesting Holder has so directed, any Reinvestment Amounts designated by such Holder in respect of its Preferred Interests shall not be paid to such Holder, but shall be deposited on such Payment Date in the Reinvestment Amount Account and be deemed to have been paid to such Holder pursuant to this Indenture).

(ii)
On each Payment Date, unless an Enforcement Event has occurred and is continuing, Principal Proceeds on deposit in the Collection Account that are received on or before the related Determination Date and that are transferred to the Payment Account (which will not include (i) amounts required to meet funding requirements with respect to Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations that are deposited in the Revolver Funding Account and (ii) during the Reinvestment Period, Principal Proceeds designated for reinvestment by the Collateral Manager and in the case of the first or second Payment Dates, Principal Proceeds on deposit in the Interest Reserve Account that are transferred to the Payment Account, shall be applied in the following order of priority (the “Priority of Principal Proceeds”):

Prior to and on the First Refinancing Date:

(A)
to pay the amounts referred to in clauses (A) through (D) of the Priority of Interest Proceeds (in the same manner and order of priority stated therein), but only to the extent not paid in full thereunder;

(B)
to pay the amounts referred to in clause (E) of the Priority of Interest Proceeds but only to the extent not paid in full thereunder and to the extent necessary to cause the Coverage Tests to be met as of the related Determination Date on a pro forma basis after giving effect to any payments made through this clause (B);

(C)
with respect to any Payment Date following the Effective Date, if after the application of Interest Proceeds as provided in clause (F) under the Priority of Interest Proceeds, Rating Agency Confirmation has not been obtained from Moody’s (unless the Moody’s Effective Date Rating Condition is satisfied), amounts available for distribution pursuant to this clause (C) shall be used for application in accordance with the Note Payment Sequence on such Payment Date in an amount required to obtain such Rating Agency Confirmation from Moody’s;

(D)
(1) if such Payment Date is a Redemption Date (other than a Special Redemption Date, a Partial Redemption Date or a Re‑Pricing Redemption Date), to make payments in accordance with the Note Payment Sequence; (2) if such Payment Date is a Redemption Date in respect of a Special Redemption, to make payments in the amount, if any, of the Principal Proceeds that the Collateral Manager has determined cannot be practicably reinvested in additional Collateral Obligations, in accordance with the Note Payment Sequence; (3) if such Payment Date is a Partial Redemption Date, to pay the Redemption Price (without duplication of any payments received by any Class of Rated Notes pursuant to the Priority of Interest Proceeds) of each Class of Rated Notes being redeemed in accordance with the Note Payment Sequence; and (4) if such Payment Date is a Re‑Pricing Redemption Date, to pay the Redemption Price (without duplication of any payments received by any Rated Notes being redeemed pursuant to the Priority of Interest Proceeds) of each Rated Note being redeemed (in the order of priority consistent with the Note Payment Sequence if more than one Class is being redeemed);

(E)
during the Reinvestment Period, at the discretion of the Collateral Manager, either (y) to the Collection Account as Principal Proceeds to invest in Eligible Investments (pending the purchase of additional Collateral Obligations) and/or to apply toward the purchase of additional Collateral Obligations or (z) if the reinvestment of such Principal Proceeds would, in the sole discretion of the Collateral Manager, cause (or be likely to cause) a Retention Deficiency, to make payments in accordance with the Note Payment Sequence in an amount determined by the Collateral Manager in its sole discretion (which payment, for the avoidance of doubt, will not result in a termination of the Reinvestment Period);

(F)	to make payments in accordance with the Note Payment Sequence;

(G)	to pay the amounts referred to in clause (G) of the Priority of Interest Proceeds only to the extent not already paid;

(H)	to pay the amounts referred to in clause (I) of the Priority of Interest Proceeds only to the extent not already paid;

(I)
to the payment of principal of each Reinvesting Holder Note until the Reinvesting Holder Notes have been paid in full, pro rata based on the respective principal amounts of Reinvesting Holder Notes held by each Reinvesting Holder;

(J)	after giving effect to clause (J) of the Priority of Interest Proceeds, to make payments in respect of the Preferred Interests until the Incentive Management Fee Threshold has been met;

(K)
to the payment on a pro rata basis of the following amounts based on the respective amounts due on such Payment Date: (i) to the payment of any Incentive Management Fee due and payable to the Collateral Manager and, if applicable, any terminated collateral manager (allocated as set forth in the Collateral Management Agreement), and (ii) any accrued and unpaid Carlyle Holders Third Distribution Amount to the Carlyle Holders of the Preferred Interests; and

(L)	any remaining Principal Proceeds shall be paid in respect of the Preferred Interests.
After the First Refinancing Date:

(A)
to pay the amounts referred to in clauses (A) through (D) of the Priority of Interest Proceeds (in the same manner and order of priority stated therein), but only to the extent not paid in full thereunder;

(B)
to pay the amounts referred to in clause (E) of the Priority of Interest Proceeds but only to the extent not paid in full thereunder and to the extent necessary to cause the Class A Coverage Tests to be met as of the related Determination Date on a pro forma basis after giving effect to any payments made through this clause (B);

(C)	to pay the amounts referred to in clause (F) of the Priority of Interest Proceeds to the extent not paid in full thereunder, only to the extent that the Class B Notes are the Controlling Class;

(D)
to pay the amounts referred to in clause (G) of the Priority of Interest Proceeds but only to the extent not paid in full thereunder and to the extent necessary to cause the Class B Coverage Tests to be met as of the related Determination Date on a pro forma basis after giving effect to any payments made through this clause (D);

(E)	to pay the amounts referred to in clause (H) of the Priority of Interest Proceeds to the extent not paid in full thereunder, only to the extent that the Class B Notes are the Controlling Class;

(F)	to pay the amounts referred to in clause (I) of the Priority of Interest Proceeds to the extent not paid in full thereunder, only to the extent that the Class C Notes are the Controlling Class;

(G)
to pay the amounts referred to in clause (J) of the Priority of Interest Proceeds but only to the extent not paid in full thereunder and to the extent necessary to cause the Class C Coverage Tests to be met as of the related Determination Date on a pro forma basis after giving effect to any payments made through this clause (G);

(H)	to pay the amounts referred to in clause (K) of the Priority of Interest Proceeds to the extent not paid in full thereunder, only to the extent that the Class C Notes are the Controlling Class;

(I)
(1) if such Payment Date is a Redemption Date (other than a Special Redemption Date, a Partial Redemption Date or a Re‑Pricing Redemption Date), to make payments in accordance with the Note Payment Sequence;

(2) if such Payment Date is a Redemption Date in respect of a Special Redemption, to make payments in the amount, if any, of the Principal Proceeds that the Collateral Manager has determined cannot be practicably reinvested in additional Collateral Obligations, in accordance with the Note Payment Sequence;

(J)
during the Reinvestment Period, at the discretion of the Collateral Manager, either (y) to the Collection Account as Principal Proceeds to invest in Eligible Investments (pending the purchase of additional Collateral Obligations) and/or to apply toward the purchase of additional Collateral Obligations or (z) if the reinvestment of such Principal Proceeds would, in the sole discretion of the Collateral Manager, cause (or be likely to cause) a Retention Deficiency, to make payments in accordance with the Note Payment Sequence in an amount determined by the Collateral Manager in its sole discretion (which payment, for the avoidance of doubt, will not result in a termination of the Reinvestment Period);

(K)	to make payments in accordance with the Note Payment Sequence;

(L)	to pay the amounts referred to in clause (L) of the Priority of Interest Proceeds only to the extent not already paid;

(M)	to pay the amounts referred to in clause (N) of the Priority of Interest Proceeds only to the extent not already paid;

(N)
to the payment of principal of each Reinvesting Holder Note until the Reinvesting Holder Notes have been paid in full, pro rata based on the respective principal amounts of Reinvesting Holder Notes held by each Reinvesting Holder;

(O)	after giving effect to clause (O) of the Priority of Interest Proceeds, to make payments in respect of the Preferred Interests until the Incentive Management Fee Threshold has been met;

(P)
to the payment on a pro rata basis of the following amounts based on the respective amounts due on such Payment Date: (i) to the payment of any Incentive Management Fee due and payable to the Collateral Manager and, if applicable, any terminated collateral manager (allocated as set forth in the Collateral Management Agreement), and (ii) any accrued and unpaid Carlyle Holders Third Distribution Amount to the Carlyle Holders of the Preferred Interests; and

(Q)	any remaining Principal Proceeds shall be paid in respect of the Preferred Interests.

(iii)
Notwithstanding the Priority of Interest Proceeds and the Priority of Principal Proceeds, in the case of any Enforcement Event, on any Payment Date and on each date or dates fixed by the Trustee pursuant to Section 5.7, proceeds in respect of the Assets will be applied in the following order of priority (“Special Priority of Payments”):

Prior to and on the First Refinancing Date:

(A)
(1) first, to the payment of taxes and governmental fees owing by the Issuer, if any, and (2) second, to the payment of the accrued and unpaid Administrative Expenses, in the priority stated in the definition thereof, up to the Administrative Expense Cap (provided that following the commencement of any sales of Assets pursuant to Section 5.5(a), the Administrative Expense Cap shall be disregarded), provided that Special Petition Expenses shall be paid without regard to the Administrative Expense Cap;

(B)
to the payment on a pro rata basis of the following amounts based on the respective amounts due on such Payment Date: (1) to the extent not deferred by the Collateral Manager pursuant to Section 11.1(d), to the payment of the Base Management Fee due and payable to the Collateral Manager (including any accrued and unpaid interest thereon) and any unpaid Deferred Base Management Fee that has been deferred with respect to prior Payment Dates which the Collateral Manager elects to have paid on such Payment Date pursuant to Section 11.1(d), and (2) the accrued and unpaid Carlyle Holders First Distribution Amount plus any Carlyle Holders First Distribution Amount that remains due and unpaid in respect of any prior Payment Dates (including any accrued and unpaid interest thereon) to the Carlyle Holders of the Preferred Interests; provided that amounts paid as any Deferred Base Management Fee pursuant to clause (1) shall be paid solely to the extent that, after giving effect on a pro forma basis to such payment, sufficient Interest Proceeds remain to pay in full all amounts due under clauses (C) through (F) below; provided further that any accrued and unpaid interest pursuant to clause (1) or (2) shall be paid solely to the extent that, after giving effect on a pro forma basis to such payment, sufficient Interest Proceeds remain to pay in full (after taking into account any Deferred Base Management Fee that the Collateral Manager elects to have paid on such Payment Date) all amounts due under clauses (C) through (F) below;

(C)
to the payment of accrued and unpaid interest on the Class A‑1A Notes, the Class A‑1B Notes and the Class A‑1C Notes, allocated pro rata in proportion to the amount of accrued and unpaid interest thereon;

(D)	to the payment of principal of the Class A‑1 Notes (pro rata);

(E)	to the payment of accrued and unpaid interest on the Class A‑2 Notes;

(F)	to the payment of principal of the Class A‑2 Notes;

(G)
to the payment of, on a pro rata basis, the following amounts based on the respective amounts due on such Payment Date: (1) to the extent not deferred by the Collateral Manager pursuant to Section 11.1(d), to the payment of the Subordinated Management Fee due and payable (including any accrued and unpaid interest thereon) to the Collateral Manager and any unpaid Deferred Subordinated Management Fee that has been deferred with respect to prior Payment Dates which the Collateral Manager elects to have paid on such Payment Date pursuant to Section 11.1(d), and (2) any accrued and unpaid Carlyle Holders Second Distribution Amount plus any Carlyle Holders Second Distribution Amount that remains due and unpaid in respect of any prior Payment Dates (including any accrued and unpaid interest thereon) to the Carlyle Holders of the Preferred Interests;

(H)
to the payment of first, (in the same manner and order of priority stated in the definition thereof) any Administrative Expenses not paid pursuant to clause (A)(2) above due to the limitation contained therein, and second, any Deferred Base Management Fee not paid pursuant to clause (B)(1) above due to the limitations contained therein;

(I)	to the payment of principal of each Reinvesting Holder Note, pro rata based on the respective principal amounts of Reinvesting Holder Notes held by each Reinvesting Holder;

(J)	to make payments in respect of the Preferred Interests until the Incentive Management Fee Threshold is met;

(K)
to the payment on a pro rata basis of the following amounts based on the respective amounts due on such Payment Date: (i) to the payment of any Incentive Management Fee due and payable to the Collateral Manager and, if applicable, any terminated collateral manager (allocated as set forth in the Collateral Management Agreement), and (ii) any accrued and unpaid Carlyle Holders Third Distribution Amount to the Carlyle Holders of the Preferred Interests; and

(L)	any remaining Interest Proceeds and Principal Proceeds shall be paid to the Fiscal Agent for distribution in respect of the Preferred Interests.
After the First Refinancing Date:

(A)	(1) first, to the payment of taxes and governmental fees owing by the Issuer, if any, and (2) second, to the payment of the accrued and unpaid

Administrative Expenses, in the priority stated in the definition thereof, up to the Administrative Expense Cap (provided that following the commencement of any sales of Assets pursuant to Section 5.5(a), the Administrative Expense Cap shall be disregarded), provided that Special Petition Expenses shall be paid without regard to the Administrative Expense Cap;

(B)
to the payment on a pro rata basis of the following amounts based on the respective amounts due on such Payment Date: (1) to the extent not deferred by the Collateral Manager pursuant to Section 11.1(d), to the payment of the Base Management Fee due and payable to the Collateral Manager (including any accrued and unpaid interest thereon) and any unpaid Deferred Base Management Fee that has been deferred with respect to prior Payment Dates which the Collateral Manager elects to have paid on such Payment Date pursuant to Section 11.1(d), and (2) the accrued and unpaid Carlyle Holders First Distribution Amount plus any Carlyle Holders First Distribution Amount that remains due and unpaid in respect of any prior Payment Dates (including any accrued and unpaid interest thereon) to the Carlyle Holders of the Preferred Interests; provided that amounts paid as any Deferred Base Management Fee pursuant to clause (1) shall be paid solely to the extent that, after giving effect on a pro forma basis to such payment, sufficient Interest Proceeds remain to pay in full all amounts due under clauses (C) through (F) below; provided further that any accrued and unpaid interest pursuant to clause (1) or (2) shall be paid solely to the extent that, after giving effect on a pro forma basis to such payment, sufficient Interest Proceeds remain to pay in full (after taking into account any Deferred Base Management Fee that the Collateral Manager elects to have paid on such Payment Date) all amounts due under clauses (C) through (F) below;

(C)
to the payment, pro rata, based on the amount of accrued and unpaid interest thereon, of accrued and unpaid interest on (i) the Class A-1-1-R Notes, (ii) the Class A-1-2-R Notes and (iii) the Class A-1-3-R Notes;

(D)	to the payment, pro rata, based on the amount of principal thereon, of principal on (i) the Class A-1-1-R Notes, (ii) the Class A-1-2-R Notes and (iii) the Class A-1-3-R Notes;

(E)	to the payment of accrued and unpaid interest on the Class A‑2‑R Notes;

(F)	to the payment of principal on the Class A‑2‑R Notes;

(G)	to the payment of accrued and unpaid interest (excluding Deferred Interest, but including interest on Deferred Interest) on the Class B Notes;

(H)	to the payment of any Deferred Interest on the Class B Notes;

(I)	to the payment of principal of the Class B Notes;

(J)	to the payment of accrued and unpaid interest (excluding Deferred Interest, but including interest on Deferred Interest) on the Class C Notes;

(K)	to the payment of any Deferred Interest on the Class C Notes;

(L)	to the payment of principal of the Class C Notes;

(M)
to the payment of, on a pro rata basis, the following amounts based on the respective amounts due on such Payment Date: (1) to the extent not deferred by the Collateral Manager pursuant to Section 11.1(d), to the payment of the Subordinated Management Fee due and payable (including any accrued and unpaid interest thereon) to the Collateral Manager and any unpaid Deferred Subordinated Management Fee that has been deferred with respect to prior Payment Dates which the Collateral Manager elects to have paid on such Payment Date pursuant to Section 11.1(d), and (2) any accrued and unpaid Carlyle Holders Second Distribution Amount plus any Carlyle Holders Second Distribution Amount that remains due and unpaid in respect of any prior Payment Dates (including any accrued and unpaid interest thereon) to the Carlyle Holders of the Preferred Interests;

(N)
to the payment of first, (in the same manner and order of priority stated in the definition thereof) any Administrative Expenses not paid pursuant to clause (A)(2) above due to the limitation contained therein, and second, any Deferred Base Management Fee not paid pursuant to clause (B)(1) above due to the limitations contained therein;

(O)	to the payment of principal of each Reinvesting Holder Note, pro rata based on the respective principal amounts of Reinvesting Holder Notes held by each Reinvesting Holder;

(P)	to make payments in respect of the Preferred Interests until the Incentive Management Fee Threshold is met;

(Q)
to the payment on a pro rata basis of the following amounts based on the respective amounts due on such Payment Date: (i) to the payment of any Incentive Management Fee due and payable to the Collateral Manager and, if applicable, any terminated collateral manager (allocated as set forth in the Collateral Management Agreement), and (ii) any accrued and unpaid Carlyle Holders Third Distribution Amount to the Carlyle Holders of the Preferred Interests; and

(R)	any remaining Interest Proceeds and Principal Proceeds shall be paid to the Fiscal Agent for distribution in respect of the Preferred Interests.

(iv)
On any Partial Redemption Date or Re‑Pricing Redemption Date, unless an Enforcement Event has occurred and is continuing, (i) Refinancing Proceeds and Re‑Pricing Proceeds will be distributed (after the application of Interest Proceeds under the Priority of Interest Proceeds and the application of Principal Proceeds under the Priority of Principal Proceeds if such date is otherwise a Payment Date) or (ii) the proceeds of an issuance of Re‑Pricing Replacement Notes (as applicable) will be distributed in the following order of priority (the “Priority of Partial Redemption Proceeds”):

(A)	to pay the Redemption Price of each Class of Notes being redeemed in accordance with the Note Payment Sequence;

(B)	to pay Administrative Expenses related to the Refinancing or Re‑Pricing; and

(C)	any remaining amounts, to the Collection Account as Interest Proceeds.

(b)
If on any Payment Date the amount available in the Payment Account is insufficient to make the full amount of the disbursements required by the Distribution Report, the Trustee shall make the disbursements called for in the order and according to the priority set forth under the Priority of Payments, subject to Section 13.1, to the extent funds are available therefor.

(c)
In connection with the application of funds to pay Administrative Expenses of the Issuer in accordance with the Priority of Payments, the Trustee shall remit such funds, to the extent available, as directed and designated in an Issuer Order (which may be in the form of standing instructions, including standing instructions to pay Administrative Expenses in such amounts and to such entities as indicated in the Distribution Report in respect of such Payment Date) delivered to the Trustee no later than the Business Day prior to each Payment Date; provided that such direction and designation by Issuer Order shall not be necessary for, and shall be subject to, the payment of amounts pursuant to, and in the priority stated in, the definition of Administrative Expenses.

(d)
The Collateral Manager may, in its sole discretion, elect to defer payment of all or a portion of the Base Management Fee or the Subordinated Management Fee on any Payment Date by providing notice to the Trustee and the Issuer of such election on or before the Determination Date preceding such Payment Date. On any Payment Date following a Payment Date on which the Collateral Manager has elected to defer all or a portion of the Base Management Fee or the Subordinated Management Fee, the Collateral Manager may elect to receive all or a portion of the applicable Deferred Management Fee that has otherwise not been paid to the Collateral Manager by providing notice to the Issuer and the Trustee of such election on or before the related Determination Date, which notice shall specify the amount of such Deferred Management Fee that the Collateral Manager elects to receive on such Payment Date. Accrued and unpaid Base Management Fees or Subordinated Management Fees deferred at the election of the Collateral Manager shall be deferred without interest. For the avoidance of doubt, accrued and unpaid Base Management Fees or Subordinated Management Fees that are deferred as a result of insufficient funds in accordance with the Priority of Payments shall bear interest at the Reference Rate (calculated in the same manner as the Reference Rate in respect of the Rated Notes) plus 0.35% per annum.

(e)
During the Reinvestment Period, at the written direction of any Reinvesting Holder to the Trustee and Collateral Administrator, with a copy to the Collateral Manager, in substantially the form of Exhibit E, not later than, in the case of the first Payment Date after the Closing Date, two Business Days prior to such Payment Date and, in the case of any other Payment Date, three Business Days prior to the applicable Payment Date, but without any amendment to this Indenture, any confirmation from any Rating Agency or the consent of any other Holder of Securities, all or a specified portion of amounts that would otherwise be distributed on a Payment Date during the Reinvestment Period to pay such Reinvesting Holder under clause (O) or (Q) of the Priority of Interest Proceeds in respect of such Reinvesting Holder’s Preferred Interests will instead be deposited by the Trustee in the Reinvestment Amount Account, such deposit shall be deemed to constitute payment of such amounts to Holders of Preferred Interests for purposes of all distributions from the Payment Account to be made on such Payment Date, and the principal balance of the Reinvesting Holder Note registered in the name of such Reinvesting Holder shall be increased by the amount of such deposit in accordance with Section 2.7(a)(ii). Any such direction of any Reinvesting Holder shall specify the amount(s) that such Reinvesting Holder is entitled to receive on the applicable Payment Date in respect of distributions under clause (O) or (Q) of the Priority of Interest Proceeds in respect of the Preferred Interests held by such Reinvesting Holder that such Reinvesting Holder wishes the Trustee to deposit in the Reinvestment Amount Account.

(f)
Not less than eight Business Days preceding each Payment Date, the Collateral Manager shall certify to the Trustee (which may be a standing certification) the amount described in clause (i)(b) of the definition of Dissolution Expenses. If the distributions to be made pursuant to this Section 11.1 on any Payment Date would cause the sum of the Principal Balances of the remaining Collateral Obligations immediately following such Payment Date (excluding Defaulted Securities, Equity Securities and Illiquid Assets) to be less than the amount of Dissolution Expenses (as determined by the Trustee based on such certification by the Collateral Manager), the Trustee will provide written notice thereof to the Issuer at least five Business Days before such Payment Date.

ARTICLE XII
SALE OF COLLATERAL OBLIGATIONS; PURCHASE OF ADDITIONAL COLLATERAL OBLIGATIONS
Section 12.1.    Sales of Collateral Obligations
Subject to the satisfaction of the conditions specified in Section 12.3 and, notwithstanding any acceleration of the maturity of the Rated Notes, unless the Trustee has commenced exercising remedies pursuant to Section 5.4 (except for sales or other dispositions pursuant to Sections 12.1(a) through (d), (h) and (i)), the Collateral Manager on behalf of the Issuer may, but will not be required to (except as otherwise specified in this Section 12.1), direct the Trustee to sell or otherwise dispose of, and the Trustee shall sell or otherwise dispose of on behalf of the Issuer in the manner directed by the Collateral Manager pursuant to this Section 12.1, any Collateral Obligation or Equity Security if, as certified by the Collateral Manager, such sale or other disposition meets the requirements of any one of Sections 12.1(a) through (i) (subject in each case to any applicable requirement of disposition under Section 12.1(h)). For purposes of this Section 12.1, the Sale Proceeds of a Collateral Obligation sold by the Issuer shall include any Principal Financed Accrued Interest received in respect of such sale or other disposition.

(a)
Credit Risk Obligations and Credit Improved Obligations. The Collateral Manager may direct the Trustee to sell or otherwise dispose of any Credit Risk Obligation or Credit Improved Obligation at any time without restriction.

(b)
Defaulted Obligations. The Collateral Manager may direct the Trustee to sell or otherwise dispose of any Defaulted Obligation or any other asset received by the Issuer in a workout, restructuring or similar transaction, or to consummate a Bankruptcy Exchange or an Exchange Transaction, at any time during or after the Reinvestment Period without restriction. With respect to each Defaulted Obligation that has not been disposed of within three years after becoming a Defaulted Obligation, the Market Value and Principal Balance of such Defaulted Obligation shall be deemed to be zero.

(c)
Equity Securities. The Collateral Manager (i) may direct the Trustee to sell or otherwise dispose of any Equity Security at any time without restriction, and (ii) shall direct the Trustee to sell or otherwise dispose of any Equity Security regardless of price within 45 days after receipt if such Equity Security constitutes Margin Stock or within 3 years of receipt in all other cases unless such sale or other disposition is prohibited by applicable law or an applicable contractual restriction, in which case such Equity Security shall be sold as soon as such sale or other disposition is permitted by applicable law and not prohibited by such contractual restriction.

(d)
Optional Redemption.  After the Issuer has notified the Trustee of an Optional Redemption of the Securities in accordance with Section 9.2, the Collateral Manager shall direct the Trustee to sell or otherwise dispose of (which disposition may be through participation or other arrangement) all or a portion of the Collateral Obligations if the requirements of Article IX are satisfied. If any such disposition is made through participations, the Issuer shall use reasonable efforts to cause such participations to be converted to assignments within six months after the disposition.

(e)
Tax Redemption. After a Majority of an Affected Class or a Majority of the Preferred Interests has directed (by a written direction delivered to the Trustee) a Tax Redemption, the Issuer (or the Collateral Manager on its behalf) shall direct the Trustee to sell or otherwise dispose of (which disposition may be through participation or other arrangement) all or a portion of the Collateral Obligations if the requirements of Article IX are satisfied. If any such disposition is made through participations, the Issuer shall use reasonable efforts to cause such participations to be converted to assignments within six months after the disposition.

(f)
Discretionary Sales. The Collateral Manager may direct the Trustee to sell or otherwise dispose of any Collateral Obligation at any time other than during a Restricted Trading Period if (i) after giving effect to such disposition, the Aggregate Principal Balance of all Collateral Obligations disposed of as described in this Section 12.1(f) during the preceding period of 12 calendar months (or, for the first 12 calendar months after the First Refinancing Date, during the period commencing on the First Refinancing Date) is not greater than 30% of the Collateral Principal Amount as of the first day of such 12 calendar month period (or as of the First Refinancing Date, as the case may be); provided that if the Issuer sells a Collateral Obligation with the intention of purchasing another obligation of the same obligor that would be pari passu or senior to such sold Collateral Obligation, and within 20 Business Days of such sale (determined based upon the date of any relevant trade confirmation or commitment letter) does in fact make such purchase, the Principal Balance of the sold Collateral Obligation will be excluded from any determination of whether the 30% limit has been met; and (ii) either

(A)
at any time (I) the proceeds from such sale are at least equal to the Investment Criteria Adjusted Balance of such sold Collateral Obligation or (II) after giving effect to such sale, the Aggregate Principal Balance of all Collateral Obligations (excluding the Collateral Obligations being disposed of but including, without duplication, the anticipated net proceeds of such disposition) plus, without duplication, the amounts on deposit in the Collection Account, the Reinvestment Amount Account, and the Ramp‑Up Account (including Eligible Investments therein) representing Principal Proceeds will be greater than the Reinvestment Target Par Balance; or

(B)
during the Reinvestment Period, the Collateral Manager reasonably believes prior to such sale that it will be able to enter into binding commitments to reinvest all or a portion of the proceeds of such disposition in one or more additional Collateral Obligations with an Aggregate Principal Balance at least equal to the Investment Criteria Adjusted Balance of the Collateral Obligation sold within 30 Business Days of such sale.

(g)
Mandatory Sales. The Collateral Manager on behalf of the Issuer shall use its commercially reasonable efforts to effect the sale or other disposition (regardless of price) of any Collateral Obligation that (i) no longer meets the criteria described in clauses (vii) and (xxi) of the definition of Collateral Obligation, within 18 months after the failure of such Collateral Obligation to meet any such criteria and (ii) no longer meets the criteria described in clause (vi) of the definition of Collateral Obligation (unless such disposition is prohibited by applicable law or an applicable contractual restriction) within 45 days after the failure of such Collateral Obligation to meet either such criteria. Notwithstanding anything in the Concentration Limitations or the definition of Collateral Obligation to the contrary, the Issuer may receive and hold any loans, securities or other assets received or obtained in lieu of debts previously contracted with respect to any

Collateral Obligation held by the Issuer, to the extent permitted under the loan securitization exemption under the Volcker Rule, as determined by the Collateral Manager in good faith (with notice to the Trustee).

(h)
Unrestricted Sales. If the Aggregate Principal Balance of the Collateral Obligations is less than U.S.$10,000,000, the Collateral Manager may direct the Trustee to sell the Collateral Obligations without regard to the foregoing limitations.

(i)
Clean‑Up Call Redemption. Notwithstanding the restrictions of Section 12.1(a), after the Collateral Manager has notified the Issuer and the Trustee of a Clean‑Up Call Redemption, the Collateral Manager may at any time direct the Trustee to sell (and upon receipt of the certification from the Collateral Manager required by Section 9.7(b) the Trustee shall sell in the manner specified) for settlement in immediately available funds any Collateral Obligation; provided that the Sale Proceeds therefrom are used for the purposes specified in Section 9.7.

(j)
Stated Maturity. Notwithstanding the restrictions of Section 12.1(a), the Collateral Manager will, no later than the Determination Date for the Stated Maturity of the Notes, on behalf of the Issuer, direct the Trustee to sell (and the Trustee shall sell in the manner specified) for settlement in immediately available funds any Collateral Obligations scheduled to mature after the Stated Maturity of the Notes. Prior to the sale of the Collateral in connection with a sale described in this Section 12.1(f), the Trustee will use commercially reasonable efforts to notify the holders of the Preferred Interests and each Rating Agency of its intent to sell the Collateral in accordance with the Indenture. Prior to the Trustee consummating any such sale of the Collateral, the Trustee shall offer to sell the Collateral to holders of the Preferred Interests constituting a Majority of the Preferred Interests on the same terms and conditions as are offered by any Person that is not an Affiliate of the Issuer or the Collateral Manager in the highest firm bid to purchase the Collateral received by the Trustee. To the extent a Majority of the Preferred Interests does not accept such offer within two Business Days after delivery by the Trustee of such offer, the Trustee shall be free to accept such bid on the same terms and conditions for a period of 10 days. If the Trustee does not accept such bid within such 10‑day period and intends to sell the Collateral subsequently, the Trustee shall comply with the requirements of this paragraph in connection with such subsequent proposed sale.

(k)
Material Covenant Default. The Collateral Manager may direct the Trustee at any time without restriction to sell any Collateral Obligation that (i) has a Material Covenant Default or (ii) becomes subject to a proposed Maturity Amendment; provided that the Collateral Manager either would not be permitted to, or would not elect to recommend that the Issuer, enter into such Maturity Amendment pursuant to any provision of this Indenture or the Collateral Management Agreement.

(l)
Volcker Rule Sales. Notwithstanding anything contained herein, the Collateral Manager may at any time reasonably determine that any Collateral Obligation is inconsistent with the Issuer’s qualification for the “loan securitization exclusion” under the Volcker Rule, and direct the Trustee to sell or otherwise dispose of such Collateral Obligation.

(m)
Warrants. At any time during or after the Reinvestment Period, at the direction of the Collateral Manager, the Issuer may direct the payment from amounts on deposit in the Collection Account any amount required to exercise a warrant held in the Assets so long as any Equity Security to be received in connection with such exercise is disposed of prior to receipt by the Issuer.

Section 12.2.    Purchase of Additional Collateral Obligations

(a)
Investment Criteria. On any date during the Reinvestment Period, the Collateral Manager on behalf of the Issuer may, subject to the other requirements in this Indenture, but will not be required to, direct the Trustee to invest Principal Proceeds, proceeds of additional securities issued pursuant to Sections 2.12 and 3.2 or the Limited Liability Company Agreement, Reinvestment Amounts, amounts on deposit in the Ramp‑Up Account and accrued interest received with respect to any Collateral Obligation to the extent used to pay for accrued interest on additional Collateral Obligations, and the Trustee shall invest such Principal Proceeds and other amounts in accordance with such direction.

No obligation may be purchased by the Issuer during the Reinvestment Period unless each of the following conditions (collectively, the “Investment Criteria”) is satisfied on a pro forma basis as of the date the Collateral Manager commits on behalf of the Issuer to make such purchase, in each case as determined by the Collateral Manager after giving effect to the settlement of such purchase and all other sales (or other dispositions) or purchases previously or simultaneously committed to; provided that the conditions set forth in clauses (v) and (vi) below need only be satisfied with respect to purchases of Collateral Obligations occurring on or after the Effective Date and provided, further, that notwithstanding anything in the Concentration Limitations or the definition of “Collateral Obligation” to the contrary, the Issuer may receive and hold any loans, securities or other assets received or obtained in lieu of debts previously contracted with respect to any Collateral Obligation held by the Issuer, to the extent permitted under the loan securitization exemption under the Volcker Rule, as determined by the Collateral Manager in good faith (with notice to the Trustee).

(i)	such obligation is a Collateral Obligation;

(ii)	such obligation is not, by its terms, convertible into or exchangeable for Equity Securities, or attached with a warrant to purchase Equity Securities;

(iii)
if the commitment to make such purchase occurs on or after the Effective Date (or, in the case of the Interest Coverage Test, on or after the Determination Date occurring immediately prior to the second Payment Date), (A) each Coverage Test will be satisfied, or if not satisfied, such Coverage Test will be maintained or improved, and (B) if each Coverage Test is not satisfied, the Principal Proceeds received in respect of any Defaulted Obligation or the proceeds of any sale of a Defaulted Obligation shall not be reinvested in additional Collateral Obligations;

(iv)	(1) in the case of an additional Collateral Obligation purchased with the proceeds from the sale or other disposition of a Credit Risk Obligation or a Defaulted

Obligation, either (a) the Aggregate Principal Balance of all additional Collateral Obligations purchased with the proceeds from such disposition will at least equal the Sale Proceeds from such disposition, (b) the Aggregate Principal Balance of the Collateral Obligations will be maintained or increased (when compared to the Aggregate Principal Balance of the Collateral Obligations immediately prior to such disposition), or (c) the Aggregate Principal Balance of all Collateral Obligations (excluding the Collateral Obligation being sold but including, without duplication, the Collateral Obligation being purchased and the anticipated cash proceeds, if any, of such disposition that are not applied to the purchase of such additional Collateral Obligation) plus, without duplication, the amounts on deposit in the Collection Account, the Reinvestment Amount Account and the Ramp‑Up Account (including Eligible Investments therein) representing Principal Proceeds, will be greater than the Reinvestment Target Par Balance and (2) in the case of any other purchase of additional Collateral Obligations purchased with the proceeds from the sale or other disposition of a Collateral Obligation, either (a) the Aggregate Principal Balance of the Collateral Obligations will be maintained or increased (when compared to the Aggregate Principal Balance of the Collateral Obligations immediately prior to such disposition) or (b) the Aggregate Principal Balance of all Collateral Obligations (excluding the Collateral Obligation being sold but including, without duplication, the Collateral Obligation being purchased and the anticipated cash proceeds, if any, of such disposition that are not applied to the purchase of such additional Collateral Obligation) plus, without duplication, the amounts on deposit in the Collection Account, the Reinvestment Amount Account and the Ramp‑Up Account (including Eligible Investments therein) representing Principal Proceeds, will be greater than the Reinvestment Target Par Balance;

(v)
other than in the case of a Bankruptcy Exchange or an Exchange Transaction, either (A) each requirement or test, as the case may be, of the Concentration Limitations and the Collateral Quality Test (except, in the case of an additional Collateral Obligation purchased with the proceeds from the sale of a Credit Risk Obligation or a Defaulted Obligation, the S&P CDO Monitor Test) will be satisfied or (B) if any such requirement or test was not satisfied immediately prior to such investment, such requirement or test will be maintained or improved after giving effect to the investment;

(vi)	the Originator Requirement is satisfied immediately after giving effect to such purchase or, if not satisfied, such obligation is acquired from the Originator; and

(vii)
no Retention Deficiency occurs as a result of, or immediately after giving effect to, such purchase. For the avoidance of doubt, if a Retention Deficiency is in effect at the time of such purchase, such obligation must be acquired from the Originator.

During the Reinvestment Period, following the sale or other disposition of any Credit Improved Obligation or any discretionary sale or other discretionary disposition of a Collateral Obligation, the Collateral Manager shall use its reasonable efforts to purchase additional Collateral Obligations within 30 Business Days after such disposition; provided that such purchase complies with the Investment Criteria.
Notwithstanding any statement contained herein to the contrary, prior to the end of the Reinvestment Period, a Defaulted Obligation (a “Purchased Defaulted Obligation”) may be purchased with all or a portion of the Sale Proceeds of another Defaulted Obligation (an “Exchanged Defaulted Obligation”) (each such exchange referred to as an “Exchange Transaction”) if:

(i)
when compared to the Exchanged Defaulted Obligation, the Purchased Defaulted Obligation (A) is issued by a different obligor, (B) such Purchased Defaulted Obligation qualifies as a Collateral Obligation and (C) the expected recovery rate of such Purchased Defaulted Obligation, as determined by the Collateral Manager in good faith, is no less than the expected recovery rate of the Exchanged Defaulted Obligation;

(ii)	the Collateral Manager has certified in writing to the Trustee that:

(a)
at the time of the purchase, (i) the Purchased Defaulted Obligation is no less senior in right of payment vis‑à‑vis its related obligor’s outstanding indebtedness than the seniority of the Exchanged Defaulted Obligation and (ii) the S&P Rating, if any, of the Purchased Defaulted Obligation is the same or better respective rating, if any, of the Exchanged Defaulted Obligation;

(b)	after giving effect to the purchase, (i) each of the Coverage Tests is satisfied and (ii) the Collateral Principal Amount shall not be reduced;

(c)
both prior to and after giving effect to such purchase, the Concentration Limitations were and will be satisfied or, if any Concentration Limitation was not satisfied prior to such purchase, such Concentration Limitation will be maintained or improved;

(d)
the period for which the Issuer held the Exchanged Defaulted Obligation will be included for all purposes in this Indenture when determining the period for which the Issuer holds the Purchased Defaulted Obligation;

(e)	the Exchanged Defaulted Obligation was not previously a Purchased Defaulted Obligation acquired in a transaction described under this heading; and

(f)	the Restricted Trading Period is not applicable; and

(iii)
such purchase of the Purchased Defaulted Obligation will not, (A) when taken together with all other Purchased Defaulted Obligations then held by the Issuer, cause the Aggregate Principal Balance of all of Purchased Defaulted Obligations then held by Issuer to exceed 1.0% of the Collateral Principal Amount and (B) will not cause the Aggregate Principal Balance of all Purchased Defaulted Obligations purchased pursuant to an Exchange Transaction, cumulatively since the Closing Date, to exceed 5.0% of the Target Initial Par Amount.

For the avoidance of doubt, Exchange Transactions may occur by separate purchase and sale transactions. If, at any time, a Purchased Defaulted Obligation no longer satisfies the definition of Defaulted Obligation, it shall no longer be considered a Purchased Defaulted Obligation.
For the avoidance of doubt, Collateral Obligations may not be committed to be purchased by the Issuer (or the Collateral Manager on behalf of the Issuer) after the end of the Reinvestment Period, but commitments to purchase Collateral Obligations may be settled after the end of the Reinvestment Period if such commitments were made during the Reinvestment Period.

(b)	Investment in Eligible Investments. Cash on deposit in any Account (other than the Payment Account) may be invested at any time in Eligible Investments in accordance with Article X.

(c)
Offers. The Issuer may not accept an Offer, other than in connection with a bankruptcy, workout or restructuring, unless the obligation received will satisfy the definition of Collateral Obligation or Eligible Investment.

(d)
Not later than the Business Day immediately preceding the end of the Reinvestment Period, the Collateral Manager shall deliver to the Trustee a schedule of Collateral Obligations purchased by the Issuer with respect to which purchases the trade date has occurred but the settlement date has not yet occurred and shall certify to the Trustee that sufficient Principal Proceeds are available (including for this purpose, cash on deposit in the Collection Account as well as any Principal Proceeds that will be received by the Issuer from the sale of Collateral Obligations for which the trade date has already occurred but the settlement date has not yet occurred) to effect the settlement of such Collateral Obligations.

(e)
Maturity Amendment. During and after the Reinvestment Period, the Issuer (or the Collateral Manager on the Issuer’s behalf) may vote in favor of a Maturity Amendment only if the Collateral Manager determines that, after giving effect to any relevant Trading Plan, (i) after giving effect to such Maturity Amendment, the stated maturity of the Collateral Obligation that is the subject of such Maturity Amendment is not later than the Stated Maturity of the Rated Notes; (ii) the Weighted Average Life Test will be satisfied immediately after giving effect to such Maturity Amendment; provided that the limitation stated in this clause (ii) will not apply to any Credit Amendment if, immediately after giving effect to such Credit Amendment, the Aggregate Principal Balance of Collateral

Obligations subject to a Credit Amendment will not exceed 5.0% of the Collateral Principal Amount; (iii) the Originator Requirement is satisfied immediately after giving effect to such Maturity Amendment and (iv) no Retention Deficiency occurs as a result of, or immediately after giving effect to, such Maturity Amendment. For the avoidance of doubt, the Collateral Manager may vote for an extension with respect to an investment it already has sold (either in whole or in part) that has not settled with the consent of or at the direction of the buyer. “Credit Amendment” means a Maturity Amendment that, in the Collateral Manager’s judgment, (i) is necessary to prevent the related Collateral Obligation from becoming a Defaulted Obligation or (ii) is consummated in connection with an insolvency, bankruptcy, reorganization, debt structuring or workout (whether in or out of court) of the related obligor; provided further that neither the Issuer nor the Collateral Manager on behalf of the Issuer may vote in favor of a Credit Amendment with respect to any Collateral Obligation as to which a Carlyle Entity owns any security or debt obligation of the obligor thereon that is not pari passu with such Collateral Obligation.

(f)	Any purchase of additional Collateral Obligations by the Issuer from the Originator or the Carlyle Entities after the First Refinancing Date shall be made pursuant to the terms of the Sale Agreement.
Section 12.3.    Conditions Applicable to All Sale and Purchase Transactions

(a)
Any transaction effected under this Article XII or Section 10.5 will be conducted on an arm’s length basis and, if effected with a Person Affiliated with the Collateral Manager (or with an account or portfolio for which the Collateral Manager or any of its Affiliates serves as investment adviser), shall be effected in accordance with the requirements of the Collateral Management Agreement on terms no less favorable to the Issuer than would be the case if such Person were not so Affiliated; provided that the Trustee shall have no responsibility to oversee compliance with this clause (a) by the other parties.

(b)
Upon any acquisition of a Collateral Obligation pursuant to this Article XII, all of the Issuer’s right, title and interest to the Asset or Assets shall be Assets Granted to the Trustee pursuant to this Indenture and will be Delivered. The Trustee shall also receive, not later than the settlement date, an Officer’s certificate of the Issuer certifying compliance with the provisions of this Article XII; provided that such requirement shall be satisfied and such statements deemed to have been made by the Issuer by the delivery to the Trustee of a trade ticket in respect thereof.

(c)
Notwithstanding anything contained in this Article XII to the contrary and without limiting the right to make any other permitted purchases, sales or other dispositions, the Issuer shall have the right to effect any sale or other disposition of any Asset or purchase of any Collateral Obligation (x) that has been consented to by Holders evidencing at least 75% of the Aggregate Outstanding Amount of each Class of Rated Notes and at least 75% of the Aggregate Outstanding Amount of the Preferred Interests and (y) of which each Rating Agency and the Trustee (with a copy to the Collateral Manager) has been notified.

Section 12.4.    Optional Purchase of any Carlyle Collateral Obligation or Substitution

(a)
Subject to the limitations set forth below, the Originator will have the right but not the obligation to purchase any Carlyle Collateral Obligations or substitute (in each case with the consent of the Collateral Manager, so long as CGCIM or an Affiliate is the Collateral Manager, and the consent of any other party determined to be required in accordance with the Collateral Manager’s policies) another Carlyle Collateral Obligation for, any:

(i)	Carlyle Collateral Obligation that becomes a Defaulted Obligation;

(ii)	Carlyle Collateral Obligation that has a Material Covenant Default;

(iii)	Carlyle Collateral Obligation that becomes subject to a proposed Specified Amendment; or

(iv)	Carlyle Collateral Obligation that becomes a Credit Risk Obligation (each of the above, a “Substitution Event”).

(b)
At all times, (i) the aggregate principal balance of all substituted Carlyle Collateral Obligations (each such Carlyle Collateral Obligation purchased at the direction of the Originator, a “Substitute Collateral Obligation”) owned by the Issuer at any time since the First Refinancing Date plus (ii) the aggregate principal balance related to all Carlyle Collateral Obligations that have been purchased by the Originator pursuant to its right of optional purchase or substitution since the First Refinancing Date and not subsequently applied to purchase a Substitute Collateral Obligation may not exceed an amount equal to (x) 15% of the Adjusted Collateral Principal Balance in the aggregate and (y) 10% of the Adjusted Collateral Principal Balance in the case of Defaulted Obligations or Credit Risk Obligations purchased following a determination by the Collateral Manager that such Carlyle Collateral Obligation would with the passage of time become a Defaulted Obligation; provided that clause (ii) above shall not include (A) the principal balance related to any Carlyle Collateral Obligation that is purchased by the Originator in connection with a proposed Specified Amendment to such Collateral Obligation so long as (x) the Originator determines that such purchase is, in the commercially reasonable business judgment of the Originator, necessary or advisable in connection with the restructuring of such Carlyle Collateral Obligation and such restructuring is expected to result in a Specified Amendment to such Carlyle Collateral Obligation and (y) the Collateral Manager determines that the Collateral Manager either would not be permitted to or would not elect to enter into such Specified Amendment pursuant to any provision of the Indenture or the Collateral Management Agreement or (B) the purchase price of any Collateral Obligations. The foregoing provisions in this paragraph are the “Repurchase and Substitution Limit.”

(c)
The substitution of any Substitute Collateral Obligation will be subject to the satisfaction of the “Substitute Collateral Obligations Qualification Conditions” as of the related trade date for each such Collateral Obligation (after giving effect to such substitution), which conditions are:

(i)
each Coverage Test, Collateral Quality Test and Investment Criteria remains satisfied or, if not in compliance at the time of substitution, the degree of compliance with any such Coverage Test, Collateral Quality Test or Investment Criteria is maintained or improved;

(ii)
the principal balance of such Substitute Collateral Obligation (or, if more than one Substitute Collateral Obligation will be added in replacement of a Carlyle Collateral Obligation or Carlyle Collateral Obligations, the aggregate principal balance of such Substitute Collateral Obligations) equals or exceeds the principal balance of the Carlyle Collateral Obligation being substituted for and a deposit has been made into the Revolver Funding Account in the amount required by Section 10.4;

(iii)
the current Market Value of such Substitute Collateral Obligation (or, if more than one Substitute Collateral Obligation will be added in replacement of a Carlyle Collateral Obligation or Carlyle Collateral Obligations, the aggregate current Market Value of such Substitute Collateral Obligations) equals or exceeds the current Market Value of the Carlyle Collateral Obligation being substituted;

(iv)
(1) if any of the Carlyle Collateral Obligations being substituted for are Second Lien Loans, the aggregate principal balance of all Substitute Collateral Obligations that are Second Lien Loans equals or is less than the principal balance of the Carlyle Collateral Obligations being substituted that are Second Lien Loans and (2) if none of the Carlyle Collateral Obligations being substituted are Second Lien Loans, no Substitute Collateral Obligation is a Second Lien Loan;

(v)
(i) the Fitch Rating of each Substitute Collateral Obligation is equal to or higher than the Fitch Rating of the Carlyle Collateral Obligation being substituted for and (ii) the S&P Rating of each Substitute Collateral Obligation is equal to or higher than the S&P Rating of the Carlyle Collateral Obligation being substituted for;

(vi)
solely after the Reinvestment Period, the stated maturity date of each Substitute Collateral Obligation is the same or earlier than the stated maturity date of the Carlyle Collateral Obligation being substituted for; and

(vii)
unless such Substitute Collateral Obligation has been subject to a Specified Amendment, the obligor on the Substitute Carlyle Collateral Obligation is not the obligor on the Carlyle Collateral Obligation being substituted for.

(d)
The fair market value of the replaced Carlyle Collateral Obligation shall at least equal the cash or the property substituted by the Originator. To the extent any cash or other property received by the Issuer from the Originator in connection with a Substitution Event as described herein exceeds the fair market value of the replaced Carlyle Collateral Obligation, such excess shall be deemed a capital contribution from the Originator to the Issuer.

(e)
For each Substitute Collateral Obligation, the Originator will make, as of the related Cut‑Off Date, the representations and warranties set forth in the Sale Agreement. Prior to any substitution of a Carlyle Collateral Obligation to the Issuer, the Collateral Manager must provide written notice thereof to each Rating Agency.

(f)
In addition to the right to substitute for any Carlyle Collateral Obligations that become subject to a Substitution Event, the Originator shall have the right, but not the obligation, to purchase (with notice to the Rating Agencies) from the Issuer any such Carlyle Collateral Obligation subject to the Repurchase and Substitution Limit. In the event of such a purchase at the option of the Originator that does not result in the delivery of a Substitute Collateral Obligation, the Originator shall deposit in the Collection Account an amount not less than the Transfer Deposit Amount for such Carlyle Collateral Obligation (or applicable portion thereof) as of the date of such repurchase (with the amount of the Transfer Deposit Amount representing the outstanding principal balance of the repurchased Collateral Obligation being deposited into the Collection Account and the amount of the Transfer Deposit Amount representing accrued interest being deposited into the Interest Collection Account, regardless of whether such amounts are deemed to be purchase price or capital contributions). The Transfer Deposit Amount shall at least equal the fair market value of the replaced Carlyle Collateral Obligation. To the extent the Transfer Deposit Amount exceeds the fair market value of the replaced Carlyle Collateral Obligation, such excess shall be deemed a capital contribution from the Originator to the Issuer. The Issuer and, at the written direction of the Issuer, the Trustee, shall execute and deliver such instruments, consents or other documents and perform all acts reasonably requested by the Originator or the Collateral Manager in order to effect the transfer and release of any of the Issuer’s interests in the Carlyle Collateral Obligations (together with the assets related thereto) that are being purchased or repurchased and the release thereof from the lien of the Indenture.

(g)
Any substitution pursuant to this Section 12.4 shall be initiated by delivery of written notice thereof (a “Notice of Substitution”) by the Originator to the Trustee, the Issuer and the Collateral Manager that the Originator intends to substitute a Carlyle Collateral Obligation pursuant to Section 12.4(a) and shall be completed prior to the earliest of: (x) the expiration of 90 days after delivery of such notice; or (y) in the case of a Carlyle Collateral Obligation which has become subject to a Specified Amendment, the effective date set forth in such Specified Amendment (such period described in clause (x) or (y), as applicable, being the “Substitution Period”). Each Notice of Substitution shall specify the Carlyle Collateral Obligation to be substituted, the reasons for such substitution and the fair market value (as reasonably determined by the Collateral Manager) with respect to the Carlyle Collateral Obligation.

ARTICLE XIII
HOLDERS’ RELATIONS
Section 13.1.    Subordination

(a)
Anything in this Indenture or the Notes to the contrary notwithstanding, the Holders of each Class of Notes that constitute a Junior Class agree for the benefit of the Holders of the Notes of each Priority Class with respect to such Junior Class that such Junior Class shall be subordinate and junior to the Notes of each such Priority Class to the extent and in the manner set forth in this Indenture. If an Enforcement Event has occurred and is continuing in accordance with Article V, including as a result of a Bankruptcy Event, each Priority Class shall be paid in full in Cash or, to the extent 100% of such Class consents, other than in Cash, before any further payment or distribution of any kind is made on account of any Junior Class with respect thereto, in accordance with the Special Priority of Payments.

(b)
In the event that, notwithstanding the provisions of this Indenture, any Holder of Notes of any Junior Class shall have received any payment or distribution in respect of such Notes contrary to the provisions of this Indenture, then, unless and until each Priority Class with respect thereto shall have been paid in full in Cash or, to the extent 100% of such Priority Class consents, other than in Cash in accordance with this Indenture, such payment or distribution shall be received and held in trust for the benefit of, and shall forthwith be paid over and delivered to, the Trustee, which shall pay and deliver the same to the Holders of the applicable Priority Class(es) in accordance with this Indenture; provided that if any such payment or distribution is made other than in Cash, it shall be held by the Trustee as part of the Assets and subject in all respects to the provisions of this Indenture, including this Section 13.1.

(c)
Each Holder of Notes of any Junior Class agrees with all Holders of the applicable Priority Classes that such Holder of Junior Class Notes shall not demand, accept, or receive any payment or distribution in respect of such Notes in violation of the provisions of this Indenture including, without limitation, this Section 13.1; provided that after a Priority Class has been paid in full, the Holders of the related Junior Class or Classes shall be fully subrogated to the rights of the Holders of such Priority Class to receive payments or distributions until all amounts due and payable on the Notes shall be paid in full. Nothing in this Section 13.1 shall affect the obligation of the Issuer to pay Holders of any Junior Class of Notes.

(d)
In the event one or more Holders of Notes causes a Bankruptcy Filing against the Issuer prior to the expiration of the period specified in Section 5.4(d) (each, a “Filing Holder”), any claim that such Filing Holders have against the Issuer (including under all Notes of any Class held by such Filing Holders) or with respect to any Assets (including any proceeds thereof) shall, notwithstanding anything to the contrary in the Priority of Payments and notwithstanding any objection to, or rescission of, such filing, be fully subordinate in right of payment to the claims of each Holder of any Note (and each other secured creditor of the Issuer) that is not a Filing Holder, with such subordination being effective until each Note held by Holders that are not Filing Holders (and each claim of each other secured creditor of the Issuer) that does not seek to cause any such filing is paid in full in accordance with the Priority of Payments (after giving effect to such subordination). The foregoing agreement will constitute a “subordination agreement”

within the meaning of Section 510(a) of the Bankruptcy Code. The Issuer shall direct the Trustee to segregate payments and take other reasonable steps to effect the foregoing. The Issuer may obtain and assign a separate CUSIP or CUSIPs to the Notes of each Class held by such Holder(s).
Section 13.2.    Standard of Conduct
In exercising any of its or their voting rights, rights to direct and consent or any other rights as a Holder under this Indenture, a Holder or Holders shall not have any obligation or duty to any Person or to consider or take into account the interests of any Person and shall not be liable to any Person for any action taken by it or them or at its or their direction or any failure by it or them to act or to direct that an action be taken, without regard to whether such action or inaction benefits or adversely affects any Holder, the Issuer, or any other Person, except for any liability to which such Holder may be subject to the extent the same results from such Holder’s taking or directing an action, or failing to take or direct an action, in bad faith or in violation of the express terms of this Indenture.
ARTICLE XIV
MISCELLANEOUS
Section 14.1.    Form of Documents Delivered to Trustee
In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
Any certificate or opinion of an Officer of the Issuer or the Collateral Manager may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel (provided that such counsel is a nationally or internationally recognized and reputable law firm one or more of the partners of which are admitted to practice before the highest court of any State of the United States or the District of Columbia, which law firm may, except as otherwise expressly provided in this Indenture, be counsel for the Issuer or the Collateral Manager), unless such Officer knows, or should know that the certificate or opinion or representations with respect to the matters upon which such certificate or opinion is based are erroneous. Any such certificate of an Officer of the Issuer or the Collateral Manager or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Issuer, the Collateral Manager or any other Person (on which the Trustee shall also be entitled to rely), unless such Officer of the Issuer or the Collateral Manager or such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer of the Collateral Manager or of the Issuer, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default, Event of Default or Enforcement Event is a condition precedent to the taking of any action by the Trustee at the request or direction of the Issuer, then notwithstanding that the satisfaction of such condition is a condition precedent to the Issuer’s right to make such request or direction, the Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default, Event of Default or Enforcement Event as provided in Section 6.1(d).
Section 14.2.    Acts of Holders

(a)
Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in writing or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action or actions embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 14.2.

(b)	The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient.

(c)	The principal amount or face amount, as the case may be, and registered numbers of Notes held by any Person, and the date of such Person’s holding the same, shall be proved by the Register.

(d)
Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder (and any transferee thereof) of such and of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

(e)	For the purposes of this Section 14.2, any reference to a Global Note shall include global securities issued pursuant to the Fiscal Agency Agreement.

(f)
Each of the Holders of Notes (and holders of an interest in a Note) by its acceptance of such Note (or interest therein) will agree to provide to the Issuer and the Collateral Manager all information reasonably available to it that is reasonably requested by the

Issuer or the Collateral Manager in connection with regulatory matters, including any information that is necessary or advisable in order for the Collateral Manager (or its parent or Affiliates) to complete its Form ADV, to file its reports on Form PF, to file or complete any other form required by the Securities and Exchange Commission, or to comply with any requirement of the Dodd‑Frank Wall Street Reform and Consumer Protection Act, as amended from time to time, and any other laws or regulations applicable to the Collateral Manager (or its parent or Affiliates) from time to time.
Section 14.3.    Notices, etc., to Certain Parties

(a)
Except as otherwise expressly provided herein, any request, demand, authorization, direction, notice, consent or waiver or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with any of the parties indicated below shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery or by facsimile or email in legible form at the following address (or at any other address provided in writing by the relevant party):

(i)	the Trustee, the Collateral Administrator and the Fiscal Agent at its Corporate Trust Office;

(ii)	the Issuer at 520 Madison Avenue, New York, New York 10022, Attention: Tom Hennigan, telephone no.: (212) 813‑4827, facsimile no.: (212) 813‑4939;

(iii)	the Collateral Manager at 520 Madison Avenue, New York, New York 10022, Attention: Tom Hennigan, telephone no.: (212) 813‑4827, facsimile no.: (212) 813‑4939;

(iv)	Citigroup at 390 Greenwich Street, 4th Floor, New York, New York 10013, Attention: Structured Credit Products Group, facsimile no. +1 (212) 723‑8671;

(v)
the Rating Agencies, in accordance with Section 7.20, and promptly thereafter in the case of (i) S&P CDO_Surveillance@spglobal.com; provided, that (x) in respect to any request to S&P for confirmation of its Initial Ratings of the Rated Notes, such request must be submitted by email to CDOEffectiveDatePortfolios@spglobal.com; (y) in respect of any application for, or the provision of information in connection with, a ratings estimate by S&P in respect of a Collateral Obligation, Information must be submitted to creditestimates@spglobal.com and (z) in respect to any request to S&P for CDO Monitor cases, such request must be sent to CDOMonitor@spglobal.com; and (ii) Fitch, an email to cdo.surveillance@fitchratings.com, in each case that information has been posted to the 17g‑5 Website;

(vi)	the Irish Stock Exchange, mail to: c/o Walkers Listing & Support Services Limited, The Anchorage, 17/19 Sir Rogerson’s Quay, Dublin 2 Ireland, telephone

no. 353 (0) 1 470 6600, facsimile no. 353 (0) 1 470 6601, email: therese.redmond@walkersglobal.com; and

(vii)	the CLO Information Service at any physical or electronic address provided by the Collateral Manager for delivery of any Monthly Report or Distribution Report.

(b)
In the event that any provision in this Indenture calls for any notice or document to be delivered simultaneously to the Trustee and any other person or entity, the Trustee’s receipt of such notice or document shall entitle the Trustee to assume that such notice or document was delivered to such other person or entity unless otherwise expressly specified herein.

(c)
Notwithstanding any provision to the contrary contained herein or in any agreement or document related thereto, any report, statement or other information required to be provided by the Issuer or the Trustee (except information required to be provided to the Irish Stock Exchange) may be provided by providing access to the Trustee’s Website containing such information.

Section 14.4.    Notices to Holders; Waiver

(a)	Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of any event,

(i)
such notice shall be sufficiently given to Holders if in writing and mailed, first class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Register (or, in the case of Holders of Global Notes, emailed to DTC for distribution to each Holder affected by such event and posted to the Trustee’s Website) and to the Fiscal Agent for forwarding to the holders of Preferred Interests pursuant to the Fiscal Agency Agreement, not earlier than the earliest date and not later than the latest date, prescribed for the giving of such notice; and

(ii)	such notice shall be in the English language.
Such notices will be deemed to have been given on the date of such mailing.
In addition, documents delivered to Holders shall be provided, for so long any Listed Notes are Outstanding and the guidelines of the Irish Stock Exchange so require, the Irish Listing Agent, on behalf of the Irish Stock Exchange.

(b)
Notwithstanding clause (a) above, a Holder may give the Trustee a written notice that it is requesting that notices to it be given by email or by facsimile transmissions and stating the email address or facsimile number for such transmission. Thereafter, the Trustee shall give notices to such Holder by email or facsimile transmission, as so requested; provided that if such notice also requests that notices be given by mail, then such notice shall also be given by mail in accordance with clause (a) above.

(c)
Subject to the Trustee’s rights under Section 6.3(e), the Trustee will deliver to the Holders any information or notice relating to this Indenture requested to be so delivered by at least 5% of the Holders of any Class of Notes (by Aggregate Outstanding Amount), at the expense of the Issuer; provided that nothing herein shall be construed to obligate the Trustee to distribute any notice that the Trustee reasonably determines to be contrary to the terms of this Indenture or its duties and obligations hereunder or applicable law. The Trustee may require the requesting Holders to comply with its standard verification policies in order to confirm Noteholder status. For the avoidance of doubt, such information shall not include any Accountants’ Report.

(d)
Neither the failure to provide any notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. In case by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity or by reason of any other cause it shall be impracticable to give such notice by mail of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then such notification to Holders as shall be made with the approval of the Trustee shall constitute a sufficient notification to such Holders for every purpose hereunder.

(e)
Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(f)
The Trustee shall provide to the Issuer and the Collateral Manager upon request any information with respect to the identity of and contact information for any Holder that it has within its possession or may obtain without unreasonable effort or expense and, subject to Section 6.1(c), the Trustee shall have no liability for any such disclosure or the accuracy thereof.

(g)
Notwithstanding any provision to the contrary in this Indenture or in any agreement or document related hereto, any information or documents (including, without limitation reports, notices or supplemental indentures) required to be provided by the Trustee to Persons identified in this Section 14.4 may be provided by providing notice of and access to the Trustee’s Website containing such information or document.

For the avoidance of doubt, the Issuer may disclose any information it deems necessary or advisable in order for the Issuer (or its parent or Affiliates) to comply with any laws, rules or regulations applicable to the Issuer (or its parent or Affiliates).
Section 14.5.    Effect of Headings and Table of Contents
The Article and Section headings herein (including those used in cross‑references herein) and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 14.6.    Successors and Assigns
All covenants and agreements in this Indenture by the Issuer shall bind their respective successors and assigns, whether so expressed or not.
Section 14.7.    Severability
If any term, provision, covenant or condition of this Indenture or the Notes, or the application thereof to any party hereto or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any relevant jurisdiction), the remaining terms, provisions, covenants and conditions of this Indenture or the Notes, modified by the deletion of the unenforceable, invalid or illegal portion (in any relevant jurisdiction), will continue in full force and effect, and such unenforceability, invalidity, or illegality will not otherwise affect the enforceability, validity or legality of the remaining terms, provisions, covenants and conditions of this Indenture or the Notes, as the case may be, so long as this Indenture or the Notes, as the case may be, as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the deletion of such portion of this Indenture or the Notes, as the case may be, will not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.
Section 14.8.    Benefits of Indenture
Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Collateral Manager, the Collateral Administrator and the Holders of the Securities any benefit or any legal or equitable right, remedy or claim under this Indenture.
Section 14.9.    Legal Holidays
In the event that the date of any Payment Date, Redemption Date or Stated Maturity shall not be a Business Day, then notwithstanding any other provision of the Notes or this Indenture, payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of any such Payment Date, Redemption Date or Stated Maturity date, as the case may be, and except as provided in the definition of Interest Accrual Period, no interest shall accrue on such payment for the period from and after any such nominal date.
Section 14.10.    Governing Law
This Indenture and the Notes shall be construed in accordance with, and this Indenture and the Notes shall be governed by, the law of the State of New York.
Section 14.11.    Submission to Jurisdiction
With respect to any suit, action or proceedings relating to this Indenture or any matter between the parties arising under or in connection with this Indenture (“Proceedings”), to the fullest extent permitted by applicable law, each party irrevocably: (i) submits to the non‑exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and the United States District Court for the Southern District of New York, and any appellate court from any thereof; and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Indenture precludes any of the parties from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.
Section 14.12.    WAIVER OF JURY TRIAL
EACH OF THE ISSUER, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each party hereby (i) certifies that no representative, agent or attorney of the other has represented, expressly or otherwise, that the other would not, in the event of a Proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Indenture by, among other things, the mutual waivers and certifications in this paragraph.
Section 14.13.    Counterparts
This Indenture and the Notes (and each amendment, modification and waiver in respect of this Indenture or the Notes) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original, and all of which together constitute one and the same instrument. Delivery of an executed counterpart of this Indenture by email (PDF) or telecopy shall be effective as delivery of a manually executed counterpart of this Indenture.
Section 14.14.    Acts of Issuer
Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or performed by the Issuer shall be effective if given or performed by the Issuer or by the Collateral Manager on the Issuer’s behalf.
Section 14.15.    Confidential Information

(a)
The Trustee, the Collateral Administrator and each Holder will maintain the confidentiality of all Confidential Information in accordance with procedures adopted by the Issuer (after consultation with the Trustee and the Collateral Administrator) or such Holder (as the case may be) in good faith to protect Confidential Information of third parties delivered to such Person; provided that such Person may deliver or disclose Confidential Information: (i) with the prior written consent of the Collateral Manager, (ii) as required by law, regulation, court order or the rules, regulations or request or order of any governmental, judiciary, regulatory or self‑regulating organization, body or official having jurisdiction over such Person, (iii) to its Affiliates, members, partners, officers, directors and employees and to its attorneys, accountants and other professional advisers in conjunction with the transactions described herein, (iv) as may be necessary or desirable in order for such Person to prepare, publish and distribute to any Person any information relating to the investment performance of the Assets in the aggregate, or (v) in connection with the exercise or enforcement of such Person’s rights hereunder or in any dispute or proceeding related hereto, including defense by the Trustee or Collateral Administrator of any claim of liability that may be brought or charged against it. Notwithstanding the foregoing, delivery to any Person (including Holders) by the Trustee or the Collateral Administrator of any report, notice, document or other information required or expressly permitted by the terms of this Indenture or any of the other Transaction Documents to be provided to such Person or Persons, and delivery to Holders of copies of this Indenture or any of the other Transaction Documents, shall not be a violation of this Section 14.15. Each Holder of Notes agrees, except as set forth in clause (ii) above, that it shall use the Confidential Information for the sole purpose of making an investment in the Notes or administering its investment in the Notes; and that the Trustee and the Collateral Administrator shall neither be required nor authorized to disclose to Holders any Confidential Information in violation of this Section 14.15. In the event of any required disclosure of the Confidential Information by such Holder, such Holder agrees to use reasonable efforts to protect the confidentiality of the Confidential Information. Each Holder, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 14.15.

(b)
For the purposes of this Section 14.15, “Confidential Information” means information delivered to the Trustee, the Collateral Administrator or any Holder of Notes by or on behalf of the Issuer in connection with and relating to the transactions contemplated by or otherwise pursuant to this Indenture; provided that such term does not include information that: (i) was publicly known or otherwise known to the Trustee, the Collateral Administrator or such Holder prior to the time of such disclosure; (ii) subsequently becomes publicly known through no act or omission by the Trustee, the Collateral Administrator, any Holder or any person acting on behalf of the Trustee, the Collateral Administrator or any Holder; (iii) otherwise is known or becomes known to the Trustee, the Collateral Administrator or any Holder other than (x) through disclosure by the Issuer or (y) to the knowledge of the Trustee, the Collateral Administrator or a Holder, as the case may be, in each case after reasonable inquiry, as a result of the breach of a fiduciary duty to the Issuer or a contractual duty to the Issuer; or (iv) is allowed to be treated as non‑confidential by consent of the Issuer.

(c)
Notwithstanding the foregoing, (i) each of the Collateral Manager, the Trustee and the Collateral Administrator may disclose Confidential Information (x) to each Rating Agency and (y) as and to the extent it may reasonably deem necessary for the performance of its duties hereunder (including the exercise of remedies pursuant to Article V), including on a confidential basis to its agents, attorneys and auditors in connection with the performance of its duties hereunder and to any other Person to which such delivery or disclosure may be necessary or appropriate (A) in response to any subpoena or other legal process upon prior notice to the Issuer (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law), (B) in connection with any litigation to which such Person is a party upon prior notice to the Issuer (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law) or (C) if an Event of Default has occurred and is continuing, to the extent such Person may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Notes or this Indenture, (ii) the Trustee will provide, upon request, copies of this Indenture, the Collateral Management Agreement, the Collateral Administration Agreement, the Fiscal Agency Agreement, Monthly Reports and Distribution Reports to any Holder or Certifying Person, (iii) any Holder or beneficial owner of an interest in Notes may provide copies of this Indenture, the Collateral Management Agreement, the Collateral Administration Agreement, the Fiscal Agency Agreement, any Monthly Report and any Distribution Report to any prospective purchaser of Notes, and (iv) the Issuer may provide copies of any Monthly Report and any Distribution Report to the CLO Information Service pursuant to and in accordance with Section 10.6.
ARTICLE XV
ASSIGNMENT OF COLLATERAL MANAGEMENT AGREEMENT
Section 15.1.    Assignment of Collateral Management Agreement

(a)
The Issuer, in furtherance of the covenants of this Indenture and as security for the Secured Obligations and the performance and observance of the provisions hereof, hereby assigns, transfers, conveys and sets over to the Trustee, for the benefit of the Secured Parties, all of the Issuer’s right, title and interest in, to and under the Collateral Management Agreement, including, without limitation, (i) the right to give all notices, consents and releases thereunder, (ii) the right to give all notices of termination and to take any legal action upon the breach of an obligation of the Collateral Manager thereunder, including the commencement, conduct and consummation of proceedings at law or in equity, (iii) the right to receive all notices, accountings, consents, releases and statements thereunder and (iv) the right to do any and all other things whatsoever that the Issuer is or may be entitled to do thereunder; provided, however, that the Issuer may exercise any of its rights under the Collateral Management Agreement without notice to or the consent of the Trustee (except as otherwise expressly required by this Indenture), so long as an Event of Default has not occurred and is not continuing.From and after the occurrence and continuance of an Event of Default, the Collateral Manager will continue to perform and be bound by the provisions of the Collateral Management Agreement and this Indenture. The Trustee will be entitled to rely and be protected in relying upon all actions and omissions to act of the Collateral Manager thereafter as fully as if no Event of Default had occurred.

(b)
The assignment made hereby is executed as collateral security, and the execution and delivery hereof shall not in any way impair or diminish the obligations of the Issuer under the provisions of the Collateral Management Agreement, nor shall any of the obligations contained in the Collateral Management Agreement be imposed on the Trustee. Upon the retirement of the Notes and the release of the Assets from the lien of this Indenture, this assignment and all rights herein assigned to the Trustee shall cease and terminate and all of the estate, right, title and interest of the Trustee in, to and under the Collateral Management Agreement shall revert to the Issuer and no further instrument or act shall be necessary to evidence such termination and reversion.

(c)	The Issuer hereby agrees, and hereby undertakes to obtain the agreement and consent of the Collateral Manager in the Collateral Management Agreement, to the following:

(i)
The Collateral Manager consents to the provisions of this assignment and agrees to perform any provisions of this Indenture applicable to the Collateral Manager subject to the terms of the Collateral Management Agreement.

(ii)
The Collateral Manager acknowledges that the Issuer is assigning all of its right, title and interest (but none of its obligations) in, to and under the Collateral Management Agreement to the Trustee as Collateral for the benefit of the Secured Parties.

(iii)
The Collateral Manager shall deliver to the Trustee duplicate original copies of all notices, statements, communications and instruments delivered or required to be delivered to the Issuer pursuant to the Collateral Management Agreement.

(iv)
Except as contemplated under the Collateral Management Agreement, neither the Issuer nor the Collateral Manager will enter into any agreement amending, modifying or terminating the Collateral Management Agreement without (x) if the amendment or modification pertains to a provision of the Collateral Management Agreement that requires Rating Agency Confirmation to effect the action contemplated therein, obtaining Rating Agency Confirmation, and (y) otherwise complying with the applicable provisions of the Collateral Management Agreement.

(v)
Except as otherwise set forth herein and therein, the Collateral Manager shall continue to serve as Collateral Manager under the Collateral Management Agreement notwithstanding that the Collateral Manager shall not have received amounts due to it under the Collateral Management Agreement because sufficient funds were not then available hereunder to pay such amounts in accordance with the Priority of Payments. The Collateral Manager agrees not to cause the filing of a petition in bankruptcy against the Issuer for the non‑payment of the Collateral Management Fee or other amounts payable by the Issuer to the Collateral Manager under the Collateral Management Agreement prior to the date which is one year (or, if longer, the applicable preference period then in effect) plus one day after the payment in full of all Notes issued under this Indenture or the Limited Liability Company Agreement; provided, however, that nothing in this clause shall preclude, or be deemed to estop, the Collateral Manager or the Trustee (A) from taking any action (not inconsistent with the foregoing) prior to the expiration of the aforementioned one year and one day (or longer) period in (x) any case or proceeding voluntarily filed or commenced by the Issuer, or (y) any involuntary insolvency proceeding filed or commenced against the Issuer, by a Person other than the Collateral Manager or its Affiliates, or (B) from commencing against the Issuer or any properties of the Issuer any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding.

(vi)
The Collateral Manager irrevocably submits to the non‑exclusive jurisdiction of any federal or New York state court sitting in the Borough of Manhattan in The City of New York in any action or Proceeding arising out of or relating to the Notes or this Indenture, and the Collateral Manager irrevocably agrees that all claims in respect of such action or Proceeding may be heard and determined in such federal or New York state court. The Collateral Manager irrevocably waives, to the fullest extent it may legally do so, the defense of an inconvenient forum to the maintenance of such action or Proceeding. The Collateral Manager irrevocably consents to the service of any and all process in any action or Proceeding by the mailing or delivery of copies of such process to it at the office of the Collateral Manager set forth in Section 14.3. The Collateral Manager agrees that a final judgment in any such action or Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(vii)
The Collateral Manager agrees that, notwithstanding any other provision of the Collateral Management Agreement, the obligations of the Issuer under the Collateral Management Agreement from time to time and at any time are limited recourse obligations of the Issuer payable solely from the Collateral at such time and, following realization thereof and application of the proceeds in accordance with the Priority of Payments or otherwise as described in this Indenture, any remaining claims against the Issuer shall be extinguished and shall not thereafter revive.

Section 15.2.    Standard of Care Applicable to the Collateral Manager
For the avoidance of doubt, the standard of care set forth in the Collateral Management Agreement shall apply to the Collateral Manager with respect to those provisions of this Indenture applicable to the Collateral Manager.
‑ signature page follows –

IN WITNESS WHEREOF, we have set our hands as of the day and year first written above.
Executed as a Deed by:
CARLYLE DIRECT LENDING CLO 2015‑1R LLC
as Issuer

By	___________________________________ Name: Title:
STATE STREET BANK AND TRUST COMPANY,
as Trustee

By	___________________________________ Name: Title:

1

Schedule 1

APPROVED INDEX LIST
1.    Merrill Lynch Investment Grade Corporate Master Index
2.    CSFB Leveraged Loan Index
3.    JPMorgan Domestic High Yield Index
4.    Barclays Capital U.S. Corporate High‑Yield Index
5.    Merrill Lynch High Yield Master Index
6.    S&P/LSTA U.S. Leveraged Loan 100 Index

Schedule 1

Schedule 2

Moody’s Rating Definitions
“Moody’s Credit Estimate”: With respect to any Collateral Obligation, as of any date of determination, an estimated credit rating for such Collateral Obligation (or, if such credit estimate is the Moody’s Rating Factor, the credit rating corresponding to such Moody’s Rating Factor) provided or confirmed by Moody’s; provided that (a) if Moody’s has been requested by the Issuer, the Collateral Manager or the issuer of such Collateral Obligation to assign or renew an estimate with respect to such Collateral Obligation but such rating estimate has not been received, pending receipt of such estimate, the Moody’s Rating or Moody’s Default Probability Rating of such Collateral Obligation shall be (1) ”B3” if the Collateral Manager certifies to the Trustee and the Collateral Administrator that the Collateral Manager believes that such estimate shall be at least “B3” and if the Aggregate Principal Balance of Collateral Obligations determined pursuant to this subclause (1) does not exceed 15% of the Collateral Principal Amount or (2) otherwise, “Caa1”; and (b) with respect to a Collateral Obligation’s credit estimate which has not been renewed, the Moody’s Credit Estimate will be (1) within 13‑15 months of issuance of such credit estimate, one subcategory lower than the estimated rating and (2) after 15 months of such issuance, “Caa3.”
“Moody’s Default Probability Rating”: With respect to any Collateral Obligation, as of any date of determination, the rating determined in accordance with the following methodology:

(a)	With respect to a Collateral Obligation other than a DIP Collateral Obligation:

(i)	if the obligor of such Collateral Obligation has a corporate family rating by Moody’s, such rating;

(ii)
if not determined pursuant to clause (i) above, if the senior unsecured debt of the obligor of such Collateral Obligation has a public rating by Moody’s (a “Moody’s Senior Unsecured Rating”), such Moody’s Senior Unsecured Rating;

(iii)	if not determined pursuant to clause (i) or (ii) above, if the senior secured debt of the obligor has a public rating by Moody’s, the Moody’s rating that is one subcategory lower than such rating;

(iv)	if the Moody’s Default Probability Rating is not determined pursuant to clause (i), (ii) or (iii) above, the Moody’s Derived Rating, if any; or

(v)	if the Moody’s Default Probability Rating is not determined pursuant to clause (i), (ii), (iii) or (iv) above, the Moody’s Default Probability Rating will be “Caa3.”

(b)	With respect to a DIP Collateral Obligation:

(i)	the rating which is one subcategory below the facility rating (whether public or private) of such DIP Collateral Obligation rated by Moody’s; or

(ii)	with respect to any DIP Collateral Obligation if not determined pursuant to clause (i) above, a rating of “Caa3.”
For purposes of determining a Moody’s Default Probability Rating, if an obligor does not have a Moody’s corporate family rating, the Moody’s corporate family rating will be the Moody’s corporate family rating of any entity in the obligor’s corporate family as designated by the Collateral Manager.
“Moody’s Derived Rating”: With respect to a Collateral Obligation, as of any date of determination, the Moody’s Rating or the Moody’s Default Probability Rating determined in the manner set forth below:

(a)
If another obligation of the obligor is rated by Moody’s, then by adjusting the rating of the related Moody’s rated obligations of the related obligor by the number of rating subcategories according to the table below:

Obligation Category of Rated Obligation	Rating of Rated Obligation	Number of Subcategories Relative to Rated Obligation Rating
Senior secured obligation	greater than or equal to B2	‑1
Senior secured obligation	less than B2	‑2
Subordinated obligation	greater than or equal to B3	+1
Subordinated obligation	less than B3	0

(b)	If not determined pursuant to clause (a) above, by using any one of the methods provided below:

(i)	pursuant to the table below:

Type of Collateral Obligation	S&P or Fitch Rating (Public and Monitored)	Collateral Obligation Rated by S&P or Fitch	Number of Subcategories Relative to Moody’s Equivalent of S&P or Fitch Rating
Not Structured Finance Obligation	≥ BBB‑	Not a Loan or Participation Interest in Loan	‑1
Not Structured Finance Obligation	≤ BB+	Not a Loan or Participation Interest in Loan	‑2
Not Structured Finance Obligation		Loan or Participation Interest in Loan	‑2

(ii)
if such Collateral Obligation is not rated by S&P or Fitch but another security or obligation of the obligor has a public and monitored rating by S&P or Fitch (a “parallel security”), the rating of such parallel security will at the election of the Collateral Manager be determined in accordance with the table set forth in subclause (i) above, and the Moody’s Derived Rating for purposes of the definition of Moody’s Rating and Moody’s Default Probability Rating (as applicable) of such Collateral Obligation will be determined in accordance with the methodology set forth in clause (a) above (for such purposes treating the parallel security as if it were rated by Moody’s at the rating determined pursuant to this subclause (ii));

provided that the Aggregate Principal Balance of Collateral Obligations determined pursuant to this subclause (b) does not exceed 10% of the Collateral Principal Amount.
“Moody’s Rating”: With respect to any Collateral Obligation, as of any date of determination, the rating determined in accordance with the following methodology:

(a)	With respect to a Collateral Obligation that is a Senior Secured Loan:

(i)	if Moody’s has assigned such Collateral Obligation a rating (including pursuant to a Moody’s Credit Estimate), such rating;

(ii)
if not determined pursuant to clause (i), if the obligor of such Collateral Obligation has a corporate family rating by Moody’s (including pursuant to a Moody’s Credit Estimate), the Moody’s rating that is one subcategory higher than such corporate family rating;

(iii)
if not determined pursuant to clause (i) or (ii), if the obligor of such Collateral Obligation has a Moody’s Senior Unsecured Rating, the Moody’s rating that is two subcategories higher than such Moody’s Senior Unsecured Rating;

(iv)	if not determined pursuant to clause (i), (ii) or (iii), the Moody’s Derived Rating, if any; or

(v)	if not determined pursuant to clause (i), (ii), (iii) or (iv), “Caa3.”

(b)	With respect to a Collateral Obligation that is not a Senior Secured Loan:

(i)	if Moody’s has assigned such Collateral Obligation a rating (including pursuant to a Moody’s Credit Estimate), such rating;

(ii)	if not determined pursuant to clause (i), if the obligor of such Collateral Obligation has a Moody’s Senior Unsecured Rating, such Moody’s Senior Unsecured Rating;

(iii)
if not determined pursuant to clause (i) or (ii), if the obligor of such Collateral Obligation has a corporate family rating by Moody’s (including pursuant to a Moody’s Credit Estimate), the Moody’s rating that is one subcategory lower than such corporate family rating;

(iv)
if not determined pursuant to clause (i), (ii) or (iii), if the subordinated debt of the obligor of such Collateral Obligation has a public rating from Moody’s, the Moody’s rating that is one subcategory higher than such rating;

(v)	if not determined pursuant to clause (i), (ii), (iii) or (iv), the Moody’s Derived Rating, if any; or

(vi)	if not determined pursuant to clause (i), (ii), (iii), (iv) or (v), “Caa3.”

For purposes of determining a Moody’s Rating, if an obligor does not have a Moody’s corporate family rating, the Moody’s corporate family rating will be the Moody’s corporate family rating of any entity in the obligor’s corporate family as designated by the Collateral Manager.
“Moody’s Rating Factor”: For each Collateral Obligation, the number set forth in the table below opposite the Moody’s Default Probability Rating of such Collateral Obligation.

Moody’s Default Probability Rating	Moody’s Rating Factor	Moody’s Default Probability Rating	Moody’s Rating Factor
Aaa	1	Ba1	940
Aa1	10	Ba2	1,350
Aa2	20	Ba3	1,766
Aa3	40	B1	2,220
A1	70	B2	2,720
A2	120	B3	3,490
A3	180	Caa1	4,770
Baa1	260	Caa2	6,500
Baa2	360	Caa3	8,070
Baa3	610	Ca or lower	10,000

Schedule 3

S&P RECOVERY RATE AND DEFAULT RATE TABLES; S&P RATING DEFINITIONS
Section 1.    S&P Recovery Rate Tables

(a)	(i) If a Collateral Obligation has an S&P Asset Specific Recovery Rating, the S&P Recovery Rate for such Collateral Obligation shall be the applicable percentage set forth in the table below:

S&P Asset Specific Recovery Rating of a Collateral Obligation		Initial Liability Rating
	Indicator from Published Reports*	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and below
1+	100	75.00%	85.00%	88.00%	90.00%	92.00%	95.00%
1	95	70.00%	80.00%	84.00%	87.50%	91.00%	95.00%
1	90	65.00%	75.00%	80.00%	85.00%	90.00%	95.00%
2	85	62.50%	72.50%	77.50%	83.00%	88.00%	92.00%
2	80	60.00%	70.00%	75.00%	81.00%	86.00%	89.00%
2	75	55.00%	65.00%	70.50%	77.00%	82.50%	84.00%
2	70	50.00%	60.00%	66.00%	73.00%	79.00%	79.00%
3	65	45.00%	55.00%	61.00%	68.00%	73.00%	74.00%
3	60	40.00%	50.00%	56.00%	63.00%	67.00%	69.00%
3	55	35.00%	45.00%	51.00%	58.00%	63.00%	64.00%
3	50	30.00%	40.00%	46.00%	53.00%	59.00%	59.00%
4	45	28.50%	37.50%	44.00%	49.50%	53.50%	54.00%
4	40	27.00%	35.00%	42.00%	46.00%	48.00%	49.00%
4	35	23.50%	30.50%	37.50%	42.50%	43.50%	44.00%
4	30	20.00%	26.00%	33.00%	39.00%	39.00%	39.00%
5	25	17.50%	23.00%	28.50%	32.50%	33.50%	34.00%
5	20	15.00%	20.00%	24.00%	26.00%	28.00%	29.00%
5	15	10.00%	15.00%	19.50%	22.50%	23.50%	24.00%
5	10	5.00%	10.00%	15.00%	19.00%	19.00%	19.00%
6	5	3.50%	7.00%	10.50%	13.50%	14.00%	14.00%
6	0	2.00%	4.00%	6.00%	8.00%	9.00%	9.00%
		Recovery rate

*    From S&P’s published reports. If a recovery indicator is not available for a given loan with a recovery rating, the lowest recovery indicator for the applicable recovery rating should be assumed.
(ii)    If (x) a Collateral Obligation does not have an S&P Asset Specific Recovery Rating and such Collateral Obligation is a senior unsecured debt instrument and (y) the issuer of such Collateral Obligation has issued another debt instrument that is outstanding and senior to such Collateral Obligation (a “Senior Debt Instrument”) that has an S&P Asset Specific Recovery Rating,

Schedule 3

the S&P Recovery Rate for such Collateral Obligation shall be the applicable percentage set forth in the tables below:
For Collateral Obligations Domiciled in Group A:

S&P Asset Specific Recovery Rating of the Senior Debt Instrument	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and below
1+	18%	20%	23%	26%	29%	31%
1	18%	20%	23%	26%	29%	31%
2	18%	20%	23%	26%	29%	31%
3	12%	15%	18%	21%	22%	23%
4	5%	8%	11%	13%	14%	15%
5	2%	4%	6%	8%	9%	10%
6	‑%	‑%	‑%	‑%	‑%	‑%
	Recovery rate

For Collateral Obligations Domiciled in Group B:

S&P Asset Specific Recovery Rating of the Senior Debt Instrument	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and below
1+	13%	16%	18%	21%	23%	25%
1	13%	16%	18%	21%	23%	25%
2	13%	16%	18%	21%	23%	25%
3	8%	11%	13%	15%	16%	17%
4	5%	5%	5%	5%	5%	5%
5	2%	2%	2%	2%	2%	2%
6	‑%	‑%	‑%	‑%	‑%	‑%
	Recovery rate

For Collateral Obligations Domiciled in Group C:

Schedule 3

S&P Asset Specific Recovery Rating of the Senior Debt Instrument	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and below
1+	10%	12%	14%	16%	18%	20%
1	10%	12%	14%	16%	18%	20%
2	10%	12%	14%	16%	18%	20%
3	5%	7%	9%	10%	11%	12%
4	2%	2%	2%	2%	2%	2%
5	‑%	‑%	‑%	‑%	‑%	‑%
6	‑%	‑%	‑%	‑%	‑%	‑%
	Recovery rate

(iii)    If (x) a Collateral Obligation does not have an S&P Asset Specific Recovery Rating and such Collateral Obligation is a subordinated loan and (y) the issuer of such Collateral Obligation has issued another debt instrument that is outstanding and senior to such Collateral Obligation that is a Senior Debt Instrument that has an S&P Asset Specific Recovery Rating, the S&P Recovery Rate for such Collateral Obligation shall be the applicable percentage set forth in the tables below:
For Collateral Obligations Domiciled in Groups A and B:

S&P Recovery Rating of the Senior Debt Instrument	All Initial Liability Ratings
1+	8%
1	8%
2	8%
3	5%
4	2%
5	‑%
6	‑%
Recovery rate

For Collateral Obligations Domiciled in Group C:

Schedule 3

S&P Recovery Rating of the Senior Debt Instrument	All Initial Liability Ratings
1+	5%
1	5%
2	5%
3	2%
4	‑%
5	‑%
6	‑%
Recovery rate

(b)    If a recovery rate cannot be determined using clause (a), the recovery rate shall be the applicable percentage set forth in the table below:
Recovery rates for obligors Domiciled in Group A, B or C:

Priority Category	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and “CCC”
Senior Secured Loans*
Group A	50%	55%	59%	63%	75%	79%
Group B	39%	42%	46%	49%	60%	63%
Group C	17%	19%	27%	29%	31%	34%
Senior Secured Loans (Cov‑Lite Loans)*
Group A	41%	46%	49%	53%	63%	67%
Group B	32%	35%	39%	41%	50%	53%
Group C	17%	19%	27%	29%	31%	34%
Unsecured Loans, Second Lien Loans and First Lien Last Out Loans**
Group A	18%	20%	23%	26%	29%	31%
Group B	13%	16%	18%	21%	23%	25%
Group C	10%	12%	14%	16%	18%	20%
Subordinated loans
Group A	8%	8%	8%	8%	8%	8%
Group B	8%	8%	8%	8%	8%	8%
Group C	5%	5%	5%	5%	5%	5%
	Recovery rate
Group A: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Japan, Luxembourg, The Netherlands, Norway, Poland, Portugal, Singapore, Spain, Sweden, Switzerland, U.K. and U.S.
Group B: Brazil, Dubai International Finance Centre, Greece, Italy, Mexico, South Africa, Turkey and United Arab Emirates.
Group C: India, Indonesia, Kazakhstan, Russian Federation, Ukraine, Vietnam and others not included in Group A or Group B.

Schedule 3

*    Solely for the purpose of determining the S&P Recovery Rate for a Senior Secured Loan, if the value of such Senior Secured Loan is primarily derived from the enterprise value of the issuer of such loan or such loan is secured solely or primarily by common stock or other equity interests, such loan will have either (1) the S&P Recovery Rate specified for Unsecured Loans in the table above, or (2) the S&P Recovery Rate determined by S&P on a case by case basis.
**    Solely for the purpose of determining the S&P Recovery Rate for such loan, the aggregate principal balance of all Unsecured Loans, First Lien Last Out Loans and Second Lien Loans that, in the aggregate, represent up to 15% of the Collateral Principal Amount will have the S&P Recovery Rate specified for Unsecured Loans, Second Lien Loans and First Lien Last Out Loans in the table above and the aggregate principal balance of all Unsecured Loans, Second Lien Loans and First Lien Last Out Loans in excess of 15% of the Collateral Principal Amount will have the S&P Recovery Rate specified for subordinated loans in the table above.

Schedule 3

Section 2.    S&P CDO Monitor Tables
Table 1

	Class A‑1‑R Notes	Class A‑2‑R Notes	Class B Notes	Class C Notes
Case
1	36.50%	41.50%	46.75%	49.50%
2	36.75%	41.75%	47.00%	49.75%
3	37.00%	42.00%	47.25%	50.00%
4	37.25%	42.25%	47.50%	50.25%
5	37.50%	42.50%	47.75%	50.50%
6	37.75%	42.75%	48.00%	50.75%
7	38.00%	43.00%	48.25%	51.00%
8	38.25%	43.25%	48.50%	51.25%
9	38.50%	43.50%	48.75%	51.50%
10	38.75%	43.75%	49.00%	51.75%
11	39.00%	44.00%	49.25%	52.00%
12	39.25%	44.25%	49.50%	52.25%
13	39.50%	44.50%	49.75%	52.50%
14	39.75%	44.75%	50.00%	52.75%
15	40.00%	45.00%	50.25%	53.00%
16	40.25%	45.25%	50.50%	53.25%
17	40.50%	45.50%	50.75%	53.50%
18	40.75%	45.75%	51.00%	53.75%
19	41.00%	46.00%	51.25%	54.00%
20	41.25%	46.25%	51.50%	54.25%
21	41.50%	46.50%	51.75%	54.50%
22	41.75%	46.75%	52.00%	54.75%
23	42.00%	47.00%	52.25%	55.00%
24	42.25%	47.25%	52.50%	55.25%
25	42.50%	47.50%	52.75%	55.50%
26	42.75%	47.75%	53.00%	55.75%
27	43.00%	48.00%	53.25%	56.00%
28	43.25%	48.25%	53.50%	56.25%
29	43.50%	48.50%	53.75%	56.50%
30	43.75%	48.75%	54.00%	56.75%
31	44.00%	49.00%	54.25%	57.00%
32	44.25%	49.25%	54.50%	57.25%
33	44.50%	49.50%	54.75%	57.50%
34	44.75%	49.75%	55.00%	57.75%
35	45.00%	50.00%	55.25%	58.00%
36	45.25%	50.25%	55.50%	58.25%

Schedule 3

	Class A‑1‑R Notes	Class A‑2‑R Notes	Class B Notes	Class C Notes
37	45.50%	50.50%	55.75%	58.50%
38	45.75%	50.75%	56.00%	58.75%
39	46.00%	51.00%	56.25%	59.00%
40	46.25%	51.25%	56.50%	59.25%
41	46.50%	51.50%	56.75%	59.50%
42	46.75%	51.75%	57.00%	59.75%
43	47.00%	52.00%	57.25%	60.00%
44	47.25%	52.25%	57.50%	60.25%
45	47.50%	52.50%	57.75%	60.50%
46	47.75%	52.75%	58.00%	60.75%
47	48.00%	53.00%	58.25%	61.00%
48	48.25%	53.25%	58.50%	61.25%
49	48.50%	53.50%	58.75%	61.50%
50	48.75%	53.75%	59.00%	61.75%
51	49.00%	54.00%	59.25%	62.00%
52	49.25%	54.25%	59.50%	62.25%
53	49.50%	54.50%	59.75%	62.50%
54	49.75%	54.75%	60.00%	62.75%
55	50.00%	55.00%	60.25%	63.00%
56	50.25%	55.25%	60.50%	63.25%
57	50.50%	55.50%	60.75%	63.50%
58	50.75%	55.75%	61.00%	63.75%
59	51.00%	56.00%	61.25%	64.00%
60	51.25%	56.25%	61.50%	64.25%
61	51.50%	56.50%	61.75%	64.50%
62	51.75%	56.75%	62.00%	64.75%
63	52.00%	57.00%	62.25%	65.00%
64	52.25%	57.25%	62.50%	65.25%
65	52.50%	57.50%	62.75%	65.50%
66	52.75%	57.75%	63.00%	65.75%
67	53.00%	58.00%	63.25%	66.00%
68	53.25%	58.25%	63.50%	66.25%
69	53.50%	58.50%	63.75%	66.50%
70	53.75%	58.75%	64.00%	66.75%
71	54.00%	59.00%	64.25%	67.00%
72	54.25%	59.25%	64.50%	67.25%
73	54.50%	59.50%	64.75%	67.50%
74	54.75%	59.75%	65.00%	67.75%
75	55.00%	60.00%	65.25%	68.00%
76	55.25%	60.25%	65.50%	68.25%
77	55.50%	60.50%	65.75%	68.50%
78	55.75%	60.75%	66.00%	68.75%

Schedule 3

	Class A‑1‑R Notes	Class A‑2‑R Notes	Class B Notes	Class C Notes
79	56.00%	61.00%	66.25%	69.00%
80	56.25%	61.25%	66.50%	69.25%
81	56.50%	61.50%	66.75%	69.50%
82	56.75%	61.75%	67.00%	69.75%
83	57.00%	62.00%	67.25%	70.00%
84	57.25%	62.25%	67.50%	70.25%
85	57.50%	62.50%	67.75%	70.50%
86	57.75%	62.75%	68.00%	70.75%
87	58.00%	63.00%	68.25%	71.00%
88	58.25%	63.25%	68.50%	71.25%
89	58.50%	63.50%	68.75%	71.50%
90	58.75%	63.75%	69.00%	71.75%

Table 2
Case	Minimum Weighted Average Spread
1	7.00%
2	6.95%
3	6.90%
4	6.85%
5	6.80%
6	6.75%
7	6.70%
8	6.65%
9	6.60%
10	6.55%
11	6.50%
12	6.45%
13	6.40%
14	6.35%
15	6.30%
16	6.25%
17	6.20%
18	6.15%
19	6.10%
20	6.05%
21	6.00%
22	5.95%
23	5.90%
24	5.85%
25	5.80%
26	5.75%

Schedule 3

Table 2
27	5.70%
28	5.65%
29	5.60%
30	5.55%
31	5.50%
32	5.45%
33	5.40%
34	5.35%
35	5.30%
36	5.25%
37	5.20%
38	5.15%
39	5.10%
40	5.05%
41	5.00%
42	4.95%
43	4.90%
44	4.85%
45	4.80%
46	4.75%
47	4.70%
48	4.65%
49	4.60%
50	4.55%
51	4.50%
52	4.45%
53	4.40%
54	4.35%
55	4.30%
56	4.25%
57	4.20%
58	4.15%
59	4.10%
60	4.05%
61	4.00%
62	3.95%
63	3.90%
64	3.85%
65	3.80%
66	3.75%
67	3.70%
68	3.65%

Schedule 3

Table 2
69	3.60%
70	3.55%
71	3.50%
72	3.45%
73	3.40%
74	3.35%
75	3.30%
76	3.25%
77	3.20%
78	3.15%
79	3.10%
80	3.05%
81	3.00%
82	2.95%
83	2.90%
84	2.85%
85	2.80%
86	2.75%
87	2.70%
88	2.65%
89	2.60%
90	2.55%
91	2.50%
92	2.45%
93	2.40%
94	2.35%
95	2.30%
96	2.25%

Schedule 3

Table 3
Case	Weighted Average Life
1	9.00
2	8.75
3	8.50
4	8.25
5	8.00
6	7.75
7	7.50
8	7.25
9	7.00
10	6.75
11	6.50
12	6.25
13	6.00
14	5.75
15	5.50
16	5.25
17	5.00
18	4.75
19	4.50
20	4.25
21	4.00
22	3.75
23	3.50
24	3.25
25	3.00
26	2.75
27	2.50
28	2.25
29	2.00
30	1.75
31	1.50
32	1.25
33	1.00
34	0.75
35	0.50
36	0.25

Schedule 3

S&P Default Rates

Maturity (years)	Initial Liability Rating
	“AAA”	“AA+”	“AA”	“AA‑”	“A+”	“A”	“A‑”	“BBB+”	“BBB”	“BBB‑”
0	0	0	0	0	0	0	0	0	0	0
1	0.003249	0.008324	0.017659	0.049443	0.100435	0.198336	0.305284	0.403669	0.461619	0.524294
2	0.015699	0.036996	0.073622	0.139938	0.2574	0.452472	0.667329	0.892889	1.091719	1.445989
3	0.041484	0.091325	0.172278	0.276841	0.474538	0.770505	1.100045	1.484175	1.895696	2.702054
4	0.084784	0.176281	0.317753	0.464897	0.755269	1.158808	1.613532	2.186032	2.867799	4.229668
5	0.149746	0.296441	0.513749	0.708173	1.102407	1.621846	2.213969	3.000396	3.994693	5.969443
6	0.240402	0.455938	0.763415	1.009969	1.51793	2.162163	2.903924	3.924151	5.258484	7.867654
7	0.360599	0.658408	1.069266	1.372767	2.002861	2.780489	3.682872	4.950544	6.639097	9.877442
8	0.513925	0.906953	1.433135	1.798206	2.557255	3.475934	4.547804	6.07042	8.116014	11.95916
9	0.70366	1.204112	1.856168	2.28709	3.180245	4.246223	5.493831	7.273226	9.669463	14.08016
10	0.932722	1.551859	2.338835	2.83943	3.870134	5.087962	6.514747	8.547804	11.28115	16.21417
11	1.203636	1.951593	2.880967	3.454496	4.624506	5.996889	7.603506	9.882975	12.93468	18.34056
12	1.518511	2.404163	3.481806	4.130896	5.440351	6.968119	8.752625	11.26796	14.61567	20.44349
13	1.879017	2.909885	4.140061	4.86666	6.314188	7.996356	9.954495	12.69263	16.31183	22.51115
14	2.286393	3.468577	4.853976	5.659322	7.242183	9.076083	11.20163	14.1477	18.01275	24.53496
15	2.741441	4.079595	5.621395	6.506018	8.220258	10.20171	12.48682	15.62479	19.70983	26.50898
16	3.244545	4.741882	6.43983	7.403564	9.244188	11.3677	13.80327	17.11646	21.39601	28.42934
17	3.795687	5.45401	7.306523	8.348542	10.30968	12.56867	15.14466	18.61616	23.06564	30.29378
18	4.394473	6.214227	8.218512	9.337373	11.41246	13.79945	16.50521	20.11822	24.71421	32.10127
19	5.040161	7.020506	9.172684	10.36638	12.54832	15.05515	17.87963	21.61774	26.33825	33.85171
20	5.73169	7.870595	10.16583	11.43186	13.71313	16.33117	19.26321	23.11057	27.93509	35.54569
21	6.46772	8.762054	11.19469	12.5301	14.90297	17.62325	20.6517	24.59321	29.50278	37.18431
22	7.246658	9.692304	12.25598	13.65746	16.11404	18.92745	22.04136	26.0627	31.03994	38.76899
23	8.066698	10.65866	13.34646	14.8104	17.34277	20.24016	23.42888	27.51662	32.54564	40.30142
24	8.925853	11.65839	14.46293	15.98547	18.58578	21.5581	24.81138	28.95299	34.01935	41.78342
25	9.821992	12.68869	15.60228	17.17938	19.83993	22.87827	26.18633	30.37017	35.46081	43.21689
26	10.75286	13.74678	16.76147	18.38899	21.10225	24.198	27.55155	31.7669	36.87004	44.60376
27	11.71613	14.8299	17.93762	19.61131	22.37004	25.51487	28.90518	33.14216	38.24723	45.94597
28	12.7094	15.93531	19.12794	20.84355	23.64078	26.82673	30.24562	34.49519	39.59272	47.24542
29	13.73024	17.06036	20.32978	22.08308	24.91216	28.13165	31.57149	35.82542	40.90695	48.50395
30	14.77622	18.20244	21.54064	23.32744	26.18207	29.42795	32.88165	37.13246	42.19047	49.72335
	Default Rate

Schedule 3

Maturity (years)	Initial Liability Rating
	“BB+”	“BB”	“BB‑”	“B+”	“B”	“B‑”	“CCC+”	“CCC”	“CCC‑”
0	0	0	0	0	0	0	0	0	0
1	1.051627	2.109451	2.600238	3.221175	7.848052	10.88213	15.6886	20.49498	25.30128
2	2.499656	4.644348	5.87207	7.597534	14.78199	20.0102	28.03982	34.62268	40.10483
3	4.296729	7.47588	9.536299	12.37911	20.93499	27.61683	37.42981	44.48618	49.82318
4	6.375706	10.48837	13.36997	17.16387	26.39658	33.95673	44.58549	51.60283	56.64489
5	8.664544	13.58682	17.21456	21.74845	31.24634	39.27213	50.13534	56.92299	61.66141
6	11.09536	16.69781	20.96648	26.04106	35.55962	43.77065	54.54077	61.0357	65.49158
7	13.60903	19.7674	24.5636	30.01111	39.40643	47.62	58.12299	64.313	68.5123
8	16.15689	22.75794	27.97284	33.66031	42.84981	50.95151	61.10237	66.99561	70.96316
9	18.70058	25.64468	31.18056	37.00627	45.94504	53.8665	63.63063	69.24307	73.00116
10	21.21108	28.41268	34.18538	40.07344	48.73974	56.44278	65.81345	71.16357	74.7318
11	23.66731	31.05426	36.99339	42.88815	51.27445	58.74034	67.7257	72.83211	76.22764
12	26.05467	33.56697	39.61476	45.47609	53.58343	60.80568	69.42144	74.30191	77.53971
13	28.36366	35.95191	42.06173	47.86108	55.69561	62.67524	70.94049	75.61152	78.7047
14	30.58876	38.2126	44.34719	50.06466	57.63539	64.37792	72.31281	76.78949	79.74959
15	32.72741	40.35409	46.48397	52.10596	59.42341	65.93687	73.56138	77.85744	80.69466
16	34.7792	42.38231	48.48431	54.00187	61.07718	67.37093	74.70418	78.83208	81.55545
17	36.74531	44.30362	50.35967	55.76723	62.61164	68.69555	75.75553	79.72654	82.34412
18	38.62798	46.12452	52.12065	57.41506	64.0396	69.92361	76.72703	80.55138	83.07037
19	40.43013	47.85144	53.7769	58.9568	65.37208	71.0659	77.62821	81.31517	83.74205
20	42.15517	49.4906	55.33723	60.4025	66.61864	72.13161	78.46704	82.02503	84.36563
21	43.80672	51.04792	56.80959	61.76104	67.7876	73.12858	79.2502	82.68689	84.9465
22	45.38848	52.529	58.20121	63.04025	68.88622	74.06358	79.98342	83.30581	85.48923
23	46.90418	53.93906	59.51859	64.24709	69.92092	74.9425	80.67161	83.8861	85.99768
24	48.35744	55.283	60.76762	65.38775	70.89732	75.77049	81.31904	84.43149	86.47522
25	49.75178	56.56532	61.95364	66.46773	71.82044	76.55208	81.92942	84.94521	86.92475
26	51.09054	57.79021	63.08145	67.49196	72.69473	77.29125	82.50604	85.43011	87.34881
27	52.37692	58.96153	64.15542	68.46489	73.52417	77.99157	83.05178	85.88869	87.74962
28	53.6139	60.08283	65.17951	69.39046	74.3123	78.65619	83.56921	86.32318	88.12917
29	54.80432	61.15739	66.15732	70.27229	75.06234	79.28795	84.06061	86.73553	88.48922
30	55.95082	62.18822	67.09211	71.11358	75.77716	79.88939	84.52804	87.12751	88.83132
	Default Rate

Section 3.    S&P Rating Definitions
“Required S&P Credit Estimate Information”: S&P’s “Credit Estimate Information Requirements” dated April 2011 and any other available information S&P reasonably requests in order to produce a credit estimate for a particular asset.
“S&P Rating”: The S&P Rating of any Collateral Obligation (excluding Current Pay Obligations whose issuer has made a Distressed Exchange) will be determined as follows:
(a)    with respect to a Collateral Obligation that is not a DIP Collateral Obligation (i) if there is an issuer credit rating of the issuer of such Collateral Obligation by S&P as published by S&P, or the guarantor which unconditionally and irrevocably guarantees such Collateral Obligation (which form of guarantee will comply with S&P’s then‑current criteria on guarantees) then the S&P Rating shall be such rating (regardless of whether there is a published rating by S&P on the Collateral Obligations of such issuer held by the Issuer) or (ii) if there is no issuer credit rating of the issuer by S&P but (A) if there is a senior unsecured

Schedule 3

rating on any obligation or security of the issuer, the S&P Rating of such Collateral Obligation shall equal such rating; (B) if there is a senior secured rating on any obligation or security of the issuer, then the S&P Rating of such Collateral Obligation shall be one subcategory below such rating; and (C) if there is a subordinated rating on any obligation or security of the issuer, then the S&P Rating of such Collateral Obligation shall be one subcategory above such rating;
(b)    with respect to any Collateral Obligation that is a DIP Collateral Obligation, the S&P Rating thereof shall be the credit rating assigned to such issue by S&P, or if such DIP Collateral Obligation was assigned a point in time rating by S&P that was withdrawn, such withdrawn rating may be used for a maximum of 12 months from its initial assignment (provided, that if any such Collateral Obligation that is a DIP Collateral Obligation is newly issued and the Collateral Manager expects an S&P credit rating within 90 days, the S&P Rating of such Collateral Obligation shall be “CCC‑” until such credit rating is obtained from S&P); provided that the Collateral Manager (on behalf of the Issuer) shall use commercially reasonable efforts to notify S&P if the Collateral Manager becomes aware of any material change that the Collateral Manager reasonably believes could have a material adverse effect on the credit of such Collateral Obligation, including any nonpayment of interest or principal, maturity extension or other modification to the amortization schedule of such Collateral Obligation, rescheduling or other change in principal amount or interest rate in any part of the capital structure, material breach of any representation or warranty, any breach of covenant(s), the likelihood (more than 50%) of a breach of covenant(s) occurring in the next six months, material financial underperformance (more than 20% off base case) either at the operating profit or cash flow level, any restructuring of debt (including proposed debt), the occurrence of significant transactions (sale or acquisitions of assets), changes in payment terms (that is, the addition of payment‑in‑kind terms, changes in maturity dates, and changes in spreads or coupon rates), or release of any obligor or guarantor of obligations if such release would have a material effect on such Collateral Obligation;
(c)    if there is not a rating by S&P on the issuer or on an obligation of the issuer, then the S&P Rating may be determined pursuant to clauses (i) through (iv) below:

(i)
if an obligation of the issuer is not a DIP Collateral Obligation and is publicly rated by Moody’s, then the S&P Rating will be determined in accordance with the methodologies for establishing the Moody’s Rating set forth above except that the S&P Rating of such obligation will be (1) one subcategory below the S&P equivalent of the Moody’s Rating if such Moody’s Rating is “Baa3” or higher and (2) two subcategories below the S&P equivalent of the Moody’s Rating if such Moody’s Rating is “Ba1” or lower; provided that the Aggregate Principal Balance of the Collateral Obligations that may have an S&P Rating derived from a Moody’s Rating as set forth in this clause (i) may not exceed 10.0% of the Collateral Principal Amount;

(ii)
the S&P Rating may be based on a credit estimate provided by S&P, and in connection therewith, the Issuer, the Collateral Manager on behalf of the Issuer or the issuer of such Collateral Obligation shall, prior to or within thirty (30) days after the

Schedule 3

acquisition of such Collateral Obligation, apply (and concurrently submit all available Required S&P Credit Estimate Information in respect of such application) to S&P for a credit estimate which shall be its S&P Rating; provided that, until the receipt from S&P of such estimate, such Collateral Obligation shall have an S&P Rating as determined by the Collateral Manager in its sole discretion if the Collateral Manager certifies to the Trustee that it believes that such S&P Rating determined by the Collateral Manager is commercially reasonable and will be at least equal to such rating; provided, further, that if such Required S&P Credit Estimate Information is not submitted within such thirty (30) day period, then, pending receipt from S&P of such estimate, the Collateral Obligation shall have (1) the S&P Rating as determined by the Collateral Manager for a period of up to ninety (90) days after the acquisition of such Collateral Obligation (and submission of all Required S&P Credit Estimate Information in respect of such application) and (2) an S&P Rating of “CCC‑” following such ninety day period; unless, during such ninety day period, the Collateral Manager has requested the extension of such period and S&P, in its sole discretion, has granted such request; provided, further, that (x) with respect to any Collateral Obligation for which S&P has provided a credit estimate, the Collateral Manager (on behalf of the Issuer) will request that S&P confirm or update such estimate annually (and pending receipt of such confirmation or new estimate, the Collateral Obligation will have the prior estimate); and (y) if at any time, with respect to any Collateral Obligation for which S&P has provided a credit estimate or any Collateral Obligation for which a credit estimate is being sought pursuant to this clause (ii), there is a material change in the creditworthiness of the issuer of such Collateral Obligation (as determined by the Collateral Manager in its sole discretion), the Issuer, the Collateral Manager on behalf of the Issuer or the issuer of such Collateral Obligation will provide updated Required S&P Credit Estimate Information to S&P;

(iii)	with respect to a DIP Collateral Obligation, if the S&P Rating cannot otherwise be determined pursuant to this definition, the S&P Rating of such Collateral Obligation shall be “CCC‑”; and

(iv)
with respect to a Collateral Obligation that is not a Defaulted Obligation, the S&P Rating of such Collateral Obligation will at the election of the Issuer (at the direction of the Collateral Manager) be “CCC‑”; provided that (A) the Collateral Manager expects the Obligor in respect of such Collateral Obligation to continue to meet its payment obligations under such Collateral Obligation, (B) such Obligor is not currently in reorganization or bankruptcy and (C) such Obligor has not defaulted on any of its debts during the immediately preceding two year period; provided further, that if, as of any date of determination, more than 10% of the Collateral Principal Amount consists of Collateral Obligations having an S&P Rating of “CCC‑” solely because of the operation of this provision, the Issuer or the Collateral Manager on behalf of the Issuer shall provide Required S&P Credit Estimate Information to S&P in respect of the Collateral Obligations included in such excess over 10% of the Collateral Principal Amount.

Schedule 3

provided that for purposes of the determination of the S&P Rating, (x) if the applicable rating assigned by S&P to an obligor or its obligations is on “CreditWatch positive” by S&P, such rating will be treated as being one subcategory above such assigned rating, (y) if the applicable rating assigned by S&P to an obligor or its obligations is on “CreditWatch negative” by S&P, such rating will be treated as being one subcategory below such assigned rating and (z) any reference to the S&P rating in this definition shall mean the public S&P rating and shall not include any private or confidential S&P rating unless (a) the obligor and any other relevant party has provided written consent to S&P for the use of such rating; and (b) such rating is subject to continuous monitoring by S&P.
The S&P Rating of any Collateral Obligation that is a Current Pay Obligation whose issuer has made a Distressed Exchange will be determined as follows:
(a)    Subject to clause (d) below, if applicable, if the Collateral Obligation is and will remain senior to the debt obligations on which the related Distressed Exchange has been made and the issuer is not subject to a bankruptcy proceeding, the issuer credit rating of the issuer published by S&P of the Collateral Obligation is below “CCC‑” as a result of the Distressed Exchange and S&P has not published revised ratings following the completion or withdrawal of the Distressed Exchange and:

(i)	there is an issue credit rating published by S&P for the Collateral Obligation and
(1)    the Collateral Obligation has an S&P Asset Specific Recovery Rating of 1+, then the S&P Rating of such Collateral Obligation shall be the higher of (x) three subcategories below such issue credit rating and (y) “CCC‑”;
(2)    the Collateral Obligation has an S&P Asset Specific Recovery Rating of 1, then the S&P Rating of such Collateral Obligation shall be the higher of (x) two subcategories below such issue credit rating and (y) “CCC‑”;
(3)    the Collateral Obligation has an S&P Asset Specific Recovery Rating of 2, then the S&P Rating of such Collateral Obligation shall be the higher of (x) one subcategory below such issue credit rating and (y) “CCC‑”;
(4)    the Collateral Obligation has an S&P Asset Specific Recovery Rating of 3 or 4, then the S&P Rating of such Collateral Obligation shall be the higher of (x) such issue credit rating and (y) “CCC‑”;
(5)    the Collateral Obligation has an S&P Asset Specific Recovery Rating of 5, then the S&P Rating of such Collateral Obligation shall be the higher of (x) one subcategory above such issue credit rating and (y) “CCC‑”; or
(6)    the Collateral Obligation has an S&P Asset Specific Recovery Rating of 6, then the S&P Rating of such Collateral Obligation shall be the

Schedule 3

higher of (x) two subcategories above such issue credit rating and (y) “CCC‑”; or

(ii)	there is either no issue credit rating or no S&P Asset Specific Recovery Rating for the Collateral Obligation, then the S&P Rating of such Collateral Obligations shall be “CCC‑”;
(b)    Subject to clause (d) below, if applicable, if the Collateral Obligation is the debt obligation on which the related Distressed Exchange has been made, until S&P publishes revised ratings following the completion or withdrawal of the offer, the S&P Rating of such Collateral Obligation shall be “CCC‑”;
(c)    Subject to clause (d) below, if applicable, if the Collateral Obligation is subordinate to the debt obligation on which the related Distressed Exchange has been made, until S&P publishes revised ratings following the completion or withdrawal of the offer the S&P Rating of such Collateral Obligation shall be “CCC‑”;
(d)    If multiple Collateral Obligations have the same issuer and such issuer made a Distressed Exchange, the S&P Rating for each such Collateral Obligation shall be determined as follows:

(i)	first, an S&P Rating for each such Collateral Obligation shall be determined in accordance with clauses (a), (b) and (c) of this definition;

(ii)
second, the S&P Rating for each such Collateral Obligation determined in accordance with sub‑clause (d)(i) above shall be converted into “Rating Points” equivalent pursuant to the table set forth below:

Schedule 3

S&P Rating	“Rating Points”	“Weighted Average Rating Points”
AAA	1	1
AA+	2	2
AA	3	3
AA‑	4	4
A+	5	5
A	6	6
A‑	7	7
BBB+	8	8
BBB	9	9
BBB‑	10	10
BB+	11	11
BB	12	12
BB‑	13	13
B+	14	14
B	15	15
B‑	16	16
CCC+	17	17
CCC	18	18
CCC‑	19	19

(iii)	third, “Weighted Average Rating Points” for each such Collateral Obligation shall be calculated by dividing “X” by “Y” where:
“X” shall equal the sum of each of the products obtained by multiplying the Rating Points of each such Collateral Obligation by the Collateral Principal Amount of such Collateral Obligation, and
“Y” shall equal the Aggregate Principal Balance of all the Collateral Obligations subject to the same Distressed Exchange

(iv)
fourth, the “Weighted Average Rating Points” determined in accordance with sub‑clause (d)(iii) above shall be rounded to the nearest whole number and converted into an S&P Rating by matching the “Weighted Average Rating Points” of such Collateral Obligation with the S&P Rating set forth in the table in sub‑clause (d)(ii) above. The S&P Rating that matches the “Weighted Average Rating Points” for such Collateral Obligations shall be the S&P Rating for each Collateral Obligation for which an S&P Rating is required to be determined pursuant to this clause (d).

Schedule 3

SCHEDULE 4

S&P NON‑MODEL VERSION CDO MONITOR DEFINITIONS
If so elected by the Collateral Manager by written notice to the Issuer, the Collateral Administrator, the Trustee and S&P, the S&P CDO Monitor Test will be defined as follows:
The “S&P CDO Monitor Test” will be satisfied on any date of determination during the Reinvestment Period if, after giving effect to the purchase of any additional Collateral Obligation, during an S&P CDO Monitor Formula Election Period, the S&P CDO Monitor Adjusted BDR is equal to or greater than the S&P CDO Monitor SDR. The S&P CDO Monitor Test will only be applicable to the junior‑most Class of Notes rated “AAA”.
As used for purposes of the S&P CDO Monitor Test, the following terms shall have the meanings set forth below:
“S&P CDO Monitor Adjusted BDR”: The threshold value for the S&P CDO Monitor Test, calculated as a percentage by adjusting the S&P CDO Monitor BDR for changes in the Principal Balance of the Collateral Obligations relative to the Target Initial Par Amount as follows:
S&P CDO Monitor BDR * (OP / NP) + (NP ‑ OP) / (NP * (1 – S&P Weighted Average Recovery Rate)), where OP = Target Initial Par Amount; and NP = the sum of the Aggregate Principal Balances of the Collateral Obligations with an S&P Rating of “CCC‑” or higher, Principal Proceeds, and the sum of the lower of S&P Recovery Amount or the Market Value of each obligation with an S&P Rating below “CCC‑”.
“S&P CDO Monitor BDR”: The value calculated using the following formula relating to the Issuer’s portfolio: C0 + (C1 * Weighted Average Floating Spread) + (C2 * S&P Weighted Average Recovery Rate), where C0 = 0.382377, C1 = 1.879133 and C2 = 0.840716.
“S&P CDO Monitor SDR”: The percentage derived from the following equation: 0.329915 + (1.210322 * EPDR) – (0.586627 * DRD) + (2.538684 /ODM) + (0.216729 / IDM) + (0.0575539 / RDM) – (0.0136662 * WAL), where EPDR is the S&P Expected Portfolio Default Rate; DRD is the S&P Default Rate Dispersion; ODM is the S&P Obligor Diversity Measure; IDM is the S&P Industry Diversity Measure; RDM is the S&P Regional Diversity Measure; and WAL is the S&P Weighted Average Life.
“S&P Default Rate”: With respect to all Collateral Obligations with an S&P Rating of “CCC‑” or higher, the default rate determined in accordance with Table 1 below using such Collateral Obligation’s S&P Rating and the number of years to maturity (determined using linear interpolation if the number of years to maturity is not an integer).
“S&P Default Rate Dispersion”: With respect to all Collateral Obligations with an S&P Rating of “CCC‑” or higher, (A) the sum of the product of (i) the Principal Balance of each such Collateral Obligation and (ii) the absolute value of (x) the S&P Default Rate minus (y) the

Schedule 4

S&P Expected Portfolio Default Rate divided by (B) the Aggregate Principal Balance for all such Collateral Obligations.
“S&P Expected Portfolio Default Rate”: With respect to all Collateral Obligations with an S&P Rating of “CCC‑” or higher, (i) the sum of the product of (x) the Principal Balance of each such Collateral Obligation and (y) the S&P Default Rate divided by (ii) the Aggregate Principal Balance for all such Collateral Obligations.
“S&P Industry Diversity Measure”: A measure calculated by determining the Aggregate Principal Balance of the Collateral Obligations (with an S&P Rating of “CCC‑” or higher) within each S&P Industry Classification in the portfolio, then dividing each of these amounts by the Aggregate Principal Balance of the Collateral Obligations (with an S&P Rating of “CCC‑” or higher) from all the S&P Industry Classifications in the portfolio, squaring the result for each industry, then taking the reciprocal of the sum of these squares.
“S&P Obligor Diversity Measure”: A measure calculated by determining the Aggregate Principal Balance of the Collateral Obligations (with an S&P Rating of “CCC‑” or higher) from each obligor and its affiliates, then dividing each such Aggregate Principal Balance by the Aggregate Principal Balance of Collateral Obligations (with an S&P Rating of “CCC‑” or higher) from all the obligors in the portfolio, then squaring the result for each obligor, then taking the reciprocal of the sum of these squares.
“S&P Regional Diversity Measure”: A measure calculated by determining the Aggregate Principal Balance of the Collateral Obligations (with an S&P Rating of “CCC‑” or higher) within each S&P region set forth in Table 2 below, then dividing each of these amounts by the Aggregate Principal Balance of the Collateral Obligations (with an S&P Rating of “CCC‑” or higher) from all S&P regions in the portfolio, squaring the result for each region, then taking the reciprocal of the sum of these squares.
“S&P Weighted Average Life”: On any date of determination, a number calculated by determining the number of years between the current date and the maturity date of each Collateral Obligation (with an S&P Rating of “CCC‑” or higher), multiplying each Collateral Obligation’s Principal Balance by its number of years, summing the results of all Collateral Obligations in the portfolio, and dividing such amount by the Aggregate Principal Balance of all Collateral Obligations (with an S&P Rating of “CCC‑” or higher).
Table 1

Schedule 4

Tenor	Rating
	AAA	AA+	AA	AA‑	A+	A	A‑	BBB+	BBB	BBB‑
0	0	0	0	0	0	0	0	0	0	0
1	0.003249	0.008324	0.017659	0.049443	0.100435	0.198336	0.305284	0.403669	0.461619	0.524294
2	0.015699	0.036996	0.073622	0.139938	0.257400	0.452472	0.667329	0.892889	1.091719	1.445989
3	0.041484	0.091325	0.172278	0.276841	0.474538	0.770505	1.100045	1.484175	1.895696	2.702054
4	0.084784	0.176281	0.317753	0.464897	0.755269	1.158808	1.613532	2.186032	2.867799	4.229668
5	0.149746	0.296441	0.513749	0.708173	1.102407	1.621846	2.213969	3.000396	3.994693	5.969443
6	0.240402	0.455938	0.763415	1.009969	1.517930	2.162163	2.903924	3.924151	5.258484	7.867654
7	0.360599	0.658408	1.069266	1.372767	2.002861	2.780489	3.682872	4.950544	6.639097	9.877442
8	0.513925	0.906953	1.433135	1.798206	2.557255	3.475934	4.547804	6.070420	8.116014	11.959164
9	0.703660	1.204112	1.856168	2.287090	3.180245	4.246223	5.493831	7.273226	9.669463	14.080160
10	0.932722	1.551859	2.338835	2.839430	3.870134	5.087962	6.514747	8.547804	11.281152	16.214169
11	1.203636	1.951593	2.880967	3.454496	4.624506	5.996889	7.603506	9.882975	12.934676	18.340556
12	1.518511	2.404163	3.481806	4.130896	5.440351	6.968119	8.752625	11.267955	14.615674	20.443492
13	1.879017	2.909885	4.140061	4.866660	6.314188	7.996356	9.954495	12.692626	16.311827	22.511146
14	2.286393	3.468577	4.853976	5.659322	7.242183	9.076083	11.201627	14.147698	18.012750	24.534955
15	2.741441	4.079595	5.621395	6.506018	8.220258	10.201710	12.486816	15.624793	19.709826	26.508977
16	3.244545	4.741882	6.439830	7.403564	9.244188	11.367700	13.803266	17.116461	21.396011	28.429339
17	3.795687	5.454010	7.306523	8.348542	10.309683	12.568668	15.144662	18.616162	23.065636	30.293780
18	4.394473	6.214227	8.218512	9.337373	11.412464	13.799448	16.505206	20.118217	24.714212	32.101269
19	5.040161	7.020506	9.172684	10.366381	12.548315	15.055145	17.879633	21.617740	26.338248	33.851709
20	5.731690	7.870595	10.165829	11.431855	13.713133	16.331168	19.263208	23.110574	27.935091	35.545692
21	6.467720	8.762054	11.194685	12.530097	14.902967	17.623250	20.651699	24.593206	29.502784	37.184306
22	7.246658	9.692304	12.255978	13.657463	16.114039	18.927451	22.041357	26.062700	31.039941	38.768990
23	8.066698	10.658664	13.346459	14.810401	17.342769	20.240163	23.428880	27.516624	32.545643	40.301420
24	8.925853	11.658386	14.462930	15.985473	18.585784	21.558096	24.811375	28.952986	34.019346	41.783417
25	9.821992	12.688687	15.602275	17.179384	19.839925	22.878270	26.186325	30.370173	35.460813	43.216885
26	10.752863	13.746781	16.761474	18.388990	21.102252	24.197998	27.551553	31.766900	36.870044	44.603759
27	11.716131	14.829898	17.937621	19.611314	22.370042	25.514868	28.905184	33.142161	38.247233	45.945970
28	12.709401	15.935312	19.127936	20.843553	23.640779	26.826725	30.245615	34.495190	39.592717	47.245417
29	13.730244	17.060358	20.329775	22.083077	24.912158	28.131652	31.571487	35.825422	40.906950	48.503948
30	14.776220	18.202443	21.540635	23.327436	26.182066	29.427952	32.881653	37.132462	42.190470	49.723352

Schedule 4

Tenor	Rating
	BB+	BB	BB‑	B+	B	B‑	CCC+	CCC	CCC‑
0	0	0	0	0	0	0	0	0	0
1	1.051627	2.109451	2.600238	3.221175	7.848052	10.882127	15.688600	20.494984	25.301275
2	2.499656	4.644348	5.872070	7.597534	14.781994	20.010198	28.039819	34.622676	40.104827
3	4.296729	7.475880	9.536299	12.379110	20.934989	27.616832	37.429809	44.486183	49.823181
4	6.375706	10.488373	13.369967	17.163869	26.396576	33.956728	44.585491	51.602827	56.644894
5	8.664544	13.586821	17.214556	21.748448	31.246336	39.272130	50.135335	56.922985	61.661407
6	11.095356	16.697807	20.966483	26.041061	35.559617	43.770645	54.540771	61.035699	65.491579
7	13.609032	19.767400	24.563596	30.011114	39.406428	47.620000	58.122986	64.312999	68.512300
8	16.156890	22.757944	27.972842	33.660308	42.849805	50.951513	61.102369	66.995611	70.963159
9	18.700581	25.644678	31.180555	37.006268	45.945037	53.866495	63.630626	69.243071	73.001159
10	21.211084	28.412675	34.185384	40.073439	48.739741	56.442784	65.813448	71.163565	74.731801
11	23.667314	31.054264	36.993388	42.888153	51.274446	58.740339	67.725700	72.832114	76.227640
12	26.054666	33.566968	39.614764	45.476090	53.583431	60.805678	69.421440	74.301912	77.539705
13	28.363660	35.951906	42.061729	47.861084	55.695612	62.675243	70.940493	75.611515	78.704697
14	30.588762	38.212600	44.347194	50.064659	57.635391	64.377918	72.312813	76.789485	79.749592
15	32.727407	40.354091	46.483968	52.105958	59.423407	65.936872	73.561381	77.857439	80.694661
16	34.779204	42.382307	48.484306	54.001869	61.077177	67.370926	74.704179	78.832075	81.555449
17	36.745314	44.303617	50.359673	55.767228	62.611640	68.695550	75.755528	79.726540	82.344119
18	38.627975	46.124519	52.120647	57.415059	64.039598	69.923606	76.727026	80.551376	83.070367
19	40.430133	47.851440	53.776900	58.956797	65.372082	71.065901	77.628212	81.315171	83.742047
20	42.155172	49.490597	55.337225	60.402500	66.618643	72.131608	78.467035	82.025027	84.365628
21	43.806716	51.047918	56.809591	61.761037	67.787598	73.128577	79.250199	82.686894	84.946502
22	45.388482	52.528995	58.201208	63.040250	68.886224	74.063579	79.983418	83.305814	85.489225
23	46.904180	53.939064	59.518589	64.247092	69.920916	74.942503	80.671609	83.886103	85.997683
24	48.357444	55.282998	60.767623	65.387746	70.897320	75.770492	81.319036	84.431487	86.475223
25	49.751780	56.565320	61.953636	66.467726	71.820441	76.552075	81.929422	84.945209	86.924750
26	51.090543	57.790210	63.081447	67.491964	72.694731	77.291249	82.506039	85.430110	87.348805
27	52.376916	58.961526	64.155419	68.464885	73.524165	77.991566	83.051779	85.888693	87.749621
28	53.613901	60.082826	65.179512	69.390464	74.312302	78.656191	83.569207	86.323175	88.129173
29	54.804319	61.157385	66.157321	70.272285	75.062339	79.287952	84.060611	86.735528	88.489217
30	55.950815	62.188218	67.092112	71.113583	75.777155	79.889391	84.528038	87.127511	88.831318

Table 2

Region Code	Region Name	Country Code	Country Name
17	Africa: Eastern	253	Djibouti
17	Africa: Eastern	291	Eritrea
17	Africa: Eastern	251	Ethiopia
17	Africa: Eastern	254	Kenya
17	Africa: Eastern	252	Somalia
17	Africa: Eastern	249	Sudan
12	Africa: Southern	247	Ascension
12	Africa: Southern	267	Botswana
12	Africa: Southern	266	Lesotho
12	Africa: Southern	230	Mauritius
12	Africa: Southern	264	Namibia

Schedule 4

Region Code	Region Name	Country Code	Country Name
12	Africa: Southern	248	Seychelles
12	Africa: Southern	27	South Africa
12	Africa: Southern	290	St. Helena
12	Africa: Southern	268	Swaziland
13	Africa: Sub‑Saharan	244	Angola
13	Africa: Sub‑Saharan	226	Burkina Faso
13	Africa: Sub‑Saharan	257	Burundi
13	Africa: Sub‑Saharan	225	Cote d’lvoire
13	Africa: Sub‑Saharan	240	Equatorial Guinea
13	Africa: Sub‑Saharan	241	Gabonese Republic
13	Africa: Sub‑Saharan	220	Gambia
13	Africa: Sub‑Saharan	233	Ghana
13	Africa: Sub‑Saharan	224	Guinea
13	Africa: Sub‑Saharan	245	Guinea‑Bissau
13	Africa: Sub‑Saharan	231	Liberia
13	Africa: Sub‑Saharan	261	Madagascar
13	Africa: Sub‑Saharan	265	Malawi
13	Africa: Sub‑Saharan	223	Mali
13	Africa: Sub‑Saharan	222	Mauritania
13	Africa: Sub‑Saharan	258	Mozambique
13	Africa: Sub‑Saharan	227	Niger
13	Africa: Sub‑Saharan	234	Nigeria
13	Africa: Sub‑Saharan	250	Rwanda
13	Africa: Sub‑Saharan	239	Sao Tome & Principe
13	Africa: Sub‑Saharan	221	Senegal
13	Africa: Sub‑Saharan	232	Sierra Leone
13	Africa: Sub‑Saharan	255	Tanzania/Zanzibar
13	Africa: Sub‑Saharan	228	Togo
13	Africa: Sub‑Saharan	256	Uganda
13	Africa: Sub‑Saharan	260	Zambia
13	Africa: Sub‑Saharan	263	Zimbabwe
13	Africa: Sub‑Saharan	229	Benin
13	Africa: Sub‑Saharan	237	Cameroon
13	Africa: Sub‑Saharan	238	Cape Verde Islands
13	Africa: Sub‑Saharan	236	Central African Republic
13	Africa: Sub‑Saharan	235	Chad
13	Africa: Sub‑Saharan	269	Comoros
13	Africa: Sub‑Saharan	242	Congo‑Brazzaville
13	Africa: Sub‑Saharan	243	Congo‑Kinshasa
3	Americas: Andean	591	Bolivia
3	Americas: Andean	57	Colombia
3	Americas: Andean	593	Ecuador
3	Americas: Andean	51	Peru
3	Americas: Andean	58	Venezuela
4	Americas: Mercosur and Southern Cone	54	Argentina
4	Americas: Mercosur and Southern Cone	55	Brazil
4	Americas: Mercosur and Southern Cone	56	Chile

Schedule 4

Region Code	Region Name	Country Code	Country Name
4	Americas: Mercosur and Southern Cone	595	Paraguay
4	Americas: Mercosur and Southern Cone	598	Uruguay
1	Americas: Mexico	52	Mexico
2	Americas: Other Central and Caribbean	1264	Anguilla
2	Americas: Other Central and Caribbean	1268	Antigua
2	Americas: Other Central and Caribbean	1242	Bahamas
2	Americas: Other Central and Caribbean	246	Barbados
2	Americas: Other Central and Caribbean	501	Belize
2	Americas: Other Central and Caribbean	441	Bermuda
2	Americas: Other Central and Caribbean	284	British Virgin Islands
2	Americas: Other Central and Caribbean	345	Cayman Islands
2	Americas: Other Central and Caribbean	506	Costa Rica
2	Americas: Other Central and Caribbean	809	Dominican Republic
2	Americas: Other Central and Caribbean	503	El Salvador
2	Americas: Other Central and Caribbean	473	Grenada
2	Americas: Other Central and Caribbean	590	Guadeloupe
2	Americas: Other Central and Caribbean	502	Guatemala
2	Americas: Other Central and Caribbean	504	Honduras
2	Americas: Other Central and Caribbean	876	Jamaica
2	Americas: Other Central and Caribbean	596	Martinique
2	Americas: Other Central and Caribbean	505	Nicaragua
2	Americas: Other Central and Caribbean	507	Panama
2	Americas: Other Central and Caribbean	869	St. Kitts/Nevis
2	Americas: Other Central and Caribbean	758	St. Lucia
2	Americas: Other Central and Caribbean	784	St. Vincent & Grenadines
2	Americas: Other Central and Caribbean	597	Suriname
2	Americas: Other Central and Caribbean	868	Trinidad& Tobago
2	Americas: Other Central and Caribbean	649	Turks & Caicos
2	Americas: Other Central and Caribbean	297	Aruba
2	Americas: Other Central and Caribbean	53	Cuba
2	Americas: Other Central and Caribbean	599	Curacao
2	Americas: Other Central and Caribbean	767	Dominica
2	Americas: Other Central and Caribbean	594	French Guiana
2	Americas: Other Central and Caribbean	592	Guyana
2	Americas: Other Central and Caribbean	509	Haiti
2	Americas: Other Central and Caribbean	664	Montserrat
101	Americas: U.S. and Canada	2	Canada
101	Americas: U.S. and Canada	1	USA
7	Asia: China, Hong Kong, Taiwan	86	China
7	Asia: China, Hong Kong, Taiwan	852	Hong Kong
7	Asia: China, Hong Kong, Taiwan	886	Taiwan
5	Asia: India, Pakistan and Afghanistan	93	Afghanistan
5	Asia: India, Pakistan and Afghanistan	91	India
5	Asia: India, Pakistan and Afghanistan	92	Pakistan
6	Asia: Other South	880	Bangladesh
6	Asia: Other South	975	Bhutan
6	Asia: Other South	960	Maldives

Schedule 4

Region Code	Region Name	Country Code	Country Name
6	Asia: Other South	977	Nepal
6	Asia: Other South	94	Sri Lanka
8	Asia: Southeast, Korea and Japan	673	Brunei
8	Asia: Southeast, Korea and Japan	855	Cambodia
8	Asia: Southeast, Korea and Japan	62	Indonesia
8	Asia: Southeast, Korea and Japan	81	Japan
8	Asia: Southeast, Korea and Japan	856	Laos
8	Asia: Southeast, Korea and Japan	60	Malaysia
8	Asia: Southeast, Korea and Japan	95	Myanmar
8	Asia: Southeast, Korea and Japan	850	North Korea
8	Asia: Southeast, Korea and Japan	63	Philippines
8	Asia: Southeast, Korea and Japan	65	Singapore
8	Asia: Southeast, Korea and Japan	82	South Korea
8	Asia: Southeast, Korea and Japan	66	Thailand
8	Asia: Southeast, Korea and Japan	84	Vietnam
8	Asia: Southeast, Korea and Japan	670	East Timor
105	Asia‑Pacific: Australia and New Zealand	61	Australia
105	Asia‑Pacific: Australia and New Zealand	682	Cook Islands
105	Asia‑Pacific: Australia and New Zealand	64	New Zealand
9	Asia‑Pacific: Islands	679	Fiji
9	Asia‑Pacific: Islands	689	French Polynesia
9	Asia‑Pacific: Islands	686	Kiribati
9	Asia‑Pacific: Islands	691	Micronesia
9	Asia‑Pacific: Islands	674	Nauru
9	Asia‑Pacific: Islands	687	New Caledonia
9	Asia‑Pacific: Islands	680	Palau
9	Asia‑Pacific: Islands	675	Papua New Guinea
9	Asia‑Pacific: Islands	685	Samoa
9	Asia‑Pacific: Islands	677	Solomon Islands
9	Asia‑Pacific: Islands	676	Tonga
9	Asia‑Pacific: Islands	688	Tuvalu
9	Asia‑Pacific: Islands	678	Vanuatu
15	Europe: Central	420	Czech Republic
15	Europe: Central	372	Estonia
15	Europe: Central	36	Hungary
15	Europe: Central	371	Latvia
15	Europe: Central	370	Lithuania
15	Europe: Central	48	Poland
15	Europe: Central	421	Slovak Republic
16	Europe: Eastern	355	Albania
16	Europe: Eastern	387	Bosnia and Herzegovina
16	Europe: Eastern	359	Bulgaria
16	Europe: Eastern	385	Croatia
16	Europe: Eastern	383	Kosovo
16	Europe: Eastern	389	Macedonia
16	Europe: Eastern	382	Montenegro
16	Europe: Eastern	40	Romania

Schedule 4

Region Code	Region Name	Country Code	Country Name
16	Europe. Eastern	381	Serbia
16	Europe: Eastern	90	Turkey
14	Europe: Russia & CIS	374	Armenia
14	Europe: Russia & CIS	994	Azerbaijan
14	Europe: Russia & CIS	375	Belarus
14	Europe: Russia & CIS	995	Georgia
14	Europe: Russia & CIS	8	Kazakhstan
14	Europe: Russia & CIS	996	Kyrgyzstan
14	Europe: Russia & CIS	373	Moldova
14	Europe: Russia & CIS	976	Mongolia
14	Europe: Russia & CIS	7	Russia
14	Europe: Russia & CIS	992	Tajikistan
14	Europe: Russia & CIS	993	Turkmenistan
14	Europe: Russia & CIS	380	Ukraine
14	Europe: Russia & CIS	998	Uzbekistan
102	Europe: Western	376	Andorra
102	Europe: Western	43	Austria
102	Europe: Western	32	Belgium
102	Europe: Western	357	Cyprus
102	Europe: Western	45	Denmark
102	Europe: Western	358	Finland
102	Europe: Western	33	France
102	Europe: Western	49	Germany
102	Europe: Western	30	Greece
102	Europe: Western	354	Iceland
102	Europe: Western	353	Ireland
102	Europe: Western	101	Isle of Man
102	Europe: Western	39	Italy
102	Europe: Western	102	Liechtenstein
102	Europe: Western	352	Luxembourg
102	Europe: Western	356	Malta
102	Europe: Western	377	Monaco
102	Europe: Western	31	Netherlands
102	Europe: Western	47	Norway
102	Europe: Western	351	Portugal
102	Europe: Western	386	Slovenia
102	Europe: Western	34	Spain
102	Europe: Western	46	Sweden
102	Europe: Western	41	Switzerland
102	Europe: Western	44	United Kingdom
10	Middle East: Gulf States	973	Bahrain
10	Middle East: Gulf States	98	Iran
10	Middle East: Gulf States	964	Iraq
10	Middle East: Gulf States	965	Kuwait
10	Middle East: Gulf States	968	Oman
10	Middle East: Gulf States	974	Qatar
10	Middle East: Gulf States	966	Saudi Arabia

Schedule 4

Region Code	Region Name	Country Code	Country Name
10	Middle East: Gulf States	971	United Arab Emirates
10	Middle East: Gulf States	967	Yemen
11	Middle East: MENA	213	Algeria
11	Middle East: MENA	20	Egypt
11	Middle East: MENA	972	Israel
11	Middle East MENA	962	Jordan
11	Middle East: MENA	961	Lebanon
11	Middle East: MENA	212	Morocco
11	Middle East: MENA	970	Palestinian Settlements
11	Middle East: MENA	963	Syrian Arab Republic
11	Middle East: MENA	216	Tunisia
11	Middle East: MENA	1212	Western Sahara
11	Middle East: MENA	218	Libya

Schedule 4

SCHEDULE 5

FITCH RATING DEFINITIONS
“Fitch Rating”: As of any date of determination, the Fitch Rating of any Collateral Obligation will be determined as follows:

(a)
if Fitch has publicly issued an issuer default rating (or assigned an issuer default rating in the context of provision by Fitch of a credit opinion) with respect to the issuer of such Collateral Obligation, or the guarantor which unconditionally and irrevocably guarantees such Collateral Obligation, then the Fitch Rating will be such issuer default rating (regardless of whether there is a published rating by Fitch on the Collateral Obligations of such issuer held by the Issuer);

(b)
if Fitch has not issued an issuer default rating with respect to the issuer or guarantor of such Collateral Obligation but Fitch has issued an outstanding long‑term financial strength rating with respect to such issuer, the Fitch Rating of such Collateral Obligation will be one sub‑category below such rating;

(c)	if a Fitch Rating cannot be determined pursuant to clause (a) or (b), but

(i)	Fitch has issued a senior unsecured rating on any obligation or security of the issuer of such Collateral Obligation, then the Fitch Rating of such Collateral Obligation will equal such rating; or

(ii)
Fitch has not issued a senior unsecured rating on any obligation or security of the issuer of such Collateral Obligation but Fitch has issued a senior rating, senior secured rating or a subordinated secured rating on any obligation or security of the issuer of such Collateral Obligation, then the Fitch Rating of such Collateral Obligation will (x) equal such rating if such rating is “BBB‑” or higher and (y) be one sub‑category below such rating if such rating is “BB+” or lower; or

(iii)
Fitch has not issued a senior unsecured rating or a senior rating, senior secured rating or a subordinated secured rating on any obligation or security of the issuer of such Collateral Obligation but Fitch has issued a subordinated, junior subordinated or senior subordinated rating on any obligation or security of the issuer of such Collateral Obligation, then the Fitch Rating of such Collateral Obligation will be (x) one sub‑category above such rating if such rating is “B+” or higher and (y) two sub‑categories above such rating if such rating is “B” or lower;

(d)	if a Fitch Rating cannot be determined pursuant to clause (a), (b) or (c) and

(i)	Moody’s has issued a publicly available corporate family rating for the issuer of such Collateral Obligation, then, subject to subclause (viii) below, the

Schedule 5

Fitch Rating of such Collateral Obligation will be the Fitch equivalent of such Moody’s rating;

(ii)
Moody’s has not issued a publicly available corporate family rating for the issuer of such Collateral Obligation but has issued a publicly available long‑term issuer rating for such issuer, then, subject to subclause (viii) below, the Fitch Rating of such Collateral Obligation will be the Fitch equivalent of such Moody’s rating;

(iii)
Moody’s has not issued a publicly available corporate family rating for the issuer of such Collateral Obligation but Moody’s has issued a publicly available outstanding insurance financial strength rating for such issuer, then, subject to subclause (viii) below, the Fitch Rating of such Collateral Obligation will be one sub‑category below the Fitch equivalent of such Moody’s rating;

(iv)
Moody’s has not issued a publicly available corporate family rating for the issuer of such Collateral Obligation but has issued publicly available outstanding corporate issue ratings for such issuer, then, subject to subclause (viii) below, the Fitch Rating of such Collateral Obligation will be (x) if such publicly available corporate issue rating relates to senior unsecured obligations of such issuer, the Fitch equivalent of the Moody’s rating for such issue, if there is no such corporate issue ratings relating to senior unsecured obligations of the issuer then (y) if such publicly available corporate issue rating relates to senior, senior secured or subordinated secured obligations of such issuer, (1) one sub‑category below the Fitch equivalent of such Moody’s rating if such obligations are rated “Ba1” or above or “Ca” by Moody’s or (2) two sub‑categories below the Fitch equivalent of such Moody’s rating if such obligations are rated “Ba2” or below but above “Ca” by Moody’s, or if there is no such corporate issue ratings relating to senior unsecured, senior, senior secured or subordinated secured obligations of the issuer then (z) if such publicly available corporate issue rating relates to subordinated, junior subordinated or senior subordinated obligations of such issuer, (1) one sub‑category above the Fitch equivalent of such Moody’s rating if such obligations are rated “B1” or above by Moody’s or (2) two sub‑categories above the Fitch equivalent of such Moody’s rating if such obligations are rated “B2” or below by Moody’s;

(v)
S&P has issued a publicly available issuer credit rating for the issuer of such Collateral Obligation, then, subject to subclause (viii) below, the Fitch Rating of such Collateral Obligation will be the Fitch equivalent of such S&P rating;

(vi)
S&P has not issued a publicly available issuer credit rating for the issuer of such Collateral Obligation but S&P has issued a publicly available outstanding insurance financial strength rating for such issuer, then, subject

Schedule 5

to subclause (viii) below, the Fitch Rating of such Collateral Obligation will be one sub‑category below the Fitch equivalent of such S&P rating;

(vii)
S&P has not issued a publicly available issuer credit rating for the issuer of such Collateral Obligation but has issued publicly available outstanding corporate issue ratings for such issuer, then, subject to subclause (viii) below, the Fitch Rating of such Collateral Obligation will be (x) if such publicly available corporate issue rating relates to senior unsecured obligations of such issuer, the Fitch equivalent of the S&P rating for such issue, if there is no such corporate issue ratings relating to senior unsecured obligations of the issuer then (y) if such publicly available corporate issue rating relates to senior, senior secured or subordinated secured obligations of such issuer, (1) the Fitch equivalent of such S&P rating if such obligations are rated “BBB‑” or above by S&P or (2) one sub‑category below the Fitch equivalent of such S&P rating if such obligations are rated “BB+” or below by S&P, or if there is no such corporate issue ratings relating to senior unsecured, senior, senior secured or subordinated secured obligations of the issuer then (z) if such publicly available corporate issue rating relates to subordinated, junior subordinated or senior subordinated obligations of such issuer, (1) one sub‑category above the Fitch equivalent of such S&P rating if such obligations are rated “B+” or above by S&P or (2) two sub‑categories above the Fitch equivalent of such S&P rating if such obligations are rated “B” or below by S&P; and

(viii)
both Moody’s and S&P provide a public rating of the issuer of such Collateral Obligation or a publicly available corporate issue of such issuer, then the Fitch Rating will be the lowest of the Fitch Ratings determined pursuant to any of the subclauses of this clause (d).

(a)
if a rating cannot be determined pursuant to clauses (a) through (d) then, (i) at the discretion of the Collateral Manager, the Collateral Manager on behalf of the Issuer may apply to Fitch for a Fitch credit opinion, and the issuer default rating provided in connection with such rating will then be the Fitch Rating, or (ii) the Issuer may assign a Fitch Rating of “CCC” or lower to such Collateral Obligation which is not in default;

provided, that after the First Refinancing Date, if any rating described above is (i) on rating watch negative or negative credit watch, the rating will be adjusted down by one‑sub‑category, or (ii) on outlook negative, the rating will not be adjusted; provided, further, that the Fitch Rating may be updated by Fitch from time to time as indicated in the “CLOs and Corporate CDOs Rating Criteria” report issued by Fitch and available at www.fitchratings.com. For the avoidance of doubt, the Fitch Rating takes into account adjustments for assets that are on rating watch negative or negative credit watch prior to determining the issue rating or in the determination of the lower of the Moody’s and S&P rating public ratings.

Schedule 5

Fitch Equivalent Ratings
Fitch Rating	Moody’s rating	S&P rating
AAA	Aaa	AAA
AA+	Aa1	AA+
AA	Aa2	AA
AA‑	Aa3	AA‑
A+	A1	A+
A	A2	A
A‑	A3	A‑
BBB+	Baa1	BBB+
BBB	Baa2	BBB
BBB‑	Baa3	BBB‑
BB+	Bal	BB+
BB	Ba2	BB
BB‑	Ba3	BB‑
B+	B‑1	B+
B	B‑2	B
B‑	B3	B‑
CCC+	Caa1	CCC+
CCC	Caa2	CCC
CCC‑	Caa3	CCC‑
CC	Ca	CC
C	C	C

“Fitch Rating Factor”: In respect of any Collateral Obligation, the number set forth in the table below opposite the Fitch Rating in respect of such Collateral Obligation:

Schedule 5

Fitch Rating	Fitch Rating Factor
AAA	0.19
AA+	0.35
AA	0.64
AA-	0.86
A+	1.17
A	1.58
A-	2.25
BBB+	3.19
BBB	4.54
BBB-	7.13
BB+	12.19
BB	17.43
BB-	22.80
B+	27.80
B	32.18
B-	40.60
CCC+	62.80
CCC	62.80
CCC-	62.80
CC	100.00
C	100.00
D	100.00

“Fitch Recovery Rate”: With respect to a Collateral Obligation, the recovery rate determined in accordance with paragraphs (a) to (c) below or (in any case) such other recovery rate as Fitch may notify the Collateral Manager from time to time:

a)
if such Collateral Obligation has a public Fitch recovery rating, or a recovery rating is assigned by Fitch in the context of provision by Fitch of a credit opinion to the Collateral Manager, the recovery rate corresponding to such recovery rating in the table below (unless a specific recovery rate (expressed as a percentage) is provided by Fitch in which case such recovery rate shall be used):

Fitch recovery rating	Fitch recovery rate %
RR1	95
RR2	80
RR3	60
RR4	40
RR5	20
RR6	5

Schedule 5

b)
if such Collateral Obligation is a DIP Collateral Obligation and has neither a public Fitch recovery rating, nor a recovery rating assigned to it by Fitch in the context of provision by Fitch of a credit opinion, the Issuer or the Collateral Manager on behalf of the Issuer shall apply to Fitch for a Fitch recovery rating; provided that the Fitch recovery rating in respect of such DIP Collateral Obligation shall be considered to be “RR3” pending provision by Fitch of such Fitch recovery rating, and the recovery rate applicable to such DIP Collateral Obligation shall be the recovery rate corresponding to such Fitch recovery rating in the table above; and

c)
if such Collateral Obligation has no public Fitch recovery rating and no recovery rating is assigned by Fitch in the context of provision by Fitch of a credit opinion to the Collateral Manager, the recovery rate applicable will be the rate determined in accordance with the table below, for purposes of which the Collateral Obligation will be categorized as “Strong Recovery” if it is a Senior Secured Loan or Senior Secured Bond, “Moderate Recovery” if it is a Senior Unsecured Bond and otherwise “Weak Recovery,” and will fall into the country group corresponding to the country in which the Obligor thereof is Domiciled:

	Group 1	Group 2	Group 3
Strong Recovery	80	70	35
Moderate Recovery	45	45	25
Weak Recovery	20	20	5
Group 1: Australia, Bermuda, Canada, Cayman Islands, New Zealand, Puerto Rico, United States.
Group 2: Austria, Barbados, Belgium, Czech Republic, Denmark, Estonia, Finland, France, Germany, Gibraltar, Hong Kong, Iceland, Ireland, Israel, Italy, Japan, Jersey, Latvia , Liechtenstein, Lithuania, Luxembourg, Netherlands, Norway, Poland, Portugal, Singapore, Slovakia, Slovenia, South Korea, Spain, Sweden, Switzerland, Taiwan, United Kingdom.
Group 3: Albania, Argentina, Asia Others, Bahamas, Bosnia and Herzegovina, Brazil, Bulgaria, Chile, China, Colombia, Costa Rica, Croatia, Cyprus, Dominican Republic, Eastern Europe Others, Ecuador, Egypt, El Salvador, Greece, Guatemala, Hungary, India, Indonesia, Iran, Jamaica, Kazakhstan, Liberia, Macedonia, Malaysia, Malta, Marshall Islands, Mauritius, Mexico, Middle East and North Africa Others, Moldova, Morocco, Other Central America, Other South America, Other Sub Saharan Africa, Pakistan, Panama, Peru, Philippines, Qatar, Romania, Russia, Saudi Arabia, Serbia and Montenegro, South Africa, Thailand, Tunisia, Turkey, Ukraine, Uruguay, Venezuela, Vietnam.

Schedule 5

Fitch IDR Equivalency Map from Corporate Ratings

Rating Type	Rating Agency(s)	Issue Rating	Mapping Rule
Corporate Family Rating LT Issuer Rating	Moody’s	NA	0
Issuer Credit Rating	S&P	NA	0
Senior unsecured	Fitch, Moody’s, S&P	Any	0
Senior, Senior secured or Subordinated secured	Fitch, S&P	“BBB‑” or above	0
	Fitch, S&P	“BB+” or below	‑1
	Moody’s	“Bal” or above	‑1
	Moody’s	“Ba2 “or below	‑2
	Moody’s	“Ca”	‑1
Subordinated, Junior subordinated or Senior subordinated	Fitch, Moody’s, S&P	“B+”, “B1” or above	1
	Fitch, Moody’s, S&P	“B,” “B2” or below	2

The following steps are used to calculate the Fitch IDR equivalent ratings:

(1)	Public or private Fitch‑issued IDR and Fitch credit opinions.

(2)	If Fitch has not issued an IDR, but has an outstanding long‑term financial strength rating, then the IDR equivalent is one rating lower.

(3)	If Fitch has not issued an IDR, but has outstanding corporate issue ratings, then the IDR equivalent is calculated using the mapping in the table above.

(4)	If Fitch does not rate the issuer or any associated issuance, then determine a Moody’s and S&P equivalent to Fitch’s IDR pursuant to steps 5 and 6.

(5)
(a)    A public Moody’s‑issued Corporate Family Rating (CFR) is equivalent in definition terms to the Fitch IDR. If Moody’s has not issued a CFR, but has an outstanding LT issuer Rating, then this is equivalent to the Fitch IDR.

(a)	If Moody’s has not issued a CFR, but has an outstanding Insurance Financial Strength Rating, then the Fitch IDR equivalent is one rating lower.

(b)	If Moody’s has not issued a CFR, but has outstanding corporate issue ratings, then the Fitch IDR equivalent is calculated using the mapping in the table above.

Schedule 5

(6)	(a) A public S&P‑issued Issuer Credit Rating (ICR) is equivalent in terms of definition to the Fitch IDR.

(a)	If S&P has not issued an ICR, but has an outstanding insurance financial strength rating, then the Fitch IDR equivalent is one rating lower.

(b)	If S&P has not issued an ICR, but has outstanding corporate issue ratings, then the Fitch IDR equivalent is calculated using the mapping in the table above.

(7)
If both Moody’s and S&P provide a public rating on the issuer or an issue, the lower of the two Fitch IDR equivalent ratings will be used in “Portfolio Credit Model”. Otherwise the sole public Fitch IDR equivalent rating from Moody’s or S&P will be applied.

Fitch Test Matrix
Subject to the provisions provided below, on or after the first Payment Date after the First Refinancing Date, the Collateral Manager will have the option to elect which of the cases set forth in the matrix below (the “Fitch Test Matrix”) shall be applicable for purposes of the Maximum Fitch Rating Factor Test, the Minimum Weighted Average Fitch Recovery Rate Test and the Minimum Fitch Floating Spread Test. For any given case:

a)
the applicable value for determining satisfaction of the Maximum Fitch Rating Factor Test will be the value set forth in the column header (or linear interpolation between two adjacent columns, as applicable) of the row-column combination in the Fitch Test Matrix selected by the Collateral Manager;

b)
the applicable value for determining satisfaction of the Minimum Fitch Floating Spread Test will be the percentage set forth in the row header (or linear interpolation between two adjacent rows as applicable) of the row-column combination in the Fitch Test Matrix selected by the Collateral Manager; and

c)
the applicable value for determining satisfaction of the Minimum Weighted Average Fitch Recovery Rate Test will be the value in the intersection cell (or linear interpolation between two adjacent rows and/or two adjacent columns, as applicable) of the row-column combination in the Fitch Test Matrix selected by the Collateral Manager in relation to (a) and (b) above.

On the first Payment Date after the First Refinancing Date, the Collateral Manager will be required to elect which case shall apply initially by written notice to the Issuer and Fitch. Thereafter, on two Business Days’ notice to the Issuer and Fitch, the Collateral Manager may elect to have a different case apply, provided that the Maximum Fitch Rating Factor Test, the Minimum Weighted Average Fitch Recovery Rate Test and the Minimum Fitch Floating Spread Test applicable to the case to which the Collateral Manager desires to change are satisfied after giving effect to such change or, in the case of any tests that are not satisfied, the Issuer’s level of compliance with such tests is improved after giving effect to the application of the different case.

Schedule 5

Minimum Fitch Floating Spread	Maximum Weighted Average Fitch Rating Factor
	32	33	34	35	36	37	38	39	40	41	42	43	44	45	46
3.85%	62.20%	63.70%	65.10%	66.60%	68.10%	69.60%	71.10%	72.70%	74.30%	75.80%	77.10%	78.40%	79.60%	80.70%	81.70%
4.05%	61.00%	62.50%	63.90%	65.30%	66.90%	68.50%	70.10%	71.80%	73.40%	75.00%	76.40%	77.70%	79.00%	80.20%	81.10%
4.25%	59.90%	61.40%	63.00%	64.50%	66.10%	67.70%	69.30%	70.90%	72.60%	74.20%	75.60%	76.90%	78.20%	79.40%	80.50%
4.45%	58.90%	60.60%	62.10%	63.70%	65.20%	66.80%	68.40%	69.90%	71.50%	73.10%	74.70%	76.00%	77.30%	78.50%	79.70%
4.65%	57.90%	59.70%	61.30%	62.80%	64.20%	65.70%	67.30%	68.90%	70.40%	72.00%	73.60%	75.10%	76.40%	77.60%	78.90%
4.85%	56.70%	58.50%	60.20%	61.70%	63.20%	64.70%	66.20%	67.80%	69.30%	70.90%	72.50%	74.00%	75.50%	76.70%	78.10%
5.05%	55.50%	57.30%	59.10%	60.70%	62.20%	63.70%	65.10%	66.70%	68.30%	69.80%	71.40%	73.10%	74.70%	76.10%	77.50%
5.25%	54.30%	56.10%	57.90%	59.60%	61.20%	62.70%	64.20%	65.80%	67.40%	69.00%	70.70%	72.30%	74.00%	75.50%	76.80%
5.45%	53.20%	55.10%	57.00%	58.80%	60.50%	62.00%	63.50%	65.00%	66.60%	68.20%	69.80%	71.40%	73.10%	74.70%	76.10%
5.65%	52.20%	54.20%	56.00%	57.80%	59.60%	61.10%	62.70%	64.20%	65.70%	67.30%	68.90%	70.50%	72.10%	73.70%	75.30%
5.85%	51.10%	53.10%	55.00%	56.80%	58.60%	60.30%	61.80%	63.30%	64.80%	66.40%	68.00%	69.50%	71.10%	72.80%	74.40%
6.05%	50.00%	52.00%	53.90%	55.80%	57.60%	59.30%	60.90%	62.40%	63.90%	65.40%	67.00%	68.60%	70.10%	71.80%	73.40%
6.25%	48.90%	50.80%	52.80%	54.70%	56.50%	58.30%	60.00%	61.60%	63.10%	64.50%	66.10%	67.70%	69.20%	70.90%	72.60%
6.45%	47.80%	49.70%	51.70%	53.70%	55.50%	57.30%	59.10%	60.70%	62.20%	63.70%	65.20%	66.90%	68.60%	70.20%	71.90%
6.65%	46.80%	48.70%	50.60%	52.60%	54.50%	56.30%	58.10%	59.90%	61.50%	63.10%	64.60%	66.20%	67.90%	69.50%	71.20%
6.85%	45.70%	47.60%	49.60%	51.50%	53.50%	55.40%	57.30%	59.10%	60.80%	62.40%	64.00%	65.50%	67.20%	68.80%	70.30%

Schedule 5

Schedule 6

S&P Industry Classifications

1.	1020000	Energy Equipment & Services	39.	6030000	Health Care Providers & Services
2.	1030000	Oil, Gas & Consumable Fuels	40.	6110000	Biotechnology
3.	2020000	Chemicals	41.	6120000	Pharmaceuticals
4.	2030000	Construction Materials	42.	7011000	Banks
5.	2040000	Containers & Packaging	43.	7020000	Thrifts & Mortgage Finance
6.	2050000	Metals & Mining	44.	7110000	Diversified Financial Services
7.	2060000	Paper & Forest Products	45.	7120000	Consumer Finance
8.	3020000	Aerospace & Defense	46.	7130000	Capital Markets
9.	3030000	Building Products	47.	7210000	Insurance
10.	3040000	Construction & Engineering	48.	7310000	Real Estate Management & Development
11.	3050000	Electrical Equipment	49.	7311000	Real Estate Investment Trusts (REITs)
12.	3060000	Industrial Conglomerates	50.	8020000	Internet Software & Services
13.	3070000	Machinery	51.	8030000	IT Services
14.	3080000	Trading Companies & Distributors	52.	8040000	Software
15.	3110000	Commercial Services & Supplies	53.	8110000	Communications Equipment
16.	3210000	Air Freight & Logistics	54.	8120000	Technology Hardware, Storage & Peripherals
17.	3220000	Airlines	55.	8130000	Electronic Equipment, Instruments & Components

Schedule 6

18.	3230000	Marine	56.	8210000	Semiconductors & Semiconductor Equipment
19.	3240000	Road & Rail	57.	9020000	Diversified Telecommunication Services
20.	3250000	Transportation Infrastructure	58.	9030000	Wireless Telecommunication Services
21.	4011000	Auto Components	59.	9520000	Electric Utilities
22.	4020000	Automobiles	60.	9530000	Gas Utilities
23.	4110000	Household Durables	61.	9540000	Multi‑Utilities
24.	4120000	Leisure Products	62.	9550000	Water Utilities
25.	4130000	Textiles, Apparel & Luxury Goods	63.	9551701	Diversified Consumer Services
26.	4210000	Hotels, Restaurants & Leisure	64.	9551702	Independent Power and Renewable Electricity Producers
27.	4310000	Media	65.	9551727	Life Sciences Tools & Services
28.	4410000	Distributors	66.	9551729	Health Care Technology
29.	4420000	Internet and Catalog Retail	67.	9612010	Professional Services
30.	4430000	Multiline Retail
31.	4440000	Specialty Retail		PF1	Project finance: Industrial equipment
32.	5020000	Food & Staples Retailing		PF2	Project finance: Leisure and gaming
33.	5110000	Beverages		PF3	Project finance: Natural resources and mining

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34.	5120000	Food Products	PF4	Project finance: Oil and gas
35.	5130000	Tobacco	PF5	Project finance: Power
36.	5210000	Household Products	PF6	Project finance: Public finance and real estate
37.	5220000	Personal Products	PF7	Project finance: Telecommunications
38.	6020000	Health Care Equipment & Supplies	PF8	Project finance: Transport

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